    As filed with the Securities and Exchange Commission on November 3, 1999

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               INFONAUTICS, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ / No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        The filing fee of $9,100 has been calculated on the basis of Exchange Act Rule 0-11(c)(1) as one-fiftieth of one percent of $45.5 million, the underlying value of the transaction received by registrant. The underlying value of the transaction has been calculated pursuant to Exchange Act Rule 0-11(a)(4) by (i) multiplying the approximate assumed enterprise value of the entity in which the registrant is acquiring an equity interest presented to the registrant's board of directors (or $87 million) (no book value for an entity to be formed being available) by the percentage interest the registrant will acquire (or 27%), resulting in a value of $23.5 million for the securities to be received by the registrant in the transaction and (ii) adding to that amount $22.0 million, which is the cash to be received by the registrant in the transaction.

    (4)  Proposed maximum aggregate value of transaction: $45.5 million
        ------------------------------------------------------------------------
    (5) Total fee paid:
         $9,100
        ------------------------------------------------------------------------

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                                INFONAUTICS, INC.
                              900 WEST VALLEY ROAD
                                   SUITE 1000
                                 WAYNE, PA 19087

                                November 3, 1999

Dear Shareholder:

         We cordially invite you to attend a Special Meeting of the shareholders of Infonautics, Inc. (the "Company") to be held on November 29, 1999 at 10:00 a.m., local time, at the Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, PA 19428.

         At the Special Meeting we will ask you to consider and to vote on a proposal (the "Combination Proposal") to approve the contribution of certain assets and liabilities of the Company and its wholly-owned subsidiary, Infonautics Corporation, to a new company to be formed with Bell & Howell Information and Learning Company ("BHIL"), a subsidiary of Bell & Howell Company ("Bell & Howell") and the sale of certain other assets and liabilities of the Company to BHIL. We anticipate that the new company will be a leading provider of online research and reference services in the K-12 educational and public library markets. The new company will be organized as a limited liability company and will initially be headquartered in Wayne, Pennsylvania. The name of the new entity will be BHW/INFO/EDCO.COM, LLC, and we have referred to it as "EDCO".

         If you approve the Combination Proposal, the Company will contribute to EDCO the Company's assets and liabilities that relate directly to the sales, marketing and distribution of the Company's Electric Library service to schools and public libraries (the "Contributed Business"). In exchange, the Company will receive, before taxes, $20 million in cash from EDCO, and a 27% equity interest in EDCO. The Company will also sell to BHIL the Company's e-commerce online publishing services business in exchange for $2 million in cash from BHIL (payable on January 3, 2000). BHIL will contribute to EDCO $20 million in cash (of which $5 million is payable at closing and $15 million is payable on January 3, 2000) and certain assets and liabilities that relate directly to the sales, marketing and distribution of its ProQuest service to schools through the secondary school level. In exchange, BHIL will receive a 73% equity interest in EDCO. EDCO will also perform certain services for BHIL and the Company.

         We believe that the cash payments the Company will receive in connection with the proposed transactions will provide the necessary capital to permit it to continue to expand its Infonautics Sleuth businesses and to develop other new Internet information services. In addition, EDCO will provide opportunities to develop new and innovative products and services and expanded business opportunities in the growing school and library online markets. We believe that, over time, EDCO will provide a significantly better return on the assets from our Contributed Business than the Company could have achieved by operating the Contributed Business independently.

         The board of directors of the Company has unanimously approved the Combination Proposal and has unanimously recommended that shareholders vote "FOR" the Combination Proposal described in the accompanying Proxy Statement.

         In addition, at the Special Meeting we will ask you to approve an amendment to the Company's 1996 Equity Compensation Plan to increase the number of authorized shares to 2,500,000. The 1996 Equity Compensation Plan helps the Company to attract, retain and motivate employees and other key personnel and to encourage them to devote their best efforts to the business and financial success of the Company. The board of directors of the Company has approved and recommends a vote "FOR" the amendment.

         DETAILS ABOUT THE PROPOSED TRANSACTIONS AND THE 1996 EQUITY COMPENSATION PLAN ARE SET FORTH IN THE ACCOMPANYING PROXY STATEMENT. YOU SHOULD CONSIDER THE PROXY STATEMENT CAREFULLY.

         YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Special Meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. You may, of course, attend the Special Meeting and vote in person, even if you have previously returned your proxy card.

                                          Yours very truly,


                                          -------------------------------------
                                          David Van Riper Morris
                                          President and Chief Executive Officer


                  This proxy statement is first being mailed to shareholders on November 3, 1999.

                                INFONAUTICS, INC.
                        900 West Valley Road, Suite 1000
                                 Wayne, PA 19087

                         -------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                NOVEMBER 29, 1999
                         -------------------------------


TO THE SHAREHOLDERS OF
INFONAUTICS, INC.:

         You are notified that a special meeting of shareholders (the "Special Meeting") of Infonautics, Inc. (the "Company") will be held at the Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, PA 19428 on November 29, 1999, at 10:00 a.m. local time, for consideration of and action on the following matters:

         1. To approve the proposal described in the accompanying Proxy Statement providing for:

                           (i) the contribution to BHW/INFO/EDCO.COM, LLC ("EDCO"), a new company to be formed by the Company and Bell & Howell Information and Learning Company ("BHIL"), of the assets and liabilities of the Company that relate exclusively to the sales, marketing and distribution of its Electric Library service to schools and public libraries (but not including certain assets and liabilities that relate to the sales, marketing and distribution of the Electric Library service directly to end-users);

                           (ii)     the sale to BHIL of the assets and
                                    liabilities of the Company that relate
                                    exclusively to the Company's online
                                    publishing business; and

                           (iii) the grant by the Company to BHIL of an option to purchase the assets and liabilities of the Company that relate to the sales, marketing and distribution of the Company's Electric Library service directly to end-users and the sale of those assets if BHIL exercises the option; and

         2. To adopt and approve an amendment to the Company's Amended and Restated 1996 Equity Compensation Plan increasing the authorized shares thereunder to 2,500,000; and

         3. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

         Only shareholders of record as of the close of business on October 22, 1999 will be entitled to notice of the Special Meeting and to vote at the Special Meeting and any adjournments thereof. A list of shareholders of the Company as of the close of business on October 22, 1999 will be available for inspection during normal business hours for ten days prior to the Special Meeting at the Company's executive offices at 900 West Valley Road, Suite 1000, Wayne, PA 19087.

                                      By order of the board of directors,


                                      Gerard J. Lewis, Jr.
                                      Secretary


Wayne, Pennsylvania
November 3, 1999


         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY, IF YOU SO DESIRE, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                               TABLE OF CONTENTS


CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS...............1

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS.............................2

SUMMARY..................................................................6

THE SPECIAL MEETING......................................................6
         Time and Place..................................................6
         Matters to be Considered at the Special Meeting.................6
         Vote Required...................................................6
         Appraisal Rights................................................7

THE TRANSACTIONS.........................................................8
         Overview........................................................8
         The Formation of EDCO...........................................8
         Sale of Online Publishing Business..............................9
         Rights of EDCO to Purchase End-User Business....................9
         Possible Future Transactions....................................9
         The Closing.....................................................9
         Reasons for the Transactions...................................10
         Recommendation of the Company's Board of Directors.............10
         Opinion of the Financial Advisor...............................10

THE MASTER TRANSACTION AGREEMENT........................................11
         Governance.....................................................11
         Conditions to the Transactions.................................11
         Termination....................................................12

AMENDMENT OF 1996 EQUITY COMPENSATION PLAN..............................12

THE SPECIAL MEETING.....................................................13
         Time and Place.................................................13
         Matters to be Considered at the Special Meeting................13
         Voting Rights; Votes Required for Approval.....................14
         Voting by Directors and Executive Officers of the Company;
         Voting Agreement...............................................14
         Proxies........................................................15

PROPOSAL NO. 1 - THE COMBINATION PROPOSAL...............................16

THE TRANSACTIONS........................................................16
         Background.....................................................16
         Reasons for the Transaction....................................17
         Recommendation of the Board of Directors of the Company........18
         Opinion of Financial Advisor to the Company....................18
         Certain Consequences of the Transactions.......................21
         Accounting Treatment...........................................22
         Federal Income Tax Consequences of the Transactions............22
         No Appraisal Rights............................................22






         Closing Date...................................................22
         Regulatory Approvals...........................................22

THE PARTIES.............................................................24
         Infonautics....................................................24
         Bell & Howell..................................................24

UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF THE COMPANY.................25

SELECTED FINANCIAL DATA - BELL & HOWELL INFORMATION AND
LEARNING K-12 BUSINESS..................................................32

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS -
BELL & HOWELL INFORMATION AND LEARNING K-12 BUSINESS....................33
         Results of Operations..........................................33
         Liquidity and Capital Resources................................34

BUSINESSES TO BE TRANSFERRED............................................35
         Overview.......................................................35
         Infonautics....................................................35
         BHIL Contributed Business......................................36

CERTAIN RELATED PARTY TRANSACTIONS......................................38

INTEREST OF INFONAUTICS DIRECTORS AND
EXECUTIVE OFFICERS IN THE TRANSACTIONS..................................38
         Positions of Certain Officers and Directors with EDCO..........38
         Vesting of Options.............................................38

THE MASTER TRANSACTION AGREEMENT........................................39
         Formation of EDCO and Contribution of Assets...................39
         Sale of Online Publishing Business.............................39
         Rights of EDCO to Purchase End-User Business...................39
         Operations Following the Closing...............................39
         The Capitalization Agreements..................................40
         Services Agreements............................................41
         License Agreements.............................................42
         Noncompetition Agreements......................................43
         Other Provisions of the Master Transaction Agreement...........44
         Conditions to Closing..........................................46
         Termination....................................................47
         Post-Closing Agreements........................................48
         Dissolution of the Alliance....................................49

THE LIMITED LIABILITY COMPANY AGREEMENT.................................49

         The Management Board...........................................50
         Capitalization of EDCO.........................................50
         Distributions..................................................50

MANAGEMENT OF EDCO......................................................50
         Executive Officers.............................................50
         Management Board...............................................51

PROPOSAL NO. 2 - AMENDMENT OF 1996 EQUITY COMPENSATION PLAN.............52
         Vote Required for Approval.....................................52
         Description of the  Plan.......................................52



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
 OWNERS AND MANAGEMENT..................................................57

COMPENSATION OF EXECUTIVE OFFICERS......................................60

FUTURE SHAREHOLDER PROPOSALS............................................63

WHERE YOU CAN FIND MORE INFORMATION.....................................63

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         This proxy statement contains, in addition to historical information, forward-looking statements concerning financial results and other aspects of the operations of the Company and the proposed operations of EDCO, the new company formed by the Company and Bell & Howell Information and Learning Company. These statements involve risks and uncertainties and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may", "should", "anticipate", "believe", "plan", estimate", "expect", "intend" and other similar expressions are intended to identify forward-looking statements. The Company does not intend to update these Cautionary Statements. You should understand that the following important factors, as well as the factors described in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (a copy of which is attached to this Proxy Statement as Exhibit B) under the heading "Risk Factors", could affect the future results of Infonautics and EDCO and could cause those results to differ materially from those described in the forward-looking statements:

         -   changes in Internet usage and online commerce;

         -   future environment for online research and reference services;

         -   competitive factors;

         -   liquidity needs;

         - reliance on online and traditional advertising and business alliances;

         - changes in business relationships with other online content providers;

         -   dependence on key personnel;

         -   possible effects of changes in government regulation;

         -   exposure to Year 2000 issues;

         -   possible system failures and capacity constraints; and

         -   changes in pricing policies.

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS



Q:       WHAT IS EDCO?                                     Q:       WHAT PART OF INFONAUTICS WILL
                                                                    BE TRANSFERRED TO EDCO?
A:       BHW/INFO/EDCO.COM, LLC (which we
         have referred to as "EDCO") is a new              A:       Infonautics will transfer its school and public
         company formed to operate the                              library Electric Library business and related
         businesses to be contributed by Infonautics                assets and liabilities to EDCO.
         and Bell and Howell Information and
         Learning Company (which we have referred
         to as "BHIL").  It is likely that EDCO will
         acquire other businesses in the future.  The
         initial owners of EDCO will be BHIL and
         Infonautics.

Q:       HOW WILL INFONAUTICS BENEFIT                      Q:       WHAT BUSINESSES WILL
         FROM THE PROPOSED                                          INFONAUTICS KEEP AND NOT
         TRANSACTIONS?                                              CONTRIBUTE TO EDCO?

A:       We believe the proposed transactions              A:       Infonautics will not contribute to EDCO its
         represent a significant step in the Company's              "Sleuth" services business including
         strategic plan to enhance shareholder value.               Company Sleuth, Sports Sleuth and Job
         We believe that the cash payments the                      Sleuth and any future Sleuth-type services
         Company will receive in connection with the                that Infonautics may develop.  In addition,
         proposed transactions will provide the                     Infonautics will not contribute its business of
         necessary capital to permit the Company to                 providing and distributing Electric Library
         continue to expand the businesses it will                  directly to end-users via America Online and
         retain and to develop new Internet products                the Internet, for example.
         and services. We believe that EDCO will provide
         opportunities for significant cost savings and
         expanded business opportunities, including
         opportunities to develop new and innovative
         products and services. We also believe that
         EDCO will be a market leader in the K-12 and
         public library markets and that, over time,
         EDCO will provide a significantly better return
         on the assets of our Contributed Business than
         we could have achieved by operating that
         business independently. To review the background
         and reasons for the proposed transactions in
         greater detail, see the discussion beginning
         on page 10.


                                                           Q:       WHAT DOES INFONAUTICS GET FOR
Q:       WHAT OTHER ASSETS WILL                                     ITS CONTRIBUTION TO EDCO AND
         INFONAUTICS SELL?                                          ITS SALE OF THE ONLINE
                                                                    PUBLISHING BUSINESS?
A:       Infonautics will also sell to BHIL its online
         publishing business.  In addition, Infonautics    A:       Infonautics will receive $22 million in cash
         will grant to BHIL an option to purchase its               (before taxes) and a 27% equity interest in
         business of providing and distributing                     EDCO.  If EDCO acquires other businesses
         Electric Library directly to end-users.                    in the future, Infonautics' percentage interest
                                                                    could be reduced.


Q:       WHY IS INFONAUTICS RECEIVING                      Q:       WHEN DO YOU EXPECT TO
         27% OF EDCO WHILE BHIL                                     COMPLETE THE PROPOSED
         RECEIVES 73%?                                              TRANSACTIONS?

A:       The values of the businesses that each of the     A:       We are working toward completing the
         companies will contribute to EDCO have                     proposed transactions as quickly as possible.
         been carefully evaluated by Infonautics and                The main condition that we must satisfy to
         our independent financial advisor. The                     complete the proposed transactions is
         ownership interests of Infonautics and BHIL                approval by the shareholders of Infonautics.
         in EDCO were adjusted to reflect the cash                  We must also satisfy certain other conditions
         payment that Infonautics will receive.  We                 that are summarized beginning on page 11.
         believe that the equity interest Infonautics is            We hope to complete the proposed
         receiving in EDCO in exchange for the assets               transactions on or before November 30,
         and liabilities they are contributing is fair.             1999.
         Infonautics has received an opinion from an
         independent financial advisor that the
         consideration to be received by Infonautics in
         connection with the formation and capitalization
         of EDCO is fair to Infonautics from a financial
         point of view. This opinion is attached as
         Exhibit D to this Proxy Statement.



Q:       HOW WILL EDCO BE MANAGED?                         Q:       WHAT ARE THE TAX
                                                                    CONSEQUENCES TO ME OF THE
A:       The day-to-day operations of EDCO will be                  PROPOSED TRANSACTIONS?
         managed by its executive officers under the
         supervision of its management board.  The         A:       The proposed transactions will have no
         management board will be made up of eight                  federal income tax consequences for the
         representatives, six of whom will be                       shareholders of Infonautics.
         designated by BHIL and two by Infonautics.
         David Van Riper Morris will  be responsible
         for the smooth transition of the Contributed
         Business into EDCO. Mr. Morris also will
         remain as the President and Chief Executive
         Officer and as a director of Infonautics.
         The other executives of EDCO are listed under
         "Management of EDCO" (page 50) The chairman of
         the board of directors of Bell & Howell, James
         P. Roemer, will become the chairman of the
         management board of EDCO.


Q:       WHAT VOTE IS REQUIRED IN ORDER                    Q:       IF MY SHARES ARE HELD IN
         TO APPROVE THE PROPOSED                                    "STREET NAME" BY MY BROKER,
         TRANSACTIONS?                                              WILL MY BROKER VOTE MY SHARES
                                                                    FOR ME?
A:       At the Company's special meeting, the
         proposed transactions will be approved if we      A:       Your broker will vote your shares ONLY if
         receive the affirmative vote of a majority of              you provide instructions on how to vote.
         votes cast by holders of the Company's Class               You should instruct your broker to vote your
         A Common Stock and a majority of the votes                 shares, following the directions provided by
         cast by holders of the Company's Class B                   your broker.  Without instructions, your
         Common Stock, voting as separate classes.                  shares WILL NOT be voted.
         Shares of Class A Common Stock
         beneficially owned by the holder of  Class B
         Common Stock are excluded from the shares
         entitled to vote on the proposed transactions.
         The only holder of the Company's Class B
         Common Stock has already agreed to vote his
         shares of Class B Common Stock "FOR" the
         proposed transactions.




Q:       SHOULD I SEND IN MY STOCK                         Q:       WHEN WILL THE SPECIAL MEETING
         CERTIFICATES?                                              OCCUR?

A:       No.  Your stock certificates will not be          A:       The Special Meeting will take place at 10:00
         affected by this transaction.  You will                    a.m., local time, on November 29, 1999, at
         continue to hold shares in Infonautics and, if             the Philadelphia Marriott West, Matson Ford
         the proposed transactions are completed,                   at Front Street, 111 Crawford Avenue, West
         Infonautics will own an equity interest in                 Conshohocken, PA 19428.  You may attend
         EDCO.                                                      the Special Meeting and vote your shares in
                                                                    person, rather than signing and mailing your
                                                                    proxy card. In addition, you may take back your
                                                                    proxy up to and including the day of the Special
                                                                    Meeting by following the directions on page 15
                                                                    and change your vote by either signing a new
                                                                    proxy or attending the Special Meeting and
                                                                    voting in person.


Q:       WHAT DO I NEED TO DO NOW?                         Q:       WHO CAN HELP ANSWER YOUR
                                                                    QUESTIONS?
A:       Just indicate on your proxy card how you
         want to vote, and sign and mail it in the         A:       If you have more questions about the
         enclosed return envelope AS SOON AS                        proposed transactions, you should contact:
         POSSIBLE, so that your shares may be
         represented at the Special Meeting.  If you                Infonautics, Inc.
         sign and send in your proxy and do not                     900 West Valley Road, Suite 1000
         indicate how you want to vote, your proxy                  Wayne, PA  19087
         will be counted as a vote FOR the proposed                 Attention:  Gerard J. Lewis, Jr.
         transactions.  If you do not vote, your shares             Phone Number:  (610) 971-8840
         will not be counted for any purpose, including
         determining whether there is a quorum so that
         business can be done at the Special Meeting.
         If you abstain, your shares will be counted for
         determining whether there is a quorum, but will
         otherwise have no effect.

                                     SUMMARY

         This summary highlights certain information contained in this Proxy Statement. It does not contain all of the information that is important to you. To understand the transactions fully and for a more complete description of the terms of the transactions, you should read carefully the entire Proxy Statement and the Master Transaction Agreement which is attached to this Proxy Statement as Exhibit A.

                        THE SPECIAL MEETING (pages 13-15)

TIME AND PLACE

         The Company will hold the Special Meeting at the Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, PA 19428, on November 29, 1999, convening at 10:00 a.m. (local time).

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

         At the Special Meeting, the shareholders of the Company will consider and vote on the following:

              - A proposal (the "Combination Proposal") described in this Proxy
                Statement providing for:

                  - the contribution to EDCO of the assets and liabilities of the Company that relate exclusively to the sales, marketing and distribution of its Electric Library service to schools and public libraries (but not including certain assets and liabilities that relate to the sales, marketing and distribution of the Electric Library service directly to end-users) in exchange for $20 million in cash and a 27% equity interest in EDCO;

                  - the sale to BHIL of the assets and liabilities of the Company that relate exclusively to the Company's online publishing business in exchange for $2 million in cash;

                  - the grant by the Company to BHIL of an option to purchase the assets and liabilities of the Company that relate to the sales, marketing and distribution of the Company's Electric Library service directly to end-users and the sale of those assets if BHIL exercises the option for a purchase price in cash equal to twice the net revenue of that business for the preceding twelve months; and

         - A proposal (the "Plan Amendment Proposal") to adopt and approve an amendment to the Company's Amended and Restated 1996 Equity Compensation Plan increasing the authorized shares thereunder to 2,500,000; and

         - Such other business as may properly come before the Special Meeting or any adjournments thereof.

VOTE REQUIRED

         Only holders of record of the Company's Class A Common Stock and Class B Common Stock at the close of business on October 22, 1999 will be entitled to notice of and to vote at the Special Meeting.

         At the Special Meeting:

         - each holder of record of Class A Common Stock is entitled to one vote for each share of Class A Common Stock in such shareholder's name, and each holder of record of Class B Common Stock is entitled to 50 votes for each share of Class B Common Stock in such shareholder's name;

         - the presence, either in person or by proxy, of the holders entitled to cast a majority of all votes entitled to be cast at the Special Meeting is necessary to constitute a quorum;

         - approval of the Combination Proposal requires the affirmative vote, in person or by proxy, of a majority of the votes cast at the meeting by the holders of the Company's Class A Common Stock and a majority of the votes cast at the meeting by the holders of the Company's Class B Common Stock, voting as separate classes (except that shares of Class A Common Stock beneficially owned by any holder of Class B Common Stock) are excluded from the shares entitled to vote on the Combination Proposal); and

         - approval of the Plan Amendment Proposal requires the affirmative vote, in person or by proxy, of a majority of the votes cast at the meeting by the holders of the Company's Class A Common Stock and Class B Common Stock, voting together as a single class.

APPRAISAL RIGHTS

         Shareholders of the Company will not be entitled to appraisal rights under Pennsylvania law in connection with the Combination Proposal.

                        THE TRANSACTIONS (pages 16-23)

OVERVIEW

         On July 8, 1999, the Company, Infonautics Corporation (the Company's wholly owned operating subsidiary), Bell & Howell Company ("Bell & Howell") and its wholly owned subsidiary Bell & Howell Information and Learning Company ("BHIL") entered into the Master Transaction Agreement (the "Master Transaction Agreement"). The Master Transaction Agreement provides for the formation and capitalization of EDCO, the sale of the Company's online publishing business to BHIL and the granting by the Company of certain rights to EDCO with respect to the Company's Electric Library end-user business (the "Transactions").

         The Company and BHIL are currently engaged in certain complementary businesses. The Company provides and distributes its Electric Library service, a broad research and reference service providing access to a diverse collection of content, to educational institutions, such as schools and public libraries, and to individual end-users over the Internet and through online services. BHIL provides and distributes its ProQuest service, which provides information from periodicals and newspapers, dissertations, out-of-print books and other scholarly collections through the Internet and other electronic media, to elementary and secondary schools, colleges and universities, public, corporate and government libraries and other information providers that resell BHIL's electronic content.

         EDCO will combine certain aspects of these businesses and will focus primarily on providing research and reference services to public and private preschool, kindergarten, primary, middle and secondary schools and home school K-12 programs, teachers and administrators of such K-12 institutions and students and parents of students of such K-12 institutions who are targeted through such K-12 institutions for at home use (the "K-12 Market"). EDCO will also provide research and reference services to publicly owned and government funded libraries (the "Public Library Market"). It is likely that EDCO will acquire other businesses in the future.

         BHIL will continue to provide research and reference services to private and public educational institutions and programs suited for students who have completed secondary education (the "Post-Secondary Education Market"). The Company will continue to provide its Electric Library service to customers that are actual end-users of the products, both individuals and corporations that are not in the K-12 Market or the Public Library Market and are not resellers (the "End-User Business").

         The Company will also sell to BHIL its online publishing business, which consists of providing publishing or hosting services to a third party for the third-party's publication (the "Online Publishing Business").

         After the Transactions are completed, the Company will be primarily engaged in Sleuth type businesses, such as Company Sleuth, Sports Sleuth and Job Sleuth, developing new Infonautics Sleuth services, marketing and servicing the End-user Business and in developing other new Internet information services.

THE FORMATION OF EDCO

          Under the Master Transaction Agreement, the Company and BHIL will form EDCO. BHIL will contribute to EDCO the assets and liabilities of BHIL that relate exclusively to or arise from sales to the K-12 Market and will provide $20 million in cash to EDCO. In exchange for its contribution, BHIL will receive a 73% equity interest in EDCO, and EDCO will perform certain services under customer contracts transferred to EDCO by BHIL.

         The Company will contribute to EDCO its assets and liabilities that relate exclusively to its Electric Library service (including the related technology). However, the Company will not contribute certain assets that relate directly to the distribution of the Electric Library service in the End-User Business. In exchange for its contribution, the Company will receive a cash payment of $20 million (of which $5 million is payable at closing and $15 million is payable on January 3, 2000) and a 27% equity interest in EDCO.

SALE OF ONLINE PUBLISHING BUSINESS

         The Company will sell to BHIL, and BHIL will purchase from the Company, the assets and liabilities of the Company that relate exclusively to the Online Publishing Business. In exchange for the Company's Online Publishing Business, BHIL will pay to the Company $2 million in cash payable on January 3, 2000.

RIGHTS OF EDCO TO PURCHASE END-USER BUSINESS

         The Company has granted EDCO a right of first refusal and an exclusive call option to purchase the End-User Business on a stand-alone basis (not as part of a change in control of the Company) during the two years after the closing at a purchase price in cash equal to twice the net revenue of that business for the preceding twelve months. The call option can be exercised at any time.

POSSIBLE FUTURE TRANSACTIONS

         It is likely that EDCO will acquire other businesses in the future. Depending on the terms of any such acquisition, it is possible that the percentage interest of the Company in EDCO could be reduced.

THE CLOSING

         The closing of the Transactions is expected to take place promptly following the satisfaction or waiver of all conditions to the obligations of the parties under the Master Transaction Agreement. The Company presently expects that the closing will occur on or before November 30, 1999.

REASONS FOR THE TRANSACTIONS

         The Company believes the Transactions represent a significant step in the Company's strategic plan to enhance shareholder value. The Company believes that the cash payments the Company will receive in connection with the Transactions will provide the necessary capital to permit the Company to continue to expand the businesses it will retain and to develop new Internet products and services. The Company believes that EDCO will provide opportunities for significant cost savings and expanded business opportunities, including opportunities to develop new and innovative products and services. The Company also believes that EDCO will be a market leader in the K-12 and public library markets and that, over time, EDCO will provide a significantly better return on the assets of the Company's Contributed Business than the Company could have achieved by operating the Contributed Business independently.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

         The board of directors of the Company believes that the Transactions are in the best interests of the Company and its shareholders and unanimously recommends that shareholders vote FOR the Transactions.

OPINION OF THE FINANCIAL ADVISOR

         In deciding to approve the formation of EDCO, the board of directors of the Company considered the opinion dated July 8, 1999 of Allen & Company Incorporated ("Allen & Company"). The opinion, which is based upon and subject to the considerations set forth therein, states that as of the date of the opinion, the consideration to be received by the Company in connection with the formation and capitalization of EDCO was fair to the Company from a financial point of view. Allen & Company did not render an opinion regarding the consideration to be received by the Company in connection with the sale of the Online Publishing Business or the option granted to BHIL to purchase the End-User Business. The opinion of Allen & Company is attached as Exhibit D to this Proxy Statement. The Company encourages shareholders to read it carefully.

                THE MASTER TRANSACTION AGREEMENT (pages 39-49)

         The Transactions are set forth in detail in a series of agreements consisting of

         -    the Master Transaction Agreement;

         - a Bill of Sale, Assignment and Assumption and Indemnity Agreement ("Capitalization Agreement") with respect to the contributions to EDCO by each of the Company and BHIL and a similar agreement with respect to the sale and purchase of the Company's Online Publishing Business by BHIL; and

         - a series of operating and service agreements, technical and non-technical support services agreements, license agreements and non-competition agreements.

         The Master Transaction Agreement describes each party's rights and obligations in connection with the Transactions. The Master Transaction Agreement also contains representations and warranties of the parties, agreements concerning the operation of the businesses to be contributed to EDCO prior to the closing of the Transactions, conditions precedent to the obligations of the parties, provisions for terminating the Master Transaction Agreement (including the payment by the Company of a termination fee under certain circumstances) and agreements concerning certain matters following the closing.

         The Capitalization Agreements set forth the assets being contributed or sold, the liabilities being assumed, the representations and warranties with respect to the assets and liabilities and certain indemnification obligations of the parties.

         The operating and service agreements and the technical and non-technical support services agreements are intended to provide continuing interim support for the businesses being contributed to EDCO and to permit the Company to continue to conduct its End-User Business. The license agreements provide for the license of certain intellectual property rights so that the parties can use various rights owned by the other parties in their respective businesses. The non-competition agreements restrict the Company and BHIL from distributing products and services in the markets in which the businesses contributed to EDCO currently operate; restrict EDCO from doing business in the Post-Secondary Education Market and restrict the Company and EDCO from engaging in the Online Publishing Business.

GOVERNANCE

         Because of BHIL's 73% equity interest in EDCO, Bell & Howell will control the operations and decision making of EDCO. The management board of EDCO will consist of eight representatives, of whom six will be named by BHIL and two will be named by the Company. David Van Riper Morris will be responsible for the smooth transition of the Contributed Business into EDCO. Mr. Morris will remain as the President and Chief Executive Officer and as a director of the Company. The Chairman of the board of directors of Bell & Howell, James P. Roemer, will become the Chairman of the management board of EDCO. EDCO will initially be headquartered in Wayne, Pennsylvania.

CONDITIONS TO THE TRANSACTIONS

         The obligations of the Company and Bell & Howell to complete the Transactions are subject to a number of conditions, including the following:

         -    The shareholders of the Company must approve the Transactions;

         - There must be no order, decree or other action by a court or other governmental body restraining, enjoining or prohibiting the Transactions;

         -    Certain consents must be obtained; and

         - All necessary regulatory approvals must be obtained. The Company does not believe that any material federal or state regulatory approvals will be necessary in connection with the Transactions except for the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. On August 5, 1999, the Company was notified that its request for early termination of the waiting period was granted.

TERMINATION

         The boards of directors of the Company and Bell & Howell can mutually agree to terminate the Master Transaction Agreement at any time prior to the closing. Each of the Company and Bell & Howell have the right to terminate the Master Transaction Agreement under certain circumstances, including a material breach of the Master Transaction Agreement by the other party, if there is a change of control of the other party or if the closing has not occurred by December 31, 1999.

         Bell & Howell has the right to terminate the Master Transaction Agreement if the Company's board of directors accepts certain alternate proposals by third parties other than Bell & Howell, withdraws or modifies or takes a public position inconsistent with its approval of the Transactions and recommendation to the shareholders or has not submitted the Transactions to the shareholders of the Company at a meeting to be held on or before November 30, 1999 (subject to certain limitations). If Bell & Howell terminates the Master Transaction Agreement under these circumstances, or if Bell & Howell or the Company terminates the Master Transaction Agreement under certain circumstances and within 120 days of such termination the Company agrees to sell or announces an agreement or intent to enter into an agreement to sell the businesses it was to contribute to EDCO to a third party, the Company must pay to Bell & Howell a termination fee of $4 million.


                   AMENDMENT OF 1996 EQUITY COMPENSATION PLAN

         At the Special Meeting, the shareholders will vote on the Plan Amendment Proposal under which the Company's Amended and Restated 1996 Equity Compensation Plan, as previously amended (the "Plan"), would be amended to increase the number of shares of Class A Common Stock reserved for issuance under the Plan from 1,500,000 to 2,500,000. The Plan helps the Company to attract, retain and motivate employees and other key personnel and to encourage them to devote their best efforts to the business and financial success of the Company. The Company's board of directors believes that it is in the best interest of the Company to increase the number of shares authorized for issuance under the Plan because the increase will allow the board to grant stock-based compensation at levels it deems appropriate.

                               THE SPECIAL MEETING


         The board of directors of the Company is providing this Proxy Statement to solicit your proxy for use at the Special Meeting. The Company is mailing the Notice of Special Meeting of Shareholders, this Proxy Statement and accompanying form of proxy on or about November 3, 1999 to shareholders of record on October 22, 1999.

TIME AND PLACE

         The Company will hold the Special Meeting at the Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, PA 19428, on November 29, 1999, convening at 10:00 a.m. (local time).

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

         At the Special Meeting, the shareholders of the Company will consider and vote on the following:

         - The Combination Proposal described in this Proxy Statement providing for:

              - the contribution to EDCO of the assets and liabilities of the Company that relate exclusively to the sales, marketing and distribution of its Electric Library service to schools and public libraries (but not including certain assets and liabilities that relate to the sales, marketing and distribution of the Electric Library service directly to end-users) in exchange for $20 million in cash and a 27% equity interest in EDCO;

              - the sale to BHIL of the assets and liabilities of the Company that relate exclusively to the Company's Online Publishing Business in exchange for $2 million in cash; and

              - the grant by the Company to BHIL of an option to purchase the assets and liabilities of the Company that relate to the sales, marketing and distribution of the Company's Electric Library service directly to end-users and the sale of those assets if BHIL exercises the option for a purchase price in cash equal to twice the net revenue of that business for the preceding twelve months; and

         - The Plan Amendment Proposal to adopt and approve an amendment to the Company's Amended and Restated 1996 Equity Compensation Plan, as previously amended, increasing the authorized shares thereunder to 2,500,000; and

         - Such other business as may properly come before the Special Meeting or any adjournments thereof.

         Representatives of Pricewaterhouse Coopers LLP, the Company's independent public accountants, will attend the Special Meeting and may make a statement and will respond to appropriate questions from shareholders.

         THE BOARD OF DIRECTORS OF INFONAUTICS HAS UNANIMOUSLY DETERMINED THAT THE TRANSACTIONS ARE IN THE BEST INTERESTS OF INFONAUTICS AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE TRANSACTIONS AND THE PLAN AMENDMENT.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

         The board of directors of the Company fixed the close of business on October 22, 1999 as the record date for the Special Meeting. Only holders of record of shares of the Company's Class A Common Stock, no par value, and Class B Common Stock, no par value, are entitled to notice of, and to vote at, the Special Meeting. On the record date, there were 11,783,858 shares of Class A Common Stock outstanding, held by approximately 180 holders of record, and 100,000 shares of Class B Common Stock outstanding, held by one holder of record. The high and low sale prices of the Company's common stock on the Nasdaq Small Cap Market on July 7, 1999, the day before public announcement of the Transactions, were $6.50 and $5.81.

         At the Special Meeting:

         - each holder of record of Class A Common Stock is entitled to one vote for each share of Class A Common Stock in such shareholder's name, and each holder of record of Class B Common Stock is entitled to 50 votes for each share of Class B Common Stock in such shareholder's name;

         - the presence, either in person or by proxy, of the holders entitled to cast a majority of all votes entitled to be cast at the Special Meeting is necessary to constitute a quorum;

         - approval of the Combination Proposal requires the affirmative vote, in person or by proxy, of a majority of the votes cast at the meeting by the holders of the Company's Class A Common Stock and a majority of the votes cast at the meeting by the holders of the Company's Class B Common Stock, voting as separate classes (except that shares of Class A Common Stock beneficially owned by any holder of Class B Common Stock are excluded from the shares entitled to vote on the Combination Proposal); and

         - approval of the Plan Amendment Proposal requires the affirmative vote, in person or by proxy, of a majority of the votes cast at the meeting by the holders of the Company's Class A Common Stock and Class B Common Stock, voting together as a single class.

         Under the Pennsylvania corporate law, shareholder approval is required for the sale, lease, exchange or other disposition of all or substantially all, of the property and assets of a corporation when not made in the usual and regular course of the business of such corporation or for the purpose of relocating the business of such corporation or in connection with the dissolution or liquidation of such corporation. The Company believes that the Transactions may not constitute "the sale, lease, exchange or other disposition of all or substantially all, of the property and assets" of the Company; however, there is no controlling authority as to the meaning of these terms in the context of transactions like the Transactions, and as a result the Company has concluded that it is prudent to require shareholder approval of the Transactions.

VOTING BY DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY; VOTING AGREEMENT

         At the close of business on the record date for the special meeting, directors and executive officers of the Company and its affiliates owned or were entitled to vote 1,733,976 shares of Class A Common Stock (which represented approximately 15% of the votes entitled to be cast at the Special Meeting by holders of Class A Common Stock) and all of the 100,000 outstanding shares of Class B Common Stock. Each director and executive officer of the Company has indicated his present intention to vote, or cause to be voted, the Infonautics common stock owned by him to approve the Transactions.

         At the close of business on the record date for the Special Meeting, Marvin Weinberger holds all of the Class B Common Stock and 1,345,722 shares of Class A Common Stock. Under a Voting Agreement between Mr. Weinberger and the Company, Mr. Weinberger has agreed to vote all of his shares in favor of the Transactions. Under the

Company's Amended and Restated Articles of Incorporation, shares of Class A Common Stock held by Mr. Weinberger are excluded from the shares entitled to consent or vote on the Transactions.

PROXIES

         This Proxy Statement is being furnished to holders of the Company's common stock in connection with the solicitation of proxies by and on behalf of the Company for use at the Special Meeting.

         COMPLETED PROXIES. If you sign, complete and return a proxy and the Company receives the proxy prior to or at the special meeting, your proxy will be voted as you indicate.

         PROXIES WITH NO INSTRUCTIONS. If you sign and return a proxy but you do not provide instructions as to your vote, your proxy will be voted "for" each of the proposals considered at the Special Meeting.

         PROXIES MARKED ABSTAIN. If you sign and return a proxy marked "abstain", your proxy will count for purposes of determining whether there is a quorum and for purposes of determining the voting power and number of shares entitled to vote at the Special Meeting, but your proxy will not be voted. A proxy marked "abstain" is not considered a cast vote. Proxies marked "abstain" will have no effect on the approval of any of the proposals considered at the meeting.

         BROKER NON-VOTES. Broker-dealer rules generally preclude brokers and nominees from exercising their voting discretion. Absent specific instructions from the beneficial owner of shares, brokers and nominees will not vote on any of the proposals considered at the Special Meeting. The Company will count shares represented by broker non-votes for purposes of determining whether there is a quorum at the special meeting. Broker non-votes will have the same effect as abstentions on the approval of any of the proposals considered at the Special Meeting.

         OTHER BUSINESS. The Company is not aware of any business for consideration at the Special Meeting other than as described in this Proxy Statement. However, if matters are properly brought before the Special Meeting or any adjournment or postponements of the meeting, then the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

         ADJOURNMENT. The Company may adjourn the Special Meeting in order to solicit additional proxies if a quorum is not present or if the Company believes that additional time should be allowed to solicit proxies. If the Company proposes any adjournment of the Special Meeting by a vote of the shareholders, the persons named in the enclosed form of proxy will vote all shares of common stock for which they have voting authority in favor of the adjournment.

         REVOCATION. You may revoke your proxy at any time prior to its use. In order to revoke your proxy, you must deliver to Gerard J. Lewis, Jr., Vice President & General Counsel and Secretary of the Company, a signed notice of revocation or you must deliver a later dated proxy changing your vote. In addition, you may choose to attend the Special Meeting and vote in person. Simply attending the Special Meeting will not in itself constitute the revocation of your proxy.

         CONFIDENTIALITY OF PROXIES. It is the Company's policy to keep confidential proxy cards, ballots and voting tabulations that identify individual shareholders. However, disclosure may be required by law and in other limited circumstances.

         COSTS OF SOLICITATION. The Company will pay the cost of soliciting proxies from its shareholders, including the cost of preparing and mailing this Proxy Statement. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or otherwise. Such directors, officers and employees of the Company will not be specially compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of the Company's common stock will be reimbursed for their reasonable expenses incurred in forwarding such material. The Company has retained Beacon Hill Partners at a cost of approximately $15,000, plus reimbursement of out-of-pocket expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. The Company will reimburse the custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares of the Company's common stock at the record date.


                    PROPOSAL NO. 1 - THE COMBINATION PROPOSAL

                                THE TRANSACTIONS

BACKGROUND

         During the second half of 1998 the board of directors of the Company, as part of an ongoing effort aimed at increasing the Company's shareholder value, began to consider whether the Company should direct its efforts toward finding a strategic partner or purchaser to continue the growth of the Company's business. The board of directors viewed an acquisition or business combination as a potential way to fund the cash needs of the Company's business at a time when the Company's market capitalization prevented it from attracting significant capital for the growth of its businesses. In the fall of 1998 the Company held preliminary conversations with a limited number of companies in businesses similar to the Company's, including Bell & Howell.

         In late 1998 the board of directors decided to engage an investment banker to explore strategic alternatives for the Company. After discussions with several possible investment bankers, on December 30, 1998, the Company entered into an engagement letter with Allen & Company, Incorporated ("Allen & Company"). This engagement letter was amended on August 6, 1999 to modify the payment terms and extend the term of engagement. Allen & Company directed its initial efforts primarily toward finding a purchaser for the Company's entire business. However, the efforts of the Company and its investment banker revealed that interested parties were divided in their interests between the Company's educational business and its Internet business. In March 1999, the Company held due diligence meetings and preliminary discussions with three potential purchasers, including Bell & Howell. At that time, only Bell & Howell indicated preliminary interest in purchasing the Company, but at a price and on other terms that were not acceptable to the board of directors; no firm offer ensued.

         In April 1999 the board of directors decided to refocus its efforts to find a purchaser with greater interest in the Company's recently launched Company Sleuth and similar Internet businesses. In May 1999 the Company held preliminary discussions with several potential purchasers, again including Bell & Howell. Bell & Howell again indicated preliminary interest in purchasing the Company, but still at a price that was not acceptable to the board of directors; no firm offer ensued.

         In late May 1999 the board of directors discussed the possibility of forming a joint venture or similar business combination with another company to develop the Electric Library and online publishing businesses, while retaining the Company Sleuth and similar Internet businesses. The Company presented a proposal for such a business combination to the three companies with which it had held prior discussions regarding purchase of the Company. In June 1999 Bell & Howell responded with a proposal which attributed a significantly higher value to the Electric Library and online publishing businesses than in Bell & Howell's previous proposals or in any other proposal the Company received during its search for a strategic alternative. Negotiations were held in various meetings in June and early July 1999. On July 7, 1999 the board of directors met in a telephone meeting and approved the Master Transaction Agreement and the transactions contemplated thereby, which was executed on July 8, 1999. Two members of the board of directors were unable to attend the July 7, 1999 telephone meeting. A unanimous written consent of directors was subsequently executed to confirm the board's unanimous approval of the Master Transaction Agreement and the transactions contemplated thereby.

         On September 28, 1999, the Company entered into an amendment to the Master Transaction Agreement and it was executed and delivered by the parties to the Master Transaction Agreement on the same day. The amendment extends from October 31, 1999 to November 30, 1999 the date by which the Special Meeting must be held before the Master Transaction Agreement can be terminated. In addition, in order to minimize state income taxes payable by the Company in connection with the Transactions, the amendment modifies the payment terms for the payment to the Company of the cash portion of the price at which the school and library portion of the Company's Electric Library business is being sold to EDCO so that $5 million is payable at closing and $15 million is payable on January 3, 2000 and for the payment of the purchase price for the Online Publishing Business so that the $2 million purchase price for that business is paid on January 3, 2000.

REASONS FOR THE TRANSACTION

         Under the Master Transaction Agreement the Company will receive a $20 million cash payment from EDCO and a 27% equity interest in EDCO in exchange for the school and library market share of the Company's Electric Library business and a $2 million payment from BHIL for the Company's Online Publishing Business (of which $5 million is payable at closing and $17 million is payable on January 3, 2000). The Company believes that these cash payments, together with the Company's 27% equity interest in EDCO, represent a fair valuation of the businesses the Company is selling. In approving the Master Transaction Agreement, the board of directors recognized that the Company needs cash to fund its Internet business. The Company believes that the cash payments to the Company in the Transactions provide the necessary sales and marketing capital to permit the Company to expand its current Sleuth businesses (including Company Sleuth, Sports Sleuth and Job Sleuth), to continue to develop new Sleuth products and to develop other new Internet information services supported primarily by advertising and sponsors. In addition, the Company believes that the cash will be sufficient for the next 12 months to support the continued marketing of the Electric Library to end-users.

         The Company believes that combining its educational business with that of an industry competitor having a complementary business will provide greater operational leverage and a platform to distribute additional products and to expand in the rapidly growing market for Internet delivery of educational services.

         The Company believes that the combination of the Company's Electric Library business and BHIL's ProQuest business in the K-12 Market and the Public Library Market will result in significant efficiencies. The Company expects that, over time, the combination of the businesses will reduce equipment and staffing costs by reducing the need to support two complete data centers, eliminate duplicative licensing costs with content providers and permit consolidation of sales and marketing staffs.

         The Company believes EDCO will provide customers with varying levels of skill and varying needs for content with easier access to the reference and research services of the combined businesses than was available when the businesses were operating independently. In addition, the Company believes that the Electric Library service, which the Company believes is viewed by customers as easier to use than ProQuest, and ProQuest, which the Company believes is viewed by customers as more sophisticated and with greater content, are complementary technologies. The Company believes that the combination of these technologies will permit EDCO to expand its customer base in the K-12 Market and the Public Library Market from the initial base of approximately 40,000 schools currently served by the Company and BHIL and will provide a platform to significantly increase the product offerings available to the expanded customer base. Most importantly, the Company believes that EDCO will have both the resources and the market position to develop, market and exploit new product offerings and technology, including the incorporation of Internet-related content and technology into the current on-line offerings. The Company believes that consolidation is likely in the fragmented market for Internet-delivered educational products and that the marketplace is looking for integrated community, content, curriculum and services that reach teachers, students, parents and school administrators through a common platform such as the platform EDCO will be able to provide. The Company believes that, over time, EDCO will provide a better return on the assets being contributed than the Company could achieve by operating the public school and library businesses independently. To the extent that these benefits are realized, the Company should benefit from increased value of its equity interest in EDCO.

         Because of the inherent risks and uncertainties in combining businesses such as the businesses being contributed, the synergies discussed above may not be achieved. The formation and operation of EDCO involve the integration of entities that have previously operated independently. Future acquisitions by EDCO would add other businesses that would require integration. This integration will require the dedication of significant management resources. The difficulties of integrating businesses include:

         -    The coordination of geographically separated organizations;

         - Integrating personnel with differing sales and business backgrounds;

         - Combining different financial reporting systems, processes and corporate cultures;

         -    Attracting talented management; and

         - Possible diversion of management attention from other business concerns.

The process of integrating operations could cause an interruption of, or a loss of momentum in, the activities of EDCO, including any anticipated growth. Difficulties encountered in integrating the contributed businesses could materially adversely affect the business, results of operations and financial condition of EDCO and could reduce the value of the Company's equity interest in EDCO.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY

         At a telephone meeting of the Company's board of directors held on July 7, 1999, the board determined that the Transactions are in the best interests of the Company and its shareholders, approved the Transactions and recommended that the holders of the Company's common stock vote FOR approval of the Transactions. Two members of the board of directors were unable to attend the July 7, 1999 telephone meeting. A unanimous written consent of directors was subsequently executed to confirm the board's unanimous approval of the Master Transaction Agreement and the transactions contemplated thereby.

OPINION OF FINANCIAL ADVISOR TO THE COMPANY

         At a telephone meeting of the Company's board of directors on July 7, 1999, Allen & Company rendered its oral opinion that, as of such date, the consideration to be received by the Company in connection with the formation and capitalization of EDCO (the "EDCO Transaction") is fair from a financial point of view. Allen & Company did not render an opinion regarding the consideration to be received by the Company in connection with the sale of the Online Publishing Business or the option granted to BHIL to purchase the End-User Business. Allen & Company has confirmed its oral opinion by delivering to the Company's board of directors a written opinion to the same effect dated July 8, 1999.

         THE FULL TEXT OF THE WRITTEN OPINION OF ALLEN & COMPANY, DATED JULY 8, 1999, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS EXHIBIT D TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE OPINION IN ITS ENTIRETY. ALLEN & COMPANY'S WRITTEN OPINION IS ADDRESSED TO THE BOARD OF DIRECTORS OF THE COMPANY, IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED IN THE EDCO TRANSACTION PURSUANT TO THE MASTER TRANSACTION AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY

SHAREHOLDER OF THE COMPANY AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF ALLEN & COMPANY SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

         In arriving at its opinion, Allen & Company considered, among other factors, (i) the terms of the draft Master Transaction Agreement and related documentation (which prior to the delivery of this opinion had not been executed by the parties); (ii) the nature of the operations and financial history of the Company, including discussions with senior management of the Company of the business and prospects of the Company relating to, among other things, the Company's operating budget and financial outlook; (iii) the nature of the operations and financial history of the online information services business of BHIL serving the K-12 and small public library marketplace, ("the BHIL K-12 Business", referred to in the Master Transaction Agreement as the "BHIL Contributed Business"), including discussions with senior management of Bell & Howell of the business and prospects of the BHIL K-12 Business relating to, among other things, the operating budget and financial outlook of the BHIL K-12 Business; (iv) the Company's filings with the Securities and Exchange Commission (the "SEC"), including audited and unaudited financial statements of the Company; (v) the familiarity of the Company's board of directors with the regulatory implications of the EDCO Transaction; (vi) the historical trading information for the common stock of the Company; (vii) certain financial and stock market information for certain other companies in businesses related to those of the Company; and (viii) certain financial information relating to certain merger and acquisition transactions involving companies in businesses related to those of the Company.

         In addition to Allen & Company's review and analyses of the specific information set forth above, Allen & Company's opinion reflects and gives effect to its assessment of general economic, monetary, industry, regulatory, market and other conditions existing as of the date thereof as they may affect the business and prospects of the Company.

         The Allen & Company opinion reflects and gives effect to Allen & Company's general familiarity with the Company over a period of time, as well as information concerning the Company which Allen & Company acquired during the course of its assignment, including information provided by senior management in the course of a number of discussions. Allen & Company was not engaged to and did not, however, conduct an independent appraisal of the Company's assets, or independently verify the information concerning the Company's operations or other data which Allen & Company considered in its review. In rendering its opinion, Allen & Company relied upon and assumed the accuracy and completeness of all of the financial and other information that was available from public sources, that was provided by the Company or its representatives, or that was otherwise reviewed by Allen & Company.

         With respect to the financial projections provided by the Company's management, Allen & Company assumed that the financial projections had been reasonably prepared in good faith reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. With respect to the financial projections provided by management of the BHIL K-12 Business, Allen & Company assumed that the financial projections had been reasonably prepared in good faith reflecting the best currently available estimates and judgments of the management of Bell & Howell as to the future operating and financial performance of the BHIL K-12 Business. With respect to the financial projections for EDCO provided by the Company's management, Allen & Company assumed that the financial projections had been reasonably prepared in good faith reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of EDCO. In connection with rendering its opinion, Allen & Company was not authorized to solicit, and did not solicit, interest from any third party with respect to the Company or any of its assets. The Allen & Company opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to Allen & Company as of, the date of its opinion.

         The following is a summary of the material analyses performed by Allen & Company in connection with its opinion and its presentation to the board of directors of the Company.

         PUBLIC COMPANY ANALYSIS. Allen & Company compared certain financial information of the Company with that of a group of publicly traded companies involved in the institutional information services business, which were identified as a representative sampling of companies engaged in businesses similar in some respects to that of the Company, including The Dialog Corporation plc, InfoUSA, Inc., NewsEDGE Corporation and Primark Corporation (collectively, the "Comparable Public Companies"). Allen & Company noted that as of July 6, 1999, the Comparable Public Companies traded at a multiple range of 1.3x to 1.9x enterprise value (equity value plus debt minus cash) to expected 1999 ("1999E") revenues. Allen & Company compared the 1999E revenue multiples provided by the Comparable Public Companies with the 3.0x 1999E revenue multiple at which the businesses being contributed by the Company to EDCO (the "Electric Library Educational Edition Business") is being valued in the EDCO Transaction.

         RELATED TRANSACTION ANALYSIS. Allen & Company considered certain financial information relating to Walters Kluwer's 1998 acquisition of Ovid Technologies (the "Related Transaction"), a company which operated in a business related to that of the Electric Library Educational Edition Business. Allen & Company noted that the financial dynamics of the Related Transaction were substantially different from those of the EDCO Transaction, in that Walters Kluwer was acquiring a company that was expected to be profitable in the year of the acquisition and whose profitability on a stand-alone basis was expected to grow substantially in the year following the acquisition. As a result, Allen & Company concluded that multiples of expected and projected profitability (earnings before interest, taxes, depreciation and amortization, or "EBITDA") were more relevant in analyzing the valuation of the Related Transaction than were revenues of expected and projected revenue. Allen & Company noted that the transaction value in the Related Transaction represented multiples of 4.4x current year (1998) revenue. Allen & Company compared the current year (1998) revenue multiple provided by the Related Transaction with the 3.0x 1999E revenue multiple at which the Electric Library Educational Edition Business is being valued in the EDCO Transaction. Allen & Company stated its belief that the revenue multiple indicated by the Related Transaction was less relevant in determining its valuation than the current year EBITDA multiple of the Related Transaction (21.0x). Since the Electric Library Educational Edition Business is not expected to generate positive EBITDA in 1999, the current year EBITDA multiple indicated by the Related Transaction is not applicable in implying a comparable valuation for the EDCO Transaction.

         No company utilized in the public company or related transaction analyses is identical to the Company. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in the financial and operating characteristics of the Company relative to other companies to which it may be compared.

         CONTRIBUTION ANALYSIS. The EDCO Transaction calls for the Electric Library Educational Edition Business and the BHIL K-12 Business to be contributed to EDCO both to be valued at 3.0x 1999E revenues to determine the equity ownership of EDCO by the Company and BHIL following the $20.0 million cash payment by BHIL to EDCO and by EDCO to the Company. In order to assess the appropriateness of valuing the BHIL K-12 Business at the same 1999E revenue multiple as the Electric Library Educational Edition Business, Allen & Company compared the businesses and considered the qualitative and quantitative implications of their respective operating trends and characteristics on their values relative to each other. Allen & Company considered, among other things, the following key factors: the perceived strength of the sales force of the Electric Library Educational Edition Business relative to that of the BHIL K-12 Business, the low concentration of customer contracts of the Electric Library Educational Edition Business relative to those of the BHIL K-12 Business, favorable royalty arrangements of the BHIL K-12 Business with its content providers (an economic benefit in which the Electric Library Educational Edition Business would share) and the depth of content of the BHIL K-12 Business relative to that of the Electric Library Educational Edition Business. In reviewing and considering the factors comparing the two businesses, Allen & Company concluded that the contribution of the two businesses at the same multiple of 1999E revenues was justifiable.

         DISCOUNTED CASH FLOW ANALYSIS. In order to gauge the possible value of the equity interest in EDCO that the Company is to receive pursuant to the terms of the EDCO Transaction, Allen & Company performed a discounted cash flow analysis of EDCO. The discounted cash flow analysis was based upon financial projections for EDCO for the years ending December 31, 1999 through December 31, 2003, prepared by the management of the Company. Unleveraged free cash flow was calculated as EBITDA less taxes, less capital expenditures, plus increases in deferred revenue. Allen & Company calculated terminal values by applying a range of exit multiples to EBITDA for the year ending December 31, 2003. The cash flow streams and terminal values were then discounted to present value using a range of discount rates, representing an estimated range of the Company's weighted average cost of capital. Based on this analysis, Allen & Company calculated the present value of the Company's equity in EDCO, before any adjustments for working capital, as ranging between $33.4 million and $44.5 million. Allen & Company compared this range of values to the implied value at which the Company is to contribute the Electric Library Educational Edition Business to EDCO, which, at 3.0x 1999E revenues, equals approximately $24.0 million (net of the $20.0 million in cash specific to the Electric Library Educational Edition Business that the Company is to receive pursuant to the terms of the EDCO Transaction). Allen & Company's analysis, as well as its discussions with Company management, indicated that the greater cash flow expected to accrue to the Company's benefit as a result of the EDCO Transaction from the combined operations of EDCO surpassed the cash flow of the Electric Library Educational Edition Business on a stand-alone basis.

         The summary set forth above does not purport to be a complete description of the analyses performed by Allen & Company, but describes, in summary form, the material elements of the analyses performed by Allen & Company in connection with its opinion and included in the presentation made by Allen & Company to the board of directors of the Company. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis to be applied to particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by Allen & Company was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. Allen & Company did not conclude whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness of the consideration from a financial point of view. Rather, in reaching its conclusion, Allen & Company considered the results of each analysis in light of each other and ultimately reached its opinion based on the results of its analyses taken as a whole. Allen & Company did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, Allen & Company believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion.

         The analyses performed by Allen & Company are not necessarily indicative of actual value or future results, which may be significantly more or less favorable than suggested by such analyses. In its analyses, Allen & Company made numerous assumptions with respect to the Company, industry performance, regulatory, general business, economic, tax, market and financial conditions and other matters, many of which are beyond the control of the Company. No company, transaction or business used in such analyses as a comparison is identical to the Company or the EDCO Transaction, nor is an evaluation of the results of such analyses entirely mathematical; rather such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses.

         The Company and Allen & Company are parties to a letter agreement dated December 30, 1998, as amended August 6, 1999 (the "Engagement Letter"). Pursuant to the Engagement Letter, Allen & Company will receive a fee of approximately $1,381,000 not including Allen and Company's out of pocket expenses to date or its legal expenses upon consummation of the Transactions.

CERTAIN CONSEQUENCES OF THE TRANSACTIONS

         After the closing, EDCO will be engaged in delivering products and services (including Electric Library and ProQuest) to the K-12 Market and the Public Library Market; the Company will be primarily engaged in Sleuth type businesses and in the distribution of Electric Library in the End-User Business; and BHIL will be engaged in the distribution of ProQuest to the Post Secondary Education Market, in the online publishing business and in its other continuing businesses. The Company has also granted BHIL an option to purchase the End-User Business. Each of the Company, EDCO and BHIL may engage in other businesses following the closing, subject to the obligations contained in the noncompetition agreements each of them will enter into at the closing. See "The Master Transaction Agreement - Noncompetition Agreements."

         The Master Transaction Agreement provides that the management board of EDCO will consist of eight representatives, of whom six will be named by BHIL and two will be named by the Company. Because of BHIL's 73% equity interest in EDCO, Bell & Howell will control the operations and decision making of EDCO. The initial headquarters of EDCO shall be in Wayne, Pennsylvania.

ACCOUNTING TREATMENT

         The Company will account for its equity interest in EDCO on an equity basis, effective as of the closing date. EDCO will not be treated as a joint venture for accounting purposes. This accounting treatment is reflected in the pro forma financial statements of the Company that are included in this proxy statement.

FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS

         EDCO. EDCO will be a limited liability company and thus will be treated as a partnership for federal income tax purposes and will not pay federal income taxes. Partnerships are flow-through operating tax entities in which business income is taxed at the owner level. Accordingly, a partnership is not a taxable entity, but the partner's tax liabilities are affected by the activities of the partnership.

         THE COMPANY. Generally, no gain or loss is recognized for tax purposes upon the contribution of property to a partnership in exchange for a partnership interest. However, the receipt of property (i.e. cash) in connection with the contribution will result in a realized gain for federal income tax purposes. Additionally, the sale of the Online Publishing Business will also result in a realized gain for federal income tax purposes. However, with the Company's available federal net operating loss carryovers, it is expected that the realized gain resulting from the transaction will not be recognized for federal income tax purposes. Accordingly, no current federal income taxes should result upon consummating the Transactions.

         THE COMPANY'S SHAREHOLDERS. The Transactions will have no federal income tax consequences for the Company's shareholders.

NO APPRAISAL RIGHTS

         Under Pennsylvania corporate law, the Company's shareholders are not entitled to appraisal or dissenters' rights in connection with the Transactions.

CLOSING DATE

         The closing is expected to take place promptly following the satisfaction or waiver of all conditions set forth in the Master Transaction Agreement, including without limitation, receipt of approval by the shareholders of the Company. The Company presently anticipates that the Transactions will be completed during the fourth quarter of 1999.

REGULATORY APPROVALS

         The Company does not believe that any material federal or state regulatory approvals will be necessary in connection with the Transactions except for the expiration of the applicable waiting period under the Hart-Scott-Rodino

Antitrust Improvements Act of 1976, as amended. On August 5, 1999, the Company was notified that its request for early termination of the waiting period was granted.

                                   THE PARTIES

INFONAUTICS

         Infonautics is an Internet information services company providing access to a diverse collection of content to schools, libraries, individuals and businesses. The Company's subscription-based Electric Library service combines content from magazines, newspapers, books, wire services, television and radio transcripts, photo archives and maps. Electric Library is marketed to educational institutions, such as schools and libraries, and to individuals over the Internet and through online services such as America Online.

         Infonautics also provides a variety of advertising and sponsorship supported Sleuth services that are currently provided free to the user over the Internet. The Company Sleuth service aggregates free content from selected World Wide Web sites, and provides e-mail notification of new information posted to these Web sites on specific public companies. The content on the site is drawn from a variety of sources, and includes information on new patents, Internet domain name registrations, stock prices, insider trading activity, SEC filings and news reports. The Sports Sleuth service searches hundreds of national and local Web sites to provide users with comprehensive daily e-mail reports on their favorite teams and sports based on a personal profile created by the user. The Job Sleuth service searches job sites on the Internet and databases for job postings based on users' profiles. The service is intended to save users from the task of searching the many online job-related sources one by one. Job Sleuth users receive a daily e-mail containing job opportunities from over a dozen job sites on the Internet that match users' career interests based on profiles they create.

         The Company's e-commerce online publishing services, formerly referred to as content management and custom archive services, make use of the Company's technology, systems-operation and customer service functions to provide e-commerce archive services to publishers who wish to make their content available, for a fee, on the Internet.


BELL & HOWELL

         Bell & Howell, together with its subsidiaries, is a leading global information solutions and services provider. In each of its businesses, Bell & Howell transforms information through software and services, helping its customers operate more effectively and efficiently. Within its three business segments, Information Access, Mail and Messaging Technologies and Imaging, Bell & Howell focuses on well-defined market niches where it is or can become the leader, with an emphasis on adding value to information through software, and on providing world class service and support to create strong recurring revenue streams. Within its Information Access segment, Bell & Howell develops and markets information services and systems that are focused on the needs of its customers in select vertical niches, including libraries of all kinds (including college and university, and elementary and secondary schools as well as public) and transportation and vehicle dealers. Within its Mail and Messaging Technologies segment, Bell & Howell develops and markets a complete range of high volume mail processing systems and services, which increasingly utilize Bell & Howell's proprietary software to expand the capabilities and improve the efficiency and effectiveness of customers' mailing operations. Within its Imaging segment, Bell & Howell develops and markets imaging systems and components that enable its customers to effectively file and access their documents and records, with a focus on financial institutions, governmental agencies and other paper intensive industries.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                                 OF THE COMPANY

         The following Pro Forma Balance Sheet as of June 30, 1999, and the Pro Forma Statements of Operations for the period ended June 30, 1999 and the year ended December 31, 1998, are presented to give effect to the sale of the Electric Library and Online Publishing (OLP) businesses.

         Historical financial data used to prepare the pro forma financial statements were derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, which is attached to this Proxy Statement as Exhibit B and made a part hereof, and the unaudited consolidated financial statements included in the Company's quarterly report on Form 10-Q for the period ended June 30, 1999, which is attached to this Proxy Statement as Exhibit C and made a part hereof. These pro forma financial statements should be read in conjunction with such historical financial statements.

         The pro forma adjustments reflected herein are based on available information and certain assumptions that the Company's management believes are reasonable. Pro forma adjustments made in the Pro Forma Balance Sheet assume that the sales of the Electric Library and OLP businesses were consummated on June 30, 1999, and do not reflect the impact of the Electric Library or OLP businesses' operating results or changes in balance sheet amounts subsequent to June 30, 1999. The pro forma adjustments to the Pro Forma Statements of Operations assume that the sales of the Electric Library and OLP businesses were consummated on January 1, 1998.

         The Pro Forma Balance Sheet and Pro Forma Statements of Operations are based on assumptions and approximations and therefore, do not reflect in precise numerical terms the impact of the transaction on the historical financial statements. In addition, such pro forma financial statements should not be used as a basis for forecasting the future operations of the Company.

                                INFONAUTICS, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1999
           (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)


                                                                              Less
                                                                             Electric     Less
                                                                             Library       OLP
                                                                            Net Assets  Net Assets     Pro Forma
                                                               Historical       Sold        Sold       Adjustment        Pro Forma
                                                               ----------   ----------  ----------     ---------         ---------
ASSETS                                                            1            2(A)        2(A)

Current assets:

    Cash and cash equivalents..............................      $    1,577   $      --   $      --      $  22,000  2(B)  $ 23,577
    Receivables:
       Trade, less allowance for doubtful accounts
        of $90.............................................           5,173       4,710          85         --                 378
       Trade, assigned.....................................           1,916       1,734         182         --                  --
       Other...............................................             176          28          20         --                 128
    Prepaid royalties, expenses and other assets...........             581         372          --         --                 209
                                                                 ----------   ----------  ----------     ---------        --------

              Total current assets                                    9,423       6,844         287         22,000          24,292
Property and equipment, net................................           2,318       1,726          51         --                 541
Equity investment..........................................                                                  5,852 2(C)      5,852
Other assets  .............................................             225         198           9         --                  18
                                                                 ----------   ----------  ----------     ---------        --------
              Total assets                                       $   11,966   $   8,768   $     347      $  27,852        $ 30,703
                                                                 ----------   ----------  ----------     ---------        --------
                                                                 ----------   ----------  ----------     ---------        --------


                                                                            Less
                                                                          Electric     Less
                                                                           Library      OLP
                                                                          Net Assets  Net Assets  Pro Forma
                                                              Historical     Sold        Sold     Adjustment   Pro Forma
                                                              ----------     ----        ----     ----------  ----------
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Notes payable, bank....................................     $  1,533    $   --     $   --     $   --        $  1,533
    Current portion of obligations under capital lease.....          320         320       --         --            --
    Accounts payable.......................................        1,331         373         18       --             940
    Accrued expenses.......................................        1,179         634         24       --             521
    Accrued royalties......................................        1,759       1,050         22       --             687
    Deferred revenue.......................................        9,684       8,410        120       --           1,154
                                                                --------    --------   --------   --------      --------
              Total current liabilities                           15,806      10,787        184       --           4,835
Noncurrent portion of obligations under capital lease......          121         121       --         --

Noncurrent portion of deferred revenue.....................          954         954       --         --


Convertible debt...........................................        2,486        --         --         --           2,486
                                                                --------    --------   --------   --------      --------
              Total liabilities                                   19,367      11,862        184       --           7,321
                                                                --------    --------   --------   --------      --------
Commitments and contingencies
Shareholders' equity (deficit):
Series A Convertible Preferred Stock, no par value, 5,000
       Shares authorized, 0 shares issued and
        outstanding at June 30, 1999.......................         --          --         --         --            --
Class A common stock, no par value; 25,000,000
       Shares authorized; one vote per share; 11,594,616
        Shares issued and outstanding at June 30, 1999.....         --          --         --         --            --
Class B common stock, no par value; 100,000 shares
       Authorized, issued and outstanding..................         --          --         --         --            --
Additional paid-in capital.................................       57,930        --         --         --          57,930
Deferred compensation......................................          (63)       --         --         --             (63)
Accumulated deficit........................................      (65,268)       --         --       30,783 2(C)  (34,485)
                                                                --------    --------   --------   --------      --------
         Total shareholders' equity (deficit)                     (7,401)       --         --       30,783        23,382
                                                                --------    --------   --------   --------      --------
         Total liabilities and shareholders' equity (deficit)   $ 11,966    $ 11,862   $    184    $30,783      $ 30,703
                                                                --------    --------   --------   --------      --------
                                                                --------    --------   --------   --------      --------

         The accompanying notes are an integral part of these pro forma consolidated financial statements.

                                INFONAUTICS, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
           (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)


                                                                            Less
                                                                           Electric     Less      Pro Forma
                                                              Historical   Library       OLP      Adjustment          Pro Forma
                                                              ----------   -------      -----     ----------          ---------
                                                                  1          2(D)       2(D)

Revenues.....................................................  $   11,208   $   6,176   $   422   $      --       $     4,610
                                                               ----------   ---------   -------   ---------       -----------

Costs and expenses:
     Cost of revenues........................................       3,528       1,782        15      (1,148) 2(E)       1,567
                                                                                                        984  2(E)
     Customer support expenses...............................         570         422        91          --                57
     Technical operations and development expenses...........       4,187       2,055       500         410  2(F)       2,042
     Sales and marketing expenses............................       5,825       3,539       215          --             2,071
     General and administrative expenses.....................       1,569         557       243          --               769
     Loss from equity investment.............................          --          --        --       1,124             1,124
                                                               ----------   ---------   -------   ---------        ----------
          Total costs and expenses...........................      15,679       8,355     1,064       1,370             7,630
                                                               ----------   ---------   -------   ---------        ----------
Loss from operations.........................................      (4,471)     (2,179)     (642)     (1,370)           (3,020)

Interest income (expense), net...............................        (699)        (49)       --                          (650)
          Net loss...........................................      (5,170)     (2,228)     (642)     (1,370)           (3,670)

Redemption of preferred stock in excess of carrying amount...         (75)         --        --          --               (75)
                                                               ----------   ---------   -------   ---------       -----------

Net loss attributable to common shareholders.................  $   (5,245)  $  (2,228)  $  (642)  $  (1,370)      $    (3,745)
                                                               ----------   ---------   -------   ---------       -----------
                                                               ----------   ---------   -------   ---------       -----------
Loss per common share- basic and diluted.....................  $     (.45)                                        $      (.32)
                                                               ----------                                         -----------
                                                               ----------                                         -----------
Weighted average shares
    outstanding- basic and diluted...........................  11,664,700                                           11,664,700
                                                               ----------                                         ------------
                                                               ----------                                         ------------

                                INFONAUTICS, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                             Less
                                                                           Electric     Less      Pro Forma
                                                              Historical    Library      OLP     Adjustment           Pro Forma
                                                              ----------    -------      ---     ----------           ---------
                                                                  1          2(D)       2(D)

Revenues..................................................... $    14,925    $  7,272 $      701     $     --          $    6,952
                                                              -----------    -------- ----------     --------          ----------

Costs and expenses:
     Cost of revenues........................................       4,384       2,280         26       (1,267)  2(E)        2,026
                                                                                                        1,215   2(E)
     Customer support expenses...............................       1,093         896         87         --                   110
     Technical operations and development expenses...........       7,606       4,286      1,016          506   2(F)        2,810
     Sales and marketing expenses............................      14,835       8,720        269         --                 5,846
     General and administrative expenses.....................       4,609       2,579        567         --                 1,463
     Loss from equity investment.............................          --          --         --        3,934               3,934
                                                               ----------  ---------- ----------   -----------         ----------
          Total costs and expenses...........................     32,527       18,761      1,965        4,388              16,189
                                                               ----------  ---------- ----------   -----------         ----------
Loss from operations.........................................    (17,602)    (11,489)    (1,264)       (4,388)             (9,237)
Interest income (expense), net...............................         154       (140)         --         --                   294
                                                               ----------  ---------- ----------   -----------         ----------

          Net loss...........................................  $ (17,448)  $ (11,629) $  (1,264)    $  (4,388)          $  (8,943)
                                                               ----------  ---------- ----------   -----------         ----------
                                                               ----------  ---------- ----------   -----------         ----------
Loss per common share- basic and diluted.....................  $   (1.77)                                               $    (.91)
                                                               ----------                                              ----------
                                                               ----------                                              ----------
Weighted average shares
    outstanding- basic and diluted...........................  9,830,900                                                9,830,900
                                                               ----------                                               ---------
                                                               ----------                                               ---------

                                INFONAUTICS, INC.
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                            (UNAUDITED, IN THOUSANDS)

1.       HISTORICAL:

              The historical balances represent the financial position as of June 30, 1999, and the results of operations for the six months ended June 30, 1999 and for the year ended December 31, 1998 as reported in the historical consolidated financial statements of Infonautics, Inc. (the Company), included elsewhere in this Proxy Statement by reference to Infonautics, Inc. Form 10-K for the year ended December 31, 1998 and Form 10-Q for the quarter ended June 30, 1999.

2. SALE OF THE ASSETS AND LIABILITIES OF THE ELECTRIC LIBRARY BUSINESS AND ECOMMERCE ONLINE PUBLISHING BUSINESS:

         The Company will sell, subject to shareholder approval, all of the net assets of its Electric Library (Elibrary) services to schools and universities as well as the net assets of its e-commerce online publishing business. The sales will be accounted for as taxable sales of assets.

         A new company, currently referred to as EDCO, will be formed with the net assets of Infonautics' Elibrary service and assets of Bell and Howell Information and Learning Company. Infonautics will receive a 27% equity interest in EDCO.

         The following pro forma adjustments for the sale of the Elibrary assets and liabilities and the e-commerce online publishing business are reflected as of June 30, 1999 in the case of the pro forma consolidated balance sheet, or as of December 31, 1998 and June 30, 1999, in the case of the pro forma consolidated statements of operations for the year and six months, respectively, then ended:

         A.       Net assets purchased by buyer.

         B.       Gross cash proceeds to be received in connection with the sale of the:


                           Elibrary business                            $20,000
                           E-commerce online publishing business        $ 2,000
                                                                        -------
                           Total gross cash proceeds                    $22,000
                                                                        -------
                                                                        -------
         C.       Net change in retained earnings (deficit) is calculated as follows:
                           Gross proceeds from sale                     $22,000
                           Plus liabilities transferred in
                                   excess of assets                     $ 2,931
                           Plus investment in EDCO                      $10,910
                                                                        -------

                           Total gain                                   $35,841
                                                                        -------
                                                                        -------

                           Less:
                           1998 loss from equity investment             $ 3,934
                           1999 loss from equity investment             $ 1,124
                                                                       --------
                           change in retained earnings
                                     through June 30, 1999              $30,783
                                                                        -------
                                                                        -------

         The gain recorded in connection with the sale of the Elibrary and OLP businesses is as follows:
                  Elibrary business                           $34,004
                  E-commerce online publishing business       $ 1,837
                                                              --------
                  Total Gain                                  $35,841
                                                              --------
                                                              --------

         D. Electric Library includes revenues earned from the sales of Elibrary to educational and international customers; costs of sales incurred from the sale of Elibrary to educational and international customers; and costs associated with the customer support, technical operations and development, sales and marketing and general and administrative expenses needed to operate the Elibrary services.

              OLP includes revenues earned from the sale of e-commerce online publishing services to e-commerce online publishing customers, costs of sales and other costs associated with delivering these services to their customers.

         E. A content licensing agreement between Infonautics and EDCO provides for EDCO to pay royalties to the content providers for all Elibrary revenue, including end-user revenue. As a result of this agreement, Infonautics will no longer be recording royalties owed directly to content providers, but will pay to EDCO a royalty equal to a specified percentage of net Elibrary end-user revenues. This pro forma adjustment reduces the cost of revenues for actual royalties expenses incurred by the end-user version of Elibrary and adds a specified percentage of revenues as is stipulated in the agreement.

         F. A Technical Services agreement between EDCO and Infonautics provides for EDCO to support the content and technical service of the end-user version of Elibrary for a service fee equal to a specified percentage of net Elibrary end-user revenues. This pro forma adjustment reflects the estimate of the fee owed to EDCO.

3.   TAXES

         The new company will be a limited liability company and thus will be treated as a partnership for Federal income tax purposes. Partnerships are flow-through operating tax entities in which business income is taxed at the owner level. Accordingly, a partnership is not a taxable entity, but the partner's tax liabilities are impacted by the activities of the entity.

         Generally, no gain or loss is recognized for tax purposes upon the contribution of property to a partnership in exchange for a partnership interest. However, the receipt of property (i.e. cash) in connection with the contribution will result in a realized gain for Federal income tax purposes. Additionally, the sale of the Company's e-commerce online publishing business will also result in a realized gain for Federal income tax purposes. However, with the Company's available Federal net operating loss carryovers, it is expected that the realized gain resulting from the transaction will not be recognized for Federal income tax purposes. Accordingly, no current Federal income taxes should result upon consummating the transaction.

                            SELECTED FINANCIAL DATA -
              BELL & HOWELL INFORMATION AND LEARNING K-12 BUSINESS

         The following tables present selected financial information of the Bell & Howell Information and Learning K-12 Business with respect to each of the three fiscal years ended December 28, 1996, January 3, 1998 and January 2, 1999 and with respect to the 1999 fiscal year to date through June 1999 (under the caption Consolidated Statements of Operations Data) and with respect to the fiscal years ended January 3, 1998 and January 2, 1999 and the fiscal month ended June 1999 (under the caption Consolidated Balance Sheet Data). The data for the fiscal years ended December 28, 1996, January 3, 1998 and January 2, 1999 are derived from the audited financial statements of the Bell & Howell Information and Learning K-12 Business, presented elsewhere is this proxy statement. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations - Bell & Howell Information and Learning K-12 Business and the financial statements and notes thereto of the Bell & Howell Information and Learning K-12 Business.


                                                                                                   FISCAL YEAR TO DATE
                                                                   FISCAL YEAR                           THROUGH
CONSOLIDATED STATEMENTS OF OPERATIONS                                                          June           June
DATA:                                              1996           1997           1998          1998           1999
                                                   ----           ----           ----          ----           ----
                                                     (in thousands)                               (UNAUDITED)

Revenue                                             $ 5,835        $ 6,722        $10,006       $ 3,004        $ 5,561
                                                    -------        -------        -------       -------        -------
Costs and expenses:
     Costs of revenues                                1,317          2,221          3,916         1,602          2,867
     Customer support expenses                          --             --             --            --            --
     Technical operations and
     development expenses                                --          1,856            875           438            450
     Sales and marketing expenses                     1,995          4,236          6,617         3,166          4,026
     General and administrative
     expenses                                            --            --             --            --            --
                                                    -------        -------        -------       -------        -------
         Total costs and expenses                     3,312          8,313         11,408         5,206          7,343
                                                    -------        -------        -------       -------        -------
Net Earnings (Loss)                                  $2,523        $(1,591)       $(1,402)      $(2,202)       $(1,782)
                                                    -------        -------        -------       -------        -------
                                                    -------        -------        -------       -------        -------


                                                             FISCAL YEAR END

CONSOLIDATED BALANCE SHEET DATA:                            1997          1998                 JUNE 30, 1999
                                                            ----          ----                 -------------
                                                             (in thousands)
Cash, cash equivalents and investments              $    --              $    --              $    --
Working capital (deficit)                            (3,406)              (7,528)              (6,324)
Total assets                                          2,472                2,985                2,339
Long term obligations, net of current portion            --                   --                   --
Business equity (deficit)                            (3,174)              (7,223)              (5,910)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS -
              BELL & HOWELL INFORMATION AND LEARNING K-12 BUSINESS

         This section should be read in conjunction with the Financial Statements of Bell & Howell Information and Learning K-12 Business ("Bell and Howell K-12 Business") and the notes thereto.

RESULTS OF OPERATIONS

         First Half 1999 Compared to First Half 1998. Bell and Howell K-12 Business's net sales increased $2.6 million, or 85%, to $5.6 million in the first half of 1999 as the electronic subscription base continued its rapid growth. The strong sales of ProQuest Direct(TM) (Bell and Howell K-12 Business's internet-based product offering), was partially offset by lower CD-ROM subscriptions as customers continue to migrate to the on-line delivery of information via the internet. The number of schools subscribing to Bell and Howell K-12 Business's electronic products increased to more than 21,000, resulting from a variety of product enhancements (additional content, improved interface, and increased search capabilities) and an expanded sales force.

         Bell and Howell K-12 Business's cost of sales increased $1.3 million, or 79%, to $2.9 million in the first half of 1999, with the gross profit (net sales less cost of sales) percentage decreasing by 1.8 percentage points to 48.4%. The lower gross profit percentage in the first half of 1999 primarily resulted from increased data center costs, which resulted from acquiring the additional capacity needed to address the strong sales growth.

         Research and development expense of $.5 million was virtually constant with the prior year level. Bell and Howell K-12 Business continually seeks to take advantage of new product/technology opportunities with an emphasis on internet capabilities and software solutions. Bell and Howell K-12 Business's research and development expenditures include expenses primarily for database and software development, and information delivery systems.

         Selling and administrative expense increased $.9 million, or 27%, to $4.0 million in the first half of 1999 reflecting Bell and Howell K-12 Business's increased investment in sales and marketing resources (which reflects an increase in the sales force to capitalize on the sales growth opportunities of internet-based products).

         The net loss decreased $.4 million, or 19%, to $1.7 million in the first half of 1999 as the benefit of the higher sales volume was offset by the aforementioned sales force expansion and the costs to provide additional data center capacity to accommodate future sales growth opportunities.

         Cash used by operations increased $1.7 million to $2.9 million in the first half of 1999 due to increased working capital requirements.

         Fiscal 1998 Compared to Fiscal 1997. Bell and Howell K-12 Business's net sales increased $3.3 million, or 49%, to $10.0 million in 1998 as the electronic subscription base continued its rapid growth. The strong sales of ProQuest DirectTM (Bell and Howell K-12 Business's internet-based product offering), was partially offset by lower CDROM subscriptions as customers continue to migrate to the on-line delivery of information via the internet. The number of schools subscribing to Bell and Howell K-12 Business's electronic products increased to more than 16,000, resulting from a variety of product enhancements (additional content, improved interface, and increased search capabilities) and an expanded sales force.

         Bell and Howell K-12 Business's cost of sales increased $1.7 million, or 76%, to $3.9 million in 1998, with the gross profit (net sales less cost of sales) percentage decreasing by 6.1 percentage points to 60.9%. The lower gross profit percentage in 1998 resulted from a higher royalty rate (based on a shift in the mix of publications being accessed by Bell and Howell K-12 Business's products).

         Research and development expense of $.9 million in 1998 was below the prior year level as Bell and Howell K-12 Business invested significantly in 1997 to develop/enhance software interfaces specifically tailored for the K-12 market. Bell and Howell K-12 Business continually seeks to take advantage of new product/technology opportunities with an emphasis on internet capabilities and software solutions. Bell and Howell K-12 Business's research and development expenditures include expenses primarily for database and software development, and information delivery systems.

         Selling and administrative expense increased $2.4 million, or 56%, to $6.6 million in 1998 reflecting Bell and Howell K-12 Business's increased investment in sales and marketing resources (which reflects an increase in the sales force to capitalize on the sales growth opportunities of internet-based products).

         The net loss decreased $.2 million, or 12%, to $1.4 million in 1998 as the benefit of the higher sales volume was offset by the aforementioned sales force expansion and the costs to provide additional data center capacity to accommodate future sales growth opportunities.

         Fiscal 1997 Compared to Fiscal 1996. Net sales increased $.9 million, or 15%, to $6.7 million in 1997 as Bell and Howell K-12 Business started to significantly invest in developing and expanding its presence in the K-12 education market with focused products and sales personnel.

         Bell and Howell K-12 Business's cost of sales increased $.9 million, or 69%, to $2.2 million in 1997, with the gross profit (net sales less cost of sales) percentage decreasing by 10.4 percentage points to 67.0%. The lower gross profit percentage in 1997 primarily resulted from increased data center costs, which resulted from acquiring the additional capacity needed to address the strong sales growth.

         Research and development expense of $1.9 million in 1997 related to the development/enhancement of specifically tailored software interfaces for the K-12 market. Bell and Howell K-12 Business continually seeks to take advantage of new product/technology opportunities with an emphasis on internet capabilities and software solutions. Bell and Howell K-12 Business's research and development expenditures include expenses primarily for database and software development, and information delivery systems.

         Selling and administrative expense increased $2.2 million, or 112%, to $4.2 million in 1997 reflecting Bell and Howell K-12 Business's increased investment in sales and marketing resources (which reflects an increase in the sales force to capitalize on the sales growth opportunities of internet-based products).

         Net income decreased $4.1 million, to an operating loss of $1.6 million in 1997, as the benefit of the higher sales volume was more than offset by the aforementioned investments to develop/enhance the K-12 software interface, expand the sales force, and to provide additional data center capacity to accommodate both current and future sales growth opportunities.

LIQUIDITY AND CAPITAL RESOURCES

         Since Bell and Howell K-12 Business's inception, the Bell & Howell Company has provided funding for working capital. Bell and Howell K-12 Business participates in Bell & Howell Company's cash management system. All cash generated from and cash required to support Bell and Howell K-12 Business's operations are deposited and received through the Bell & Howell Company's cash accounts. Cash provided by operations was $2.9 million in 1998, versus cash used by operations of $1.1 million in 1997 resulting from the cash inflows related to the increased customer subscription base.

         The cash used by operations was $1.1 million in 1997, versus cash provided by operations of $2.9 million in the prior year. The lower operating cash flows in 1997 resulted from the aforementioned investments to develop/enhance the K-12 software interface, expand the sales force, and to provide additional data center capacity to accommodate both current and future sales growth opportunities.

         In July 1999, Bell & Howell Company announced that it has reached agreement with Infonautics, Inc. to combine the Infonautics' K-12 Business with the Bell & Howell Information and Learning K-12 Business, into a newly created limited liability corporation, with Bell & Howell Company as the majority owner. The transaction is expected to close during the fourth quarter of 1999, subject to the approval of Infonautics' shareholders. Bell & Howell Company has made a commitment to continue to provide financing to Bell and Howell K-12 Business until the transaction is consummated.


                          BUSINESSES TO BE TRANSFERRED

OVERVIEW

         The Company and BHIL are currently engaged in certain complementary businesses. The Company provides and distributes its Electric Library service to educational institutions, such as schools and public libraries, and to individual end-users over the Internet and through online services. BHIL provides and distributes its ProQuest service, which provides information from periodicals and newspapers, dissertations, out-of-print books and other scholarly collections through the Internet and other electronic media, to elementary and secondary schools, colleges and universities, public, corporate and government libraries and other information providers that resell BHIL's electronic content.

         EDCO will combine certain aspects of these businesses and will focus primarily on sales in the K-12 Market. EDCO will also provide research and reference services to the Public Library Market. It is likely that EDCO will acquire other businesses in the future.

         BHIL will continue to provide research and reference services to the Post-Secondary Education Market. The Company will continue to provide its Electric Library service in its End-User Business. Bell and Howell K-12 Business will also sell its Online Publishing Business to BHIL. See "Summary - The Transactions - Overview" on page 12 for a more complete description of these markets and businesses.

INFONAUTICS

         Business to be Contributed to EDCO. The Company will contribute to EDCO its assets and liabilities that relate exclusively to its Electric Library service (including the related technology). However, the Company will not contribute certain assets that relate directly to the distribution of the Electric Library service in the End-User Business or its assets and liabilities related to Company Sleuth and similar businesses. However, the Company has granted to BHIL an option to purchase the End-User Business.

         Electric Library is a broad research and reference service providing access to a diverse collection of content. Electric Library offers user-friendly graphical interfaces and a powerful natural language search capability that allows users to search an entire content collection simply by asking a question. Results are provided in the form of a list of documents, from which the user can select from the most relevant full-text articles, pictures and other documents. The service's ability to customize searches, combined with the underlying technology and diversity of content, is designed to enable users to satisfy their general and special interest information requirements. The Electric Library service also provides users with the ability to see related Internet content from thousands of Web sites. For advanced users, Electric Library also has a number of search options, including: Boolean search, subject-based searching and fielded searching (by title, author or publication).

         The Company has developed several versions of Electric Library that are marketed through different channels. These versions differ primarily in the interface used and in the content available. A version of Electric Library marketed to schools and libraries has been optimized with a customized interface in order to be more student-friendly, including more educationally-specific content and no advertising. The assets and liabilities of the Company relating to this version of Electric Library are those being contributed to EDCO.

         The service allows institutions to authenticate themselves via an Internet Protocol (IP) address rather than requiring every library patron to enter a user name and password. The Company offers discounts in certain circumstances, including high-volume purchases and site licenses associated with district and state contracts.

         The Company has also created or is creating a customized version or versions of Electric Library for use outside the United States that will include, among other things, local content. The Company currently has international marketing agreements to provide such services in Canada, the Republic of Korea, Australia, New Zealand and certain Southeast Asian and South Pacific locations.

         Online Publishing Business. The Company's e-commerce-based Online Publishing Business will be sold to BHIL under the Master Transaction Agreement. These services are designed for publishers or other content creators who wish to make their own content available online and who wish to outsource the entire operation (or a portion of it) to the Company. The Company converts a publisher's content to a manageable digital format, implements the chosen pricing and billing methodology, readies customer support and implements systems for ongoing service, support and reporting to the publisher.

         The business and management functions of the Company's online publishing services provide publishers and other content creators with an opportunity to effectively market their archival information and to manage that marketing effort with control processes and feedback. The royalty management function records the downloading of published documents and tracks frequency of user access by document over time. The Company believes these records, with their links to subscriber demographics, may be used by its customers in many different ways to meet their needs. The subscriber management function gathers customer information and calculates charges for input in a broad variety of accounting systems. These billing functions are designed to support a variety of pricing options as well as flexible and effective alternatives for processing invoices by credit card or direct invoicing. In February 1999, the Company announced the launch of a new technology platform for its online publishing business.

         Further Information. A more complete description of the businesses which are owned and operated by the Company is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, copies of which are attached to this Proxy Statement as Exhibits B and C. These reports also include the Company's financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the periods covered by the reports.

BHIL CONTRIBUTED BUSINESS

         BHIL will contribute to EDCO its assets and liabilities that relate exclusively to its ProQuest service (included the related technology) for the K-12 market. BHIL will continue to provide research and reference through its ProQuest service to the Post-Secondary Education Market.

         ProQuest reference database collections online is designed to allow users to locate magazine, newspaper, and reference material articles quickly and easily. ProQuest offers access to this material through a range of comprehensive, modular, and subject-specific databases built from the over 8,000 publication titles BHIL currently has rights to. In the K-12 market, database subsets are designed to suit elementary, middle, and high school libraries, as well as professional libraries at the district level and special libraries like career & technical schools.

         ProQuest allows users to search magazines, newspapers, and reference material by keyword, publication, topic, or subject searches. Users may enter key words using Boolean search strategies, phrase searching, or by building a complex search using Advanced Search and Search Wizard.

         ProQuest offers students and teachers site licensing and remote home access that provides maximum opportunity for research and helps learners pursue class assignments and personal study after hours. Schools may choose to authenticate through IP address or account name with password.

         The following ProQuest online collections are being contributed to
EDCO:

- ProQuest Platinum, Gold, Silver, and Bronze: general reference collections built for high school research
- ProQuest JuniorQuest: general reference collection built for middle school research
- ProQuest KidQuest: general reference collection built for elementary school reference available with a unique children's graphical topic search interface
- ProQuest Professional Education: specialty research database built for K-12 educators, administrators, technology and curriculum coordinators, and library/media specialists for continuing education and staff development
- ProQuest Career & Technical Education: specialty reference database built for vocational schools with special emphasis on trade publications
- ProQuest Health & Science: specialty reference database built for schools with heavy health and science research needs
- ProQuest Newspapers: general reference collections that deliver local, regional, national, international, and premium primary source newspaper coverage
- ProQuest Religion: specialty reference database built for schools with religious and philosophical research needs
- Periodical Archive: a future collection of deep-archive material from the BHIL digital vault

     ProQuest collections on CD-ROM offer periodical, newspaper, and topical research collections assembled from the more than 8,000 publication titles BHIL currently has rights to. Collections run on Windows 3.X and higher operating systems. Users may search by topic or key word. Users may enter key words using Boolean search strategies, phrase searching, or build a complex search using the advanced search indexes. Results are returned in reverse chronological order. Users choose to view the article's abstract and citation, ASCII full text, or the page image where the original article is reproduced as it appeared in the publication. Access to abstracting begins on average from 1983 to present; ASCII full text 1992 to present; and page image 1988 to present. All ASCII full text CD-ROM databases are fully networkable to provide opportunity for broad access.

     The following ProQuest CD-ROM collections are being contributed to EDCO:

-    Periodical Abstracts Plus Text
-    Resource One Full Text
-    Resource One Select Full Text
-    Magazine Express
-    IssueQuest
-    Individual newspaper collections

                       CERTAIN RELATED PARTY TRANSACTIONS

     At the closing of the proposed transaction, EDCO, BHIL and the Company will enter into a variety of operating and service agreements, technical and non-technical support services agreements and license agreements. See "The Master Transaction Agreement - Services Agreements" and "The Master Transaction Agreement - License Agreements" for a more complete description of these agreements.


         INTEREST OF INFONAUTICS DIRECTORS AND EXECUTIVE OFFICERS IN THE
                                  TRANSACTIONS

     In considering the recommendation of the Infonautics board with respect to the Transactions, shareholders should be aware that officers of Infonautics, including an officer who is also a director, have interests in the Transactions that are different from, or in addition to, the interests of shareholders.


POSITIONS OF CERTAIN OFFICERS AND DIRECTORS WITH EDCO

     Under the Master Transaction Agreement David Van Riper Morris will continue for at least six months in a position responsible for the smooth transition of the Contributed Business into EDCO. Mr. Morris will also serve as a member of the management board of EDCO. Mr. Morris will remain as the President and Chief Executive Officer and as a director of the Company. Lloyd N. Morrisett, a director of the Company, will serve as a member of the management board of EDCO.

VESTING OF OPTIONS

     The terms of the 1996 Equity Compensation Plan and employment agreement and other arrangements provide that the options to purchase shares which have been granted to various parties will automatically vest upon the closing of the Transactions. The following table identifies executive officers of Infonautics and the options that vest as a result of the Transactions. Value is based on the closing price of Infonautics common stock on the Nasdaq Small Cap Market on July 30, 1999 less the exercise price per share of the Infonautics options.


                             Number of        Number of options
                          vested options        which become           Value of options      Value of all options
                               as of            vested at the          exercisable as a         exercisable at
             Name           July 1, 1999    closing of the merger    result of the merger   closing of the merger
             ----          -------------    ---------------------    --------------------   ---------------------
William Burger                  27,500                 32,500                 $ 110,000              $  218,750

Gerard J. Lewis, Jr.            46,250                 23,750                 $  74,688              $  261,875

David Van Riper Morris         316,150                122,050                 $ 320,375              $1,269,000

Federica F. O'Brien              5,500                 12,500                 $  66,054              $   85,530

Alan Preston                     6,750                 18,500                 $  91,358              $  121,716

Ram Mohan                       11,750                 21,750                 $  89,705              $  135,663

                        THE MASTER TRANSACTION AGREEMENT

         The Master Transaction Agreement was executed on July 8, 1999 and amended on September 28, 1999. The following summarizes its principal terms. The Master Transaction Agreement, together with the amendment thereto, is attached as Exhibit A to this proxy statement. This summary is qualified in its entirety by reference to the Master Transaction Agreement. The Company encourages all shareholders to read the Master Transaction Agreement carefully.

FORMATION OF EDCO AND CONTRIBUTION OF ASSETS

         Under the Master Transaction Agreement Bell & Howell agreed to cause BHIL to organize EDCO. EDCO is a Delaware limited liability company.

          BHIL will contribute to EDCO the assets and liabilities of BHIL that relate exclusively to or arise from sales to the K-12 Market and will provide $20.0 million in cash to EDCO. In exchange for its contribution, BHIL will receive a 73% equity interest in EDCO, and EDCO will perform certain services under customer contracts transferred to EDCO by BHIL.

         The Company will contribute to EDCO its assets and liabilities that relate exclusively to its Electric Library service (including the related technology). However, the Company will not contribute certain assets that relate directly to the distribution of the Electric Library service in the End-User Business. In exchange for its contribution, the Company will receive a cash payment of $20 million from EDCO (of which $5 million is payable at closing and $15 million is payable on January 3, 2000) and a 27% equity interest in EDCO.

SALE OF ONLINE PUBLISHING BUSINESS

         Under the Master Transaction Agreement the Company has agreed to sell to BHIL, and Bell & Howell has agreed to cause BHIL to purchase, the assets and liabilities of the Company that relate exclusively to the Company's Online Publishing business. In exchange for the Company's online publishing business, BHIL will pay to the Company $2 million in cash, payable on January 3, 2000.

RIGHTS OF EDCO TO PURCHASE END-USER BUSINESS

         The Company has granted EDCO a right of first refusal and an exclusive call option to purchase the End-User Business on a stand-alone basis (not as part of a change of control of the Company) during the two years after the closing. The price payable under the call option is twice the net revenue of the End-User Business for the preceding twelve months. See " - Post-Closing Agreements - Rights of EDCO with Respect to the Company's End-User Business."

OPERATIONS FOLLOWING THE CLOSING

         After the closing EDCO will be primarily engaged in the delivering products and services (including Electric Library and ProQuest) to the K-12 Market and the Public Library Market. The parties expect EDCO to fund its working capital on a stand-alone basis if possible. If EDCO is not able to fund its working capital on a stand-alone basis, the equity owners of EDCO will have the option to lend cash to EDCO, pro rata based on their then-current equity ownership positions, at market rates. If either equity owner does not elect to lend cash on a pro rata basis, the other owners may provide financing which may be convertible into additional equity ownership, thereby increasing the ownership position of the equity owner that contributed more than its pro rata share of the financing.

         After the closing the Company will be primarily engaged in its Sleuth type businesses and in the distribution of Electric Library in the End-User Business; and BHIL will be primarily engaged in the distribution of ProQuest to the Post-Secondary Education Market, in the online publishing business and in its other continuing businesses.

         Each of the Company, EDCO and BHIL may engage in other businesses following the closing, subject to the obligations contained in the noncompetition agreements each of them will enter into at the closing, and it is likely that EDCO will acquire other businesses. See " - Noncompetition Agreements."

THE CAPITALIZATION AGREEMENTS

         The Master Transaction Agreement provides that at the closing EDCO and each of the Company and BHIL will execute and deliver a Bill of Sale, Assignment and Assumption and Indemnity Agreement (each, a "Capitalization Agreement") providing for the contributions of assets by the Company and BHIL and the assumption of the liabilities by EDCO, as described under " - Formation of EDCO and Contribution of Assets." Under the Capitalization Agreements, the Company and BHIL (each, a "Seller") will make to EDCO customary representations and warranties in connection with the contributed assets and liabilities to be assumed, including (but not limited to) representations relating to:

         - the absence of material adverse changes in the business being contributed;

         -    the Seller's title to the assets;

         - the right of the Seller to use the intellectual property being contributed and the absence of notice of any claims that the intellectual property infringes the rights of others;

         - the validity and binding effect of the material contracts being contributed on the Seller and, to the Seller's knowledge, on the other parties to the contracts;

         - the absence of any commitments between the business being contributed and the Seller or its affiliates except as disclosed;

         - the absence any material litigation affecting the business being contributed or any material violation of law by the business being contributed except as disclosed;

         - the compliance with various provisions of the federal Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of the employee benefit plans of the business being contributed;

         - the compliance by the business being contributed with applicable environmental laws and the absence of claims that the Seller is liable under the federal Comprehensive Environmental Response, Compensation and Liability Act; and

         - the absence of complaints of unfair labor practices or other proceedings and of strikes, work stoppages, arbitration proceedings or union organizing efforts.

         EDCO will make customary representations and warranties to each Seller relating to its organization, power and authority to own, lease and operate its properties and to carry on its business; authorization of its execution and delivery of the Capitalization Agreement; absence of any required governmental filings, consents or permits that have not been obtained; and absence of conflict with its charter documents, agreements and other obligations to which it is a party or by which it or its properties are bound and with applicable laws, orders, rules and regulations.

         The Capitalization Agreements also provide that each Seller will indemnify EDCO, and EDCO will indemnify each Seller, for various losses, costs and expenses to the extent they result from a breach of a representation of warranty made by such party or failure of such party to perform any covenant or agreement under the Capitalization Agreement. No indemnification is required until damages exceed $100,000 and then only to the extent of the excess over $100,000. In addition, no indemnification is required to the extent that all such payments by the Seller would exceed $20.0 million.

         The sale and purchase of the Company's Online Publishing Business to BHIL will also be completed under an agreement similar to the Capitalization Agreements.


SERVICES AGREEMENTS

         At the closing, the parties will enter into a series of agreements intended to provide continuing interim support for the businesses being contributed to EDCO as well as to permit the Company to continue to distribute the Electric Library to the End-User Business. The parties intend that, following an interim period, EDCO and the Company will be able to independently provide such services for themselves. These agreements are:

         - A Technical Services Agreement between BHIL and EDCO (the "BHIL Technical Services Agreement") under which BHIL will agree to perform certain data center and information technology support services to support the use of ProQuest by EDCO's customers in the K-12 Market. The BHIL Technical Services Agreement will have a term of 36 months, renewable by mutual agreement of the parties. EDCO will have the right to terminate the BHIL Technical Services Agreement upon 90 days written notice, subject to certain limitations if EDCO desires to contract with a third party to perform the services called for by the BHIL Technical Services Agreement. EDCO will pay to BHIL a specified amount for the first 12 months and thereafter the cost to BHIL of providing these services, including an allocable share of interest, depreciation, amortization and corporate overhead during the preceding 12 months.

         - A Non-Technical Support Service Agreement between BHIL and EDCO (the "BHIL Non-Technical Support Services Agreement") under which BHIL will provide customer support, billing and accounting support, human resources, office space, office equipment, trade show and promotional materials and other services required on the same basis as BHIL currently provides such services to the business it is contributing to EDCO. These services will be provided at no cost, except that office space and office equipment will be provided at a market rate and trade show and promotional materials will be provided at their actual cost. The term of the BHIL Non-Technical Support Services Agreement is six months.

         - A Representation Agreement between BHIL and EDCO (the "BHIL Representation Agreement") under which, at a cost to be mutually agreed upon, BHIL will act as a sales agent for sales of EDCO's products to customers other than in the K-12 Market and the Public Library Market (the "Excluded Markets") and to customers outside North America. BHIL and EDCO will also agree that they will cooperate in bids to customers that span the K-12 Market and the Excluded Markets; that BHIL has the right to include certain products of BHIL that are not being contributed to EDCO in certain bids, whether made jointly with EDCO or independently; and that in bids to the Public Library Market, if ProQuest is used in a joint bid, BHIL will determine the terms and conditions, if Electric Library is used in a joint bid, EDCO will determine the terms and conditions, and if the parties cannot agree, either party can make an independent bid with respect to markets served by it. EDCO also agrees that it will not renew any contracts that are assigned to it by the Company with customers in the Post Secondary Education Market and will use its best efforts to cause such customers to use ProQuest on expiration of such contracts.

         - A Technical Services Agreement between EDCO and the Company (the "EDCO Technical Services Agreement") under which EDCO will agree to perform certain data center and information technology support services to support the Company's continued distribution of the Electric Library to customers in the End-User Business. The EDCO Technical Services Agreement will have a term of 36 months, renewable by mutual agreement of the parties. The Company will have the right to terminate the EDCO Technical Services Agreement upon 90 days written notice, subject to certain limitations if the Company desires to contract with a third party to perform the services called for by the EDCO Technical Services Agreement. The Company will pay to EDCO a specified amount for the first 12 months, and thereafter the cost to EDCO of providing these services, including an allocable share of interest, depreciation, amortization and corporate overhead during the preceding 12 months.

         - A Service Agreement between EDCO and BHIL under which EDCO will agree to perform all services required under the customer contracts transferred by BHIL to EDCO in exchange for a $3.5 million cash payment by BHIL to EDCO at closing.

         - A Non-Technical Support Service Agreement between the Company and EDCO (the "Infonautics NonTechnical Support Services Agreement") under which the Company and EDCO agree to provide to each other customer support, billing and accounting support and other services as required. These services will be provided at no cost, except that office space and office equipment will be provided at a market rate and trade show and promotional materials will be provided at their actual cost. The term of the Infonautics Non-Technical Support Services Agreement is six months.

LICENSE AGREEMENTS

         At the closing, the parties will enter into the following license agreements:

         - A Content License Agreement between BHIL and EDCO under which BHIL will license to EDCO all materials included at the time of the closing in BHIL's products for the K-12 Market in exchange for specified royalty payments. The license will be limited to the K-12 Market and the Public Library Market. The term of this agreement will be five years.

         - A Software License Agreement between BHIL and EDCO under which BHIL will grant to EDCO a perpetual, royalty-free, nontransferable license to ProQuest and ProQuest Searchware for Windows and DOS. EDCO will have the right to use the licensed software only in the K-12 Market. In addition, EDCO will have the right to use the ProQuest family of trademarks and domain names registered to BHIL in the K-12 Market and the Public Library Market for 12 months following the closing and thereafter only so long as EDCO's use does not create confusion to customers of BHIL.

         - A Content License Agreement between EDCO and the Company under which EDCO will license to the Company all materials included at the time of the closing in the Company's End-User Business and Sleuth-type applications in exchange for specified royalty payments. The license will be limited to the End-User Business and subject to certain other limitations. The term of this agreement will be five years.

         - A Software and Technology License Agreement between EDCO and the Company under which EDCO will grant to the Company a perpetual, royalty-free, nontransferable license to use certain patents, software and technology contributed by the Company to EDCO in the End-User Business, for Sleuth-type products and for new products of the Company so long as the Company's use does not violate its noncompetition agreement (See " - Noncompetition Agreements"). The Company will also have the right to use the Electric Library trademarks and domain names so long as the Company makes the Electric Library products or services available in its end-user business. EDCO may terminate this license on a change of control of the Company.

         - An Online Publishing License Agreement among BHIL, the Company and EDCO under which BHIL will grant to the Company and EDCO a perpetual, royalty-free license to use the online publishing software sold by the Company to BHIL, except that neither the Company nor EDCO may use such software to provide online publishing services.

         - An INFO Sleuth Software and Technology License Agreement among the Company, BHIL and EDCO under which the Company will grant to BHIL and EDCO a perpetual, royalty free, nontransferable license to use the software and technology related to its Sleuth products. EDCO will have the right to use such software and technology only in the K-12 Market and the Public Library Market, and BHIL will have the right to use such software and technology only in its online publishing business and in the Post Secondary Education Market. The Company may terminate this agreement as to either BHIL or EDCO on a change of control of such entity.

NONCOMPETITION AGREEMENTS

         At the closing, each of the Company, BHIL and EDCO will enter into a Noncompetition Agreement. Each of the Noncompetition Agreements will have a term of three years. The Noncompetition Agreements provide that:

         - The Company will not, without the prior written consent of EDCO, engage in the distribution of products or services delivered electronically or in machine readable format to the K-12 Market, the Public Library Market or the Post Secondary Education Market or which are targeted primarily for distribution to customers in any of those markets (except that the Company can engage in the End-User Business subject to certain limitations).

         - EDCO will not, without the prior written consent of the Company and BHIL, engage in the distribution of products or services to the Post Secondary Education Market or that are targeted primarily for distribution to customers in that market.

         - BHIL will not, without the prior written consent of EDCO, engage in the distribution of products or services delivered electronically or in machine readable format to the K-12 Market or that are targeted primarily for distribution to customers in that Market.

         - Each of the Company and EDCO will not, without the prior written consent of BHIL, engage in any online publishing services anywhere in the world.

         Each Noncompetition Agreement also provides that the party agreeing not to compete will not, without the prior written consent of the party or parties benefited by the Noncompetition Agreement:

         - Own, manage, operate, be compensated by, participate in, render advice to, have any right to or interest in any other business directly or indirectly engaged in any restricted activities, with the exception of the Company's ownership interest in Electric Schoolhouse, LLC or its successor;

         - Divulge, communicate, use or disclose any nonpublic information concerning the other party or parties or any of their affiliates or their personnel, business and affairs;

         - Interfere with the business relationships or disparage the good name or reputation of the other party or parties or any of their affiliates or take any action which brings the other party or parties or any of their affiliates or business into public ridicule or disrepute; or

         - Solicit for employment or employ any employee of the other party or parties or any of their affiliates, or request, induce or advise any employee to leave the employ of the other party or parties or any of their affiliates.

         In the case of each of the Noncompetition Agreements, the ownership of less than one-tenth of one percent of a publicly traded corporation engaged in any of the restricted activities will not in and of itself be deemed to be a violation of the noncompetition covenant.

OTHER PROVISIONS OF THE MASTER TRANSACTION AGREEMENT

         Representations and Warranties. In the Master Transaction Agreement each of the parties has made certain customary representations and warranties relating to

         - its power and authority to enter into the Master Transaction Agreement and related agreements and own the equity interests in EDCO provided under the Master Transaction Agreement;

         - the authorization of, and taking of all necessary corporate action in connection with, its execution, delivery and performance of the Master Transaction Agreement and related agreements (subject, in the case of the Company, to receipt of shareholder approval);

         - the validity and binding effect of the Master Transaction Agreement and related agreements;

         - the absence of conflict with its charter documents, agreements and other obligations to which it is a party or by which it or its properties are bound and with applicable laws, orders, rules and regulations;

         - the absence of any required governmental filings, consents or permits that have not been obtained except for filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Securities Act of 1933, as amended;

         -    the due organization of such party;

         - the accuracy and completeness of financial information provided by such party and its conformity with generally accepted accounting principles;

         - the absence of brokers and finders fees and the like relating to the Transactions (except for fees payable to Allen & Company by the Company and to BT Wolfenson by Bell & Howell);

         - the fact that information contained in this proxy statement supplied by such party will not, at the time of mailing of this proxy statement to the Company's shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary in order to make such statements, in light of the circumstances under which they are made, not misleading; and

         - the accuracy of the representations and warranties of such party contained in the Capitalization Agreements.

         In addition, the Company has represented and warranted that it has received the report of Allen & Company that the consideration to be received by the Company in connection with the Transactions is fair from a financial point of view to the Company and that the Company's board of directors has concluded that the transactions are in the best interest of the Company's shareholders.

         CERTAIN COVENANTS. Each of the parties has agreed that, from the date of the Master Transaction Agreement until the closing:

         - it will preserve, protect and maintain the business it is to contribute to EDCO and, in the case of the Company, the online publishing business, consistent with current practice and in the ordinary course of business and that it will not take certain actions in connection with such business without the prior written consent of the other party;

         - the parties agree to give each other and their representatives full access during normal business hours and with reasonable notice to their respective properties, books, contracts, commitments and records and to provide certain reports and other information;

         - each party will use its reasonable commercial efforts to hold in confidence all non-public documents and information provided by the other party;

         - each party will cooperate to take such actions as may be necessary to obtain governmental and other third party approvals required to preserve their material contractual relationships and to complete the Transactions;

         - the parties will consult with each other prior to issuing any press release or other public statement and will not issue any such release or statement without the prior written approval of the other party, which approval shall not unreasonably be withheld; and

         -    the parties will notify each other of certain material events.

         The Company also has agreed to submit the Transactions to its shareholders as promptly as practicable and to use its reasonable best efforts to obtain shareholder approval of the transactions.

         COVENANT OF THE COMPANY RELATING TO ALTERNATIVE TRANSACTIONS. The Company agreed that after the date of the Master Transaction Agreement and prior to the date of the closing or earlier termination of the Master Transaction Agreement, it will not, and will not permit any of its affiliates or their representatives to, directly or indirectly:

         - initiate or solicit any discussion in relation to or any inquiries or the submission of any proposal or offer relating to a change of control of the Company that is inconsistent with or provides a competitive impediment to the Transactions and the ongoing operations and prospects of EDCO as determined by Bell & Howell (any such inconsistent or competitive transaction is referred to as an "Alternative Transaction"), or

         - participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, the making of any proposal that constitutes, or may reasonably be expected to or lead to, any Alternative Transaction; except that prior to the vote of shareholders of the Company for approval and adoption of the Transactions, the Company may take such actions to the extent that the Company's board of directors determines, in good faith after consultation with the Company's investment bankers and outside counsel, that the Alternative Transaction, taken as a whole, is superior to the Transactions.

         The Company has agreed that it will immediately cease and cause to be terminated any existing initiation, solicitation, encouragement, discussions or negotiations with parties other than Bell & Howell with respect to Alternative Transactions.

         If the board of directors of the Company receives an Alternative Transaction that, taken as a whole, it determines to be superior to the Transactions, as determined in good faith after consultation with the Company's investment bankers and outside counsel, the board of directors must give Bell & Howell five days written notice of such an Alternate Transaction and of the person making such proposal and its principal terms and conditions. If the shareholders of the Company have not yet voted on the Master Transaction Agreement, the Company's board of directors may withdraw or modify its approval or recommendation of the Master Transaction Agreement and terminate the Master Transaction Agreement, subject to payment of the termination fee discussed under " - Termination." The Company has agreed that, except as described above, the Company's board of directors will not amend or modify its resolutions relating to the Master Transaction Agreement.

CONDITIONS TO CLOSING

         CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Transactions are subject to the fulfillment of the following conditions (which may be waived by the Company):

         - The shareholders of the Company must have approved the Transactions;

         - The representations and warranties of Bell & Howell and BHIL must be true, complete and accurate in all respects if they contain a materiality qualification and true, complete and accurate in all material respects if they do not contain a materiality qualification as if they were made on and as of the date of the closing;

         - EDCO, Bell & Howell and BHIL must have complied in all material respects with their covenants, agreements and conditions required to be performed or complied with on or prior to the closing;

         - There must be no order, decree or other action by a court or other governmental body restraining, enjoining or prohibiting the Transactions;

         - All consents of third parties required to consummate the Transactions or to prevent a breach of or default under any contract, agreement or other obligation must be obtained, unless the failure to obtain such consent would not be reasonably likely to have a material adverse effect on EDCO after the date of the closing;

         -    All necessary regulatory approvals must have been obtained;

         - None of Bell & Howell, BHIL, the Company, EDCO and any of the assets to be contributed to EDCO must be a party to or subject to any litigation related to the Master Transaction Agreement and the Transactions which is reasonably expected to have a material adverse effect on the contributed businesses, taken as a whole, as conducted at closing; and

         - The audited financial statements of the business contributed by BHIL for the three years ended December 31, 1998 must be completed and must not be materially different from the unaudited financial statements of that business for the three-year period ended December 31, 1998 that have been provided to the Company (using the same accounting methodologies with respect to revenues).

         CONDITIONS TO OBLIGATIONS OF BELL & HOWELL AND BHIL. The obligations of Bell & Howell and BHIL to consummate the Transactions are subject to the fulfillment of the following conditions (which may be waived by Bell & Howell):

         - The shareholders of the Company must have approved the Transactions;

         - The representations and warranties of the Company must be true, complete and accurate in all respects if they contain a materiality qualification and true, complete and accurate in all material respects if they do not contain a materiality qualification as if they were made on and as of the date of the closing;

         - EDCO and the Company must have complied in all material respects with their covenants, agreements and conditions required to be performed or complied with on or prior to the closing;

         - There must be no order, decree or other action by a court or other governmental body restraining, enjoining or prohibiting the Transactions;

         - All consents of third parties required to consummate the Transactions or to prevent a breach of or default under any contract, agreement or other obligation must be obtained, unless the failure to obtain such consent would not be reasonably likely to have a material adverse effect on EDCO or on the Company's Online Publishing Business after the closing date;

         -    All necessary regulatory approvals must have been obtained;

         - None of Bell & Howell, BHIL, the Company, EDCO and any of the assets to be contributed to EDCO must be a party to or subject to any litigation related to the Master Transaction Agreement and the Transactions which is reasonably expected to have a material adverse effect on the contributed businesses, taken as a whole, as conducted at closing; and

         - The audited financial statements of the business contributed by the Company for the three years ended December 31, 1998 must be completed and must not be materially different with respect to revenues from the unaudited financial statements of that business for the three-year period ended December 31, 1998 that have been provided to Bell & Howell.

TERMINATION

         TERMINATION. The Master Transaction Agreement and the related agreements may be terminated and the Transactions may be abandoned at any time prior to the closing:

         (a)  by mutual written consent of the parties;

         (b) by either the Company or Bell & Howell if the closing does not occur for any reason by failure to fulfill a condition to closing by the other party (see " - Conditions to Closing") results in a failure to close by December 31, 1999, provided that party failing to satisfy such condition may not terminate the Master Transaction Agreement under this provision;

         (c) by the Company if Bell & Howell materially breaches the Master Transaction Agreement and that breach is not cured within 30 days of notice thereof;

         (d) by the Bell & Howell if the Company materially breaches the Master Transaction Agreement and that breach is not cured within 30 days of notice thereof;

         (e) by Bell & Howell, if the Company's board of directors or a committee of the Company's board of directors:

              - resolves to accept or recommend to the Company's shareholders an Alternative Transaction,

              - withdraws or adversely modifies or takes a public position materially inconsistent with its approval or recommendation to the Company's shareholders of the Transactions, or

              - has not submitted the Master Transaction Agreement and the Transactions for the approval of the Company's shareholders at a meeting of shareholders to be held on or prior to November 30, 1999 (or such other later date as mutually agreed to in writing by the parties as a result of action or inaction by the SEC solely and exclusively with respect to the Transactions) and used its reasonable best efforts to obtain such shareholder approval;

         (f) by Bell & Howell, if there has been a change of control of the Company or if a tender offer or exchange offer has been commenced or publicly announced that, if consummated, would have the effect of a change of control of the Company; or

         (g) by the Company, if there has been a change of control of Bell & Howell or if a tender offer or exchange offer has been commenced or publicly announced that, if consummated, would have the effect of a change of control of Bell & Howell; or

         (h) by the Company or Bell & Howell, if the approval of the shareholders of the Company of the Transactions is not obtained prior to December 1, 1999.

         TERMINATION FEES. The Company is obligated to pay to Bell & Howell a fee of $4.0 million if:

         - Bell & Howell terminates the Master Transaction Agreement under the circumstances described in item (e) under " - Termination";

         - Bell & Howell terminates the Master Transaction Agreement under the circumstances described in item (b), (d) or (h) under " - Termination" or the Company terminates the Master Transaction Agreement under the circumstances described in item (h) under " - Termination" and within 120 days the Company enters into or announces an agreement or an intent to enter into an agreement to sell all or substantially all of the assets to be contributed by the Company to EDCO.

         If the Company is not in a position to make the $4.0 million payment in full because of a lack of available funds, the parties will agree to a payment schedule including interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. plus 5% from the date the fee was required to be paid. Any remaining unpaid amount becomes immediately due and payable in full upon the closing of any sale, assignment or transfer of all or substantially all of the business that was to be contributed by the Company to EDCO. If the Company fails to promptly pay to Bell & Howell any termination fee when due, the Company must pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. plus 5% from the date the fee was required to be paid.

         The termination fee is the sole remedy of Bell & Howell and BHIL with respect to termination of the Master Transaction Agreement.

POST-CLOSING AGREEMENTS

         WORKING CAPITAL. The parties expect EDCO to fund its working capital on a stand-alone basis if possible. If EDCO is not able to fund its working capital on a stand-alone basis, the equity owners of EDCO will have the option to lend cash to EDCO, pro rata based on their then-current equity ownership positions, at market rates. If either equity owner does not elect to lend cash on a pro rata basis, the other owners may provide the financing which may be convertible into equity ownership, thereby increasing the ownership position of the equity owner that contributed more than its pro rata share of the financing.

         CONFIDENTIALITY. The parties agree to use their reasonable commercial efforts to keep confidential all non-public information relating to the ownership, governance or operation of EDCO, except for disclosure that is required by law or judicial or administrative order. The parties also agree not to use any non-public information or other confidential or proprietary knowledge of EDCO for any purpose other than in connection with EDCO without the prior written consent of the other parties, except for information that is publicly available or was obtained from a third party without breach of the third party's duties. If either party ceases to be an equity owner of EDCO, it must deliver to EDCO all non-public written material provided to such party and must destroy all materials prepared by such party based on that information.

         MANAGEMENT BOARD OF EDCO. The Master Transaction Agreement provides that BHIL anticipates that the management board of EDCO will consist of eight representatives, of which six will be named by Bell & Howell and two will be named by the Company. The initial headquarters of EDCO shall be in Wayne, Pennsylvania.

         RIGHTS OF EDCO WITH RESPECT TO THE COMPANY'S END-USER BUSINESS. The Company has granted to EDCO a right of first refusal for two years to purchase the End-User Business, but only as a stand-alone business and not as part of a change of control of the Company. If the Company receives a bona fide offer from a third party to purchase the End-User Business, the Company will notify EDCO of the terms and conditions of the proposed sale and the identity of the proposed purchaser, and EDCO will have the right, for 30 days after the notice, to purchase the End-User Business at the price specified in the offer. If EDCO does not elect to purchase the End-User Business, the Company may sell it in accordance with the bona-fide offer. During the two-year period after the closing, EDCO also has an exclusive call option to acquire the End-User Business at a price equal to twice the net revenue of the End-User Business for the preceding twelve months.

         EMPLOYEES. Each of the Company and BHIL has agreed to use its reasonable best efforts to ensure that a sufficient number of employees will join EDCO so that EDCO can continue to operate the contributed businesses in the ordinary course consistent with past practice. EDCO will provide appropriate compensation, benefit and incentive package offers to employees. Each party has agreed not to solicit for employment any employee of the other party or any of its affiliates or to request, induce or advise any such employee to leave his or her employment.

         RECORDS AND DOCUMENTS. Subject to the confidentiality provisions described above, EDCO will grant to each party reasonable access and the right to make copies of the records and documents of EDCO as may reasonably be necessary for litigation, preparation of financial statements and tax returns and tax audits.

DISSOLUTION OF THE ALLIANCE

         Beginning on the third anniversary of the date of the closing and continuing until the earlier of the closing of an underwritten public equity offering of EDCO or an event which results in a change of control of either the Company or Bell & Howell or a change of more than 20% in the percentage interest of either the Company or Bell & Howell in EDCO, Bell & Howell will have an option to purchase, and the Company will have an option to require Bell & Howell to purchase, the Company's equity position in EDCO at a valuation determined by a fair value appraisal (with no discount applied for illiquidity or minority interest).

         The Company has also granted Bell & Howell a right of first offer to acquire the Company's equity interest in EDCO between the date of the closing and the date on which EDCO becomes a publicly traded company on the New York Stock Exchange or the Nasdaq Stock Market, but only if such acquisition is on a stand-alone basis and not as part of a change of control of the Company. If the Company desires to sell its equity interest in EDCO, it must notify Bell & Howell of the terms and conditions on which it will sell its equity interest. If Bell & Howell does not elect to purchase the Company's interest on the specified terms within 30 days after receipt of the Company's notice, the Company may sell its interest to a third party within 90 days after the date of the Company's notice free of Bell & Howell's right.

                     THE LIMITED LIABILITY COMPANY AGREEMENT

         EDCO will be governed by the terms of a Limited Liability Company Agreement (the "LLC Agreement") between BHIL and the Company, as the members of EDCO (the "Members").

THE MANAGEMENT BOARD

         The LLC Agreement provides that EDCO will have a management board consisting of eight representatives (the "Representatives"), six of whom will be appointed by BHIL and two of whom will be appointed by the Company. If a Representative on the management board is removed, resigns or dies, his replacement will be filled by the Member who appointed the departing Representative. Each Representative may be removed and replaced with a substitute at any time with or without cause by the Member who appointed the Representative. The management board will manage and conduct the business and affairs of EDCO.

CAPITALIZATION OF EDCO

         Neither the Company nor BHIL will have any obligation to make any capital contribution to EDCO other than the initial capital contributions as provided in the Master Transaction Agreement. See "The Master Transaction Agreement - Formation of EDCO and Contribution of Assets." If EDCO needs additional capital and Members holding more than 50% of the percentage interests of EDCO agree that an additional capital contribution is desirable, each Member has the right, but not the obligation, to loan or advance to EDCO its proportionate share of the total amount of capital required. Loans will bear interest at market rates and have such other terms as the management board determines. If a Member does not provides its full proportionate share of any additional capital contribution, the contributing Members may make up the deficiency in the form of additional equity, debt or debt convertible into equity, and the percentage interests of the Members in EDCO will be appropriately adjusted.

DISTRIBUTIONS

         Distributions to Members will be made at such time and in such amounts as determined by the management board in proportion to the Members' percentage interests in EDCO. EDCO is required to distribute to each Member on a quarterly basis, the amount of the Member's estimated tax liability relating to EDCO. Any shortfall between the estimated amounts distributed on a quarterly basis and a Member's actual tax liability for any fiscal year will be distributed no later than March 13 of the following fiscal year. All other distributions will be made only in the discretion of the management board.


                               MANAGEMENT OF EDCO

EXECUTIVE OFFICERS

         John Lynch, Jr. will be the President and Chief Executive Officer and a member of the management board of EDCO. Since 1996 Mr. Lynch has worked with new media companies and played a principal role in the launching of an Internet venture, Jnana Technologies. From 1989 until 1995 Mr. Lynch served in various capacities with CCH Incorporated, including President of CCH Legal Information Services, one of the three major content companies within CCH.

         David Van Riper Morris will be a member of the management board of EDCO and will serve EDCO for at least six months in a position responsible for the smooth transition of the contributed businesses into EDCO. Mr. Morris has served as the Chief Executive Officer, President and as a director of the Company since March 1998. He joined the Company as President and Chief Operating Officer in September 1995. From 1992 until he joined the Company, Mr. Morris held various vice president and general management positions at Legent Corporation ("Legent"), a systems management software company. From 1987 to 1992, Mr. Morris was employed by Goal Systems International ("Goal"), initially as Director of Marketing and later as Vice President of Marketing. Goal was purchased by Legent in 1992. Prior to his service at Goal, Mr. Morris had various positions with UCCEL, Inc., a software firm, and IBM Corporation.

MANAGEMENT BOARD

         In addition to Mr. Lynch and Mr. Morris, the initial members of the management board of EDCO are:

         James P. Roemer will be the Chairman of the board of directors of EDCO. Mr. Roemer, 51, has been Chairman of the Board of Bell & Howell since January 1998 and has been a Director of Bell & Howell since February 1995. In February 1997 he was elected President and Chief Executive Officer of Bell & Howell. From February 1995 to February 1997 he served as President and Chief Operating Officer of Bell & Howell. Prior to that, he served as President and Chief Executive Officer of UMI Company from January 1994 to June 1995. Mr. Roemer joined Bell & Howell as Vice President and Bell & Howell Publication Systems Company ("PSC") as President and Chief Operating Officer in October 1991 and was promoted to President and Chief Executive Officer of PSC in September 1993. Prior to joining Bell &Howell, Mr. Roemer was President of the Michie Group, Mead Data Central from December 1989 to October 1991. From January 1982 to December 1989 he was Vice President and General Manager of Lexis, an on-line information service. From April 1981 to December 1982 he served as acting President of Mead Data Central.

         Nils Johansson, 50, has been a Director of Bell & Howell since April 1990. Since January 1994, he has held the office of Executive Vice President and Chief Financial Officer of Bell & Howell. Mr. Johansson served as Senior Vice President, Finance and Chief Financial Officer of Bell & Howell from December 1991 to January 1994. From May 1989 to December 1991, he was Vice President, Finance, Treasurer and Chief Financial Officer of Bell & Howell. From February 1981 to May 1989 he held various executive positions with Bell & Howell, including Corporate Treasurer, and positions in financial planning, analysis and control, as well as business development.

         Lloyd N. Morrisett, 69, has been a director of Infonautics since February 1994 and as chairman of the board of directors since March 1998. He is the co-founder of the Children's Television Workshop and served from 1969-1998 as President of The Markel Foundation, a charitable organization. Dr. Morrisett is a director of WEBS Index Fund, Inc.

         William E. Oberndorf, 45, has been a director of Bell & Howell since July 1988. He has served as Managing Director of SPO Partners & Co. (a private investment company) since March 1991. He is also a director of Plum Creek Timber Co., L.P.

         Joseph Reynolds, 49, has been President and Chief Executive Officer of BHIL since April 1998. Prior to joining Bell & Howell, he was Chief Executive Officer of the School and Career Education Group of Thomson Corporation from June 1997 to April 1998 and was Chief Operating Officer of that Group from June 1995 to June 1997. From 1982 to June 1995 he held various positions in management, sales and marketing at Thomson and its Delmar Publishers subsidiary.

         Mr. Morris and Mr. Morrisett are the persons named by Infonautics to serve on the management board of EDCO, and Mr. Lynch, Mr. Roemer, Mr. Johansson, Mr. Reynolds and Mr. Oberndorf have been named by BHIL. It is anticipated that BHIL will name one additional representative to the management board of EDCO.

         EDCO is currently seeking a Chief Financial Officer and intends to announce other executive officers prior to the closing of the Transactions.

           PROPOSAL NO. 2 - AMENDMENT OF 1996 EQUITY COMPENSATION PLAN

         At the Special Meeting, the shareholders will vote on a proposal to amend the Company's Amended and Restated 1996 Equity Compensation Plan, as previously amended (the "Plan") to increase the number of shares of Class A Common Stock reserved for issuance under the Plan from 1,500,000 to 2,500,000. The board of directors approved the amendment at its August 18, 1999 meeting, subject to shareholder approval. One director was unable to attend the August 18, 1999 meeting. A unanimous written consent of directors was subsequently executed to confirm the board's unanimous approval of the amendment to the Plan.

         The board believes the Plan helps the Company to attract, retain and motivate employees and other key personnel and to encourage them to devote their best efforts to the business and financial success of the Company. The board believes that by providing key employees, non-employee directors and consultants with the opportunity to acquire an equity interest in the Company over time, stock options serve to align their interests closely with other shareholders. The Plan has been amended twice before to increase the number of authorized shares from 500,000 to 1,500,000. As of July 31, 1999, the Company had granted, net of cancellations, options to purchase 1,177,035 shares under the Plan. The board of directors believes it is in the best interest of the Company to increase the number of shares authorized for issuance under the Plan because the increase will allow the Company to continue to grant stock-based compensation at levels it deems appropriate.

VOTE REQUIRED FOR APPROVAL

         Approval of the proposed amendment to the Plan requires the affirmative vote of the holders of a majority of the votes cast by all the holders of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class.

DESCRIPTION OF THE  PLAN

         GENERAL. The Plan was adopted on February 26, 1996 in connection with the Company's initial public offering of its common stock. The Plan provides for grants of stock options to selected officers (including officers who are also directors) of the Company or its subsidiaries, other employees of the Company or its subsidiaries and independent contractors and consultants who perform valuable services to the Company or its subsidiaries. Nonemployee directors of the Company are entitled to receive formula stock option grants under the Plan. In addition, the Plan provides for grants of restricted stock, stock appreciation rights and performance units to participants other than non-employee directors. Upon approval of the proposed amendment to the Plan, 2,500,000 shares of Class A Common Stock will be reserved for issuance under the Plan.

         ADMINISTRATION OF THE PLAN. The Plan is administered by a committee of the board of directors (the "Committee"). The Committee can determine the persons to whom grants may be made, the type, size and other terms and conditions of each grant, including vesting schedules and the acceleration of vesting and any other matters arising under the Plan. The members of the Employee Stock Option Committee, a subcommittee of the Compensation Committee, currently administer the Plan. The current members of the Committee are Israel J. Melman and Lloyd N. Morrisett.

         GRANTS. Grants under the Plan may consist of (i) options intended to qualify as incentive stock options ("ISOs") within the meaning of section 422 of the Internal Revenue Code or (ii) so-called "nonqualified stock options" that are not intended to qualify. In addition, grants under the Plan may also consist of grants of (i) restricted stock, (ii) stock appreciation rights or (ii) performance units.

         ELIGIBILITY FOR PARTICIPATION. Grants may be made to employees (including officers and directors) of the Company or its subsidiaries and to independent contractors or consultants to the Company or its subsidiaries. Nonemployee directors are entitled only to formula grants of nonqualified stock options. As of July 31, 1999, 185 employees and 7 directors (including 6 non-employee directors) were eligible to receive grants under the Plan. During any calendar year, no participant may receive grants under the Plan for more than 250,000 shares of Class A Common Stock. As of July 31, 1999, 1,062,174 options were outstanding and held by all participants as a group under the Plan, at an average exercise price of $4.54 per share. The last reported sales price of the Company's Class A Common Stock as reported on the Nasdaq Small Cap Market on July 30, 1999 (July 31, 1999 being a Saturday) was $7.00.

         OPTIONS. The exercise price of any ISO granted under the Plan will not be less than the fair market value of the underlying shares of Class A Common Stock on the date of grant, except that the exercise price of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of the stock of the Company or its subsidiaries may not be less than 110% of the fair market value of the underlying shares of Class A Common Stock on the date of grant. The exercise price of a non-qualified stock option may be greater than, equal to or less than the fair market value of the underlying shares of Class A Common Stock on the date of grant. The Committee will determine the term of each option, except that the exercise period may not exceed ten years from the date of grant and, in the case of an ISO granted to any employee who owns more than 10% of the total voting power of all outstanding stock of the Company or its subsidiaries, the exercise period may not exceed five years from the date of the grant. A participant may pay the exercise price
(1) in cash, (2) with approval of the Committee, by delivering shares of Class A Common Stock owned by the participant and having a fair market value on the date of exercise equal to the exercise price or (3) by a combination of the above methods.

         NON-EMPLOYEE DIRECTORS. Non-employee directors are entitled to receive nonqualified stock options pursuant to the formula grants under the Plan. According to the formula grants, each non-employee director who was a member of the board of directors as of the effective date of the Plan received a grant of a nonqualified stock option to purchase 10,000 shares of Class A Common Stock at an exercise price equal to the initial public offering price in the Company's initial public offering. In addition, each non-employee director who first became or becomes a member of the board of directors after the effective date of the Plan received or will receive a grant of 10,000 shares of Class A Common Stock on the date he or she became or becomes a member of the board of directors, at an exercise price equal to the closing price on the Nasdaq Small Cap Market on the date of grant. On each date on which the Company holds its annual meeting of shareholders, each non-employee director in office immediately before and after the annual election of directors will receive a grant of a nonqualified stock option to purchase 2,500 shares of Class A Common Stock at an exercise price equal to the mean between the last reported "bid" and "asked" prices per share on the Nasdaq Small Cap Market on the date of the grant. The term of each such option is five years, and each such option fully exercisable upon the date of the grant.

         STOCK APPRECIATION RIGHTS. The Committee may grant stock appreciation rights alone or in tandem with any stock option pursuant to the Plan. The base price of the stock appreciation right will be the greater of (i) the exercise price of the related stock option or (ii) the fair market value of a share of Class A Common Stock on the date of grant. Upon exercise, the participant will receive the amount by which the fair market value of the Class A Common Stock on the date of exercise exceeds the base price. The participant may elect to have such appreciation paid in cash or in shares of Class A Common Stock, subject to Committee approval. To the extent that a participant exercises a tandem stock appreciation right, the related option terminates. Similarly, on exercise of a stock option, any related stock appreciation right terminates.

         PERFORMANCE UNITS. The Committee may grant performance unit awards payable in cash or shares of Class A common stock at the end of a specified performance period pursuant to the Plan. The Committee will determine the length of the performance period, the maximum payment value of an award and the required performance goals. Payment will be contingent upon achieving the performance goals by the end of the performance period. The measure of a performance unit may, in the Committee's discretion, be equal to the fair market value of a share of Class A Common Stock. The performance goals will be comprised of specified annual levels of one or more performance criteria determined by the Committee, such as earnings per share, balance sheet measurements, cash return on assets, shareholder return or return on capital.

         AMENDMENT AND TERMINATION OF THE PLAN. The board of directors may amend or terminate the Plan at any time, except that the board of directors may not amend the plan without shareholder approval, to (i) increase the aggregate number of shares of Class A Common Stock for which grants may be made, (ii) modify the requirements for eligibility for participation in the Plan or (iii) make any amendment that requires shareholder approval pursuant to Section 162(m) of the Internal Revenue Code. The Plan will terminate on the date immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the board of directors or extended by the board of directors with the approval of the shareholders.

         ADJUSTMENT PROVISIONS. Subject to the change of control provisions discussed below, if certain transactions identified in the Plan occur, the board of directors may appropriately adjust: (i) the number of shares of Class A Common Stock (and the exercise price per share) subject to the unexercised portion of any outstanding options or stock appreciation rights, (ii) the number of shares of Class A Common Stock to be acquired pursuant to a grant which has not vested and (iii) the number of shares of Class A Common Stock for which grants may be made under the Plan.

         CHANGE OF CONTROL OF THE COMPANY. If there is a change of control of the Company, all options, restricted stock and stock appreciation rights will become fully vested. The Company will provide each participant with advance written notice prior to the change of control (to the extent possible), and each participant will have the right, within 90 days after such notice, to exercise the options and stock appreciation rights in full. Any options not exercised on a timely basis will terminate unless they are exchanged for, or substituted with, options of the successor corporation. In addition, if a participant terminates employment with the Company (or its successor) within 12 months following a change of control, a percentage of the performance unit payments, if any, for the full performance period in which the participant terminates employment equal to the percentage of the performance period during which the participant was in the employ or service of the Company (or its successor) and all amounts for the prior performance period if not then distributed will be distributed to such participant in a lump sum.

         A change of control is (i) a tender offer, merger or other transaction as a result of which any person or group (other than the Company, any subsidiary, any employee benefit plan or trust of the Company or any subsidiary, or Marvin I. Weinberger, any affiliate of Marvin I. Weinberger or any holders of the Class B Common Stock) becomes the owner of more than 40% of the common stock or the combined voting power of the Company's then outstanding securities, (ii) a liquidation or a sale of substantially all the Company's assets, (iii) the individuals constituting the board of directors or individuals nominated or elected by them cease to constitute a majority of the board of directors, or
(iv) the Company merges or consolidates with any other corporation (other than a wholly owned subsidiary) and is not the surviving corporation (or survives only as a subsidiary of another corporation).

         SECTION 162(M). Under Section 162(m) of the Internal Revenue Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration would include amounts received upon the exercise of stock options granted under the Plan and the value of shares received when the shares of restricted stock became transferable (or such other time when income is recognized). An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by shareholders that meets certain requirements. The Plan is intended to allow grants of options and stock appreciation rights to meet the requirements of "performance-based compensation." Grants of restricted stock and performance units generally will not qualify as performance-based compensation.

         Options to purchase the following number of shares of Class A Common Stock granted under the Plan from inception of the Plan through July 31, 1999 are as follows: Marvin I. Weinberger, formerly Chief Executive Officer, none, David Van Riper Morris, President and Chief Executive Officer, 175,000, Joshua M. Kopelman, formerly Executive Vice President and Secretary, 20,000, William R. Burger, Vice President - Content and Media Services, 60,000; Gerard J. Lewis, Jr., Vice President & General Counsel and Secretary, 115,000; and James T. Beattie, formerly Vice President - Intellibank Services, none; current executive officers as a group, 578,750; non-employee directors as a group, 90,000; and all other employees as a group, 508,285.

         FEDERAL INCOME TAX CONSEQUENCES. The current federal income tax treatment of grants under the Plan is generally described below. Local and state tax authorities may also tax incentive compensation awarded under the plan, and tax laws are subject to change. Participants are urged to consult with their personal tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

         NON-QUALIFIED STOCK OPTIONS. There are no federal income tax consequences to a participant or to the Company upon the grant of a non-qualified stock option under the Plan. Upon the exercise of a non-qualified stock option, a participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of a non-qualified stock option, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by the exercise of a non-qualified stock option, a participant will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares. The tax rate of capital gain or loss depends on the length of time the shares are held.

         INCENTIVE STOCK OPTIONS. A participant who is granted an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Internal Revenue Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income. A participant who disposes of the shares acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him or her upon exercise of the ISO will recognize capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price (or the participant's other tax basis in the shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if a participant disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the exercise price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be capital gain.

         RESTRICTED STOCK GRANTS. A participant normally will not recognize taxable income upon receiving a restricted stock grant, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares (less any amounts paid for such shares) at that time, and the Company will be entitled to a deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock grant is awarded in an amount equal to the fair market value of the shares subject to the restricted stock grant (less any amounts paid for such shares) at that time, determined without regard to the restrictions. In that case, the Company generally will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted stock grant are forfeited, or if the market value declines during the restriction period, the participant will not be entitled to any tax deduction or tax refund.

         STOCK APPRECIATION RIGHTS. There are no federal income tax consequences to a participant or to the Company upon the grant of a stock appreciation right under the Plan. Upon exercise, if the participant receives the appreciation inherent in the stock appreciation right in cash, the participant will recognize ordinary compensation income in an amount equal to the cash received. If the participant receives the appreciation in shares, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the exercise of a stock appreciation right. Upon the sale of any shares acquired by the exercise of a stock appreciation right, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the stock appreciation right).

         PERFORMANCE UNITS. There are no federal income tax consequences to a participant or to the Company upon the grant of performance units under the Plan. When the participant receives payment of the performance units in cash, the participant will recognize ordinary compensation income in an amount equal to the cash received. If the participant receives payment of the performance units in shares, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the payment of the performance units. Upon the sale of any shares acquired upon payment of the performance units, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of the payment of the performance units).

         TAX WITHHOLDING. The Company has the right to deduct from all grants paid in cash or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to grants, and the participant or other person receiving shares under the plan will be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such shares. A participant may elect to satisfy the Company's income tax withholding obligation by withholding shares received from the exercise of a stock option or a restricted stock grant. The shares withheld may not exceed the participant's marginal tax rate for federal, state and local tax liabilities.

         NEW PLAN BENEFITS. Because grants are made from time to time by the committee of the board of directors to those persons whom the Committee determines in its discretion should receive grants, the benefits and amounts that may be received in the future by persons eligible to participate in the plan are not presently determinable, except as to those future formula grants to be awarded to non-employee directors.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The table below sets forth certain information as of July 31, 1999 (except as otherwise noted) regarding the beneficial ownership of Class A Common Stock and Class B Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding common stock, (ii) by each director of the Company, (iii) by each executive officer named in the Summary Compensation Table and (iv) by all current executive officers and directors of the Company as a group.


                                            NUMBER OF SHARES BENEFICIALLY       PERCENTAGE OF OUTSTANDING
                                            -----------------------------       -------------------------
NAME AND ADDRESS                                        OWNED (1)                      SHARES (2)
----------------                                        ---------                      ----------
FIVE PERCENT HOLDERS
--------------------

Marvin I. Weinberger (3)                              1,620,722                         14.0%
900 West Valley Road, Suite 1000
Wayne, PA 19087

OFFICERS AND DIRECTORS

David Van Riper Morris (4)                              350,250                          3.0

Joshua M. Kopelman (5)                                  262,004                          2.3

Howard L. Morgan (6)                                    180,750                          1.6

Israel J. Melman (7)                                     91,670                            *

Lloyd N. Morrisett (8)                                   39,500                            *

Gerard J. Lewis (9)                                      46,400                            *

William R. Burger (10)                                   27,500                            *

Barry Rubenstein (11)                                    17,500                            *

Lester Wunderman (12)                                    17,500                            *

Brian Segal (13)                                         12,500                            *

James T. Beattie (14)                                     2,000                            *

All current executive officers and
directors as a group (15 persons)
(15)                                                  2,693,626                         23.2%


---------
*  Less than one percent.

(1) Nature of ownership consists of sole voting and investment power unless otherwise indicated. The number of shares indicated includes shares issuable upon the exercise of outstanding stock options held by each individual or group to the extent such options are exercisable within sixty days of July 1, 1999.

(2) The percentage for each individual or group is based on the aggregate of the shares outstanding as of July 1, 1999 (11,594,991 shares) and all shares issuable upon the exercise of outstanding stock options held by such individual or group to the extent such options are exercisable within sixty days of July 1, 1999.

(3) Represents 1,154,150 shares of Class A Common Stock, 100,000 shares of Class B Common Stock; 160,000 shares of Class A Common Stock held by Fran Solow Weinberger (Mr. Weinberger's wife) and Howard L. Morgan, Trustees under The Marvin Weinberger 1996 Trust Agreement dated January 31, 1996 (the "1996 Trust"); 17,400 shares of Class A Common Stock held by Fran Solow Weinberger and Howard L. Morgan, Trustees under The Marvin Weinberger GST Trust dated January 31, 1996 (the "GST Trust"); and 114,172 shares of Class A Common Stock held by The Danna Company, an Ohio corporation ("Danna"), of which Mr. Weinberger is the president and a director. Mrs. Weinberger and Dr. Morgan have shared voting and investment power with respect to the shares held by the 1996 Trust and the GST Trust. Mr. Weinberger disclaims beneficial ownership with respect to such shares. Mr. Weinberger has shared voting and investment power with respect to the shares held by Danna and disclaims beneficial ownership with respect to such shares.

(4) Represents 34,100 shares of Class A Common Stock and options to purchase 316,150 shares of Class A Common Stock.

(5) Represents 117,004 shares of Class A Common Stock and options to purchase 145,000 shares of Class A Common Stock. Mr. Kopelman resigned as Executive Vice President and Secretary of the Company effective July 6, 1999. Mr. Kopelman is a consultant to the Company through January 6, 2000, unless his consulting agreement is terminated earlier or renewed by mutual agreement of the Company and Mr. Kopelman.

(6) Represents 125,000 shares of Class A Common Stock, options to purchase 49,750 shares of Class A Common Stock, 2,000 shares of Class A Common Stock held by Eleanor Morgan (Dr. Morgan's wife) and Beverly Budin, Trustees under the Howard L. Morgan 1989 Indenture of Trust F/B/O Kimberly D. Morgan, 2,000 shares of Class A Common Stock held by Eleanor Morgan and Beverly Budin, Trustees under the Howard L. Morgan 1989 Indenture of Trust F/B/O Elizabeth S. Morgan, and 2,000 shares of Class A Common Stock held by Eleanor Morgan and Beverly Budin, Trustees under the Howard L. Morgan 1989 Indenture of Trust F/B/O Danielle A. Morgan (such trusts being collectively referred to as the "Howard L. Morgan Trusts"). Mrs. Morgan and Beverly Budin have shared voting and investment power with respect to the shares held by the Howard L. Morgan Trusts. Dr. Morgan disclaims beneficial ownership with respect to such shares. Excludes 160,000 shares of Class A Common Stock held by Fran Solow Weinberger and Howard L. Morgan, Trustees under the 1996 Trust, and 17,400 shares of Class A Common Stock held by Fran Solow Weinberger and Howard L. Morgan, Trustees under the GST Trust. Mrs. Weinberger and Dr. Morgan have shared voting and investment power with respect to the shares held by the 1996 Trust and the GST Trust. Dr. Morgan disclaims beneficial ownership with respect to such shares.

(7) Includes 66,918 shares of Class A Common Stock and options to purchase 17,500 shares of Class A Common Stock held by Mr. Melman. Also includes 7,252 shares of Class A Common Stock held by the Melman Trust, with respect to which Mr. Melman has shared voting and investment power.

(8) Represents 22,000 shares of Class A Common Stock held jointly by Dr. Morrisett and his wife and options to purchase 17,500 shares of Class A Common Stock owned by Dr. Morrisett.

(9) Represents 150 shares of Class A Common Stock and options to purchase 46,250 shares of Class A Common Stock.

(10)     Includes options to purchase 27,500 shares of Class A Common Stock.

(11)     Includes options to purchase 17,500 shares of Class A Common Stock.

(12)     Includes options to purchase 17,500 shares of Class A Common Stock.

(13)     Includes options to purchase 12,500 shares of Class A Common Stock.

(14) Represents 2,000 shares of Class A Common Stock. Effective December 1, 1998, Mr. Beattie ended his employment with the Company.

(15) Includes in addition to the shares of Class A Common Stock and Options of the persons named in the table, 1,330 shares of Class A Common Stock and options to purchase 24,000 shares of Class A Common Stock by officers not named in the table.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following tables set forth for the years ended December 31, 1998, 1997 and 1996 certain compensation earned by the Company's Chief Executive Officer, its former Chief Executive Officer, the three other most highly paid executive officers of the Company whose cash compensation exceeded $100,000 for the year ended December 31, 1998 and an additional individual who served as an executive officer during the last completed fiscal year but which was not serving as such on December 31, 1998 (collectively, the "Named Executive Officers").

                           Summary Compensation Table



                                              ANNUAL COMPENSATION                               LONG TERM COMPENSATION
                                              -------------------                               ----------------------
                                                                             Securities
                                                              Other Annual   Underlying      Restricted Stock
Name and Principal Position    Year      Salary       Bonus   Compensation     Options       Awards
---------------------------    ----      ------       -----   ------------     -------       ------

David Van Riper Morris         1998   $ 166,667        --          --           75,000        --
President and Chief            1997   $ 147,254        --          --          100,000        --
Executive Officer              1996   $ 138,750        --     $  65,000        111,200        --

Marvin I. Weinberger           1998   $  40,833        --     $  99,167(2)                    $ 617,188(3)
Chief Executive Officer (1)    1997   $ 136,454        --     $   4,800        100,000        --
                               1996   $ 132,900        --     $  15,260        150,000        --

Joshua M. Kopelman (4)         1998   $ 109,000   $  15,000        --           10,000        --
Executive Vice President       1997   $  99,672   $  40,010        --           10,000        --
and Secretary                  1996   $  89,000   $  10,000        --           50,000        --

William R. Burger              1998   $ 127,500        --          --           30,000        --
Vice President - Content       1997   $ 111,200   $   5,000        --           30,000        --
and Media Services (5)

Gerard J. Lewis, Jr            1998   $ 108,986        --          --           25,000        --
Vice President & General       1997   $  90,267        --          --           30,000        --
Counsel and                    1996   $  55,331        --          --           15,000        --
Secretary (6)

James T. Beattie               1998   $ 131,771   $   8,305   $ 145,000(7)        --          --
Vice President - IntelliBank   1997   $ 133,681        --          --           10,000        --
Services (7)                   1996   $ 126,667   $  10,000        --           50,000        --


(1) Mr. Weinberger resigned as Chief Executive Officer of the Company effective March 31, 1998 and as a director effective May 26, 1999.

(2) Consists of the remainder of Mr. Weinberger's annual salary due to him as part of his severance agreement with the Company in February 1998,

(3) Represents the value on March 31, 1998 of 125,000 shares of Class A Common Stock paid to Mr. Weinberger as part of his severance agreement with the Company in February 1998. The value of these shares on December 31, 1998 was $562,500.

(4) Mr. Kopelman resigned as Executive Vice President and Secretary of the Company effective July 6, 1999. Mr. Kopelman is a consultant to the Company through January 6, 2000, unless his consulting agreement is terminated earlier or renewed by mutual agreement of the Company and Mr. Kopelman.

(5)      Mr. Burger began his employment with the Company on January 2, 1997.

(6) Mr. Lewis became an executive officer of the Company on February 17, 1997.

(7) Mr. Beattie ended his employment with the Company effective December 1, 1998. The amount reflected under "Other Annual Compensation" represents a lump sum payment to Mr. Beattie under his employment agreement, as amended.

The following table summarizes stock options granted during 1998 to the Named Executive Officers.


                        OPTION GRANTS IN LAST FISCAL YEAR
                         Individual Grants(l)
                                                                                                                Grant Date
                                                                                                                Value(2)
                                                                                                                --------

                                     Number of
                                     Securities          Percent of Total
                                     Underlying         Options Granted to      Exercise         Expiration      Grant Date
             Name                 Options Granted       Employees in 1998         Price             Date        Present Value

David Van Riper Morris                 75,000                 15.9%               $3.50           5/28/08               $171,000
Joshua M. Kopelman                     10,000                  2.1%               $3.50           5/28/08               $ 22,800
William R. Burger                      30,000                  6.4%               $3.50           5/28/08               $ 68,400
Gerard J. Lewis, Jr.                   25,000                  5.3%               $3.50           5/28/08               $ 57,000
James T. Beattie                           --                   --                   --                --                     --



(1) The options, which were granted under the Company's 1996 Equity Compensation plan, have a term of ten years, subject to earlier termination in certain events related to the termination of employment. The options vest in four equal annual installments commencing on the first anniversary of the date of grant. If a "change of control" (as defined in the plan) were to occur, these options would become immediately exercisable in full.

(2) Grant date present value has been calculated using the Black Scholes pricing model.

         The following table summarizes option exercises during 1998 and the value of vested and unvested options for the current Named Executive Officers at December 31, 1998. Year-end values are based upon a price of $4.50 per share, which was the closing market price of a share of the Company's Class a Common Stock on December 31, 1998.


       AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUES


                                                                     Number of Securities
                                                                    Underlying Unexercised           Value of Unexercised In-the-
                                                                          Options at                        Money Options at
                                                                       December 31, 1998                    December 31, 1998
                                                                       -----------------                         --------

                                   Shares
                                Acquired ON        Value
            Name                  Exercise       Realized       Exercisable      Unexercisable      Exercisable      Unexercisable
            ----                  --------       --------       -----------      -------------      -----------      -------------

David Van Riper Morris               --             --                194,600             243,600        $151,125           $300,375
Joshua M. Kopelman                   --             --                122,500              47,500         177,813             33.483
William R. Burger                    --             --                 12,500              47,500          12,813             55,938
Gerard J. Lewis, Jr.                 --             --                 15,000              55,000          21,250             85,625
James T. Beattie                   28,500        $112,438              47,250              34,250          26,219             13,969


         The company does not currently grant any long-term incentives, other than stock options, to its executives or other employees. similarly, the company does not sponsor any defined benefit or actuarial plans at this time.

EMPLOYMENT AGREEMENTS

         As of January 1, 1993, the Company entered into an employment agreement with Joshua M. Kopelman, a former Executive Vice President and Secretary, which was subsequently amended on June 17, 1999. Effective July 6, 1999, Mr. Kopelman resigned from the Company. Pursuant to Mr. Kopelman's employment agreement, as amended, Mr. Kopelman was entitled to receive either (i) a lump sum payment equal to $160,000 (subject to taxes) or (ii) an equity investment in Mr. Kopelman's newly formed company ("half.com"), subject to certain conditions, in the amount of $280,000 in exchange for an equity interest in half.com. The Company elected to make an equity investment in half.com and has, through September 1, 1999, paid $160,000 of the $280,000.

         On April 14, 1994, the Company entered into an employment agreement with James T. Beattie, a former Vice President and executive officer of the Company, which was subsequently amended on November 4, 1996. Effective December 1, 1998, Mr. Beattie ended his employment with the Company. Pursuant to Mr. Beattie's employment agreement as amended, in connection with termination without cause by the Company Mr. Beattie was entitled to receive a lump sum payment in an amount equal to his then-current annual salary conditioned upon his execution of a general release of all claims against the Company and continued compliance with certain ongoing provisions of his employment agreement, as amended. On December 1, 1998, Mr. Beattie executed a general release of all claims against the Company. The Company subsequently paid Mr. Beattie a lump sum payment equal to his then-current annual salary in the amount of $145,000 (net of certain taxes and other deductions).

         As of September 5, 1995, Van Morris entered into an employment agreement with the Company that provided for an annual base salary of $135,000, which salary is subject to review at least annually and is currently $175,000. His employment agreement was subsequently amended on November 4, 1996. In connection with his employment agreement, the Company agreed to grant Mr.
Morris an aggregate of 152,000 options to purchase Class A Common Stock. Mr. Morris' employment agreement is at-will, with limited non-compete provisions applicable for up to one year after certain terminations, as long as the Company continues certain salary payments during the period. However, if the Company terminates Mr. Morris without cause, the Company is required to pay Mr. Morris as severance a lump sum equal to his annual salary within 30 days of termination. Such payment is conditioned on the Company's receiving a general release from Mr. Morris. The Company's obligations to pay Mr. Morris will terminate upon Mr. Morris' obtaining other employment or other full-time consulting work.

         Effective January 2, 1997 and November 24, 1997, respectively, the Company entered into employment agreements with William R. Burger and Gerard J. Lewis, Jr. that provided for base annual salaries of $120,000 and $95,000, respectively, which salaries are subject to review at least annually and are each currently $140,000. Each employment agreement is at-will. Mr. Burger's employment agreement contains a limited non-compete provision applicable for up to one year after certain terminations. However, if the Company terminates Messrs. Burger or Lewis without cause, the Company is required to pay as severance a lump sum equal to such employee's annual salary within 30 days of termination. All such payments are contingent on the Company's receiving a general release from the employee.


                          FUTURE SHAREHOLDER PROPOSALS

         Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings under regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy for the Company's 2000 annual meeting, proposals must be received by the Company no later than December 31, 1999. Proposals should be directed to the attention of the Secretary of the Company.


                       WHERE YOU CAN FIND MORE INFORMATION

         The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0300 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Web site maintained by the SEC at "http://www.sec.gov."

         The Company's Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 are attached to this Proxy Statement as Exhibits B and C and are incorporated in this Proxy Statement by reference. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 is also incorporated in this Proxy Statement by reference. The Company may have sent you some of the documents referenced above, but you can obtain any of them through the Company or the SEC. You may obtain documents incorporated by reference without charge by writing or calling the Company at the following address:

                  Infonautics, Inc.
                  Investor Relations
                  900 W. Valley Road
                  Suite 1000
                  Wayne, PA  19087
                  Tel:  (610) 971-8840

         If you would like to request documents from the Company, please do so by November 22, 1999 to receive them before the Special Meeting.


          YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSALS. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED NOVEMBER 3, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THE PROXY STATEMENT TO SHAREHOLDERS SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                         By order of the board of directors


                                         Gerard J. Lewis, Jr.
                                         Secretary
November 3, 1999

      INDEX TO THE BELL & HOWELL INFORMATION AND LEARNING K-12 BUSINESS


Independent Auditors' Report ............................................  F-2
Balance Sheet -- Assets, as of Fiscal Year Ended January 2, 1999
  and January 3, 1998 ...................................................  F-3
Balance Sheet -- Liabilities and Business Equity, as of
  Fiscal Year Ended January 2, 1999 and January 3, 1998 .................  F-4
Statement of Operations, for the Fiscal Years Ended January 2, 1999,
  January 3, 1998 and December 28, 1996 .................................  F-5
Statements of Cash Flows, for Fiscal Years Ended January 2, 1999,
  January 3, 1998 and December 28, 1996 .................................  F-6
Statements of Business Equity, for Fiscal Years Ended January 2, 1999,
  January 3, 1998 and December 28, 1996 .................................  F-7
Notes to Audited Financial Statements ...................................  F-8
Unaudited Balance Sheet  -- Assets, as of June 30, 1999 and
  December 31, 1998...................................................... F-11
Unaudited Balance Sheet  -- Liabilities and Business Equity,
  as of June 30, 1999 and December 31, 1998.............................. F-12
Unaudited Statements of Operations, for the six months ended
  June 30, 1999 and June 30, 1998........................................ F-13
Unaudited Statements of Cash Flows, for the six months ended
  June 30, 1999 and June 30, 1998........................................ F-14
Notes to Unaudited Financial Statements ................................. F-15

[LETTERHEAD]





                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Bell and Howell Company:

We have audited the accompanying balance sheet of Bell & Howell Information and Learning K-12 Business (a business within the Bell & Howell Information and Learning Company subsidiary of Bell and Howell Company (Parent)) (the Business) as of December 31, 1998 and 1997, and the related statements of operations, business equity, and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Parent's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Business as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                        /s/  KPMG LLP
                                        -----------------------------


Chicago, Illinois
September 10, 1999

              Bell & Howell Information and Learning K-12 Business
                                 Balance Sheets
                    At the End of Fiscal Years 1998 and 1997
                             (Dollars in Thousands)

                                     ASSETS


                                                         1998              1997
                                                      -------           -------
Current assets:
Accounts receivable                                   $ 2,019           $ 1,988
Inventory                                                  50                57
Prepaid expenses                                          611               195
                                                      -------           -------

Total current assets                                    2,680             2,240

Fixed assets, at cost                                     546               328
Accumulated depreciation                                 (241)              (96)
                                                      -------           -------
Net fixed assets                                          305               232


Total Assets                                          $ 2,985           $ 2,472
                                                      -------           -------
                                                      -------           -------



The accompanying notes to the financial statements are an integral part of these statements.

              Bell & Howell Information and Learning K-12 Business
                                 Balance Sheets
                    At the End of Fiscal Years 1998 and 1997
                             (Dollars in Thousands)

                        LIABILITIES AND BUSINESS EQUITY


                                                             1998          1997
                                                         --------      --------
Current liabilities:
Accounts payable                                         $  1,690      $    990
Accrued expenses                                              122            11
Deferred income                                             8,396         4,645
                                                         --------      --------

Total current liabilities                                  10,208         5,646


Total business equity (deficit)                            (7,223)       (3,174)

Total liabilities and business equity                    $  2,985      $  2,472
                                                         --------      --------
                                                         --------      --------



The accompanying notes to the financial statements are an integral part of these statements.

              Bell & Howell Information and Learning K-12 Business
                            Statements Of Operations
                        Fiscal Years 1998, 1997, and 1996
                             (Dollars in Thousands)


                                                  1998         1997         1996
                                              --------     --------     --------
Net sales                                     $ 10,006     $  6,722     $  5,835


Operating costs and expenses:
Cost of sales                                    3,916        2,221        1,317
Research and development                           875        1,856         --
Selling and administrative                       6,617        4,236        1,995
                                              --------     --------     --------

Total operating costs and expenses              11,408        8,313        3,312


Net earnings (loss)                           $ (1,402)    $ (1,591)    $  2,523
                                              --------     --------     --------
                                              --------     --------     --------



The accompanying notes to the financial statements are an integral part of these statements.

              Bell & Howell Information and Learning K-12 Business
                            Statements of Cash Flows
                        Fiscal Years 1998, 1997, and 1996
                             (Dollars in thousands)


                                                       1998       1997       1996
                                                    -------    -------    -------
Operating  activities:

Net earnings (loss)                                 $(1,402)   $(1,591)   $ 2,523
Depreciation and amortization                           145         75         21
Changes in operating assets and liabilities:
Accounts receivable                                     (31)      (925)      (102)
Inventory                                                 7         40        291
Prepaid expenses                                       (416)       (33)        (7)
Accounts payable                                        700        133         34
Accrued expenses                                        111        (35)      --
Deferred income                                       3,751      1,238        187
                                                    -------    -------    -------
Net cash provided (used) by operations                2,865     (1,098)     2,947


Investing activities:
Capital expenditures                                   (218)      (199)       (85)
                                                    -------    -------    -------
Net cash used by investing activities                  (218)      (199)       (85)

Financing activities:
Contributions from (distributions to) Parent, net    (2,647)     1,297     (2,862)


Increase (decrease) in cash and cash equivalents       --         --         --

Cash and cash equivalents, beginning of period         --         --         --

Cash and cash equivalents, end of period            $  --      $  --      $  --
                                                    -------    -------    -------
                                                    -------    -------    -------



The accompanying notes to the financial statements are an integral part of these statements.

              Bell & Howell Information and Learning K-12 Business
                          Statements of Business Equity
                        Fiscal Years 1998, 1997, and 1996
                             (Dollars in Thousands)


                                                       Business
                                                    Equity/(Deficit)
                                                       -------

Balance at the end of fiscal 1995                      $(2,541)
Net earnings (loss) for the period                       2,523
Contributions from (distributions to) Parent, net       (2,862)
                                                       -------
Balance at the end of fiscal 1996                       (2,880)

Net earnings (loss) for the period                      (1,591)
Contributions from (distributions to) Parent, net        1,297
                                                       -------
Balance at the end of fiscal 1997                       (3,174)

Net earnings (loss) for the period                      (1,402)
Contributions from (distributions to) Parent, net       (2,647)
                                                       -------
Balance at the end of fiscal 1998                       (7,223)
                                                       -------
                                                       -------



The accompanying notes to the financial statements are an integral part of these statements.

              BELL & HOWELL INFORMATION AND LEARNING K-12 BUSINESS

                        NOTES TO THE FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)



NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS. Bell & Howell Information and Learning K-12 Business (the "Company"),a business of Bell & Howell Information and Learning Company (the "Parent", which is a wholly owned subsidiary of Bell and Howell Company), is a leading Internet-based information service provider that is focused on the needs of its customers in the domestic kindergarten to twelfth grade (K-12) education marketplace. The Company operates in this one reportable segment.

     BASIS OF PRESENTATION. For all periods presented, certain expenses reflected in the financial statements include allocations from the Parent. These allocations take into consideration related business volume, personnel, or other appropriate bases, and generally include administrative expenses related to general management, information management, and other services provided to the Company by the Parent. Allocations of expenses are based on management's best assessment of actual expenses incurred by the Company and in management's opinion are reasonable.

     The financial statements have been prepared as if the Company operated as a stand-alone entity since inception. The financial information included herein may not necessarily reflect the financial position, results of operations, or cash flows of the Company in the future, or what the balance sheets, results of operations, or cash flows of the Company would have been if it had been a separate, stand-alone corporation during the periods presented.

     USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Subsequent actual results may differ from those estimates.

     FISCAL YEAR. The Company's fiscal year ends on the Saturday nearest to December 31. References to fiscal 1998 are for the 52 weeks ended January 2, 1999, references to fiscal 1997 are for the 53 weeks ended January 3, 1998, and references to fiscal 1996 are for the 52 weeks ended December 28, 1996.

     REVENUE/COMMISSION EXPENSE RECOGNITION. The Company principally derives its revenue from subscriptions. Billings for subscriptions are deferred as a liability and recognized as revenue in the periods the subscriptions are fulfilled. Prepaid expense consists of commissions paid to sales representatives which are recorded as an asset and recognized as expense in the periods the subscriptions are fulfilled.

     MARKETING AND PROMOTION COSTS. Marketing and promotion costs, which principally consist of advertising, are charged to expense as incurred and were $436, $479, and $116 in fiscal 1998, 1997, and 1996, respectively.

     LIQUIDITY/CONTRIBUTIONS FROM (DISTRIBUTIONS TO) PARENT. Since the Company's inception, the Parent has provided funding for working capital. The Parent has made a commitment to continue to provide financing to the Company until the transaction described in note (4) is consummated. The Company participates in the Parent's cash management system. All cash generated from and cash required to support the Company's operations are deposited and received through the Parent's cash accounts. Accordingly, the amounts represented by the caption "Contributions from (distributions to) Parent, net" in the Company's statement of cash flows represent the net effect of all cash transactions between the Company and the Parent. No interest expense has been allocated to the Company. The average shareholder's deficit is $5,199, $3,027, and $2,711 for fiscal years 1998, 1997, and 1996, respectively.

     INCOME TAXES. The financial statements of the Company have been prepared assuming the Company is a limited liability corporation (see note (4)) and as such, the net earnings (loss) of the Company is reportable in the shareholders' tax returns. Accordingly, these financial statements contain no provision or benefit and no assets or liabilities for federal or state income taxes.

     FAIR VALUE OF FINANCIAL INSTRUMENTS. The Company believes that the carrying amounts of its financial instruments, consisting of accounts receivable, accounts payable, and accrued expenses, approximates the fair value of such items.

     INVENTORY. Inventory, consisting primarily of CD-ROMs, is carried at the lower of cost or net realizable value, with cost determined by the first-in, first-out method.

     FIXED ASSETS. Fixed Assets primarily consist of computer equipment/accessories for sales and marketing personnel which are recorded at cost and depreciated on a straight-line basis over a three year life.


NOTE 2 - CONTINGENT LIABILITIES

      The Company is involved in various legal proceedings incidental to its business. Management believes that the outcome of such proceedings will not have a material adverse effect upon the consolidated operations or financial condition of the Company.


NOTE 3 - RELATED PARTY TRANSACTIONS

      The Company is dependent upon the Parent to provide software programming assistance, data feeds, communications lines and related facilities, network operations and web site management services. The inability of the Parent to continue to provide such services could in the near term negatively affect the competitive position of the Company. Selling and administrative expenses include expenses from Bell & Howell Company of $478, $336, and $223 for fiscal years 1998, 1997, and 1996, respectively. Accounts payable includes amounts due to Bell & Howell Company of $219 and $155 at the end of fiscal years 1998 and 1997, respectively.

     The Company does not maintain separate physical facilities. It uses space of the Parent and is charged occupancy costs based on proportionate square footage.

     Employees of the Company are eligible for various benefits under programs maintained by Bell & Howell Company. Any related assets or liabilities are not included in the Company's financial statements.


NOTE 4 - SUBSEQUENT EVENTS

     In July 1999, Bell & Howell Company announced that it has reached agreement with Infonautics, Inc. to combine the Infonautics' K-12 business with the Bell & Howell Information and Learning K-12 business, into a newly created limited liability company, with Bell & Howell Company as the majority owner. The transaction is expected to close during the fourth quarter of 1999, subject to the approval of Infonautics' shareholders.

              Bell & Howell Information and Learning K-12 Business
                                 Balance Sheets
                             (Dollars in Thousands)

                                     ASSETS


                                                            June    December
                                                            1999        1998
                                                     -----------   ---------
                                                     (unaudited)   (audited)
Current assets:
Accounts receivable                                    $ 1,242       $ 2,019
Inventory                                                   82            50
Prepaid expenses                                           601           611
                                                       -------       -------

Total current assets                                     1,925         2,680

Fixed assets, at cost                                      728           546
Accumulated depreciation                                  (314)         (241)
                                                       -------       -------
Net fixed assets                                           414           305


Total Assets                                           $ 2,339       $ 2,985
                                                       -------       -------
                                                       -------       -------



The accompanying notes to the financial statements are an integral part of these statements.

              Bell & Howell Information and Learning K-12 Business
                                 Balance Sheets
                             (Dollars in Thousands)

                        LIABILITIES AND BUSINESS EQUITY


                                                          June           December
                                                          1999               1998
                                                       -------        -----------
                                                     (unaudited)       (audited)
Current liabilities:
Accounts payable                                       $ 1,006            $   934
Accrued expenses                                           351                878
Deferred income                                          6,892              8,396
                                                       -------            -------

Total current liabilities                                8,249             10,208


Total shareholder's equity (deficit)                    (5,910)            (7,223)

Total liabilities and business equity                  $ 2,339            $ 2,985
                                                       -------            -------
                                                       -------            -------



The accompanying notes to the financial statements are an integral part of these statements.

              Bell & Howell Information and Learning K-12 Business
                            Statements Of Operations
                             (Dollars in Thousands)



                                                    June YTD       June YTD
                                                        1999           1998
                                                    --------       --------


Net sales                                           $ 5,561         $ 3,004


Operating costs and expenses:
Cost of sales                                         2,867           1,602
Research and development                                450             438
Selling and administrative                            4,026           3,166
                                                    -------         -------

Total operating costs and expenses                    7,343           5,206


Net earnings (loss)                                 $(1,782)        $(2,202)
                                                    -------         -------
                                                    -------         -------




The accompanying notes to the financial statements are an integral part of these statements.

              Bell & Howell Information and Learning K-12 Business
                            Statements of Cash Flows
                             (Dollars in thousands)


                                                      June YTD      June YTD
                                                          1999          1998
                                                      --------      --------
Operating  activities:

Net earnings (loss)                                    $(1,782)      $(2,202)
Depreciation and amortization                               73            72
Changes in operating assets and liabilities:
Accounts receivable                                        777           410
Inventory                                                  (32)         (143)
Prepaid expenses                                            10            56
Accounts payable                                            72            24
Accrued expenses                                          (527)           77
Deferred income                                         (1,504)          459
                                                       -------       -------
Net cash provided (used) by operations                  (2,913)       (1,247)


Investing activities:
Capital expenditures                                      (182)         (218)
                                                       -------       -------
Net cash used by investing activities                     (182)         (218)

Financing activities:
Contributions from (distributions to) Parent, net        3,095         1,465


Increase (decrease) in cash and cash equivalents          --             --

Cash and cash equivalents, beginning of period            --             --

Cash and cash equivalents, end of period               $  --          $  --
                                                       -------        -------
                                                       -------        -------



The accompanying notes to the financial statements are an integral part of these statements.

              Bell & Howell Information and Learning K-12 Business
                       Notes to the Financial Statements
                            (Dollars in thousands)



Note 1 - Significant Accounting Policies

     NATURE OF OPERATIONS. Bell & Howell Information and Learning K-12 Business (the "Company"), a business of Bell & Howell Information and Learning Company (the "Parent", which is a wholly owned subsidiary of Bell and Howell Company), is a leading Internet-based information service provider that is focused on the needs of its customers in the domestic kindergarten to twelfth grade (K-12) education marketplace. The Company operates in this one reportable segment.

     BASIS OF PRESENTATION. For all periods presented, certain expenses reflected in the financial statements include allocations from the Parent. These allocations take into consideration related business volume, personnel, or other appropriate bases, and generally include administrative expenses related to general management, information management, and other services provided to the Company by the Parent. Allocations of expenses are based on management's best assessment of actual expenses incurred by the Company and in management's opinion are reasonable.

     The financial statements have been prepared as if the Company operated as a stand-alone entity since inception. The financial information included herein may not necessarily reflect the financial position, results of operations, or cash flows of the Company in the future, or what the balance sheets, results of operations, or cash flows of the Company would have been if it had been a separate, stand-alone corporation during the periods presented.

     REVENUE/COMMISSION EXPENSE RECOGNITION. The Company principally derives its revenue from subscriptions. Billings for subscriptions are deferred as a liability and recognized as revenue in the periods the subscriptions are fulfilled. Prepaid expense consists of commissions paid to sales representatives which are recorded as an asset and recognized as expense in the periods the subscriptions are fulfilled.

     LIQUIDITY/CONTRIBUTIONS FROM (DISTRIBUTIONS TO) PARENT. Since the Company's inception, the Parent has provided funding for working capital. The Parent has made a commitment to continue to provide financing to the Company until the transaction described in note (4) is consummated. The Company participates in the Parent's cash management system. All cash generated from and cash required to support the Company's operations are deposited and received through the Parent's cash accounts. Accordingly, the amounts represented by the caption "Contributions from (distributions to) Parent, net" in the Company's statement of cash flows represent the net effect of all cash transactions between the Company and the Parent. No interest expense has been allocated to the Company.

     INCOME TAXES. The financial statements of the Company have been prepared assuming the Company is a limited liability corporation (see note (3)) and as such, the net earnings (loss) of the Company is reportable in the shareholder's tax returns. Accordingly, these financial statements contain no provision or benefit and no assets or liabilities for federal or state income taxes.

     INVENTORY. Inventory, consisting primarily of CD-ROMs, is carried at the lower of cost or net realizable value, with cost determined by the first-in, first-out method.

     FIXED ASSETS. Fixed Assets primarily consist of computer equipment/accessories for sales and marketing personnel which are recorded at cost and depreciated on a straight-line basis over a three year life.


Note 2 - Related Party Transactions

    The Company is dependent upon the Parent to provide software programming assistance, data feeds, communications lines and related facilities, network operations and web site management services. The inability of the Parent to continue to provide such services could in the near term negatively affect the competitive position of the Company.

    The Company does not maintain separate physical facilities. It uses space of the Parent and is charged occupancy costs based on proportionate square footage.

    Employees of the Company are eligible for various benefits under programs maintained by Bell & Howell Company. Any related assets or liabilities are not included in the Company's financial statements.

NOTE 3 - SUBSEQUENT EVENTS

    In July 1999, Bell & Howell Company announced that is has reached agreement with Infonautics, Inc. to combine the Infonautics' K-12 business with the Bell & Howell Information and Learning K-12 business, into a newly created limited liability corporation, with Bell & Howell Company as the majority owner. The transaction is expected to close during the fourth quarter of 1999, subject to the approval of Infonautics' shareholders.

                                                                  EXHIBIT A

















                          MASTER TRANSACTION AGREEMENT


                                  BY AND AMONG

                                INFONAUTICS, INC.

                            INFONAUTICS CORPORATION,

                              BELL & HOWELL COMPANY

                                       AND

                 BELL & HOWELL INFORMATION AND LEARNING COMPANY


                               DATED JULY 8, 1999

                         AS AMENDED ON SEPTEMBER 28, 1999

                                TABLE OF CONTENTS


                                                                                           PAGE
                                                                                           ----
ARTICLE I             DEFINITIONS............................................................2

ARTICLE II            RELATED AGREEMENTS AND CLOSING.........................................2

         2.1      Organizational Documents...................................................2

         2.2      Capitalization Agreements..................................................2

         2.3      BHIL Services Agreement....................................................3

         2.4      EDCO Services Agreement....................................................4

         2.5      INFO Transition Support Services...........................................4

         2.6      BHIL License Agreements....................................................4

         2.7      EDCO and INFO License Agreements...........................................4

         2.8      Online Publishing Asset Purchase Agreement.................................4

         2.9      Covenant Not to Compete....................................................5

         2.10     Other Documents............................................................5

         2.11     Definitive Agreements......................................................6

         2.12     Closing....................................................................6

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF INFO.................................6

         3.1      Authority..................................................................6

         3.2      Validity...................................................................7

         3.3      Due Organization...........................................................8

         3.4      Financial Information......................................................8

         3.5      Brokers and Finders........................................................8

         3.6      Opinion of Financial Advisor...............................................8

         3.7      Information for Proxy Statement............................................9

         3.8      Board Approval.............................................................9

         3.9      Representations and Warranties.............................................9

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF BHW AND BHIL.........................9

         4.1      Authority.................................................................10

         4.2      Validity..................................................................10



         4.3      Due Organization..........................................................11

         4.4      Financial Information.....................................................11

         4.5      Brokers and Finders.......................................................11

         4.6      Information Supplied for Proxy Statement..................................11

         4.7      Representations and Warranties............................................12

ARTICLE V             INTERIM AGREEMENTS....................................................12

         5.1      Interim Conduct of the Contributed Business...............................12

         5.2      Access....................................................................15

         5.3      Corporate Approval........................................................17

         5.4      Agreements To Cooperate...................................................17

         5.5      Public Statements.........................................................17

         5.6      Notifications.............................................................18

         5.7      Proxy Statement; Shareholders Meeting.....................................18

         5.8      Alternative Proposals.....................................................18

ARTICLE VI            CONDITIONS PRECEDENT TO OBLIGATIONS OF INFO...........................20

         6.1      Shareholder Approval......................................................20

         6.2      Accuracy of Warranties and Performance of Covenants.......................20

         6.3      No Pending Action.........................................................20

         6.4      Consents..................................................................21

         6.5      Regulatory Approvals......................................................21

         6.6      Litigation................................................................21

         6.7      Audited Financial Statements..............................................21

ARTICLE VII           CONDITIONS PRECEDENT TO OBLIGATIONS

                      OF BHW AND BHIL.......................................................21

         7.1      Shareholder Approval......................................................22

         7.2      Accuracy of Warranties and Performance of Covenants.......................22

         7.3      No Pending Action.........................................................22

         7.4      Consents..................................................................22

         7.5      Regulatory Approvals......................................................22


         7.6      Litigation................................................................23

         7.7      Audited Financial Statements..............................................23

ARTICLE VIII          TERMINATION BY PARTIES PRIOR TO CLOSING...............................23

         8.1      Termination...............................................................23

         8.2      Termination Fees..........................................................25

         8.3      Effect of Termination.....................................................25

ARTICLE IX            POST CLOSING AGREEMENTS...............................................26

         9.1      Working Capital...........................................................26

         9.2      Confidentiality...........................................................26

         9.3      EDCO Board of Directors...................................................27

         9.4      INFO End-User Business....................................................27

         9.5      Employees.................................................................28

         9.6      Records and Documents.....................................................29

ARTICLE X             DISSOLUTION OF ALLIANCE...............................................29

         10.1     BHW Call..................................................................29

         10.2     INFO Put..................................................................29

         10.3     Right of First Offer......................................................30

ARTICLE XI            GENERAL PROVISIONS....................................................31

         11.1     Amendments and Waiver.....................................................31

         11.2     Notices...................................................................31

         11.3     Expenses..................................................................33

         11.4     Counterparts..............................................................33

         11.5     Captions..................................................................33

         11.6     Successors and Assigns....................................................34

         11.7     Entire Transaction........................................................34

         11.8     Applicable Law............................................................34

         11.9     Other Rules of Construction...............................................34

         11.10    Partial Invalidity........................................................34

         11.11    Authorship................................................................35


                                    EXHIBITS


Exhibits      Name                                                 Section
--------      ----                                                 -------
A             Certificate of Incorporation of EDCO Inc.            2.1.1

B             Bylaws of EDCO Inc.                                  2.1.1

C             Form of Bill of Sale, Assignment and                 2.2.1
              Assumption and Indemnity Agreement

D-1           BHIL Technical Services Agreement                    2.3.1

D-2           BHIL Non-Technical Support Services                  2.3.2
              Agreement

D-3           Representation Agreement                             2.3.3

E-1           EDCO Technical Services Agreement                    2.6

E-2           EDCO Non-Technical Support Services

F             BHIL Content License Agreement                       2.5

G             BHIL Software License                                2.6

H             EDCO Content License Agreement                       2.7.2

I             EDCO Software and Technology License                 2.8

J-1           Online Publishing License Agreement                  2.9.3

J-2           INFO Sleuth Software and Technology
              License

L             INFO Noncompetition Agreement                        9.1.1

M             EDCO Noncompetition Agreement                        9.1.2

N             BHIL Noncompetition Agreement                        9.1.1


O             Online Noncompetition Agreement

P             Form of Services Agreement

Q             Form of License Agreement



                                    SCHEDULES


Schedules     Name                                                 Section
---------     ----                                                 -------
BHW1          BHIL Contributed Assets                              2.2.1(a)(i)
BHW2          BHIL Transferred Contracts                           2.2.1(b)(i)
BHW3          BHIL Transferred Liabilities and Other               2.2.1(c)(i)
                       Obligations

INFO1         INFO Contributed Assets                              2.2.1(a)(i)
INFO2         INFO Transferred Contracts                           2.2.1(b)(ii)
INFO3         INFO Transferred Liabilities and Other               2.2.19c)(iii)
                       Obligations

OPB1          OPB Assets                                           2.9
OPB2          OPB Contracts                                        2.9
OPB3          OPB Liabilities and Other Obligations                2.9



                             ANNEX



Annex         Name              Section
-----         ----              -------
A             Glossary             1


                         MASTER TRANSACTION AGREEMENT*/

This Master Transaction Agreement is made and entered into this 8th day of July, 1999 by and among INFONAUTICS, INC., a Pennsylvania corporation ("INFO"), INFONAUTICS CORPORATION, a Pennsylvania corporation ("INFO Corporation"), BELL & HOWELL COMPANY, a Delaware corporation ("BHW") and BELL & HOWELL INFORMATION AND LEARNING COMPANY, a Delaware corporation ("BHIL").

WHEREAS, upon the terms and subject to the conditions set forth herein, EDCO will engage in the business, operations and activities incident to the development and operation of the EDCO Business as contemplated by this Master Transaction Agreement and the Exhibits hereto (the "Related Agreements");

WHEREAS, upon the terms and subject to the conditions set forth herein and in the Related Agreements, EDCO will acquire:

              (i) from BHIL, the BHIL Contributed Business pursuant to the Bill of Sale, Assignment and Assumption and Indemnity Agreement to be entered into by and between EDCO and BHIL (the "BHIL Capitalization Agreement"); and

              (ii) from INFO, the INFO Contributed Business pursuant to the Bill of Sale, Assignment and Assumption and Indemnity Agreement to be entered into by and between EDCO and INFO Corporation (the "INFO Capitalization Agreement"),

WHEREAS, upon the terms and subject to the conditions set forth herein and in the Related Agreements, BHIL will acquire from INFO the INFO Online Publishing Business; and

WHEREAS, the parties desire to make certain representations and warranties to one another and provide for the coordination of the closing of all the transactions contemplated by this Master Transaction Agreement and the Related Agreements;

NOW, THEREFORE, in consideration of the premises, representations and promises herein contained, the parties mutually agree as set forth below:

--------
*/Certain portions of this Exhibit 10.1 have been omitted based upon the Company's request for confidential treatment. These omitted portions will be separately filed with the Securities and Exchange Commission.

                                    ARTICLE I

                                   DEFINITIONS

              For purposes of this Master Transaction Agreement, unless the language or context clearly indicates that a different meaning is intended, the words, terms and phrases used with initial capital letters shall have the meanings set forth in the Glossary attached as Annex A which definitions are incorporated herein by reference.


                                   ARTICLE II

                         RELATED AGREEMENTS AND CLOSING

2.1      ORGANIZATIONAL DOCUMENTS.


2.1.1 BHW will cause BHIL to organize a new entity called EDCO, Inc., the Certificate of Incorporation and Bylaws of which are attached hereto as Exhibit A and B, respectively. Notwithstanding the foregoing, the parties may determine to form EDCO as a limited liability company or as another type of entity. The parties agree that if they decide to use another type of entity for EDCO, the parties will use their reasonable best efforts to create and execute organizational documents that are substantially equivalent to the Certificate of Incorporation and Bylaws attached hereto as Exhibits A and B. The parties currently intend EDCO to be a limited liability company organized pursuant to the Laws of the State of Delaware. Upon the organization of EDCO, BHW or BHIL and INFO shall cause EDCO to ratify and accept this Master Transaction Agreement and the Related Agreements and perform the duties and obligations set forth therein.

2.1.2 In exchange for $16.5 million cash and contributing the BHIL Contributed Business to EDCO, BHIL will receive seven thousand three hundred (7,300) shares of the Stock of EDCO.

2.1.3 In exchange for contributing the INFO Contributed Business to EDCO, INFO will receive from EDCO a cash payment of $20 million and two thousand seven hundred (2,700) shares of the Stock of EDCO. The cash payment shall be by wire transfer of immediately available funds to a bank account designated by INFO in writing and shall be paid in two installments as follows:

      (a) $5.0 million on the Closing Date; and

      (b) $15.0 million on January 3, 2000.

2.2   CAPITALIZATION AGREEMENTS.

2.2.1 The INFO Capitalization Agreement and the BHIL Capitalization Agreement shall be executed and delivered at Closing by, in the case of the INFO Capitalization Agreement, INFO and EDCO and, in the case of the BHIL Capitalization Agreement, by BHIL and EDCO. Each of the Capitalization Agreements shall be substantially in the form of the Bill of Sale, Assignment and

Assumption and Indemnity Agreement, a form of which is attached hereto Exhibit C, and which shall be referred to as the Capitalization Agreements when completed as appropriate with the name of the proper parties and when the appropriate Schedules, as contemplated by this Subsection 2.2.1, are attached thereto. The Capitalization Agreements shall provide for:

         (a)  the transfer of assets to EDCO listed:

              (i) in the case of assets to be contributed by BHIL, on Schedule BHW1 hereto, and

              (ii)      in the case of assets to be contributed by INFO, on
                        Schedule INFO1 hereto; and

         (b) the assignment to EDCO and assumption by EDCO of the contracts and related obligations listed:

              (i) in the case of contracts and related obligations to be transferred to EDCO by BHIL, on Schedule BHW2 hereto, and

              (ii) in the case of contracts and related obligations to be transferred to EDCO by INFO, on Schedule INFO2 hereto; and

         (c) the assignment to EDCO and assumption by EDCO of the liabilities and other obligations listed:

              (i) in the case of liabilities and other obligations to be assumed by EDCO from BHIL, on Schedule BHW3 hereto, and

              (ii) in the case of liabilities and other obligations to be assumed by EDCO from INFO, on Schedule INFO3 hereto.

2.3   BHIL SERVICES AGREEMENT.

2.3.1 At Closing, BHW will cause BHIL to enter into a BHIL Technical Services Agreement with EDCO containing the terms set forth in Exhibit D-1 and in substantially the form set forth in Exhibit P.

2.3.2 At Closing, BHW will cause BHIL to enter into a BHIL Non-Technical Support Services Agreement with EDCO containing the terms set forth on Exhibit D-2 and in substantially the form set forth in Exhibit P.

2.3.3 At Closing, BHW will cause BHIL to enter into a Representation Agreement with EDCO containing the terms set forth on Exhibit D-3 and in substantially the form set forth in Exhibit P.

2.4      EDCO SERVICES AGREEMENT.

2.4.1 At Closing, EDCO will enter into the EDCO Technical Services Agreement with INFO containing the terms set forth on Exhibit E-1 and in substantially the form set forth in Exhibit P.

2.4.2 At Closing, EDCO will enter into an EDCO Non-Technical Support Services Agreement containing the terms set forth in Exhibit E-2, in substantially the form set forth in Exhibit P.

2.4.3 At Closing, EDCO will enter into a Service Agreement with BHIL pursuant to which EDCO will perform all services required under the customer contracts transferred to EDCO by BHIL and BHIL in exchange will pay EDCO $3.5 Million for such services.

2.5      INFO TRANSITION SUPPORT SERVICES.

For a period of six months following Closing, EDCO and INFO will provide certain support services at no charge for up to six (6) months on terms set forth in Exhibit E-2 hereto. It is expected that INFO will establish its own support functions that are separate and independent from EDCO, BHIL and BHW. In a similar manner, it is expected EDCO will establish its own support functions that are separate and independent from BHW and BHIL.

2.6      BHIL LICENSE AGREEMENTS.

At Closing, BHW will cause BHIL to license to EDCO, pursuant to the BHIL Content License Agreement and the BHIL Software License Agreement containing the terms set forth in Exhibits F and G and in substantially the form set forth in Exhibit Q.

2.7      EDCO AND INFO LICENSE AGREEMENTS.

2.7.1 At Closing, EDCO will enter into the EDCO Content License Agreement and the EDCO Software and Technology License Agreement with INFO containing the terms of Exhibits H and I and in substantially the form set forth in Exhibit Q.

2.7.2 At Closing, INFO will enter into the INFO Sleuth Software and Technology License with BHIL and EDCO, containing the terms of Exhibit J-2 and in substantially the form set forth in Exhibit Q.

2.8      ONLINE PUBLISHING ASSET PURCHASE AGREEMENT.

2.8.1 At Closing, BHW will cause BHIL to purchase all of the assets owned or used in the INFO

Online Publishing Business and assume select liabilities and obligations of the INFO Online Publishing Business, including but not limited to accounts receivable, customer contracts, customer data bases, domain names, trade names and trademarks or intellectual property and software, hardware, patents, process and know-how, employee records, sales orders, supplies, inventories, fixed assets, software development processes, training procedures, vendor records, prepaid amounts, customer deposits, service contracts, and any other rights or arrangements, and normal trade payables which relate exclusively to or arise from INFO Online Publishing Business pursuant to a Bill of Sale, Assignment and Assumption and Indemnity Agreement in the form of Exhibit C. The assets, contracts and other obligations and liabilities to be transferred will include those listed on Schedules OPB1, OPB2 and OPB3, respectively.

2.8.2 If required by BHIL, INFO will use reasonable best efforts to cause a sufficient number of its employees join BHIL so that the INFO Online Publishing Business can continue to operate in the ordinary course. BHIL will provide appropriate compensation, benefit, and incentive package offers to the INFO employees subject to this paragraph.

2.8.3 BHIL will license to INFO and EDCO the Online Publishing software and related technology pursuant to the Online Publishing License Agreement containing the terms set forth in Exhibit J-1 and in substantially the form attached hereto as Exhibit Q.

2.8.4 In addition to the consideration set forth in Section 2.1.2 BHW will cause BHIL to pay INFO $2 million on January 3, 2000 for the INFO Online Publishing Business. The cash payment shall be by wire transfer of immediately available funds to a bank account designated by INFO in writing.

2.9      COVENANT NOT TO COMPETE.

2.9.1 At Closing, each of BHIL and INFO will enter into Noncompetition Agreements in the form of Exhibits N and L.

2.9.2 At Closing, EDCO will enter into a Noncompetition Agreement with each of BHIL and INFO in the form of Exhibit M and EDCO and INFO will enter into a Noncompetition Agreement with BHIL in the form of Exhibit O hereto.

2.10     OTHER DOCUMENTS.

              At Closing, the parties will execute and deliver all of the other documents and agreements required to be delivered on or prior to Closing pursuant to this Master Transaction Agreement and the Related Agreements.

2.11     DEFINITIVE AGREEMENTS.

              Immediately following the execution of this Master Transaction Agreement and continuing until the earlier of the agreement by the Parties of the form of all Related Agreements or the Closing, the Parties agree to negotiate in good faith the final definitive form of all Related Agreements. In the event, however, that the Parties have been unable to agree on the definitive form of one or more of the Related Agreements prior to Closing, the Closing will occur notwithstanding such fact and the terms set forth on the respective Exhibits hereto shall be deemed to be the definitive form of such agreement and any court or arbitrators construing the terms of the contractual commitments set forth on such Exhibits are deemed to contain commercially reasonable terms for any provision not set forth specifically on the respective Exhibits which is necessary for a complete understanding of the contractual commitments represented thereby.

2.12     CLOSING.

              The contribution of assets to, and the assumption of liabilities by, EDCO and the issuance of the Stock to INFO and BHW contemplated by this Master Transaction Agreement (the "Closing") shall take place at the offices of McDermott, Will & Emery on the later of September 1, 1999 or the fifth Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties contemplated hereby commencing at 10:00 a.m., local time on such date, or at such other date or time or other place as the parties may mutually agree upon in writing, such date being hereinafter referred to as the "Closing Date." Notwithstanding the foregoing, if all of the conditions to Closing as set forth in Articles VI and VII have been satisfied or waived, the Closing shall occur no later than December 31, 1999. Upon consummation, the Closing shall be deemed to take place as of the opening of business on the Closing Date.


                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF INFO

              INFO and INFO Corporation, jointly and severally, hereby represent and warrant to BHW as of the date hereof as set forth below. The representations and warranties set forth below shall survive the Closing.

3.1      AUTHORITY.

              INFO has full capacity, right, corporate power and authority without the consent of any other Person, to execute and deliver this Master Transaction Agreement and the Related

Agreements and to carry out the transactions contemplated hereby and thereby, including the right to sell the INFO Online Publishing Business to BHIL. INFO Corporation has full capacity, right, corporate power and authority, without the consent of any other Person other than INFO (which consent has been given), to execute and deliver:

         (a)  this Master Transaction Agreement,

         (b)  the INFO Capitalization Agreement, and

         (c) any other agreement to which it is a party as contemplated by this Master Transaction Agreement.

              (collectively, the "INFO Related Agreements"), and to carry out the transactions contemplated hereby and thereby and to acquire, own and hold of record and beneficially 27% of the Stock. Except with respect to the approval of the shareholders of INFO, all corporate and other acts or proceedings required to be taken by INFO and INFO Corporation to authorize the execution, delivery and performance of this Master Transaction Agreement, the INFO Related Agreements and the documents to be delivered at Closing and all transactions contemplated hereby and thereby have been duly and properly taken.

3.2      VALIDITY.

3.2.1 Subject to Section 2.11, this Master Transaction Agreement and the INFO Related Agreements have been, and the documents to be delivered at Closing will be, duly executed and delivered by each of INFO and INFO Corporation, as appropriate, and constitute lawful, valid and legally binding obligations of each of them, enforceable in accordance with their respective terms.

3.2.2 The execution and delivery of this Master Transaction Agreement and the INFO Related Agreements and the consummation of the transactions contemplated hereby and thereby will not result in the creation of any lien, charge or encumbrance of any kind or the termination or acceleration of any indebtedness or other obligation of INFO or INFO Corporation and are not prohibited by, do not violate or conflict with any provision of, do not constitute a default under or a breach of and do not impair the rights under:

         (a) the Certificate of Incorporation or By-laws of INFO or INFO Corporation,

         (b)  any Contract,

         (c) any order, writ, injunction, decree or judgment of any court or governmental agency, or

         (d)  any Law applicable to INFO or INFO Corporation.

3.2.3 Except for filings required by the Hart-Scott-Rodino Act and the Securities Act, no approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by INFO or INFO Corporation, as appropriate, of this Master Transaction Agreement and the INFO Related Agreements or the consummation by INFO or INFO Corporation of the transactions contemplated hereby and thereby.

3.3      DUE ORGANIZATION.

              INFO and INFO Corporation are each corporations duly organized, validly existing and in good standing under the Laws of the Commonwealth of Pennsylvania, and has full corporate power and authority and all requisite licenses, permits and franchises to own, lease and operate its assets and to carry on its business.

3.4      FINANCIAL INFORMATION.

              The financial information provided to BHW is accurate and complete in all material respects, in accordance with the books of accounts and records of INFO and prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby.

3.5      BROKERS AND FINDERS.

              Except for the fees and expenses payable to Allen & Company, which fees are reflected in its agreement with INFO, neither INFO nor INFO Corporation has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of INFO or INFO Corporation to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. Except for the fees and expenses paid or payable to Allen & Company, there is no claim for payment by INFO or INFO Corporation of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations related to this Master Transaction Agreement or the consummation of the transactions contemplated hereby.

3.6      OPINION OF FINANCIAL ADVISOR.

              The financial advisor of INFO, Allen & Company, has rendered an opinion to the Board of Directors of INFO to the effect that, as of the date thereof, the consideration to be received by INFO in connection with the transactions contemplated hereby is fair from a financial point of view to INFO.

3.7      INFORMATION FOR PROXY STATEMENT.

              None of the information concerning INFO included in or incorporated by reference into the Proxy Statement to be filed with the SEC by INFO in connection with the shareholder meeting of INFO to be held in connection with this Master Transaction Agreement and the transactions contemplated hereby will, at the date mailed to shareholders, or at the time of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will, as of its mailing date, comply as to form in all material respects with all Laws, including the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by INFO with respect to information supplied by BHW for inclusion therein.

3.8      BOARD APPROVAL.

3.8.1 The Board of Directors of INFO has taken affirmative action to consider and analyze a long-term strategy for INFO, taking into account the fairness opinion of their investment banker made pursuant to Section 3.6, and has concluded that the best interest of INFO's shareholders are best served by pursuing a long-term strategic alliance with BHW as set forth in Article 2 of this Master Transaction Agreement; provided, however, that INFO shall remain free to pursue the sale of any portion of its remaining assets as long as such sale does not negatively impact INFO's ability to perform the agreements contemplated herein.

3.9      REPRESENTATIONS AND WARRANTIES

              The representations and warranties of INFO Corporation which will be set forth in the INFO Capitalization Agreement shall be true and correct; provided, however, that following the Closing Date, the remedies for breach of such representations and warranties shall be governed by the INFO Capitalization Agreement.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF BHW AND BHIL

BHW and BHIL, jointly and severally, hereby represent and warrant to INFO as of the date hereof as set forth below. The representations and warranties set forth below shall survive the Closing.

4.1      AUTHORITY.

              BHW and BHIL have full capacity, right, corporate power and authority, without the consent of any other Person, to execute and deliver this Master Transaction Agreement. BHIL has full capacity, right, corporate power and authority, without the consent of any Person other than BHW (which consent has been given) to execute and deliver:

         (a)  the BHIL Capitalization Agreement,

         (b)  the BHIL Services Agreement, and

         (c) any other agreement to which BHIL is a party contemplated by this Master Transaction Agreement

(collectively, the "BHW Related Agreements"), and to carry out the transactions contemplated hereby and thereby and to acquire, own and hold of record and beneficially 73% of the Stock. All corporate and other acts or proceedings required to be taken by BHW or BHIL to authorize the execution, delivery and performance of this Master Transaction Agreement, the BHW Related Agreements and the documents to be delivered at Closing and all transactions contemplated hereby and thereby have been duly and properly taken.

4.2      VALIDITY.

4.2.1 Subject to Section 2.11, this Master Transaction Agreement and the BHW Related Agreements have been, and the documents to be delivered at Closing will be, duly executed and delivered by BHW or BHIL, as appropriate, and constitute lawful, valid and legally binding obligations of BHW or BHIL, as appropriate, enforceable in accordance with their respective terms.

4.2.2 The execution and delivery of this Master Transaction Agreement and the BHW Related Agreements and the consummation of the transactions contemplated hereby and thereby will not result in the creation of any lien, charge or encumbrance of any kind or the termination or acceleration of any indebtedness or other obligation of BHW or BHIL and are not prohibited by, do not violate or conflict with any provision of, do not constitute a default under or a breach of and do not impair the rights under:

         (a)  the Certificate of Incorporation or By-laws of BHW or BHIL,

         (b)  any Contract,

         (c) any order, writ, injunction, decree or judgment of any court or governmental agency, or

         (d)  any Law applicable to BHW or BHIL.

4.2.3 Except for filings required by the Hart-Scott-Rodino Act and the Securities Act, no approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by BHW or BHIL, as appropriate, of this Master Transaction Agreement and the BHW Related Agreements or the consummation by BHW or BHIL of the transactions contemplated hereby and thereby.

4.3      DUE ORGANIZATION.

              BHW and BHIL are each corporations duly organized, validly existing and in good standing under the Laws of the State of Delaware, and each has full corporate power and authority and all requisite licenses, permits and franchises to own, lease and operate its respective assets and to carry on its respective business.

4.4      FINANCIAL INFORMATION.

              The financial information provided to INFO is accurate and complete in all material respects, in accordance with the books of account and records of BHIL and prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby.

4.5      BROKERS AND FINDERS.

              Except for the fees and expenses payable to BT Wolfenson which fees are reflected in its agreement with BHW, neither BHW nor BHIL has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of BHW or BHIL to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. Except for the fees and expenses paid or payable to BT Wolfenson there is no claim for payment by BHW or BHIL of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations related to this Master Transaction Agreement or the consummation of the transactions contemplated hereby.

4.6      INFORMATION SUPPLIED FOR PROXY STATEMENT.

              None of the information supplied or to be supplied by BHW for inclusion or incorporation by reference in the Proxy Statement to be filed with the SEC by INFO in connection with the shareholder meeting of INFO to be held in connection with this Master Transaction Agreement and the transactions contemplated hereby will, at the date mailed to shareholders, or at the time of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

4.7      REPRESENTATIONS AND WARRANTIES

              The representations and warranties of BHIL which will be set forth in the BHIL Capitalization Agreement shall be true and correct; provided, however, that following the Closing Date, the remedies for breach of such representations and warranties shall be governed by the BHIL Capitalization Agreement.


                                    ARTICLE V

                               INTERIM AGREEMENTS

5.1      INTERIM CONDUCT OF THE CONTRIBUTED BUSINESS.

5.1.1 From the date hereof until the Closing, each of INFO, BHIL and BHW shall preserve, protect and maintain their respective Contributed Business consistent with current practice and in the ordinary course of business. Without limiting the generality of the foregoing, from the date hereof until the Closing, except for transactions specifically contemplated hereby or expressly approved in writing by the other party, INFO, BHIL and BHW shall, with respect to their respective Contributed Business:

         (a) maintain the properties of their respective Contributed Business and Contributed Assets in good repair, order and condition, reasonable wear and tear excepted;

         (b) maintain and keep in full force and effect all insurance on assets and property or for the benefit of employees of their respective Contributed Business, all liability and other casualty insurance, and all bonds on personnel of the Contributed Business, presently carried;

         (c) not sell, lease or otherwise dispose of or agree to sell, lease, license or otherwise dispose of, or restrict, or grant an option with respect to, any of their respective Contributed Business' assets, properties, rights or claims, except for inventory and other assets sold in the ordinary course of business;

         (d) preserve intact the organization and reputation of their respective Contributed Business and use its reasonable commercial efforts to keep available the services of the present executives, employees and agents of their respective Contributed Business and preserve the good will of suppliers, customers and others having business relationships with such Contributed Business;

         (e) pay accounts payable and other obligations of their respective Contributed Business when they become due and payable in the ordinary course of business consistent with prior practice;

         (f) not grant any security interest, lien, charge, encumbrance or claim on any assets of the Contributed Business, except in the ordinary course of business and consistent with prior practice;

         (g) maintain the Contributed Business' books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years;

         (h) not enter into, amend or terminate, or agree to enter into, amend or terminate any Contract; provided, however, that the foregoing shall not prohibit the termination, extension or any amendment (which is not material) of any Contract necessary to the Contributed Business arising in the ordinary course of business and consistent with past practice;

         (i) perform in all material respects all of its obligations under all Contracts and other agreements and instruments relating to or affecting the Contributed Business or its assets, and comply in all material respects with all Laws applicable to the Contributed Assets, except where non-performance or non-compliance would not have a Material Adverse Effect;

         (j) not enter into, amend or terminate any employment, bonus, severance or retirement contract or arrangement, nor increase any salary or other form of compensation payable or to become payable to any executives or employees of the Contributed Business other than in the ordinary course of business or any material change in the employee benefits of the Contributed Business;

         (k) not take any action or intentionally omit to take any action, which action or omission would result in a breach of any of the representations and warranties set forth under the BHIL Capitalization Agreement or the INFO Capitalization Agreement, as the case may be, or in the failure or inability of the parties to consummate the transactions contemplated hereby; or

         (l) not incur or become subject to, nor agree to incur or become subject to, any debt, obligation or liability, contingent or otherwise, except for borrowings under or refinancing of, the existing credit facilities of INFO, BHW or BHIL, as the case may be, or current liabilities and contractual obligations in the ordinary course.

5.1.2 From the date hereof until the Closing, INFO shall preserve, protect and maintain the INFO

Online Publishing Business, consistent with current practice and in the ordinary course of business. Without limiting the generality of the foregoing, from the date hereof until the Closing, except for transactions specifically contemplated hereby or expressly approved in writing by BHW, INFO shall, with respect to the INFO Online Publishing Business:

         (a) maintain the properties of INFO Online Publishing Business and assets related thereto in good repair, order and condition, reasonable wear and tear excepted;

         (b) maintain and keep in full force and effect all insurance on assets and property or for the benefit of employees of INFO Online Publishing Business, all liability and other casualty insurance, and all bonds on personnel of the INFO Online Publishing Business, presently carried;

         (c) not sell, lease or otherwise dispose of or agree to sell, lease, license or otherwise dispose of, or restrict, or grant an option with respect to, any of the INFO Online Publishing Business' assets, properties, rights or claims, except for inventory and other assets sold in the ordinary course of business;

         (d) preserve intact the organization and reputation of the INFO Online Publishing Business and use its reasonable commercial efforts to keep available the services of the present executives, employees and agents of the INFO Online Publishing Business and preserve the good will of suppliers, customers and others having business relationships with the INFO Online Publishing Business;

         (e) pay accounts payable and other obligations of the INFO Online Publishing Business when they become due and payable in the ordinary course of business consistent with prior practice;

         (f) not grant any security interest, lien, charge, encumbrance or claim on any assets of the INFO Online Publishing Business, except in the ordinary course of business and consistent with prior practice;

         (g) maintain the INFO Online Publishing Business' books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years;

         (h) not enter into, amend or terminate, or agree to enter into, amend or terminate any Contract; provided, however, that the foregoing shall not prohibit the termination, extension or any amendment (which is not material) of any Contract necessary to the INFO Online Publishing Business arising in the ordinary course of business and consistent with past practice;

         (i) perform in all material respects all of its obligations under all Contracts and other agreements and instruments relating to or affecting the INFO Online Publishing Business or its assets, and comply in all material respects with all Laws applicable to the assets of the INFO Online Publishing Business, except where non-performance or non-compliance would not have a Material Adverse Effect;

         (j) not enter into, amend or terminate any employment, bonus, severance or retirement contract or arrangement, nor increase any salary or other form of compensation payable or to become payable to any executives or employees of the INFO Online Publishing Business other than in the ordinary course of business or any material change in the employee benefits of the INFO Online Publishing Business;

         (k) not take any action or intentionally omit to take any action, which action or omission would result in a breach of any of the representations and warranties set forth under the INFO Online Publishing Bill of Sale, Assignment and Assumption and Indemnity Agreement or in the failure or inability of the parties to consummate the transactions contemplated hereby; or

         (l) not incur or become subject to, nor agree to incur or become subject to, any debt, obligation or liability, contingent or otherwise, except for borrowings under or refinancing of, the existing credit facilities of INFO or current liabilities and contractual obligations in the ordinary course.

5.1.3 Nothing contained in this Master Transaction Agreement shall give INFO, directly or indirectly, rights to control or direct the BHIL Contributed Business. Prior to the Closing Date, BHIL shall exercise, consistent with the terms and conditions of this Master Transaction Agreement, complete control and supervision of its Contributed Business and EDCO.

5.1.4 Nothing contained in this Master Transaction Agreement shall give BHIL, directly or indirectly, rights to control or direct INFO's Contributed Business or the INFO Online Publishing Business. Prior to the Closing Date, INFO shall exercise, consistent with the terms and conditions of this Master Transaction Agreement, complete control and supervision of its Contributed Business and the INFO Online Publishing Business.

5.2      ACCESS.

5.2.1 Subject to applicable Law, BHW and BHIL shall afford to INFO and its accountants, counsel, financial advisors and other representatives (the "INFO Representatives") and INFO shall afford to BHW and BHIL and its accountants, counsel, financial advisors and other representatives (the "BHW Representatives") full access during normal business hours with reasonable notice throughout the period prior to the Closing Date to all of their respective properties, books, contracts, commitments and records and, during such period, shall furnish promptly to one another:

         (a) a copy of each report, schedule and other document filed with or received by any of them from the SEC in connection with the transactions contemplated by this Master Transaction Agreement, and

         (b) such other information concerning their respective businesses, properties and personnel as INFO, BHIL or BHW, as the case may be, shall reasonably request, including all information necessary for either party to make any required filings with the SEC; provided, however, that no investigation pursuant to this Section 5.2 shall amend or modify any representations or warranties made herein or in the Related Agreements or the conditions to the obligations of the respective parties to consummate the transactions contemplated hereby and thereby.

5.2.2 INFO shall hold and shall use its reasonable commercial efforts to cause the INFO Representatives to hold, and BHW and BHIL shall hold and shall use its reasonable commercial efforts to cause BHW Representatives to hold, in strict confidence all non-public documents and information furnished to INFO or to BHW or BHIL, as the case may be, in connection with the transactions contemplated by this Master Transaction Agreement, except that:

         (a) INFO, BHIL and BHW may disclose such information as may be necessary in connection with seeking any required approvals or consents, and

         (b) each of INFO, BHIL and BHW may disclose any information that it is required by Law or judicial or administrative order to disclose.

5.2.3 Neither INFO nor BHW nor BHIL shall use or knowingly permit the use of such non-public information or other confidential or proprietary knowledge of the other party for any purpose other than in connection with the transactions contemplated hereby without the prior consent of the other parties hereto; provided, that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party's duties, shall not be subject to this Section 5.2.

5.2.4 In the event that this Master Transaction Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other all non-public written material provided pursuant to this Section 5.2 and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by INFO, BHIL or BHW based on the information in such material shall be destroyed (and INFO, BHIL and BHW shall use their respective reasonable commercial efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable commercial efforts) shall be certified in writing by an authorized officer supervising such destruction. The provisions of Subsections 5.2.2, 5.2.3 and
5.2.4 shall survive any termination of this Master Transaction Agreement.

5.3      CORPORATE APPROVAL.

5.3.1 Subject to Section 5.8, the Board of Directors of INFO shall not take any action to amend or modify the resolutions of the INFO Board of Directors related to the subject matter set forth in Section 3.8.

5.3.2 If INFO determines to seek shareholder approval for the transactions contemplated by the Master Transaction Agreement, INFO shall, as promptly as practicable, submit the transactions contemplated by this Master Transaction Agreement and the INFO Related Agreements for the approval of its shareholders at a meeting of shareholders and shall use its reasonable best efforts to obtain shareholder approval and adoption of the transactions contemplated by this Master Transaction Agreement and the INFO Agreements. Such meeting of shareholders shall be held as soon as practicable. INFO shall use its best efforts to cause the Proxy Statement to be mailed to its shareholders at the earliest practicable date. INFO shall, through its Board of Directors, recommend to its shareholders approval of the transactions contemplated by this Master Transaction Agreement.

5.4      AGREEMENTS TO COOPERATE.

Subject to the terms and conditions herein provided, each of the parties hereto shall use best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Master Transaction Agreement, including using its best efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of INFO and BHW and their respective Affiliates, all necessary or appropriate waivers, consents and approvals to effect all necessary filings and submissions and to lift any injunction or other legal bar to the transactions contemplated hereby and contemplated by the Related Agreements. Each party agrees to use all reasonable efforts to comply with each of their respective covenants and agreements contained in the Related Agreements.

5.5      PUBLIC STATEMENTS.

              The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Master Transaction Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement without the prior written approval of the other party, which approval shall not be unreasonably withheld.

5.6      NOTIFICATIONS.

5.6.1 Each party shall notify the other party and keep it advised as to:

         (a) any litigation or administrative proceeding that is either pending or, to its knowledge, threatened against such party which challenges the transactions contemplated hereby;

         (b)  any material damage to or destruction of its Contributed Business;

         (c) any breach of its own representations and warranties set forth herein or in any of the Related Agreements; and

         (d) any fact of which such party has knowledge that indicates that any condition to Closing is reasonably likely not to be satisfied in a timely fashion.

5.6.2 No disclosure by any party pursuant to this Section 5.6, however shall be deemed to amend or supplement any schedules or to prevent or cure any misrepresentations, breach of warranty or breach of covenant contained herein or in the Related Agreements.

5.7      PROXY STATEMENT; SHAREHOLDERS MEETING.

              INFO shall promptly prepare and file with the SEC the Proxy Statement in preliminary form. INFO shall use its best efforts to respond to any comments of the SEC staff with respect thereto, in order to permit mailing to shareholders of the definitive Proxy Statement as promptly as practicable. More specifically, INFO shall (a) file with the SEC the Proxy Statement in preliminary form within three (3) business days or as soon as reasonably practical, but in no event within seven (7) business days of all required financial statements being finalized, and (b) respond to the SEC in writing regarding any comments from the SEC with respect to the Proxy Statement within three (3) business days or as soon as reasonably practical, but in no event within seven (7) business days of the receipt of such comments. Prior to the date of approval of the transactions contemplated hereby by the INFO shareholders, each of INFO and BHW shall correct promptly any information provided by it used in the Proxy Statement that shall have become false or misleading in any material respect and INFO shall take all steps necessary to file with the SEC and have cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the shareholders of INFO to the extent required by applicable Law.

5.8      ALTERNATIVE PROPOSALS.

5.8.1 INFO hereby agrees that after the date hereof and prior to the Closing Date or earlier termination of this Master Transaction Agreement, INFO shall not, and shall not permit any of its Affiliates to, and such party shall, and shall cause each of its Affiliates to, cause each officer, director and employee of such party and its Affiliates, and each attorney, accountant, investment banker, financial advisor and other agent retained by them, not to, directly or indirectly:

         (a) initiate or solicit any discussion in relation to or any inquiries or the submission of any proposal or offer relating to a Change of Control of INFO, whether by merger, share exchange, purchase of stock, purchase of assets, tender offer, joint venture or otherwise, and whether for cash, securities or any other consideration or combination thereof that is inconsistent with or provides a competitive impediment to the transactions contemplated hereby and the ongoing operations and prospects of EDCO as determined by BHW (any such inconsistent or competitive transaction being referred to herein as an "Alternative Transaction"), or

         (b) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, the making of any proposal that constitutes, or may reasonably be expected to or lead to, any Alternative Transaction;

provided, HOWEVER, that prior to the vote of shareholders of INFO for approval and adoption of the transactions contemplated by this Master Transaction Agreement, INFO may take any actions described in the foregoing clause (b) to the extent that the Board of Directors of INFO determines, in good faith after consultation with INFO's investment bankers and outside counsel, that the Alternative Transaction, taken as a whole, is superior to the transactions contemplated by this Master Transaction Agreement.

5.8.2 INFO will immediately cease and cause to be terminated any existing initiation, solicitation, encouragement, discussions or negotiations with parties other than BHW with respect to Alternative Transactions.

5.8.3 If the Board of Directors of INFO receives an Alternative Transaction that, taken as a whole, it determines to be superior to the transactions contemplated by this Master Transaction Agreement, as determined in good faith after consultation with INFO's investment bankers and outside counsel, the Board of Directors may withdraw or modify its approval or recommendation of this Master Transaction Agreement and may (subject to the following sentence) terminate this Master Transaction Agreement, in each case at any time after the fifth business day following BHW's receipt of written notice advising BHW that the Board of Directors of INFO has received an Alternative Transaction that it has determined to be a superior proposal, specifying the principal terms and conditions of such superior proposal and identifying the person making such superior proposal. INFO may terminate this Master Transaction Agreement pursuant to the preceding sentence only if the shareholders of INFO shall not yet have voted upon the Master Transaction Agreement and INFO shall have paid to BHW a termination fee pursuant to Section 8.2.1. In addition to the obligations of INFO set forth in this Section 5.8.3, INFO shall promptly advise BHW orally and in writing of any negotiations or discussions entered into in reliance on the proviso to the first sentence of Section 5.8.1.


                                   ARTICLE VI

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF INFO

         Each and all of the obligations of INFO to consummate the transactions contemplated by this Master Transaction Agreement and the Related Agreements are subject to fulfillment prior to or at the Closing of the following conditions (which conditions may be waived by INFO in its sole and arbitrary discretion):

6.1      SHAREHOLDER APPROVAL.

              The transactions contemplated by this Master Transaction Agreement and the Related Agreements shall have been approved and adopted by the requisite vote of the shareholders of INFO under applicable Law.

6.2      ACCURACY OF WARRANTIES AND PERFORMANCE OF COVENANTS.

              The representations and warranties of BHW or BHIL, as applicable contained herein and in the Related Agreements shall be true, correct and accurate in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as if made on and as of the Closing Date. EDCO, BHIL and BHW shall have performed all of the obligations and complied in all material respects with each and all of the covenants, agreements and conditions required to be performed or complied with on or prior to the Closing pursuant to this Master Transaction Agreement and the BHW Related Agreements.

6.3      NO PENDING ACTION.

              No court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling BHW, BHIL and INFO shall use their commercially reasonable efforts to lift), in each case temporarily or permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Master Transaction Agreement and the Related Agreements.

6.4      CONSENTS.

              All consents by third parties that are required for the consummation of the transactions contemplated hereby, or that are required in order to prevent a breach of or a default under or a termination of any Contract, shall have been obtained or provided for, except where the failure to obtain the same would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on EDCO following the Closing Date.

6.5      REGULATORY APPROVALS.

              All regulatory agencies shall have taken such action as may be required to permit the consummation of the transactions contemplated hereby and such actions shall remain in full force and effect and shall be reasonably satisfactory in form and substance to INFO and its counsel.

6.6      LITIGATION.

              None of BHW, BHIL, INFO, EDCO and any of the Contributed Assets shall have been made a party or subject to any litigation related to the Master Transaction Agreement or the transactions contemplated hereby, which is reasonably expected to have a Material Adverse Effect.

6.7      AUDITED FINANCIAL STATEMENTS.

The audited financial statements of the BHIL Contributed Business for the three years ended December 31, 1998 shall have been completed and shall not be materially different using the same accounting methodologies with respect to revenues from the unaudited financial statements of the BHIL Contributed Business for the three-year period ended December 31, 1998, which unaudited financial statements have been provided to INFO.


                                   ARTICLE VII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF BHW AND BHIL

              Each and all of the obligations of BHW or BHIL, as applicable, to consummate the transactions contemplated by this Master Transaction Agreement and the Related Agreements are subject to fulfillment prior to or at the Closing of the following conditions (which conditions may be waived by BHW in its sole and arbitrary discretion):

7.1      SHAREHOLDER APPROVAL.

              The transactions contemplated by this Master Transaction Agreement and the Related Agreements shall have been approved and adopted by the requisite vote of the shareholders of INFO under applicable Law.

7.2      ACCURACY OF WARRANTIES AND PERFORMANCE OF COVENANTS.

              The representations and warranties of INFO contained herein and in the Related Agreements shall be true, correct and accurate in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as if made on and as of the Closing Date. EDCO and INFO shall have performed all of the obligations and complied in all material respects with each and all of the covenants, agreements and conditions required to be performed or complied with on or prior to the Closing pursuant to this Master Transaction Agreement and the INFO Related Agreements.

7.3      NO PENDING ACTION.

              No court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling BHW, BHIL and INFO shall use their commercially reasonable efforts to lift), in each case temporarily or permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Master Transaction Agreement and the Related Agreements.

7.4      CONSENTS.

              All consents by third parties that are required for the consummation of the transactions contemplated hereby, or that are required in order to prevent a breach of or a default under or a termination of any Contract, shall have been obtained or provided for, except where the failure to obtain the same would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on EDCO or the INFO Online Publishing Business following the Closing Date.

7.5      REGULATORY APPROVALS.

              All regulatory agencies shall have taken such action as may be required to permit the consummation of the transactions contemplated hereby and such actions shall remain in full force and effect and shall be reasonably satisfactory in form and substance to BHW and its counsel.

7.6      LITIGATION.

              None of INFO, BHIL, BHW, EDCO and any of the Contributed Assets shall have been made a party or subject to any litigation related to this Master Transaction Agreement or the transactions contemplated hereby, which is reasonably expected to have a Material Adverse Effect.

7.7      AUDITED FINANCIAL STATEMENTS.

              The audited financial statements of the INFO Contributed Business for the three years ended December 31, 1998 shall have been completed and shall not be materially different with respect to revenues from the unaudited financial statements of the INFO Contributed Business for the three-year period ended December 31, 1998, which unaudited financial statements have been provided to BHW.


                                  ARTICLE VIII

                     TERMINATION BY PARTIES PRIOR TO CLOSING

8.1      TERMINATION.

              This Master Transaction Agreement and the Related Agreements may be terminated and the transactions contemplated herein and therein may be abandoned at any time prior to the Closing:

         (a)  by mutual written consent of the parties hereto;

         (b) by either INFO or BHW in the event that the Closing does not occur for any reason on or before December 31, 1999; provided, however, that if the Closing does not occur due to the act or omission of one of the parties or, in the case of INFO, the failure of the conditions set forth in Article VII to be satisfied and in the case of BHW, the failure of the conditions set forth in Article VI to be satisfied, that party may not terminate this Master Transaction Agreement pursuant to the provisions of this paragraph (b);

         (c) by INFO, upon material breach by BHW of this Master Transaction Agreement which breach is not cured within 30 days of notice thereof;

         (d) by BHW, upon material breach by INFO of this Master Transaction Agreement which breach is not cured within 30 days of notice thereof;

         (e)  by BHW, if the INFO Board of Directors or committee thereof shall:

              (i) have resolved to accept or recommend to the INFO shareholders an Alternative Proposal, or

              (ii) have withdrawn or adversely modified or taken a public position materially inconsistent with its approval or recommendation to the shareholders of INFO of the transactions contemplated hereby, or

              (iii) not have submitted this Master Transaction Agreement and the transactions contemplated hereby for the approval of its shareholders at a meeting of shareholders to be held on or prior to November 30, 1999 (or such other later date as mutually agreed to in writing by the parties as a result of action or inaction by the SEC solely and exclusively with respect to the transactions contemplated hereby) and used its reasonable best efforts to obtain such shareholder approval;

         (f)  by BHW, if:

              (i)       a Change of Control of INFO shall have occurred, or

              (ii) a tender offer or exchange offer shall have been commenced or publicly announced that, if consummated, would have the effect of a Change of Control of INFO; or

         (g)  by INFO, if:

              (i)       a Change of Control of BHW shall have occurred, or

              (ii) a tender offer or exchange offer shall have been commenced or publicly announced that, if consummated, would have the effect of a Change of Control of BHW; and

         (h) by INFO or BHW, if the approval of the shareholders of INFO contemplated by Section 5.3 is not obtained at the applicable shareholders meeting, including adjournments thereof, prior to December 1, 1999.

Any right of termination set forth above shall be exercised by written notice from the terminating party to the other party.

8.2      TERMINATION FEES.

8.2.1 If this Master Transaction Agreement is terminated by BHW pursuant to
Section 8.1(e), then INFO shall pay BHW a fee of $4.0 million. If the Master Transaction Agreement is terminated (i) by BHW pursuant to Section 8.1(b), (d) or (h) or (ii) by INFO pursuant to Section 8.1(h), and within 120 days of any such termination by either party, as applicable, INFO enters into or announces an agreement or an intent to enter into an agreement for the sale, assignment or transfer of all or substantially all of the INFO Contributed Business with a third Person, then INFO shall pay to BHW a fee of $4.0 Million. Any such amount shall be paid in cash by wire transfer in immediately available funds not later than five (5) Business Days after the obligation to make such payment arises. In the event that INFO is not in a position to make the $4.0 million payment in full because of a lack of available funds as evidenced by the appropriate corporate records of INFO, the parties will agree to a payment schedule including interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. plus five (5) percentage points (500 basis points) from the date such fee was required to be paid. Any remaining unpaid amount shall become immediately due and payable in full upon the closing of any sale, assignment or transfer of all or substantially all of the INFO Contributed Business. If INFO fails to promptly pay to BHW any fee when due under this
Section 8.2, then INFO shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. plus five (5) percentage points (500 basis points) from the date such fee was required to be paid.

8.2.2 This Section 8.2 is the sole and exclusive remedy with respect to a termination of this Master Transaction Agreement and the transactions contemplated hereby pursuant to Section 8.1. In the event this Master Transaction Agreement is terminated and the termination fee is paid pursuant to
Section 8.2, no claim for breach of contract and representation and warranty and failure to perform or satisfy any covenant, agreement or other obligation contained in this Master Transaction Agreement or the Related Agreements shall survive.

8.3      EFFECT OF TERMINATION.

In the event of any termination of this Master Transaction Agreement as provided above, this Master Transaction Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of any party, its Affiliates or their respective officers or directors; provided, however, that upon any such termination the obligations of the parties with respect to this Article VIII (including Section 8.2), Subsections 5.2.2, 5.2.3, 5.2.4, Sections 3.5, 3.7, 4.5, 4.6, 9.2 and 11.3 and the Mutual Confidentiality and Nondisclosure Agreement previously entered into by and between INFO and BHIL shall remain in full force and effect and provided, further, that subject to the provisions of Subsection 8.2.2, nothing herein will relieve any party from liability for damages for any breach of covenants or representations and warranties of this Master

Transaction Agreement prior to Closing.


                                   ARTICLE IX

                             POST CLOSING AGREEMENTS

9.1      WORKING CAPITAL.

9.1.1 Working Capital is expected to be funded by EDCO on a stand-alone basis if possible. If not possible, the respective shareholders of EDCO will have the option and right to lend cash to EDCO on a pro rata basis to support EDCO in the short term (less than one year) at market rates.

9.1.2 If one of the respective shareholders of EDCO elects not to lend cash (short or long-term) on a pro rata basis, then the other shareholders may at their option provide the financing, which may be convertible into equity ownership (based on the then current capital structure of EDCO, utilizing a similar valuation methodology as the one driving the transactions contemplated hereby) thereby increasing the ownership position of that shareholder in EDCO. The amount and duration (i.e., short or long-term) will be approved by the EDCO Board of Directors. For purposes of this paragraph, pro rata means the then current equity ownership positions of the respective shareholders.

9.2      CONFIDENTIALITY.

9.2.1 INFO shall hold and shall use its reasonable commercial efforts to cause the INFO Representatives to hold, and BHW and BHIL shall hold and shall use their reasonable commercial efforts to cause BHW Representatives to hold, in strict confidence all non-public documents and information furnished to INFO or to BHW or BHIL, as the case may be, in connection with the ownership, governance or operation of EDCO except that each of INFO, BHIL and BHW may disclose any information that it is required by Law or judicial or administrative order to disclose.

9.2.2 Neither INFO, BHIL nor BHW shall use or knowingly permit the use of such non-public information or other confidential or proprietary knowledge of EDCO for any purpose other than in connection with the strategic alliance contemplated hereby without the prior consent of the other parties hereto; provided, that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party's duties, shall not be subject to this Section 9.2.

9.2.3 In the event that either party ceases to be a shareholder of EDCO, such party shall promptly deliver to EDCO all non-public written material provided and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by INFO, BHIL or BHW based on the information in such material shall be destroyed (and INFO, BHIL and BHW shall use their respective reasonable commercial efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable commercial efforts) shall be certified in writing by an authorized officer supervising such destruction. The provisions of Subsections 9.2.1, 9.2.2 and 9.2.3 shall survive any termination of this Master Transaction Agreement.

9.3      EDCO BOARD OF DIRECTORS.

              BHIL anticipates the EDCO Board of Directors will consist of eight
(8) members, six (6) to be named by BHW and two (2) to be named by INFO. The Chairman of the Board will be James P. Roemer, BHW's Chairman, CEO & President. Other members will likely be Joseph Reynolds, BHIL CEO, and Nils Johansson, BHW Executive Vice President & CFO. It is also expected that Van Morris, INFO CEO & President will serve as EDCO CEO & President, at least on an interim basis. In order to facilitate a smooth transition of the INFO Contributed Business and BHIL Contributed Business into EDCO, BHW and BHIL agree that Mr. Morris will not be terminated from his position as CEO & President of EDCO or a position responsible for a smooth transition of the INFO Contributed Business and BHIL Contributed Business into EDCO for six (6) months from the date he assumes such position, termination for cause excepted. The headquarters of EDCO shall be initially located in Wayne, Pennsylvania.

9.4      INFO END-USER BUSINESS.

9.4.1 As of the Closing Date, INFO grants to EDCO a right of first refusal to acquire the INFO End-user Business but only for the acquisition of such business by itself as a stand alone business or asset and not as part of a Change of Control of INFO. For a period of two (2) years from the Closing Date, INFO may not effect, cause to be effected or permit any Transfer of the INFO End-User Business, except in accordance with the provisions set forth in this Agreement. Any Transfer not complying with the provisions of this Agreement shall not be effective for any purpose and any purported transferee of such a Transfer shall not acquire any right or interest in the INFO End-User Business.

         (a) INFO may Transfer the INFO End-User Business pursuant to a third-party offer which INFO reasonably establishes is bona fide (the "OFFER"), provided that (x) INFO gives EDCO prior written notice (the "ORIGINAL NOTICE"), (y) the rights of first refusal granted hereunder are not exercised and (z) all other conditions of this Section 9.4.1 are met.

         (b) The Original Notice shall state the terms and conditions of the proposed sale (including the purchase price for the INFO End-User Business to be Transferred, and the name, business and residential address of the proposed Transferee) and shall have attached any documentation related to the Offer and the proposed sale. The Original Notice shall include the names and addresses of the following: if the proposed

              Transferee is (A) a corporation, the officers and directors of the corporation; (B) a partnership, any limited partners and general partners of the partnership; (C) a limited liability company, all members of the limited liability company and (D) a trust, the trustee and beneficiaries.

         (c) Within thirty (30) days after the date of the Original Notice, EDCO may elect to purchase the INFO End-User Business at the price specified in the Original Notice. Neither INFO nor any of the directors elected by INFO may be involved in any capacity in EDCO's election. EDCO shall evidence its election to purchase by written notice to INFO. Unless otherwise agreed upon, the closing of the sale for the INFO End-User Business shall be within sixty
              (60) days from the date the written notice is delivered to INFO.

         (d) If EDCO does not elect to purchase the INFO End-User Business within thirty (30) days after the date of Original Notice, then the INFO may Transfer the INFO End- User Business in accordance with the Offer. If the INFO End-User Business is not then Transferred within ninety (90) days from the date of the Original Notice on the same terms set forth in the Original Notice, all restrictions contained in this Agreement again shall apply to the INFO End-User Business, and any subsequent Transfer of the INFO End-User Business shall be made only in compliance with this Agreement.

9.4.2 For a period of two (2) years after Closing, if the right of first refusal described above in 9.4.1 has not been exercised, EDCO shall have an exclusive call option to acquire the INFO End-user Business from INFO. The purchase price shall be equal to the preceding 12 months net revenue for the INFO End-user Business multiplied by 2.0 and shall be paid in immediately available funds to INFO at the closing of the Transfer of the INFO End-User Business to EDCO.

9.5      EMPLOYEES.

9.5.1 INFO will use its reasonable best efforts to ensure that a sufficient number of its employees join EDCO so that the INFO Contributed Business can continue to operate in the ordinary course consistent with past practice. EDCO will provide appropriate compensation, benefit, and incentive package offers to the INFO employees subject to this paragraph.

9.5.2 BHW will use its reasonable best efforts to ensure that a sufficient number of BHIL's employees in the areas of sales, marketing, publishing and product development join EDCO so that these functions can continue to operate in the ordinary course. EDCO will provide appropriate compensation, benefit, and incentive package offers to the BHIL employees subject to this paragraph.

9.5.3 Between the date hereof and the Closing Date, INFO will not solicit for employment or employ any employee of BHIL or any of its Affiliates, or request, induce or advise any employee to leave the employ of BHIL or any of its Affiliates.

9.5.4 Between the date hereof and the Closing Date, neither BHW nor BHIL will solicit for employment or employ any employee of INFO or any of its Affiliates, or request, induce or advise any employee to leave the employ of INFO or any of its Affiliates.

9.6      RECORDS AND DOCUMENTS.

              Subject to the confidentiality provisions contained in this
Article IX, following the Closing Date, EDCO shall grant to each party and its representatives, at such party's reasonable request, reasonable access to and the right to make copies at its expense of those records and documents of EDCO's Business as may be reasonably necessary for litigation, preparation of financial statements, and tax returns and audits.


                                    ARTICLE X

                             DISSOLUTION OF ALLIANCE

10.1     BHW CALL.

              Commencing on the third anniversary after the Closing Date and continuing until the earlier to occur of:

         (a)  the closing of an underwritten public equity offering of EDCO, or

         (b) any event which results in either a Change of Control of either party or a change of more than twenty percent (20%) in the percentage ownership of either party in EDCO,

BHW will have a Call Option to buy INFO's equity position in EDCO at a valuation determined by a fair value appraisal (with no discount applied for illiquidity or minority interest).

10.2     INFO PUT.

              Commencing on the third anniversary after the Closing Date and continuing until the earlier to occur of:

         (a)  the closing of an underwritten public equity offering of EDCO, or

         (b) any event which results in either a Change of Control of either party or a change of more than twenty percent (20%) in the percentage ownership of either party in EDCO,

INFO will have a Put Option to sell its equity position in EDCO to BHW at a valuation determined by a fair value appraisal (with no discount applied for illiquidity or minority interest).

10.3     RIGHT OF FIRST OFFER.

              As of the Closing Date and up to the date EDCO becomes a publicly traded company on the New York Stock Exchange or the Nasdaq Stock Market, INFO grants BHW a right of first offer to acquire INFO's equity interest in EDCO but only for the acquisition of such equity interest in EDCO by itself on a stand alone basis and not as part of a Change of Control of INFO. INFO may not affect, or cause to be affected any Transfer of its equity interest in EDCO, except in accordance with the provisions set forth in this Agreement. Any Transfer not complying with the provisions of this Agreement shall not be effective for any purpose and any purported transferee of such a Transfer shall not acquire any right or interest in INFO's equity interest in EDCO:

         (a) If INFO desires to Transfer all or any portion of its equity interest in EDCO, INFO must give BHW written notice of its desire, setting forth the terms and conditions, including the purchase price, that INFO is willing to sell its equity interest in EDCO;

         (b) Within thirty (30) days after the written notice is received, BHW may elect to purchase INFO's equity interest in EDCO on the terms and conditions set forth in the written notice or on such other terms and conditions as the parties may mutually agree upon. BHW shall evidence its election to purchase by written notice to INFO. Unless otherwise agreed upon, the closing of the sale of INFO's equity interest in EDCO shall be within sixty (60) days from the date the written notice is delivered to INFO.

         (c) If BHW does not elect to purchase INFO's equity interest in EDCO within thirty (30) days after the receipt of written notice as provided in subparagraph (a), then INFO may Transfer its equity interest in EDCO; provided, however, that if the equity interest in EDCO is not Transferred within ninety (90) days from the date of the written notice provided in subparagraph (a), all restrictions contained in this Agreement shall apply to INFO's equity interest in EDCO, and any subsequent Transfer of INFO's equity interest in EDCO shall be made only in compliance with this Agreement.

                                   ARTICLE XI

                               GENERAL PROVISIONS

11.1     AMENDMENTS AND WAIVER.

         (a) No amendment, waiver or consent with respect to any provision of this Master Transaction Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (b) The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect that party's right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Master Transaction Agreement in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Master Transaction Agreement.

11.2     NOTICES.

              All notices, requests, demands and other communications hereunder shall be in writing and shall be, personally delivered or sent by facsimile transmission with confirming copy sent by overnight courier (such as Express Mail, Federal Express, etc.) and a delivery receipt obtained and addressed to the intended recipient as follows:

         (a)  If to BHW or BHIL:

              Bell & Howell Company
              5215 Old Orchard Road
              Skokie, Illinois 60077
              Attention:  CEO & President
              Telecopy No.:  847-470-7650

             With a copy to:

             Bell & Howell Company
             5215 Old Orchard Road
             Skokie, Illinois 60077
             Attention:  General Counsel
             Telecopy No.:  847-470-7881

             and

             McDermott, Will & Emery
             227 West Monroe Street
             Suite 4400
             Chicago, Illinois  60606-5096
             Attention:  William J. McGrath, P.C.
             Telecopy No.:  (312) 984-3669



         (b)  If to INFO or INFO Corporation:

              Infonautics, Inc.
              900 West Valley Road
              Suite 1000
              Wayne, Pennsylvania 19087-1830
              Attention:  Van Morris, CEO & President
              Telecopy No.: (610) 971-8850

                   With a copy to:

              Infonautics, Inc.
              900 West Valley Road
              Suite 1000
              Wayne, Pennsylvania 19087-1830
              Attention:  Vice President & General Counsel
              Telecopy No.: (610) 971-8850

                   and

              Morgan, Lewis & Bockius LLP
              1701 Market Street
              Philadelphia, PA 19103-2921
              Attention:  David R. King
              Telecopy No.:  (215) 963-5299


Any party may change its address for receiving notice by written notice given to the others named above. Notices shall be deemed given as of the date of receipt.


11.3     EXPENSES.

              Except as otherwise expressly provided herein, each party to this Master Transaction Agreement shall pay its own costs and expenses in connection with the transactions contemplated herein, including fees of counsel, investment bankers and accountants. The provisions of this Section shall survive any termination of this Master Transaction Agreement.

11.4     COUNTERPARTS.

              This Master Transaction Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.5     CAPTIONS.

              The captions contained in this Master Transaction Agreement are for convenience of reference only, shall not be given meaning and do not form a part of this Master Transaction Agreement.

11.6     SUCCESSORS AND ASSIGNS.

              This Master Transaction Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and permitted assigns. This Master Transaction Agreement shall not be assigned by either party hereto without the express prior written consent of the other party and any attempted assignment, without such consents, shall be null and void. This Master Transaction Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third-party beneficiary hereto.

11.7     ENTIRE TRANSACTION.

              This Master Transaction Agreement and the agreements and documents referred to herein contain the entire agreement and understanding among the parties with respect to the transactions contemplated hereby and supersede all other agreements, understandings and undertakings among the parties on the subject matter hereof. All exhibits and schedules hereto are hereby incorporated by reference and made a part of this Master Transaction Agreement.

11.8     APPLICABLE LAW.

              This Master Transaction Agreement shall be governed by and construed in accordance with the internal substantive Laws of the state of Delaware, without giving effect to conflict of Laws rules.

11.9     OTHER RULES OF CONSTRUCTION.

              References in this Master Transaction Agreement to Sections, Schedules, Annexes and Exhibits are to Sections of, and Schedules, Annexes and Exhibits to, this Master Transaction Agreement unless otherwise indicated. Words in the singular include the plural and in the plural include the singular. The word "or" is not exclusive. The word "including" shall mean including, without limitation. The term "ordinary course" means the ordinary course of the business consistent with the past practice of the respective Contributed Business. The section and other headings contained in this Master Transaction Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Master Transaction Agreement.

11.10    PARTIAL INVALIDITY.

              In the event that any provision of this Master Transaction Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

11.11    AUTHORSHIP.

              The parties hereto agree that the terms and language of this Master Transaction Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Master Transaction Agreement shall be resolved against any party. Any controversy over construction of this Master Transaction Agreement shall be decided without regard to events of authorship or negotiation.

IN WITNESS WHEREOF, the parties hereto have caused this Master Transaction Agreement to be duly executed as of the date first written above.


                                  INFONAUTICS, INC.

                                  By:/s/Van Morris
                                     ----------------------------
                                     Van Morris, President


                                  INFONAUTICS CORPORATION

                                  By:/s/Van Morris
                                     ----------------------------
                                     Van Morris, President


                                  BELL & HOWELL COMPANY

                                  By:/s/Nils A. Johansson
                                     ----------------------------
                                     Nils A. Johansson
                                     Executive Vice President and
                                     Chief Financial Officer


                                  BELL & HOWELL INFORMATION AND
                                   LEARNING COMPANY

                                  By:/s/Nils A. Johansson
                                     ----------------------------
                                     Nils A. Johansson
                                     Executive Vice President and
                                     Chief Financial Officer

                                                                     Exhibit A

                          CERTIFICATE OF INCORPORATION
                                       OF
                                   EDCO, INC.


         FIRST: The name of the corporation is EDCO, Inc.

         SECOND: The registered office of the corporation in the State of Delaware shall be located at ______________________________. The name of its registered agent shall be Corporation Service Company.

         THIRD: The purposes of the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is [25,000] shares of Common Stock, par value $.01 per share.

         FIFTH: The name and mailing address of the sole incorporator is as follows:

         John P. Tamisiea    227 West Monroe Street
                             Suite 3100
                             Chicago, IL  60606

         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, in the manner provided in the By-Laws of the corporation, to make, alter, amend and repeal the By-Laws of the corporation in any respect not inconsistent with the laws of the State of Delaware or with this Certificate of Incorporation.

         In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and the By-Laws of the corporation.

         Any contract, transaction or act of the corporation or of the directors or of any committee which shall be ratified by the holders of a majority of the shares of stock of the corporation present in person or by proxy and voting at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the corporation.

         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation as the case may be, and also on this corporation.

         EIGHTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.

         If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the full extent authorized by the General Corporation Law of the State of Delaware, as so amended.

         Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         NINTH: The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation. Election of directors need not be by ballot unless the By-Laws of the corporation shall so provide.

         TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts stated are true, and accordingly, have hereunto set my hand this ____ day of ____________, 1999.


                                  John P. Tamisiea

                                                                     Exhibit B

                                     BY-LAWS
                                       OF
                                   EDCO, INC.


                                    ARTICLE I
                                     OFFICES

         Section 1.1. REGISTERED OFFICE. The registered office of the corporation shall be maintained in the City of Wilmington, State of Delaware, and the registered agent in charge thereof is Corporation Service Company.

         Section 1.2. OTHER OFFICES. The corporation may also have an office in Chicago, Illinois, and also offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                             STOCKHOLDERS' MEETINGS

         Section 2.1. PLACE OF MEETINGS. All meetings of the stockholders, whether annual or special, shall be held at the offices of the corporation or at such other place as may be fixed from time to time by the Board of Directors.

         Section 2.2. ANNUAL MEETINGS. An annual meeting of the stockholders, commencing with the year 1998, shall be held on the second Tuesday in May in each year, but if a legal holiday then on the next secular day following, at 11:00 A.M., at which they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 2.3. NOTICE OF MEETING. Written notice of the annual meeting stating the place, date and hour of the meeting, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

         Section 2.4. STOCKHOLDERS' LIST. At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.5. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or by the President and shall be called by the Secretary at the request of a majority of the Board of Directors, or at the request in writing of stockholders owning at least 50% of the number of shares of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 2.6. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

         Section 2.7. QUORUM. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, of the place, date and hour of the adjourned meeting, until a quorum shall again be present or represented by proxy. At the adjourned meeting at which a quorum shall be present or represented by proxy, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.8. VOTING. When a quorum is present at any meeting, and subject to the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or by these By-Laws in respect of the vote that shall be required for a specified action, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question. Each stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the corporation, except as otherwise provided in the Certificate of Incorporation.

         Section 2.9. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         A stockholder may execute a writing authorizing another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission, provided that the telegram, cablegram or other means of electronic transmission either sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.

         Section 2.10. MAJORITY CONSENT. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation or these By-Laws, the meeting, notice of the meeting, and vote of stockholders may be dispensed with if stockholders owning stock having not less than the minimum number of votes which, by statute, the Certificate of Incorporation or these By-Laws, is required to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken; provided that prompt notice of the taking of such action must be given to those stockholders who have not consented in writing.

                                   ARTICLE III
                                    DIRECTORS

         Section 3.1. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the corporation and do all such acts and things as are not by the General Corporation Law of the State of Delaware nor by the Certificate of Incorporation nor by these By-Laws directed or required to be exercised or done by the stockholders.

         Section 3.2. NUMBER OF DIRECTORS. The number of directors which shall constitute the whole Board shall be eight. The directors shall be elected at the annual meeting of the stockholders, and each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

         Section 3.3. VACANCIES. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or a new directorship is created, the holders of a plurality of shares issued and outstanding and entitled to vote in elections of directors, shall choose a successor or successors, or a director to fill the newly created directorship, who shall hold office for the unexpired term or until the next election of directors.

         Section 3.4. PLACE OF MEETINGS. The Board of Directors may hold its meetings outside of the State of Delaware, at the office of the corporation or at such other places as they may from time to time determine, or as shall be fixed in the respective notices or waivers of notice of such meetings.

         Section 3.5. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amendment to the By-Laws, of the corporation; and, unless the resolution, By-Laws, or Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

         Section 3.6. COMPENSATION OF DIRECTORS. Directors, as such, may receive such stated salary for their services and/or such fixed sums and expenses of attendance for attendance at each regular or special meeting of the Board of Directors as may be established by resolution of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 3.7. ANNUAL MEETING. The annual meeting of the Board of Directors shall be held within ten days after the annual meeting of the stockholders in each year. Notice of such meeting, unless waived, shall be given by mail or telegram to each director elected at such annual meeting, at his address as the same may appear on the records of the corporation, or in the absence of such address, at his residence or usual place of business, at least three days before the day on which such meeting is to be held. Said meeting may be held at such place as the Board may fix from time to time or as may be specified or fixed in such notice or waiver thereof.

         Section 3.8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time on the call of the Chairman of the Board or President or at the request in writing of any one director. Notice of any such meeting, unless waived, shall be given by mail or telegram to each director at his address as the same appears on the records of the corporation not less than one day prior to the day on which such meeting is to be held if such notice is by telegram, and not less than two days prior to the day on which the meeting is to be held if such notice is by mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer or any one of the directors making the call. Any such meeting may be held at such place as the Board may fix from time to time or as may be specified or fixed in such notice or waiver thereof. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat, and no notice of a meeting shall be required to be given to any director who shall attend such meeting.

         Section 3.9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors.

         Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

         Section 3.10. QUORUM AND MANNER OF ACTING. Except as otherwise provided in these By-Laws, a majority of the total number of directors as at the time specified by the By-Laws shall constitute a quorum at any regular or special meeting of the Board of Directors. Except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given, except that notice shall be given to all directors if the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting.

                                   ARTICLE IV
                                    OFFICERS

         Section 4.1. EXECUTIVE OFFICERS. The executive officers of the corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, such number of Vice Presidents, if any, as the Board of Directors may determine, a Secretary and a Treasurer. One person may hold any number of said offices.

         Section 4.2. ELECTION, TERM OF OFFICE AND ELIGIBILITY. The executive officers of the corporation shall be elected annually by the Board of Directors at its annual meeting; provided that new or additional officers may be elected at any meeting of the Board. Each officer, except such officers as may be appointed in accordance with the provisions of Section 4.3, shall hold office until the next annual election of officers or until his death, resignation or removal. The Chairman of the Board shall be and remain a member of the Board of Directors. None of the other officers need be members of the Board.

         Section 4.3. SUBORDINATE OFFICERS. The Board of Directors may appoint such Assistant Secretaries, Assistant Treasurers, Controller and other officers, and such agents as the Board may determine, to hold office for such period and with such authority and to perform such duties as the Board may from time to time determine. The Board may, by specific resolution, empower the chief executive officer of the corporation or the Executive Committee to appoint any such subordinate officers or agents.

         Section 4.4. REMOVAL. The Chairman of the Board, the President, any Vice President, the Secretary and/or the Treasurer may be removed at any time, either with or without cause, but only by the affirmative vote of the majority of the total number of directors as at the time specified by the By-Laws. Any subordinate officer appointed pursuant to Section 4.3 may be removed at any time, either with or without cause, by the majority vote of the directors present at any meeting of the Board or by any committee or officer empowered to appoint such subordinate officers.

         Section 4.5. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; and in general shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 4.6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the corporation and shall perform such duties as may from time to time be assigned by the Board of Directors, and in the absence or disability of the Chairman of the Board, shall perform the duties of the Chairman of the Board. He shall have executive authority to see that all orders and resolutions of the Board of Directors are carried into effect, and, subject to the control vested in the Board of Directors by statute, by the Certificate of Incorporation, or by these By-Laws, shall administer and be responsible for the overall management of the business and affairs of the corporation.

         Section 4.7. THE PRESIDENT. The President shall perform such duties as may from time to time be assigned by the Chief Executive Officer and the Board of Directors.

         Section 4.8. THE VICE PRESIDENTS. In the event of the absence or disability of the President, each Vice President, in the order designated, or in the absence of any designation, then in the order of their election, shall perform the duties of the President. The Vice Presidents shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or by the chief executive officer of the corporation.

         Section 4.9. THE SECRETARY. The Secretary shall:

              (a) Keep the minutes of the meetings of the stockholders and of the Board of Directors;

              (b) See that all notices are duly given in accordance with the provisions of these By-Laws or as required by law;

              (c) Be custodian of the records and of the seal of the corporation and see that the seal or a facsimile or equivalent thereof is affixed to or reproduced on all documents, the execution of which on behalf of the corporation under its seal is duly authorized;

              (d) Have charge of the stock record books of the corporation; and

              (e) In general, perform all duties incident to the office of Secretary, and such other duties as are provided by these By-Laws and as from time to time are assigned to him by the Board of Directors or by the chief executive officer of the corporation.

         Section 4.10. THE ASSISTANT SECRETARIES. If one or more Assistant Secretaries shall be appointed pursuant to the provisions of Section 4.3 respecting subordinate officers, then, at the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designations, then any one of such Assistant Secretaries) shall perform the duties of the Secretary and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

         Section 4.11. THE TREASURER. The Treasurer shall:

              (a) Receive and be responsible for all funds of and securities owned or held by the corporation and, in connection therewith, among other things: keep or cause to be kept full and accurate records and accounts for the corporation; deposit or cause to be deposited to the credit of the corporation all moneys, funds and securities so received in such bank or other depositary as the Board of Directors or an officer designated by the Board may from time to time establish; and disburse or supervise the disbursement of the funds of the corporation as may be properly authorized.

              (b) Render to the Board of Directors at any meeting thereof, or from time to time whenever the Board of Directors or the chief executive officer of the corporation may require, financial and other appropriate reports on the condition of the corporation; and

              (c) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or by the chief executive officer of the corporation.

         Section 4.12. THE ASSISTANT TREASURERS. If one or more Assistant Treasurers shall be appointed pursuant to the provisions of Section 4.3 respecting subordinate officers, then, at the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, then any one of such Assistant Treasurers) shall perform all the duties of the Treasurer and when so acting shall have all the powers of and be subject to all the restrictions upon, the Treasurer.

         Section 4.13. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

         Section 4.14. BONDS. If the Board of Directors or the chief executive officer shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors or the chief executive officer, as the case may be, may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

         Section 4.15. DELEGATION OF DUTIES. In case of the absence of any officer of the corporation or for any other reason which may seem sufficient to the Board of Directors, the Board of Directors may, for the time being, delegate his powers and duties, or any of them, to any other officer or to any director.

                                    ARTICLE V
                                 SHARES OF STOCK

         Section 5.1. REGULATION. Subject to the terms of any contract of the corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the stock of the corporation, including the issue of new certificates for lost, stolen or destroyed certificates, and including the appointment of transfer agents and registrars.

         Section 5.2. STOCK CERTIFICATES. Certificates for shares of the stock of the corporation shall be respectively numbered serially for each class of stock, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman of the Board, or the President or a Vice President, and by the Secretary or Treasurer, or an Assistant Secretary or an Assistant Treasurer, provided that such signatures may be facsimiles on any certificate countersigned by a transfer agent other than the corporation or its employee. Each certificate shall exhibit the name of the corporation, the class (or series of any class) and number of shares represented thereby, and the name of the holder. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors.

         Section 5.3. RESTRICTION ON TRANSFER OF SECURITIES. A restriction on the transfer or registration of transfer of securities of the corporation may be imposed either by the Certificate of Incorporation or by these By-Laws or by an agreement among any number of security holders or among such holders and the corporation. No restriction so imposed shall be binding with respect to securities issued prior to the adoption of the restriction unless the holders of the securities are parties to an agreement or voted in favor of the restriction.

         A restriction on the transfer of securities of the corporation is permitted by this Section if it:

              (a) Obligates the holder of the restricted securities to offer to the corporation or to any other holders of securities of the corporation or to any other person or to any combination of the foregoing a prior opportunity, to be exercised within a reasonable time, to acquire the restricted securities; or

              (b) Obligates the corporation or any holder of securities of the corporation or any other person or any combination of the foregoing to purchase the securities which are the subject of an agreement respecting the purchase and sale of the restricted securities; or

              (c) Requires the corporation or the holders of any class of securities of the corporation to consent to any proposed transfer of the restricted securities or to approve the proposed transferee of the restricted securities; or

              (d) Prohibits the transfer of the restricted securities to designated persons or classes of persons; and such designation is not manifestly unreasonable; or

              (e) Restricts transfer or registration of transfer in any other lawful manner.

         Unless noted conspicuously on the security, a restriction, even though permitted by this Section, is ineffective except against a person with actual knowledge of the restriction.

         Section 5.4. TRANSFER OF SHARES. Subject to the restrictions permitted by Section 5.3, shares of the capital stock of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender or cancellation of a certificate or certificates for a like number of shares. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the registered holder of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Delaware.

         Section 5.5. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.

              (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

              (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law of the

         State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings by stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

              (c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 5.6. LOST CERTIFICATE. Any stockholder claiming that a certificate representing shares of stock has been lost, stolen or destroyed may make an affidavit or affirmation of the fact and, if the Board of Directors so requires, advertise the same in a manner designated by the Board, and give the corporation a bond of indemnity in form and with security for an amount satisfactory to the Board (or an officer or officers designated by the Board), whereupon a new certificate may be issued of the same tenor and representing the same number, class and/or series of shares as were represented by the certificate alleged to have been lost, stolen or destroyed.

                                   ARTICLE VI
                                BOOKS AND RECORDS

         Section 6.1. LOCATION. The books, accounts and records of the corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

         Section 6.2. INSPECTION. The books, accounts, and records of the corporation shall be open to inspection by any member of the Board of Directors at all times; and open to inspection by the stockholders at such times, and subject to such regulations as the Board of Directors may prescribe, except as otherwise provided by statute.

         Section 6.3. CORPORATE SEAL. The corporate seal shall contain two concentric circles between which shall be the name of the corporation and the word "Delaware" and in the center shall be inscribed the words "Corporate Seal."

                                   ARTICLE VII
                             DIVIDENDS AND RESERVES

         Section 7.1. DIVIDENDS. The Board of Directors of the corporation, subject to any restrictions contained in the Certificate of Incorporation and other lawful commitments of the corporation, may declare and pay dividends upon the shares of its capital stock either out of the surplus of the corporation, as defined in and computed in accordance with the General Corporation Law of the State of Delaware, or in case there shall be no such surplus, out of the net profits of the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the corporation, computed in accordance with the General Corporation Law of the State of Delaware, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the Board of Directors of the corporation shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

         Section 7.2. RESERVES. The Board of Directors of the corporation may set apart, out of any of the funds of the corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         Section 8.1. FISCAL YEAR. The fiscal year of the corporation shall end on the 31st day of December of each year.

         Section 8.2. DEPOSITORIES. The Board of Directors or an officer designated by the Board shall appoint banks, trust companies, or other depositories in which shall be deposited from time to time the money or securities of the corporation.

         Section 8.3. CHECKS, DRAFTS AND NOTES. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents as shall from time to time be designated by resolution of the Board of Directors or by an officer appointed by the Board.

         Section 8.4. CONTRACTS AND OTHER INSTRUMENTS. The Board of Directors may authorize any officer, agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation and such authority may be general or confined to specific instances.

         Section 8.5. NOTICES. Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, or by delivery to a telegraph company, addressed to such director or stockholder at such address as appears on the records of the corporation, or, in default of other address, to such director or stockholder at the General Post Office in the City of Dover, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed or delivered to a telegraph company.

         Section 8.6. WAIVERS OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

         Section 8.7. STOCK IN OTHER CORPORATIONS. Any shares of stock in any other corporation which may from time to time be held by this corporation may be represented and voted at any meeting of shareholders of such corporation by the President or a Vice President, or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this corporation by its President or a Vice President. Shares of stock belonging to the corporation need not stand in the name of the corporation, but may be held for the benefit of the corporation in the individual name of the Treasurer or of any other nominee designated for the purpose by the Board of Directors. Certificates for shares so held for the benefit of the corporation shall be endorsed in blank or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board of Directors.

         Section 8.8. INDEMNIFICATION

              (a) Each person who was or is a party or is threatened to be made a party to or is involved in any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation or is or was a director or officer of the corporation who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the laws of Delaware as the same now or may hereafter exist (but, in the case of any change, only to the extent that such change authorizes the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such change) against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition upon receipt by the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

              (b) If a claim under subsection (a) of this Section is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he has met such standard of conduct, nor an actual determination by the corporation (including its Board of

         Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has failed to meet the required standard of conduct.

              (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

              (d) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

              (e) To the extent that any director, officer, employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.

              (f) The corporation shall have the power to indemnify any person who is or was a director, officer, employee or agent of a constituent corporation absorbed in a consolidation or merger with this corporation or who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the same manner as hereinabove provided so that such persons will stand in the same position under this Section 8.8 with respect to this corporation as he would have stood with respect to such constituent corporation if its separate existence had continued.

              (g) In addition to the foregoing, the corporation shall have the power, to the full extent provided by law, to indemnify any person for any act or omission of such person against all loss, cost, damage and expense (including attorney's fees) if such person is determined to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation.

              (h) No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

              (i) Any amendment, repeal or modification of any provision of this Section by the stockholders or the directors of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment, repeal or modification.

         Section 8.9. AMENDMENT OF BY-LAWS. The stockholders, by the affirmative vote of the holders of a majority of the stock issued and outstanding and having voting power may, at any annual or special meeting if notice of such alteration or amendment of the By-Laws is contained in the notice of such meeting, adopt, amend, or repeal these By-Laws, and alterations or amendments of By-Laws made by the stockholders shall not be altered or amended by the Board of Directors.

         The Board of Directors, by the affirmative vote of a majority of the whole Board, may adopt, amend, or repeal these By-Laws at any meeting, except as provided in the above paragraph. By-Laws made by the Board of Directors may be altered or repealed by the stockholders.

                                 *     *     *

                                                                    Exhibit C

                          BILL OF SALE, ASSIGNMENT AND
                       ASSUMPTION AND INDEMNITY AGREEMENT

This AGREEMENT is dated as of _________, 1999 ("Agreement"), by and between ________________________ a Delaware corporation ("Seller") and
________________________ a Delaware corporation ("Buyer"). Capitalized terms used in this Agreement shall, unless otherwise defined herein, have the meanings ascribed to them in the Glossary attached as Annex A hereto.

WHEREAS, Seller is engaged in the ______ Contributed Business;

WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer, subject to the assumption of the associated liabilities and obligations, certain assets, properties and rights used in the ______ Contributed Business upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto mutually agree as follows:


                                    ARTICLE I

                                 THE TRANSACTION

1.1.     Purchase and Sale of Contributed Assets.

Seller hereby sells, transfers, assigns and delivers to Buyer, and Buyer shall purchase, accept and receive, all of Seller's right, title and interest in and to the Contributed Assets (as defined below) as they exist on the date hereof.

1.2.     Contributed Assets.

The "Contributed Assets" are all of Seller's right, title and interest in and to the following :

         (a)      all accounts and notes receivable of the ______ Contributed
                  Business;

         (b)      the assets listed on Schedule _________1;

         (c)      customer databases of the ______ Contributed Business;

         (d) all Intellectual Property (as defined below) listed specifically on Schedule _______1;

         (e) the customer files and all lists of customers, suppliers and vendors of the ______ Contributed Business;

         (f) all rights and claims under lease, management or sale contracts, customer orders, service agreements and other similar commitments of the ______ Contributed Business as set forth on Schedule ______2;

         (g)      the software listed specifically on Schedule _____1;

         (h) documents and records directly and solely relating to the Contributed Assets, including accounts receivable and accounts payable ledgers, records and files; and

         (i) to the extent assignable and transferable to Buyer, permits and licenses (and pending applications for any thereof) related to the operation of the ______ Contributed Business or the Contributed Assets;

provided, however, that the definition of Contributed Assets shall not include any items defined as Excluded Assets in Section 1.3 below.

1.3.     Excluded Assets.

Seller will retain and not transfer, and Buyer will not acquire any assets of Seller, other than the Contributed Assets, (collectively, the "Excluded Assets"), including, the following assets which shall not be sold or transferred to Buyer:

         (a) all cash and cash equivalents, including cash on hand or in bank accounts;

         (b) the name, marks and other designations, including any derivations thereof listed on Schedule 1.3;

         (c) corporate accounting journals and corporate books of account which comprise Seller's or any Affiliate's permanent accounting or tax records;

         (d) corporate minute books, stock records and corporate seals of Seller;

         (e) refunds pertaining to any Tax obligations of Seller or any of its Affiliates;

         (f) software and information systems, including the software listed on Schedule 1.3, but excluding the software listed on Schedule _____1;

         (g)      the assets listed on Schedule 1.3; and

         (h) items sold, transferred, disposed of or consumed in the ordinary course prior to the date hereof;

provided, however, that the definition of Excluded Assets shall not include any items defined as Contributed Assets in Section 1.2.

1.4.     Assumed Liabilities and Obligations.

Buyer hereby assumes and agrees to discharge promptly as they become due any and all liabilities and obligations and agreements related to or arising from the operation of ______ Contributed Business or the ownership of the Contributed Assets, including all contracts and obligations which constitute Contributed Assets or to which the Contributed Assets are subject or by which they are bound, all of which liabilities and obligations are set forth on Schedule _____3 (the "Assumed Liabilities"); provided, however, that notwithstanding the foregoing, none of the Excluded Liabilities (as defined below) shall be included as Assumed Liabilities. Buyer shall forever defend, indemnify and hold harmless Seller from and against any and all liabilities, obligations, claims, damages, costs and expenses (including court costs and reasonable attorneys' fees) related to or arising from Buyer's failure to fully perform and discharge the responsibilities of Seller with respect to the Assumed Liabilities. Buyer further agrees to pay and discharge all such liabilities and obligations as they become due.

1.5.     Excluded Liabilities and Obligations.

Buyer shall not assume any liabilities or obligations of Seller, any of its Affiliates or the ______ Contributed Business for Federal, state or local taxes on income for all periods prior to the date hereof and any obligation or liability to pay benefits under Seller's employee benefit plans to the Transferred Employees for all periods ending prior to the date hereof (the "Excluded Liabilities"). Seller shall forever defend, indemnify and hold harmless Buyer from and against any and all liabilities, obligations, claims, damages, costs and expenses (including court costs and reasonable attorneys' fees) related to or arising from Seller's failure to fully perform and discharge the Excluded Liabilities. Seller further agrees to pay and discharge all such liabilities and obligations as they become due.

1.6.     Assignment of Contracts.

Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign the right, title or interest of Seller in, to or under any contract or any claim or right of any benefit arising thereunder or resulting therefrom if any attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of Buyer or Seller thereunder or if by its nature such contract cannot be assigned. Seller shall use its reasonable commercial efforts to obtain, and Buyer agrees to cooperate with Seller in its efforts to obtain, the consent of each such third party to the assignment or transfer thereof to Buyer in all cases in which such consent is required for assignment or transfer. If such consent is not obtained, Seller and Buyer shall cooperate in any reasonable arrangements on mutually acceptable terms designed to provide Buyer the obligations and benefits thereunder such as, by example, entering into a subcontract, management agreement, or other similar relationship. Notwithstanding the foregoing, the obligations of Seller under this Section shall not include any obligation to make any unreimbursed payment or incur any economic burden.

                                   ARTICLE II

                                  CONSIDERATION

2.1.     Consideration.

The consideration to be paid by Buyer for the Contributed Assets shall be _____ shares of Common Stock of Buyer as provided for in the Master Transaction Agreement.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

3.1.     Absence of Certain Changes.

Except as set forth in Schedule 4.1 of the Disclosure Annex and for trends which may affect the economy or the information industry as a whole, since December 31, 1998 (the "Balance Sheet Date") the ______ Contributed Business has not suffered any adverse change in the operation or financial condition thereof, except such changes which, in the aggregate, are not reasonably likely to have a Material Adverse Effect.

3.2.     Title to Tangible Assets.

Seller has good title to the Contributed Assets which it purports to own, free and clear of any [Liens], except for:

         (a)      Liens for current taxes not yet due and payable;

         (b) Liens which would not, in the aggregate, have a Material Adverse Effect;

         (c) mechanics', carriers', workers' and other similar Liens arising or incurred in the ordinary course of business consistent with past practice;

         (d) in the case of properties or assets acquired after the Balance Sheet Date, Liens securing all or a part of the purchase price thereof; and

         (e) Liens in favor of Seller's creditors which are being released as of the date hereof.

The Contributed Assets will furnish Buyer with all of the capacity and rights to produce, develop, use, sell, distribute, install and service the products and to perform the same services in the same manner as presently being provided or performed by Seller with respect to the ______ Contributed Business.

3.3.     Intellectual Property.

3.3.1. Schedule 3.3 of the Disclosure Annex sets forth a list of all of the following which are owned or licensed by Seller or any of its Affiliates and which are primarily used by or licensed to the ______ Contributed Business:

         (a) trademark, servicemark and trade name registrations and applications and all material unregistered trademarks, trade names and service marks and domain names;

         (b)      registered and applied for copyrights;

         (c)      patents and patent applications; and

         (d) material trademark, copyright and patent license agreements, in each case currently used in connection with the ______ Contributed Business.

3.3.2. The foregoing items and their respective rights under any license agreement relating thereto (whether as licensee or licensor thereunder), are referred to herein as the "Intellectual Property."

3.3.3. Upon consummation of the transactions contemplated hereby, Buyer has adequate and customary rights to use all of the Intellectual Property including all trade secrets to conduct the ______ Contributed Business as currently conducted by Seller, except where the failure to have such rights would not, in the aggregate, have a Material Adverse Effect.

3.3.4.   All proprietary information in the nature of trade secrets, including
         Software:

         (a) is accessible, readily available and evidenced by Documentation adequate and customary for use in the ______ Contributed Business (i.e., in the case of Software, is sufficient in scope, content and level of detail to enable a person with relevant programming experience to modify and maintain the Software) and such Documentation, including relevant source code, is in the possession of Seller and its Affiliates (or appropriate Software escrows) under customary security conditions; and

         (b) has been the subject of reasonable efforts to maintain it in confidence by the Seller, except for those instances which, in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

3.3.5. Except as set forth in Schedule 3.3 of the Disclosure Annex, no claim is pending or, to the Knowledge of Seller, threatened against Seller or any Affiliate to the effect that the rights of Seller or any Affiliate in or to any Intellectual Property are invalid or unenforceable or that the use by the ______ Contributed Business of the Intellectual Property infringes on the rights of any third party, or which challenges Seller's or any Affiliate's ownership of the Intellectual Property, except for such claims as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect.

3.4.     Material Contracts.

3.4.1. Each of the following Commitments to which, as of the date hereof, the ______ Contributed Business is a party or by which it is bound, is referred to herein as a Material Commitment:

         (a) Notes, bonds, mortgages, and other obligations for borrowed money;

         (b) Employment, severance, management, consulting, and other agreements involving compensation for services rendered or to be rendered, in each case involving payments of more than [$200,000] per year;

         (c) Contracts relating to the licensing of Intellectual Property (whether Seller and any Affiliate is the licensor or the licensee thereunder) other than licenses which are not material;

         (d)      Leases relating to real property; and

         (e) Other contracts involving annual payments in excess of [$200,000] unless cancelable on 60 days or less notice for a nominal payment.

3.4.2. Seller has made available to Buyer true and complete copies of all such Material Commitments or representative forms thereof. Such Material Commitments are valid and binding obligations of Seller or any Affiliate and, to the Knowledge of Seller, the other party thereto. None of the members of the ______ Contributed Business nor, to the Knowledge of Seller, the other party thereto is in material breach of any such Material Commitment, except for such breaches as would not reasonably be expected to have a Material Adverse Effect.

3.5.     Contracts with Affiliates.

Except as set forth in Schedule 3.5 of the Disclosure Annex, there are no Commitments between the ______ Contributed Business and Seller or any of Seller's other Affiliates.

3.6.     Litigation.

Except as set forth on Schedule 3.6 of the Disclosure Annex, there is no Proceeding, or to the Knowledge of Seller, threatened involving the ______ Contributed Business, at law or in equity, or before any governmental entity, which in the aggregate would reasonably be expected to have a Material Adverse Effect. The ______ Contributed Business as conducted by the Seller is not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any domestic or foreign court or governmental entity, except for violations which in the aggregate would reasonably be expected to have a Material Adverse Effect.

3.7.     Employee Benefit Plans.

3.7.1. Schedule 3.7 of the Disclosure Annex lists each Employee Benefit Plan covering Transferred Employees. Except as set forth in Schedule 3.7 of the Disclosure Annex:

         (a) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) substantially complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

         (b) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been substantially satisfied with respect to each such Employee

                  Benefit Plan which is an Employee Welfare Benefit Plan.

         (c) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the date hereof which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Seller. All premiums or other payments for all periods ending on or before the date hereof have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

         (d) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan and which is described on Schedule 3.7 of the Disclosure Annex as meeting the requirements of Code Sec. 401(a), meets the requirements of a "qualified plan" under Code Sec. 401(a) and has within the last two years, either received a favorable determination letter from the IRS or has requested such a letter within the remedial amendment period of Code Sec. 401(b).

         (e) Seller has delivered to the Buyer correct copies of the plan documents and Summary Plan Descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

3.7.2. With respect to each Employee Benefit Plan that Seller, and the [Controlled Group of Corporations] which includes Seller maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

         (a) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a [Reportable Event] as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

         (b) To the Knowledge of Seller, there have been no Prohibited Transactions with respect to any such Employee Benefit Plan, and no fiduciary has incurred any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. To the Knowledge of Seller, no action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened.

         (c) Seller has not incurred any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

3.7.3. Except as set forth on SCHEDULE 3.7 of the Disclosure Annex, none of Seller, its Affiliates, and the other members of the Controlled Group of Corporations that includes the Seller contributes to, ever has contributed to, or ever has been required to contribute to any [Multiemployer Plan] or has any [Liability] (including withdrawal Liability) under any Multiemployer Plan.

3.7.4. Except as set forth on SCHEDULE 3.7 of the Disclosure Annex, Seller does not maintain or contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

3.8.     ENVIRONMENTAL MATTERS.

Except as set forth in Schedule 3.8 of the Disclosure Annex or in the Phase I
Studies:

         (a) Seller and its Affiliates hold, and are in compliance with, all permits, licenses and government authorizations required for the ______ Contributed Business to hold its assets and to conduct the ______ Contributed Business under any Environmental Law, except where the failure to be in such compliance would not have a Material Adverse Effect;

         (b) Seller and its Affiliates are in compliance with all applicable Environmental Laws, except where the failure to be in compliance would not have a Material Adverse Effect;

         (c) Seller and its Affiliates have not received any written request for information, or has been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar local, state or foreign law with respect to any on-site or off-site location;

         (d) Seller and its Affiliates have not entered into or agreed to any consent decree or order, and is not subject to any judgment, decree or judicial order relating to compliance with, or the cleanup of regulated substances under, any applicable Environmental Law.

3.9.     LABOR RELATIONS.

3.9.1. No member of the ______ Contributed Business is a party to any collective bargaining agreement.

3.9.2. There is no unfair labor practice complaint or other proceeding against the ______ Contributed Business pending before the National Labor Relations Board which, if adversely decided, is reasonably likely to have a Material Adverse Effect. There is no labor strike, work stoppage or arbitration proceeding pending or involving or, to the Knowledge of Seller, threatened against Seller or any Affiliate which is reasonably likely to have a Material Adverse Effect. To the Knowledge of Seller, there are no organizing efforts by any union or other group seeking to represent the employees of the Seller.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that the following statements are true and correct in all material respects:

4.1.     CORPORATE ORGANIZATION; ETC.

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power or authority is not, in the aggregate, reasonably likely to have a Material Adverse Effect.

4.2.     AUTHORITY RELATIVE TO THIS AGREEMENT.

Buyer has all requisite corporate authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized by all required corporate action on the part of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement has been duly authorized, executed and delivered by Seller, constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

4.3.     CONSENTS AND APPROVALS; NO VIOLATIONS.

4.3.1. No filing with, and no permit, authorization, Consent or approval of, any Government Authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.

4.3.2. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will:

         (a) conflict with or result in any breach of any provision of the charter or by-laws of Buyer,

         (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both), a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or

         (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer, any of its Subsidiaries or any of their properties or assets,

except, in the case of (b) and (c) for violations, breaches or defaults which are not in the aggregate reasonably likely to have a Material Adverse Effect or prevent or delay the consummation of the transactions contemplated hereby.


                                    ARTICLE V

                          SURVIVAL AND INDEMNIFICATION

5.1.     SURVIVAL PERIODS.

5.1.1. All representations and warranties of the parties contained in this Agreement shall survive the consummation of the transactions contemplated hereby until 12 months after the date hereof.

5.1.2. The covenants and agreements of the parties hereto shall survive the consummation of the transactions contemplated hereby in accordance with their terms.

5.1.3. From and after the date hereof, Seller hereby agrees to indemnify and hold harmless Buyer, and Buyer hereby agrees to indemnify and hold harmless Seller, against certain liabilities, in accordance with the terms of this Article V.

5.1.4. No party providing indemnification pursuant to this Article V (an "Indemnifying Party") shall be obligated to provide such indemnification with respect to representations and warranties to the other party (the "Indemnified Party") unless the Indemnifying Party shall have received written notice within 12 months after the date hereof.

5.2.     INDEMNIFICATION.

Subject to the other provisions of this Article V, from and after the date hereof, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any Damages to the extent they are the result of any breach of any representation or warranty or failure to perform any covenant or agreement made by the Indemnifying Party under this Agreement.

5.3.     INDEMNIFICATION AMOUNTS.

Notwithstanding any provision to the contrary contained in this Agreement, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party for any Damages with respect to representations and warranties:

         (a) unless and until the amount of all such Damages shall equal in the aggregate an amount equal to $100,000, and then only to the extent of such excess, and

         (b) to the extent that the amount of all such payments by Seller would exceed Twenty Million Dollars ($20,000,000).

5.4.     CLAIMS.

5.4.1. If an Indemnified Party intends to seek indemnification pursuant to this Article V, such Indemnified Party shall promptly give the Indemnifying Party a Notice of Claim describing such Claim in reasonable detail; provided, that the failure to provide such notice shall not affect the obligations of the Indemnifying Party unless it is actually prejudiced thereby, subject, however, to the time periods specified in Section 5.1 hereof. In the event that such Claim involves a claim by a third party against the Indemnified Party, the Indemnifying Party shall have 30 days after receipt of such notice to decide whether it will undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and if it so decides, the Indemnified Party shall cooperate with it in connection therewith; provided, that the Indemnified Party may participate in such settlement or defense through counsel chosen by it; and provided further, that the fees and expenses of such counsel shall be borne by the Indemnified Party.

5.4.2. The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any action in any manner that would materially and adversely affect the Indemnified Party, other than as a result of money damages or other money payments.

5.4.3. If the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of the Indemnified Party's Notice of a Claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the Claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

5.4.4. As long as the Indemnifying Party is contesting any such Claim in good faith, the Indemnified Party shall not pay or settle any such Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such Claim; provided, that:

         (a) as long as the Indemnifying Party is contesting such Claim in good faith, any such settlement shall include as an unconditional term thereof the delivery by the Claimant or plaintiff to the Indemnifying Party of a duly executed written release of the Indemnifying Party from all liability and obligation in respect of such action;

         (b) in such event Indemnified Party shall waive any right to indemnity therefor by the Indemnifying Party; and

         (c) that the Indemnified Party shall provide the Indemnifying Party reasonable advance notice of any proposed settlement or payment and shall not pay or settle any Claim if the Indemnifying Party shall reasonably object.

5.4.5. The Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pretrial activities, trial, compromise, settlement or discharge of any Claim in respect of which indemnity is sought pursuant to Article V, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

5.5.     EXCLUSIVE REMEDY.

5.5.1. The indemnification provisions of this Article V shall be the exclusive remedy following the date hereof for any breaches or alleged breaches of any representation, warranty or other provision of this Agreement or the transactions contemplated hereby. Buyer shall have the right to set-off against any dividends, distributions or other payments to be made by Buyer pursuant to this Agreement or otherwise.

5.5.2. Each of the parties hereto, on behalf of itself and its officers, directors, employees, shareholders, partners, affiliates, agents or representatives (collectively, such party's "Representatives") agrees not to bring any actions or proceedings, at law, equity or otherwise, against any other party or its Representatives, in respect of any breaches or alleged breaches of any representation, warranty or other provision of this Agreement, except pursuant to the express provisions of this Article V.

5.5.3. The parties hereby agree that no party has made any representations and warranties, express or implied, with respect to this Agreement or the matters contemplated hereby, except as explicitly set forth in this Agreement.

5.6.     TAX AND INSURANCE OFFSETS.

The amount of any Damages suffered by an Indemnified Party shall be reduced by any Tax Benefit, insurance or other benefits which are available to such party or its Representatives in respect of or as a result of such Damages or the facts or circumstances relating thereto. If any Damages for which indemnification is made hereunder are subsequently reduced by any Tax Benefit, insurance payment or other recovery from a third party, the value of such Tax Benefit or other benefit or the amount of such payment or other recovery shall be remitted to the Indemnifying Party.

                                   ARTICLE VI

                               GENERAL PROVISIONS

6.1.     AMENDMENTS AND WAIVER.

         (a) No amendment, waiver or consent with respect to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (b) The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect that party's right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

6.2.     NOTICES.

All notices, requests, demands and other communications hereunder shall be in writing and shall be, personally delivered or sent by facsimile transmission with confirming copy sent by overnight courier (such as Express Mail, Federal Express, etc.) and a delivery receipt obtained and addressed to the intended recipient as follows:

         (c)      If to Seller:





                  Attention:
                  Telecopy No.:

                  With a copy to:




                  Attention:
                  Telecopy No.:

                  and



                  Attention:
                  Telecopy No.:

         (d)      If to Buyer:


                  ---------------------

                  ---------------------

                  ---------------------


                  Attention:
                  Telecopy No.:

                  With a copy to:



Any party may change its address for receiving notice by written notice given to the others named above. Notices shall be deemed given as of the date of receipt.

6.3.     EXPENSES.

Except as otherwise expressly provided herein, each party to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated herein, including fees of counsel, investment bankers and accountants. The provisions of this Section shall survive any termination of this Agreement.

6.4.     COUNTERPARTS.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5.     CAPTIONS.

The captions contained in this Agreement are for convenience of reference only, shall not be given meaning and do not form a part of this Agreement.

6.6.     SUCCESSORS AND ASSIGNS.

This Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and permitted assigns. This Agreement shall not be assigned by either party hereto without the express prior written consent of the other party and any attempted assignment, without such consents, shall be null and void. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third-party beneficiary hereto.

6.7.     ENTIRE TRANSACTION.

This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding among the parties with respect to the transactions contemplated hereby and supersede all other agreements, understandings and undertakings among the parties on the subject matter hereof. All exhibits and schedules hereto are hereby incorporated by reference and made a part of this Agreement.

6.8.     APPLICABLE LAW.

This Agreement shall be governed by and construed in accordance with the internal substantive laws of the state of Delaware, without giving effect to conflict of laws rules.

6.9.     OTHER RULES OF CONSTRUCTION.

References in this Agreement to Sections, Schedules, Annexes and Exhibits are to Sections of, and Schedules, Annexes and Exhibits to, this Agreement unless otherwise indicated. Words in the singular include the plural and in the plural include the singular. The word "or" is not exclusive. The word "including" shall mean including, without limitation. The term "ordinary course" means the ordinary course of the ______ Contributed Business consistent with the past practice of the ______ Contributed Business. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.10.    PARTIAL INVALIDITY.

In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

6.11.    AUTHORSHIP.

The parties hereto agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be signed by its duly authorized officer as of the date first above written.


                                  By:
                                     ---------------------------
                                     Name:
                                     Title:



                                  By:
                                     ---------------------------
                                     Name:
                                     Title:

                                                                     Exhibit D-1

                  BHIL TECHNICAL SERVICES AGREEMENT (Section 2.3.1)


Parties:                           BHIL and EDCO.

Term: 36 months, renewable by mutual agreement of the parties. EDCO can terminate upon 90 days written notice, provided, however, that if EDCO wants to use a third Person to provide the services hereunder:

                                  (i)   EDCO shall obtain three bids from
                                        independent third Persons,

                                  (ii) the cost of the third Person must be 90% or less of the costs charged by BHIL for the same services, and

                                  (iii) BHIL has not exercised its right of
                                        first refusal to match the costs of the
                                        third Person, which right of first
                                        refusal will not be unreasonably
                                        exercised.

Charges: The Fully Loaded Costs to provide the services which initially shall equal XXX of EDCO's Net Revenue from ProQuest for the first 12 months and thereafter shall be adjusted to the Fully Loaded Costs incurred during the preceding 12 month period on each anniversary of this Agreement, subject to a mutually agreed upon reduction if there is a shift from peak to non-peak usage by EDCO.

Scope of Services:                Data Center and Information Technology Support
                                  services, consisting of the following:

                                  a) BHIL will keep available sufficient
                                     hardware and systems software to support the use of ProQuest by EDCO's customers in the K-12 Segment.

                                  b) BHIL will provide the same service level to
                                     EDCO as BHIL provides to the Post Secondary
                                     Education Segment.

                                  c) EDCO may request that BHIL load additional
                                     license material to the "electronic vault" of BHIL. Loading such materials shall be at additional cost and subject to reasonable scheduling pursuant to a written work order executed by BHIL and EDCO.

                                  d) BHIL will create, manufacture and ship such
                                     ProQuest CD-ROM products as are currently licensed by BHIL into the K-12 Segment as long as it is economically reasonable for BHIL to provide such products and services.

                                  e) The Services are more fully described in
                                     the attached Technical Support Term Sheet and Data Center Term Sheet. (Attachments 1 and 2 to this Exhibit D-1)

                                  f) BHIL will respond to questions and assist
                                     with implementation as specified in the
                                     Technical Support Term Sheet. (Attachment 1 to this Exhibit D-1).

                                  g) In the event that the Scope of the Services
                                     shall increase materially from the level at which they exist at the effective date of this Agreement, and such increases require BHIL to purchase or lease such hardware and systems software as necessary to support such increased usage, the increased costs will be shared by EDCO and BHIL proportionately based upon the need for increased usage. The purchase or lease of such hardware and systems software shall be pursuant to a written work order executed by BHIL and EDCO.

                                  h) In the event that EDCO terminates this
                                     Agreement, it will assume the obligations of any hardware lease or software license of BHIL that is used primarily to satisfy EDCO's system usage (unless BHIL waives such obligation).

Enhancements:                     To the extent there are enhancements or
                                  modifications to the BHIL Software that
                                  require
                                  additional hardware, software or labor, the parties shall negotiate in good faith an increase in the cost of this Agreement to EDCO to compensate BHIL for such increased hardware, software and/or labor costs. The enhancements or modifications shall be agreed to pursuant to a written work order executed by BHIL and EDCO.

Liaisons:                         Each party shall designate a primary liaison
                                  for this Agreement who shall be the single person authorized to agree to changes, modifications or methods of implementation of this Agreement.

Miscellaneous:                    This Agreement shall contain provisions
                                  regarding Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.

                                                     Attachment 1 TO Exhibit D-1


                     TECHNICAL SUPPORT TERM SHEET (Section 2.3.3)



This sheet describes the terms and conditions under which BHIL will provide technical support for the software licensed to EDCO under the BHIL Software License and support under this BHIL Technical Services Agreement.

- It is expected that EDCO will have questions about the design, functionality and algorithms utilized in BHIL's software. A BHIL technical resource will be designated as a point of contact for such questions. An EDCO technical point of contact should also be designated to facilitate these discussions.

- Given that the BHIL system is so large, no one person possesses the knowledge to answer every question. Thus, the BHIL contact person will often need to identify an expert and allow some time for a response. It is expected that questions will be answered in no more than a week's time.

-   BHIL will incorporate BHIL's current problem escalation procedure.

- The BHIL technical point of contact must make the EDCO technical point of contact aware of BHIL system releases for the purpose of impact analysis. This should occur no later than a month prior to the BHIL system release.

- Conversely, the EDCO technical point of contact must make the BHIL technical point of contact aware of EDCO system releases for the purpose of impact analysis. This should occur no later than a month prior to the EDCO system release.

- No work will be initiated for EDCO without a written work order signed by EDCO and BHIL.

                                                     Attachment 2 TO Exhibit D-1

                        DATA CENTER TERM SHEET (Section 2.3.2)


The following points describe the terms, means and manner in which the BHIL data center services may be utilized by EDCO.

- PROQUEST: The term "BHIL ProQuest Systems" refers to the data center resources running in BHIL's Ann Arbor location as well as BHIL's systems remotely hosted by EMC in Hopkinton, MA, or any other location necessary to provide the ProQuest service. BHIL data manufacturing systems are also utilized to produce CD-ROMs.

- SYSTEM AVAILABILITY: Until 8/1/1999, BHIL's online systems are unavailable from 2-3.a.m. weekdays and 10:00 p.m. Saturday - 10:00 a.m. Sunday. After 8/1/99, BHIL's systems are targeted to be available 24 hours a day, 7 days a week, with possible exceptions several times a quarter for hardware maintenance or major changes. This is barring Acts of God or situations beyond our control.

- ACCESS: EDCO customers will access BHIL online services and content via existing (or presently under development) External Interfaces (Z39.50, ProQuest Direct, KidQuest, JuniorQuest, ClassMate, Site Builder). Additional methods of access will require development and will be considered incremental product development.

- AUTHENTICATION: Authentication will generally be performed based upon the EDCO customers entering a valid PQD User Account ID and Password. In some cases authentication may be skipped if access comes from a list of specified IP addresses.

- SEARCH RESPONSE TIMES: Provided Search Response times for EDCO customers will be the same as those provided to BHIL PQD customers; this is currently 10 seconds.

- DATA COLLECTIONS: BHIL will maintain complete, correct and current data content collections of the material chosen to be accessible by EDCO customers. BHIL content is generally not searchable until the day after it has been loaded into the content warehouse.

- NETWORK: Any incremental network costs (such as telecommunications lines, routers, switches or firewalls, as well as monthly charges) necessary to provide functionality between EDCO systems and BHIL systems will be supplied by BHIL at cost pursuant to a written work order executed by BHIL and EDCO.

- SYSTEM CAPACITY: BHIL will supply the system capacity resources (Network, Hardware, software) to service EDCO customers within its data center. EDCO will provide BHIL with a forecast (updated quarterly) of its capacity needs for the next twelve months. This will be expressed as numbers of customers (total and / or concurrent), numbers of searches, time of day, numbers of content retrievals and other meaningful metrics as mutually agreed to by the parties.

- TIME of SYSTEM USAGE: The BHIL systems will monitor and provide the means for reporting the times when EDCO customers' usage occurred, in categories of "Peak," during the weekday, or "Off-Peak."

- EDCO BRANDING & DOMAIN NAMES: EDCO will reimburse BHIL for any costs incurred in the event EDCO wishes to establish its own product brand and / or unique domain names for their products. The scope of this includes any domain name registration fees, network engineering changes, hardware, third party web server software or BHIL software modifications. EDCO will not be obligated to pay for any costs hereunder without a signed work order from EDCO.

                                                                     Exhibit D-2

             BHIL NON-TECHNICAL SUPPORT SERVICES AGREEMENT (Section 2.5)

PARTIES:                          BHIL and EDCO

TERM:                             6 months.

COST:                             a) Customer Support - free

                                  b) Billing and Accounting Support - free

                                  c) Human Resources - free

                                  d) Office Space - market rate

                                  e) Office Equipment - market rate (depreciated
                                     value remaining - includes computer
                                     hardware, software, and office furniture and fixtures) (other than the office equipment included as a Contributed Asset).

                                  f) Trade Show and Promotional Materials -
                                     actual cost

Scope of Services:                BHIL will provide EDCO:

                                  a) Customer Support

                                  b) Billing and Accounting Support

                                  c) Human Resources

                                  d) Office Space

                                  e) Office Equipment

                                  f) Trade Show and Promotional Materials

                                  g) Other services as required

                                  All services shall be provided on same basis as currently provided by bhil for the bhil contributed business.

Liaisons:                         Each party shall designate a primary liaison
                                  for this agreement who shall be the single person authorized to agree to changes, modifications or methods of implementation of this Agreement.

Miscellaneous:                    This Agreement shall contain provision
                                  regarding Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.

                                                                     Exhibit D-3

                        REPRESENTATION AGREEMENT (2.3.3)


Parties:                          EDCO and BHIL

Term:                             36 months

Cost:                             On terms to be mutually agreed upon.

Scope of Services:                a) Upon EDCO's request, BHIL will act as a
                                     sales agent for the sale of EDCO products into the Excluded Segments and in all market segments outside of North America. The terms of such arrangement to be subject to mutual agreement. If EDCO intends to Distribute ProQuest through a third Person in market segments outside of North America, BHIL has a right of first refusal to Distribute ProQuest on the same terms and conditions as such third Person intended to do so.

                                  b) In bids to consortia that span the Excluded
                                     Segments and the K-12 Segment:

                                       (i)  BHIL and EDCO will cooperate with
                                            each other in making joint bids,
                                            including revenue allocation and
                                            pricing, and in the performance of
                                            any contracts resulting therefrom.
                                            EDCO and BHIL can only make joint
                                            bids with each other and no other
                                            third Person with respect to the
                                            products and services provided by
                                            EDCO or BHIL, as the case may be. If
                                            the parties do not make a joint bid,
                                            either party can make an independent
                                            bid to such consortia with respect
                                            to the market segment served by such
                                            party.

                                       (ii) BHIL retains the right to include
                                            the Excluded BHIL Products in bids
                                            to library or other consortia that
                                            span the

                                            Excluded Segments and the EDCO
                                            Segment in bids with EDCO or
                                            independent bids by BHIL alone.


                                       (iii) With respect to the Public Library
                                            Segment, (i) if ProQuest is used in
                                            the joint bid, BHIL shall determine
                                            the terms and conditions, including
                                            pricing, (ii) if Electric Library is
                                            used in the joint bid, EDCO shall
                                            determine the terms and conditions,
                                            including pricing and (iii) if the
                                            parties cannot agree, either party
                                            can make an independent bid to such
                                            consortia with respect to the market
                                            served by such party.

                                  c) The existing INFO contracts with the Post
                                     Secondary Education Segment shall be
                                     transferred to EDCO; provided, however,
                                     that EDCO will not renew such contracts on the renewal date and will use its best efforts to cause the customer of the Post Secondary Education Segment to use BHIL's ProQuest products and services.

Miscellaneous:                    This Agreement shall contain provisions
                                  regarding Indemnification, Proprietary Rights,
                                  Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.

                                                                     Exhibit E-1

                        EDCO TECHNICAL SERVICES AGREEMENT


Parties:                          INFO and EDCO.

Term: 36 months, renewable by mutual agreement of the parties. INFO can terminate upon 90 days written notice, provided, however, that if INFO wants to use a third Person to provide the services hereunder:

                                  (i)   INFO shall obtain three bids from
                                        independent third parties,

                                  (ii) the cost of the third Person must be 90% or less of the costs charged by EDCO for the same services, and

                                  (iii) EDCO has not exercised its right of
                                        first refusal to match the costs of the
                                        third Person which right of first
                                        refusal will not be unreasonably
                                        exercised.

Charges: The Fully Loaded Costs to provide Services which initially shall equal XXX of INFO's Net Revenue from Electric Library Technology for the first 12 months and thereafter shall be adjusted to the Fully Loaded Costs incurred during the preceding 12 month period on each anniversary of this Agreement, subject to a mutually agreed upon reduction if there is a shift from peak to non-peak usage by INFO.

Scope of Services:                Data Center and Information Technology Support
                                  services, consisting of the following:

                                  a) EDCO will keep available sufficient
                                     hardware and systems software to support the use of the Electric Library by INFO's customers in the INFO End-User Business.

                                  b) EDCO will provide the same service level to
                                     INFO as EDCO provides to the EDCO Segment.

                                  c) INFO may request that EDCO load additional
                                     license material specific to EDCO's needs.
                                     Loading such materials shall be at
                                     additional cost and subject to reasonable scheduling pursuant to a written work order signed by INFO and EDCO.

                                  d) The Services are more fully described in
                                     the attached Technical Support Term Sheet and Data Center Term Sheet. (Attachments 1 and 2 to this Exhibit E-1)

                                  e) EDCO will respond to questions and assist
                                     with implementation as specified in the
                                     Technical Support Term Sheet. (Attachment 1 to this Exhibit E-1).

                                  f) In the event that the Scope of the Services
                                     shall increase materially from the level at which they exist at the effective date of this Agreement, and such increases requires EDCO to purchase or lease such hardware and systems software as necessary to support such increased usage, the increased costs will be shared by EDCO and INFO proportionately based upon the need for increased usage. The purchase or lease of such hardware and systems software shall be pursuant to a written work order executed by INFO and EDCO.

                                  g) In the event that INFO terminates this
                                     Agreement, it will assume the obligations of any hardware lease or software license of EDCO that is used primarily to satisfy INFO's system usage (unless EDCO waives such obligation).

Enhancements:                     To the extent there are enhancements or
                                  modifications to the INFO Software that
                                  require additional hardware, software or labor, the parties shall negotiate in good faith an increase in the cost of this Agreement to INFO to compensate EDCO for such increased hardware, software and/or labor costs. The enhancements or modifications shall be agreed to pursuant to a written work order signed by INFO and EDCO.

Liaisons:                         Each party shall designate a primary liaison
                                  for this Agreement who shall be the single person authorized to agree to changes, modifications or methods of implementation of this Agreement.

Miscellaneous:                    This Agreement shall contain provisions
                                  regarding Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.

                                                     Attachment 1 TO Exhibit E-1


                          TECHNICAL SUPPORT TERM SHEET



This sheet describes the terms and conditions under which EDCO will provide technical support for the software licensed to INFO under the EDCO Software and Technology License and support under this EDCO Technical Services Agreement.

- It is expected that INFO will have questions about the design, functionality and algorithms utilized in EDCO's software. An EDCO technical resource will be designated as a point of contact for such questions. An INFO technical point of contact should also be designated to facilitate these discussions.

- Given that the EDCO system is so large, no one person possesses the knowledge to answer every question. Thus, the EDCO contact person will often need to identify an expert and allow some time for a response. It is expected that questions will be answered in no more than a week's time.

-   EDCO will incorporate EDCO's current problem escalation procedure.

- The EDCO technical point of contact must make the INFO technical point of contact aware of EDCO system releases for the purpose of impact analysis. This should occur no later than a month prior to the EDCO system release.

- Conversely, the INFO technical point of contact must make the EDCO technical point of contact aware of INFO system releases for the purpose of impact analysis. This should occur no later than a month prior to the INFO system release.

- No work will be initiated for INFO without a written work order signed by INFO and EDCO.

                                                     Attachment 2 TO Exhibit E-1

                             DATA CENTER TERM SHEET


The following points describe the terms, means and manner in which the EDCO data center services may be utilized by INFO.

- ELECTRIC LIBRARy: The term "Electric Library" refers to the data center resources running in EDCO's Wayne, Pennsylvania location or any other location necessary to provide the Electric Library Service.

- SYSTEM AVAILABILITY: EDCO's systems are available 24 hours a day, 7 days a week, with scheduled exceptions several times a quarter for hardware maintenance or major changes. This is barring Acts of God or situations beyond our control.

- ACCESS: INFO customers will access Electric Library and EDCO and BHIL content via existing (or presently under development) External Interfaces. Additional methods of access may require development and will be considered incremental product development.

- AUTHENTICATION: Authentication will generally be performed based upon the INFO customers entering a valid Electric Library User Account ID and Password. In some cases authentication may be skipped if access comes from a list of specified IP addresses.

- SEARCH RESPONSE TIMES: Provided Search Response times for INFO customers will be the same as those provided to EDCO Library Users.

- DATA COLLECTIONS: EDCO will maintain complete, correct and current data content collections of the material chosen to be accessible by INFO customers. BHIL and EDCO content is generally not searchable until the day after it has been loaded into the content warehouse.

- NETWORK: Any incremental network costs (such as telecommunications lines, routers, switches or firewalls, as well as monthly charges) necessary to provide functionality between INFO systems and EDCO systems will be supplied by EDCO at cost pursuant to a written work order executed by INFO and EDCO.

- SYSTEM CAPACITY: EDCO will supply the system capacity resources (Network, Hardware, software) to service INFO customers within its data center. INFO will provide EDCO with a forecast (updated quarterly) of its capacity needs for the next twelve months. This will be expressed as numbers of customers (total and / or concurrent), numbers of searches, time of day, numbers of content retrievals and other meaningful metrics as mutually agreed to by the parties.

- TIME of SYSTEM USAGE: The EDCO systems will monitor and provide the means for reporting the times when INFO customers' usage occurred, in categories of "Peak", during the weekday, or "Off-Peak".

- INFO BRANDING & DOMAIN NAMES: INFO will reimburse EDCO for any costs incurred in the event INFO wishes to establish its own product brand and / or unique domain names for their products. The scope of this includes any domain name registration fees, network engineering changes, hardware, third party web server software or EDCO software modifications. INFO will not be obligated to pay for any costs hereunder without a signed work order from INFO.

                                                                     Exhibit E-2

                  EDCO NON-TECHNICAL SUPPORT SERVICES AGREEMENT

Parties:                          INFO and EDCO

Term:                             6 months.

Cost:                             a) Customer Support - free

                                  b) Billing and Accounting Support - free

                                  c) Human Resources - free

                                  d) Office Space - market rate

                                  e) Office Equipment - market rate (depreciated
                                     value remaining - includes computer
                                     hardware, software, and office furniture and fixtures) (other than the office equipment included as a Contributed Asset).

                                  f) Trade Show and Promotional Materials -
                                     actual cost

Scope of Services:                EDCO will provide INFO and INFO will provide
                                  EDCO:

                                  a) Customer Support

                                  b) Billing and Accounting Support

                                  c) Human Resources

                                  d) Office Space

                                  e) Office Equipment

                                  f) Other services as required

                                  All services shall be provided on same basis as INFO currently provides to the INFO Contributed Business.

Liaisons:                         Each party shall designate a primary liaison
                                  for this Agreement who shall be the single person authorized to agree to changes, modifications or methods of implementation of this Agreement.

Miscellaneous:                    This Agreement shall contain provision
                                  regarding Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.

                                                                       Exhibit F

                    BHIL CONTENT LICENSE AGREEMENT (Section 2.6.1)


Parties:                          BHIL (licensor) and EDCO (licensee).

Licensed Materials:               a) All materials currently included in BHIL
                                     K-12 Products to the extent the content of such BHIL K-12 Products can be licensed to EDCO, currently estimated by BHIL to be approximately 2000 titles.

                                  b) The license to the Licensed Materials shall
                                     be limited to the EDCO Segment and as
                                     provided for in the EDCO Content License
                                     Agreement and shall not include the
                                     Excluded Segments.

                                  c) BHIL shall be the exclusive provider of the
                                     type of content contained in BHIL K-12
                                     Products. BHIL shall have the right of
                                     first offer if EDCO desires to obtain
                                     rights to content not contained in the
                                     Licensed Materials.

Term:                             5 years.

Cost:                             a) For the first 12 months of the term of this
                                     Agreement, the license fee shall be XXX of Net Revenues of EDCO derived from the Licensed Materials, calculated as follows:

                                       i)   Royalties equal to XXX of the Net
                                            Revenues of EDCO derived from the
                                            Licensed Materials. To the extent
                                            that actual royalties paid by BHIL
                                            to the licensors of the Licensed
                                            Materials exceeds an average of XXX,
                                            BHIL shall increase the cost to EDCO
                                            hereunder for the following year by
                                            a proportionate amount. To the
                                            extent that actual royalties paid by
                                            BHIL to the licensors of the
                                            Licensed Materials is less than an
                                            average of XXX, BHIL shall decrease
                                            the cost to EDCO hereunder for the
                                            following year by a
                                            proportionate amount. The
                                            adjustments shall be calculated
                                            annually on the anniversary date
                                            hereof based upon the preceding
                                            twelve month royalties; and

                                       ii)  BHIL shall receive as a royalty XX
                                            of Net Revenues of EDCO derived from
                                            the Licensed Materials, in addition
                                            to the publisher royalty referred to
                                            in the preceding paragraph. The XX
                                            fee is for content preparation,
                                            content loading and publisher
                                            relations.

Scope of Use:                     a) EDCO may request that BHIL acquire rights
                                     to additional Licensed Materials.
                                     Acquisition of such rights shall be at
                                     additional cost and subject to a work order signed by EDCO and BHIL.

                                  b) Except as provided in the EDCO Content
                                     License Agreement, EDCO can only sublicense to customers of the EDCO Segment.

                                  c) EDCO will have the right to license the
                                     Licensed Material, in whole or in part, to the EDCO Segment.

Modifications and Termination
of Publisher Rights:              To the extent that BHIL's rights to license
                                  the Licensed Materials to EDCO are modified or terminated by the licensor, they shall be removed or modified from this license accordingly.

Liaisons:                         Each party shall designate a primary liaison
                                  for this Agreement who shall be the single person authorized to agree to changes, modifications or methods of implementation of this Agreement.

Miscellaneous:                    This Agreement shall contain provision
                                  regarding Indemnification, Proprietary Rights,
                                  Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.

                                                                       Exhibit G

                       BHIL SOFTWARE LICENSE (Section 2.6.1(C))

Parties:                          BHIL and EDCO

Licensed Software:                BHIL license to EDCO:

                                  a) ProQuest, including applications
                                     such as SiteBuilder and ClassMate,
                                     including reasonable specifications.

                                  b) ProQuest Searchware for Windows and DOS
                                     including reasonable specifications.

                                  c) The license is not transferable.

Maintenance:                      a) Corrections ("bug fixes") and
                                     modifications.

                                  b) Updates, upgrades, new releases and
                                     enhancements.

Term: Perpetual license. BHIL has the right to terminate this Agreement upon a Change of Control of EDCO.

Cost:                             Free.

Scope of Use:                     a) Use and Distribution of Licensed Software
                                     (including document linking software) shall be limited to the K-12 Segment.

                                  b) A trademark license for a period of 12
                                     months to use the ProQuest family of
                                     trademarks and the domain names registered to BHIL that are currently used in the EDCO Segment. EDCO may continue to use the ProQuest family of trademarks after the 12-month period in the K-12 Segment only provided the use of the ProQuest trademarks and domain names in such K-12 Segment do not create confusion to BHIL customers. If confusion does occur, the parties agree to use reasonable efforts to remedy such confusion.

                                  c) All rights not specifically granted to EDCO
                                     are retained by BHIL.

                                  d) BHIL's integrated systems utilize several
                                     third party software products, such as
                                     Oracle. BHIL cannot license these products to EDCO; if EDCO wishes to run the integrated software, it would have to obtain its own licenses. (A list of such third party software shall be included in the specifications to the Licensed Software.)

                                  e) Upon termination of the BHIL Technical
                                     Services Agreement, EDCO will be given
                                     possession of the source code of the
                                     Licensed Software and BHIL will discontinue maintenance and technical support of the Licensed Software.

                                  f) The Licensed Software will be licensed to
                                     End- Users pursuant to the form of license agreement provided by BHIL, which form will not be altered by EDCO without BHIL's written consent.


Enhancements:                     a) EDCO may request enhancements or
                                     modifications to the Licensed Software
                                     during the period of maintenance and BHIL will develop such enhancements subject to mutually-agreed specifications, costs, expenses, schedules and level of effort all of which shall be documented in a work order executed by BHIL and EDCO.

                                  b) EDCO's request for system modifications to
                                     the Licensed Software in order to provide new functionality or product/content offerings will be written and provided to the BHIL point of contact. Within three weeks, the BHIL point of contact will provide EDCO and BHIL management with:

                                       (i)  A concept-level estimate of the
                                            effort involved (stated in a measure
                                            such as person-months);

                                       (ii) An expectation of a target date for
                                            completion. This date will be
                                            determined by many factors, such as
                                            resource availability and other
                                            concurrent development
                                            projects/releases.

                                  c) Modifications requiring up to two weeks of
                                     development may be handled by BHIL
                                     sustaining resources.

                                  d) Modifications requiring more than two weeks
                                     should be presented to BHIL's Project
                                     Resource Team (PRT) for approval and
                                     prioritization. It is expected the PRT will be supported with the information necessary to make a business decision about the project.

Liaisons:                         Each party shall designate a primary liaison
                                  for this Agreement who shall be the single person authorized to agree to changes, modifications or methods of implementation of this Agreement.

Miscellaneous:                    This Agreement shall contain provision
                                  regarding Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.

                                                                       Exhibit H

                    EDCO CONTENT LICENSE AGREEMENT (Section 2.7.2)


Parties:                          EDCO (licensor) and INFO (licensee)

Licensed Materials:               a) EDCO will license INFO all materials
                                     currently included in the INFO End-User
                                     Business and Slueth-type applications as well as all licensed materials made available to EDCO under the BHIL content agreement as set forth in Exhibit F to which EDCO holds sublicensing rights and to which EDCO may license in connection with the Electric Library Technology.

                                  b) The license to the Licensed Materials shall
                                     be limited to the INFO End-User Business
                                     Slueth- type products, and any new INFO
                                     products, subject to the Scope of Use
                                     below.

                                  c) EDCO shall be the preferred provider of the
                                     type of content contained in the Electric
                                     Library and BHIL K-12 Products. EDCO shall have the right of first refusal if INFO intends to obtain content similar to the content contained in the Electric Library and BHIL K-12 Products, on the same terms and conditions to be provided by such third Person.

Term:                             5 years.

Cost:                             a) License fee for content provided by BHIL
                                     and provided by EDCO to INFO pursuant to this EDCO Content License Agreement shall be calculated as follows:

                                       i)   For the first 12 months of the term
                                            of this Agreement, the license fee
                                            shall be XXX (calculated pursuant to
                                            (a) (ii) and (a) (iii) below) of
                                            sales of Electric Library, publisher
                                            royalty to be paid on Net Revenue to
                                            INFO for the Licensed Materials
                                            sublicensed by EDCO to INFO.

                                       ii)  To the extent that actual royalties
                                            paid by EDCO to BHIL for any year
                                            exceeds an average of XXX, EDCO
                                            shall increase the cost to INFO
                                            hereunder for the following year by
                                            a proportionate amount. To the
                                            extent that actual royalties paid by
                                            EDCO to BHIL is less than an average
                                            of XXX for any year, EDCO shall
                                            decrease the cost to INFO hereunder
                                            for the following year by a
                                            proportionate amount. The
                                            adjustments shall be calculated
                                            annually on the anniversary date
                                            hereof based upon the preceding
                                            twelve month royalties.

                                       iii) In any event, EDCO shall receive as
                                            a royalty XX of the sales by INFO
                                            of the Electric Library and
                                            BHIL K-12 Products and/or publisher
                                            royalty referred to in the preceding
                                            paragraph. The XX fee is for
                                            content preparation, content
                                            loading and publisher relations.

                                  (b) License fee for content provided to EDCO
                                      by INFO shall be calculated as follows:

                                       i)   For the first 12 months of the term
                                            of this Agreement, the license fee
                                            shall be XXX (calculated pursuant to
                                            (b)(ii) and (b)(iii) below) of sales
                                            of Electric Library, publisher
                                            royalty to be paid on Net Revenue to
                                            INFO for the Licensed Materials
                                            sublicensed by EDCO to INFO.

                                       ii)  To the extent that actual royalties
                                            paid by EDCO for any year exceeds an
                                            average of XXX, EDCO shall increase
                                            the cost to INFO hereunder for the
                                            following year by a proportionate
                                            amount. To the extent that actual
                                            royalties paid by EDCO for any year
                                            is less than an average of XXX for
                                            any year, EDCO shall decrease the
                                            cost to INFO hereunder for the
                                            following year by a proportionate
                                            amount. The adjustments shall be
                                            calculated annually on the
                                            anniversary date hereof based upon
                                            the proceeding twelve months
                                            royalties.

                                       iii) In any event, EDCO shall receive as
                                            a royalty equal to XX of the sales
                                            by INFO of the Electric Library
                                            Technology and BHIL K-12 Products
                                            and/or publisher royalty referred to
                                            in the preceding paragraph. The XXX
                                            fee is for content preparation,
                                            content loading and publisher
                                            relations.

                                  (c) In the event EDCO has the opportunity to
                                      provide the same Licensed Materials to
                                      INFO from either BHIL provided content or INFO provided content, EDCO will use commercially reasonable efforts to provide such Licensed Materials to INFO at the lowest cost to INFO.

Scope of Use:                     INFO can only use the content hereunder in
                                  the INFO End-User Business, but such business shall not be limited to the Electric Library
                                  Technology. Notwithstanding the foregoing, the content hereunder may only be used, if and only if, all of the following conditions are met:

                                  (a) such Licensed Materials are Distributed
                                      directly to End-Users and not to or
                                      through or in cooperation with any school, library or other institution or organization in the EDCO Segment;

                                  (b) such Licensed Materials are Distributed
                                      only in connection with a discrete product or service on a stand alone basis, having its own separately stated fee or charge for such product or service;

                                  (c) such Licensed Materials are Distributed to
                                      such End-User not as part of or pursuant to a marketing effort directed toward the EDCO Segment;

                                  (d) such Licensed Materials are not
                                      Distributed under or in connection with
                                      the endorsement or recommendation or
                                      cooperation of any Person who is marketing to or participating in the K-12 Segment; and

                                  (e) the Licensed Materials are not Distributed
                                      to or through a Person who redistributes the Licensed Materials to the EDCO Segment or Post Secondary Education Segment.

Modifications and Termination
of Publisher Rights:              To the extent that EDCO's rights to license
                                  the Licensed Materials to INFO are modified or terminated by the licensor, they shall be removed or modified from this license accordingly.

Liaisons:                         Each party shall designate a primary liaison
                                  for this Agreement who shall be the single person authorized to agree to changes, modifications or methods of implementation of this Agreement.

Miscellaneous:                    This Agreement shall contain provision
                                  regarding Indemnification, Proprietary Rights,
                                  Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.

                                                                       Exhibit I

                  EDCO SOFTWARE AND TECHNOLOGY LICENSE (Section 2.8)

Parties:                          EDCO (licensor) and INFO (licensee)

Licensed Software & Technology:   EDCO license to INFO:

                                  a) U.S. Patent Nos.: 5,873,076
                                                       5,742,816
                                                       5,737,734
                                                       5,721,902
                                                       5,675,788
                                                       5,659,742
                                                      09/088,188

                                  b) Oracle (as customized);
                                     Excalibur/Retrievalware (as customized);
                                     BFS (as customized);
                                     Internal reporting software;
                                     Web Manager, session manager, data base
                                     dispatcher, query dispatcher;
                                     Customizations to off-the-shelf software;
                                     Project "Retriever";
                                     Project "Pointer";
                                     All software or technology used in the INFO
                                     Contributed Business.

                                  c) Electric Library client software for
                                     Windows and DOS including reasonable
                                     specifications.

                                  d) The license is not transferable.

Maintenance:                      a) Corrections ("bug fixes") and
                                     modifications.

                                  b) Updates, upgrades, new releases and
                                     enhancements.

Term: Perpetual license. EDCO has the right to terminate this License upon a Change of Control of INFO.

Cost:                             Free.

Scope of Use:                     a) Use and Distribution of Licensed Software
                                     and Technology shall be limited to the INFO
                                     End-

                                     User Business, Sleuth-type products, and any new INFO products, subject to Scope of Use below.

                                  b) A trademark license for a period that lasts
                                     as long as INFO makes such Electric Library products or services available in the INFO End-User Business to use the Electric Library family of trademarks and the domain names registered to EDCO that are currently used in the EDCO Segment.

                                  c) All rights not specifically granted to INFO
                                     are retained by EDCO.

                                  d) EDCO's integrated systems utilize several
                                     third party software products, such as
                                     Oracle. EDCO may not be able to license
                                     these products to INFO; if INFO wishes to run the integrated software, it would have to obtain its own licenses.

                                  e) Upon termination of the EDCO Technical
                                     Services Agreement, INFO will be given
                                     possession of the source code of the
                                     Licensed Software & Technology and EDCO
                                     will discontinue maintenance and technical support of the Licensed Software & Technology.

                                  f) INFO shall have full rights under all U.S.
                                     patents of the Licensed Software &
                                     Technology to make, use, and sell the
                                     inventions disclosed and claimed in such patents, subject to the INFO non-competition agreement.

                                  g) INFO shall have full rights to use the
                                     Licensed Software and Technology as set
                                     forth in items b) or c) in the Licensed
                                     Software and Technology section hereof, in the INFO End-User Business but such business shall not be limited to the Electric Library Technology.

Enhancements:                     a) INFO may request enhancements or
                                     modifications to the Licensed Software &
                                     Technology during the period of maintenance and EDCO will develop such enhancements subject to mutually-agreed specifications, costs, expenses, schedules and level of effort, and a work order executed by both INFO and EDCO.

                                  b) INFO's request for system modifications to
                                     the EDCO software in order to provide new functionality or product/content offerings will be written and provided to the EDCO point of contact. Within three weeks, the EDCO point of contact will provide INFO and EDCO management with:

                                       (i)  A concept-level estimate of the
                                            effort involved (stated in a measure
                                            such as person-months);

                                       (ii) An expectation of a target date for
                                            completion. This date will be
                                            determined by many factors, such as
                                            resource availability and other
                                            concurrent development
                                            projects/releases.

                                  c) Modifications requiring up to two weeks of
                                     development may be handled by EDCO
                                     sustaining resources.

                                  d) Modifications requiring more than two weeks
                                     should be presented to EDCO's liaison for approval and prioritization. It is expected the liaison will be supported with the information necessary to make a business decision about the project.

Liaisons:                         Each party shall designate a primary liaison
                                  for this Agreement who shall be the single person authorized to agree to changes, modifications or methods of implementation of this Agreement.

Miscellaneous:                    This Agreement shall contain provision
                                  regarding Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.

                                                                     Exhibit J-1

                 ONLINE PUBLISHING LICENSE AGREEMENT (Section 2.9.3)


Parties:                          BHIL, INFO and EDCO

Licensed Software:                BHIL will license to INFO and EDCO the Online
                                  Publishing Software as set forth on Schedules
                                  OPB1, OPB2 and OPB3.

Term:                             Perpetual.


Cost:                             Free.

Scope of Use:                     a) Neither INFO nor EDCO may use the Online
                                     Publishing Software to provide Online
                                     Publishing services.

                                  b) Source code and documentation delivered
                                     within 60 days following Closing.

Enhancements:                     As reasonably requested by INFO or EDCO and
                                  subject to BHIL's written agreement.


Miscellaneous:                    This Agreement shall contain provision
                                  regarding Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.


Online Publishing Services:       Shall mean the provision of publishing or
                                  hosting services to a third Person for such third Person's publication.

                                                                     Exhibit J-2

                   INFO SLEUTH SOFTWARE AND TECHNOLOGY LICENSE

Parties:                          INFO (licensor) and BHIL and EDCO (licensees)


Licensed Software & Technology:   a) INFO licenses the proprietary software and
                                     technology related to INFO's "Sleuth"
                                     products, including reasonable
                                     specifications.
                                  b) The license is not transferable.

Maintenance:                      a) Corrections ("bug fixes") and
                                     modifications.

                                  b) Updates, upgrades, new releases and
                                     enhancements.

Term: Perpetual license. INFO has the right to terminate this License upon a Change of Control of EDCO or BHIL, respectively.

Cost:                             Free.

Scope of Use:                     a) Use and Distribution of Licensed Software
                                     and Technology by EDCO shall be limited to the EDCO Segment.

                                  b) Use and Distribution of Licensed Software
                                     and Technology by BHIL shall be limited to the Online Publishing Business and Post Secondary Education Segment.

                                  c) All rights not specifically granted by INFO
                                     are retained by INFO.

                                  d) The Licensed Software & Technology utilize
                                     several third party software products, such as Statistic Server, Cold Fusion, Oracle, Survey Site, and Microsoft Internet Information Service. INFO cannot license these products to EDCO and BHIL; if EDCO and/or BHIL wish to run the Licensed Software & Technology, they would each have to obtain licenses themselves. (A list of such third party software shall be included in the specifications to the Licensed Software & Technology.)

Liaisons:                         Each party shall designate a primary liaison
                                  for this agreement who shall be the single person authorized to agree to changes, modifications or methods of implementation of this agreement.

Miscellaneous:                    This Agreement shall contain provision
                                  regarding Warranty, Limitation of Liability,
                                  Confidentiality, Governing Law and other standard provisions.

                                                                    Exhibit L

                          INFO NONCOMPETITION AGREEMENT


1.       RESTRICTED ACTIVITIES.

For a period of three (3) years from the Closing Date (the "Restricted Term"), INFO shall not, without the prior written consent of EDCO:

         (i) engage in any INFO Restricted Activities anywhere in the world;

         (ii) own, manage, operate, be compensated by, participate in, render advice to, have any right to or interest in any other business directly or indirectly engaged in the INFO Restricted Activities, with the exception of INFO ownership interest (10% or less as of the date of the Master Transaction Agreement) in Electric Schoolhouse, LLC or its successor;

         (iii) divulge, communicate, use or disclose any nonpublic information concerning EDCO or any of its Affiliates, their personnel, business and affairs;

         (iv) interfere with the business relationships or disparage the good name or reputation of EDCO or any of its Affiliates or take any action which brings EDCO or any of its Affiliates or its business into public ridicule or disrepute; or

         (v) solicit for employment or employ any employee of EDCO or any of its Affiliates, or request, induce or advise any employee to leave the employ of EDCO or any of its Affiliates.

The ownership of less than one-tenth of one percent (.1%) of a publicly traded corporation engaged in INFO Restricted Activities shall not in and of itself be deemed to be a violation of this covenant.

2.       TOLLING OF RESTRICTED TERM.

If INFO violates the provisions of Section 1, EDCO shall not, as a result of the time involved in obtaining relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the restrictive covenant of Section 1 shall be deemed to have the duration specified in Section 1, computed from the date the relief is granted, but reduced by the time between the period when the restriction began to run and the date of the first violation of the covenant by INFO.

3.       ACCOUNTING.

INFO agrees that, if INFO shall be determined by an appropriate judicial process to have violated any of the provisions of this Agreement, EDCO shall be entitled to an accounting and repayment of all profits, compensation, commission, remuneration or other benefits that INFO, directly or indirectly, may realize arising from or related to any such violation. These remedies shall be in addition to, and not in limitation of, any injunctive relief or other rights to which EDCO may be entitled.

4.       REFORMATION OF PROVISIONS.

The parties agree and acknowledge that the duration, scope and geographic areas applicable to the covenant not to compete described in this Agreement are fair, reasonable and necessary, that adequate compensation has been received by INFO for such obligations. If, however, for any reason any court determines that the restrictions in this Agreement are not reasonable or that consideration is inadequate such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Agreement as will render such restrictions valid and enforceable.

5.       INJUNCTION RELIEF.

INFO hereby waives any requirement of proof that such breach will cause serious or irreparable injury to EDCO, or that there is an adequate remedy at law. In any proceeding, either at law or in equity, between the parties hereto, INFO hereby agrees that INFO shall not raise as a defense:

         (i) that the duration, scope or geographical area in which INFO is prohibited from competition is unfair, unnecessary or unreasonable,

         (ii)      that this Agreement is in restraint of trade,

         (iii)     lack of irreparable injury to EDCO, or

         (iv)      lack of any protectable business interest of EDCO.

Further, the existence of any claim or cause of action of INFO against EDCO or any of its Affiliates, whether or not predicated on the terms of this Agreement, shall not constitute a defense to the enforcement of INFO obligations under this Agreement. INFO shall pay or reimburse EDCO for all costs and expenses, including court costs, amounts paid in settlement, judgments, reasonable attorneys', legal assistants', and experts' fees incurred or paid by EDCO in protecting or enforcing its rights and remedies hereunder.

6.   INDIVIDUAL END-USER CARVE OUT.

Notwithstanding the restriction set forth in Section 1, INFO shall be entitled to engage in INFO Restricted Activities if, and only if, all of the following conditions are met:

         (a) such product or service is Distributed directly to End-Users and not to or through or in cooperation with any school, library or other institution or organization in the EDCO Segment;

         (b) such product or service is Distributed only as a discrete product or service on a stand alone basis, having its own separately stated fee or charge for such product or service;

         (c) such product or service is Distributed to such End-User not as part of or pursuant to a marketing effort directed toward the EDCO Segment;

         (d) such product or service is not Distributed under or in connection with the endorsement or recommendation or cooperation of any Person who is marketing to or participating in the K-12 Segment; and

         (e) the product or service is not Distributed to or through a Person who redistributes the product or service to the EDCO Segment or Post Secondary Education Segment.

                                                                    Exhibit M

                          EDCO NONCOMPETITION AGREEMENT


1.       RESTRICTED ACTIVITIES.

For a period of three (3) years from the Closing Date (the "Restricted Term"), EDCO shall not, without the prior written consent of both BHIL and INFO:

         (i) engage in any EDCO Restricted Activities anywhere in the world;

         (ii) own, manage, operate, be compensated by, participate in, render advice to, have any right to or interest in any other business directly or indirectly engaged in the EDCO Restricted Activities;

         (iii) divulge, communicate, use or disclose any nonpublic information concerning BHIL or INFO or any of its Affiliates, their personnel, business and affairs;

         (iv) interfere with the business relationships or disparage the good name or reputation of BHIL or INFO or any of their Affiliates or take any action which brings BHIL or INFO or any of their Affiliates or their businesses into public ridicule or disrepute; or

         (v) solicit for employment or employ any employee of BHIL or INFO or any of their Affiliates, or request, induce or advise any employee to leave the employ of BHIL or INFO or any of their Affiliates.

The ownership of less than one-tenth of one percent (.1%) of a publicly traded corporation engaged in EDCO Restricted Activities shall not in and of itself be deemed to be a violation of this covenant.

2.       TOLLING OF RESTRICTED TERM.

If EDCO violates the provisions of Section 1, EDCO shall not, as a result of the time involved in obtaining relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the restrictive covenant of Section 1 shall be deemed to have the duration specified in Section 1, computed from the date the relief is granted, but reduced by the time between the period when the restriction began to run and the date of the first violation of the covenant by EDCO.

3.       ACCOUNTING.

EDCO agrees that, if EDCO shall be determined by an appropriate judicial process to have violated any of the provisions of this Agreement, BHIL and INFO shall be entitled to an accounting and repayment of all profits, compensation, commission, remuneration or other benefits that EDCO, directly or indirectly, may realize arising from or related to any such violation. These remedies shall be in addition to, and not in limitation of, any injunctive relief or other rights to which BHIL and INFO may be entitled.

4.       REFORMATION OF PROVISIONS.

The parties agree and acknowledge that the duration, scope and geographic areas applicable to the covenant not to compete described in this Agreement are fair, reasonable and necessary, that adequate compensation has been received by EDCO for such obligations. If, however, for any reason any court determines that the restrictions in this Agreement are not reasonable or that consideration is inadequate such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Agreement as will render such restrictions valid and enforceable.

5.       INJUNCTION RELIEF.

EDCO hereby waives any requirement of proof that such breach will cause serious or irreparable injury to BHIL and INFO, or that there is an adequate remedy at law. In any proceeding, either at law or in equity, between the parties hereto, EDCO hereby agrees that EDCO shall not raise as a defense:

         (i) that the duration, scope or geographical area in which EDCO is prohibited from competition is unfair, unnecessary or unreasonable,

         (ii)      that this Agreement is in restraint of trade,

         (iii)     lack of irreparable injury to BHIL or INFO, or

         (iv)      lack of any protectable business interest of BHIL or INFO.

Further, the existence of any claim or cause of action of EDCO against BHIL or INFO or any of their Affiliates, whether or not predicated on the terms of this Agreement, shall not constitute a defense to the enforcement of EDCO's obligations under this Agreement. EDCO shall pay or reimburse BHIL and INFO for all costs and expenses, including court costs, amounts paid in settlement, judgments, reasonable attorneys', legal assistants', and experts' fees incurred or paid by BHIL or INFO, respectively, in protecting or enforcing its rights and remedies hereunder.

                                                                    Exhibit N

                          BHIL NONCOMPETITION AGREEMENT


1.       RESTRICTED ACTIVITIES.

For a period of three (3) years from the Closing Date (the "Restricted Term"), BHIL shall not, without the prior written consent of EDCO:

         (i) engage in any BHIL Restricted Activities anywhere in the world;

         (ii) own, manage, operate, be compensated by, participate in, render advice to, have any right to or interest in any other business directly or indirectly engaged in the BHIL Restricted Activities;

         (iii) divulge, communicate, use or disclose any nonpublic information concerning EDCO or any of its Affiliates, their personnel, business and affairs;

         (iv) interfere with the business relationships or disparage the good name or reputation of EDCO or any of its Affiliates or take any action which brings EDCO or any of its Affiliates or its business into public ridicule or disrepute; or

         (v) solicit for employment or employ any employee of EDCO or any of its Affiliates, or request, induce or advise any employee to leave the employ of EDCO or any of its Affiliates.

The ownership of less than one-tenth of one percent (.1%) of a publicly traded corporation engaged in BHIL Restricted Activities shall not in and of itself be deemed to be a violation of this covenant.

2.       TOLLING OF RESTRICTED TERM.

If BHIL violates the provisions of Section 1, EDCO shall not, as a result of the time involved in obtaining relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the restrictive covenant of Section 1 shall be deemed to have the duration specified in Section 1, computed from the date the relief is granted, but reduced by the time between the period when the restriction began to run and the date of the first violation of the covenant by BHIL.

3.       ACCOUNTING.

BHIL agrees that, if BHIL shall be determined by an appropriate judicial process to have violated any of the provisions of this Agreement, EDCO shall be entitled to an accounting and repayment of all profits, compensation, commission, remuneration or other benefits that BHIL, directly or indirectly, may realize arising from or related to any such violation. These remedies shall be in addition to, and not in limitation of, any injunctive relief or other rights to which EDCO may be entitled.

4.       REFORMATION OF PROVISIONS.

The parties agree and acknowledge that the duration, scope and geographic areas applicable to the covenant not to compete described in this Agreement are fair, reasonable and necessary, that adequate compensation has been received by BHIL for such obligations. If, however, for any reason any court determines that the restrictions in this Agreement are not reasonable or that consideration is inadequate such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Agreement as will render such restrictions valid and enforceable.

5.       INJUNCTION RELIEF.

BHIL hereby waives any requirement of proof that such breach will cause serious or irreparable injury to EDCO, or that there is an adequate remedy at law. In any proceeding, either at law or in equity, between the parties hereto, BHIL hereby agrees that BHIL shall not raise as a defense:

         (i) that the duration, scope or geographical area in which BHIL is prohibited from competition is unfair, unnecessary or unreasonable,

         (ii)      that this Agreement is in restraint of trade,

         (iii)     lack of irreparable injury to EDCO, or

         (iv)      lack of any protectable business interest of EDCO.

Further, the existence of any claim or cause of action of BHIL against EDCO or any of its Affiliates, whether or not predicated on the terms of this Agreement, shall not constitute a defense to the enforcement of BHIL's obligations under this Agreement. BHIL shall pay or reimburse EDCO for all costs and expenses, including court costs, amounts paid in settlement, judgments, reasonable attorneys', legal assistants', and experts' fees incurred or paid by EDCO in protecting or enforcing its rights and remedies hereunder.

6.       CONSORTIA CARVE OUT.

Notwithstanding the restrictions set forth in Section 1, BHIL shall be entitled to engage in BHIL Restricted Activities in connection with consortia bids as set forth in the BHIL Representation Agreement.

                                                                    Exhibit O

                         ONLINE NONCOMPETITION AGREEMENT


1.       RESTRICTED ACTIVITIES.

For a period of three (3) years from the Closing Date (the "Restricted Term"), INFO and EDCO shall not, without the prior written consent of BHIL:

         (i) engage in any Online Publishing services anywhere in the world;

         (ii) own, manage, operate, be compensated by, participate in, render advice to, have any right to or interest in any other business directly or indirectly engaged in Online Publishing services;

         (iii) divulge, communicate, use or disclose any nonpublic information concerning BHIL or any of its Affiliates, their personnel, business and affairs;

         (iv) interfere with the business relationships or disparage the good name or reputation of BHIL or any of its Affiliates or take any action which brings BHIL or any of its Affiliates or its business into public ridicule or disrepute; or

         (v) solicit for employment or employ any employee of BHIL or any of its Affiliates, or request, induce or advise any employee to leave the employ of BHIL or any of its Affiliates.

The ownership of less than one-tenth of one percent (.1%) of a publicly traded corporation engaged in EDCO Restricted Activities shall not in and of itself be deemed to be a violation of this covenant.

2.       TOLLING OF RESTRICTED TERM.

If EDCO or INFO violates the provisions of Section 1, BHIL shall not, as a result of the time involved in obtaining relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the restrictive covenant of Section 1 shall be deemed to have the duration specified in Section 1, computed from the date the relief is granted, but reduced by the time between the period when the restriction began to run and the date of the first violation of the covenant by EDCO or INFO, respectively.

3.       ACCOUNTING.

EDCO and INFO each agrees that, if EDCO or INFO shall be determined by an appropriate judicial process to have violated any of the provisions of this Agreement, BHIL shall be entitled to an accounting and repayment of all profits, compensation, commission, remuneration or other benefits that EDCO or INFO, directly or indirectly, may realize arising from or related to any such violation. These remedies shall be in addition to, and not in limitation of, any injunctive relief or other rights to which BHIL may be entitled.

4.       REFORMATION OF PROVISIONS.

The parties agree and acknowledge that the duration, scope and geographic areas applicable to the covenant not to compete described in this Agreement are fair, reasonable and necessary, that adequate compensation has been received by EDCO and INFO for such obligations. If, however, for any reason any court determines that the restrictions in this Agreement are not reasonable or that consideration is inadequate such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Agreement as will render such restrictions valid and enforceable.

5.       INJUNCTION RELIEF.

EDCO and INFO hereby waive any requirement of proof that such breach will cause serious or irreparable injury to BHIL, or that there is an adequate remedy at law. In any proceeding, either at law or in equity, between the parties hereto, EDCO and INFO EACH hereby agrees that EDCO and INFO shall not raise as a defense:

         (i) that the duration, scope or geographical area in which is prohibited from competition is unfair, unnecessary or unreasonable,

         (ii)      that this Agreement is in restraint of trade,

         (iii)     lack of irreparable injury to BHIL, or

         (iv)      lack of any protectable business interest of BHIL.

Further, the existence of any claim or cause of action against BHIL or any of their Affiliates, whether or not predicated on the terms of this Agreement, shall not constitute a defense to the enforcement of the obligations under this Agreement. EDCO and INFO, respectively, shall pay or reimburse BHIL for all costs and expenses, including court costs, amounts paid in settlement, judgments, reasonable attorneys', legal assistants', and experts' fees incurred or paid by BHIL, in protecting or enforcing its rights and remedies hereunder.

                                                                    Exhibit P

                                SERVICE AGREEMENT


THIS SERVICE AGREEMENT (the "Agreement") is made effective as of the ____ day of _____________, 1999, by and between ___________________, a Delaware corporation
("Contractor") and ____________, a Delaware corporation ("Company").

                                    RECITALS:

WHEREAS, Company has limited resources in the areas of certain important functions which are important to its business; and

WHEREAS, Contractor has extensive experience in the performance of the Services described in Section 3;

NOW, THEREFORE, in consideration of the promises and covenants contained herein, Contractor and Company hereby enter into this Services Agreement and mutually agree as follows:

1.       ENGAGEMENT.

Company agrees to and does hereby engage Contractor to provide to Company the Services described in Section 3 in connection with its operations and Contractor hereby accepts this appointment and agrees to provide Company with such Services as are more particularly provided for in Section 3 of this Agreement.

2.       TERM.

The Term of this Agreement shall commence effective as of the Closing Date described in the Master Transaction Agreement to which Contractor and Company are parties, and shall continue until the close of business on ____________. Thereafter, the Term of the Agreement shall continue from _____ to ______ unless terminated by written notice provided by either party to the other at least 90 days prior to the date of termination.

3.       SERVICES.

Contractor shall provide to Company the Services described on Schedule ___1 hereto.

4.       COMPENSATION.

As compensation for all Services to be rendered hereunder by Contractor and its personnel in connection with the provisions of the Services described above, Company shall pay Contractor the fee specified on Schedule ____2.

5.       INDEMNITY.

5.1 Except as set forth in Section 5.2, Company shall indemnify Contractor and its principals, agents or employees and shall hold each of them harmless from liability for any acts or decisions made by them in good faith while performing Services for Company. Company will pay all expenses including attorneys' fees actually and reasonably incurred by Contractor in connection with the defense of any act, suit or proceeding and in connection with any appeal thereof, including the cost of out-of-court settlements.

5.2 Contractor shall indemnify Company and its principals, agents or employees and shall hold each of them harmless from liability for any acts or decisions made by them in good faith while performing Services for Contractor. Contractor will pay all expenses including attorneys' fees actually and reasonably incurred by Company in connection with the defense of any act, suit or proceeding and in connection with any appeal thereof, including the cost of out-of-court settlements.

6.       REPRESENTATIONS AND WARRANTIES OF COMPANY.

Company expressly represents and warrants to Contractor as follows:

         (a) Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware with full power and authority, corporate or otherwise, to own its properties and to carry on its business as currently conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary.

         (b) Execution and delivery of this Agreement has been authorized and approved by the Board of Directors of Company.

7.   REPRESENTATIONS AND WARRANTIES OF CONTRACTOR

Contractor expressly represents and warrants to Company as follows:

         (a) Contractor is a corporation duly organized and existing in good standing under the laws of the State of Delaware with full power and authority, corporate or otherwise, to own its properties and to carry on its business as currently conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary.

         (b) Execution and delivery of this Agreement has been authorized and approved by the Board of Directors of Contractor.

8.       LIMITATION OF LIABILITY

Except as set forth in Section 5, the liability of Contractor and Company arising out of this Agreement shall be limited to $1,000,000. In no event shall Contractor or Company be liable to the other for any special, consequential, incidental, or indirect damages, however caused, on any theory of liability, and whether or not Contractor has been advised of the possibility of such damages. These limitations shall apply notwithstanding any failure of essential purpose of any limited remedy.

9.       NOTICES.

All notices, requests, demands or other communications provided for by this Agreement shall be in writing and shall be addressed to the address of the respective parties stated below or to such changed address as such party may have affixed by notice:

         To:      Contractor:



         To:      Company:



10.      SUCCESSORS AND ASSIGNS.

This Agreement shall inure to the benefit of and be binding upon Contractor and Company, their successors and assigns, including, without limitation, any corporation that may acquire all or substantially all of their assets or business or with which Company or Contractor may be consolidated or merged. The obligations of Contractor hereunder may not be assigned without the prior written consent of Company; provided, however, that the obligations of Contractor hereunder may be assigned without the prior written consent of Company to an affiliate of Contractor.

11.      APPLICABLE LAW.

This Agreement shall be governed by the laws of the State of _________.

12.      ENTIRE AGREEMENT.

This Agreement supersedes all prior understandings and agreements between the parties concerning the Services and may not be amended orally, but only by a writing signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers duly authorized effective as of the date and year first above written.

                                  CONTRACTOR:


                                  By:
                                     Name:
                                     Title:


                                  COMPANY:

                                  By:
                                     Name:
                                     Title:

                                                                    Exhibit Q

                                LICENSE AGREEMENT


THIS LICENSE AGREEMENT (the "Agreement") is made effective as of the ____ day of _____________, 1999, by and between ___________________, a Delaware corporation
("Licensor") and ____________, a Delaware corporation ("Company").

                                    RECITALS:

WHEREAS, Company has need of certain technology and/or content which are important to its business and

WHEREAS, Licensor has certain technology and/or content described in Schedule 1 which Company desires to use within the scope of the terms of this License Agreement.

NOW, THEREFORE, in consideration of the promises and covenants contained herein, intending to be legally bound, Licensor and Company hereby enter into this License Agreement and mutually agree as follows:

1.       LICENSE GRANT.

Licensor hereby grants to Company the nonexclusive, nonassignable right and license to use the technology and/or content defined and described in Section 3 ("Licensed Materials") in connection with its operations, but only in the Territory described on Schedule 2 in accordance with the terms and conditions of this Agreement. Company hereby accepts this license and agrees not to use, copy, sell, lease, assign, sublicense or otherwise transfer or disclose or distribute the Licensed Materials except in accordance with the terms and conditions of this Agreement. All copies of the LICENSED Materials must contain all proprietary marks, legends and copyright notices that appear on the original copies delivered to Company by Licensor. [If the applicable Exhibit provides for specific use limitations, they should be added here.]

2.       TERM.

The Term of this License shall commence effective as of the Closing Date described in the Master Transaction Agreement to which Licensor and Company are parties, and shall continue for a period of ______ months ("Initial Term"). Thereafter, the Term of this Agreement shall be automatically renewed for consecutive additional _______ terms ("Renewal Terms") unless this Agreement is terminated by written notice provided by either party to the other at least 90 days prior to the date of EXPIRATION of the Initial Term or any Renewal Term.

3.       LICENSED MATERIALS.

Licensor shall provide to Company the Licensed Materials described on Schedule 1 attached hereto.

4.       LICENSE FEES.

As compensation for the License to be granted hereunder by Licensor, Company shall pay Licensor the license fees and other consideration specified on
Schedule 2.

5.       INDEMNITY.

5.1 Except as set forth in Section 5.2, Company shall indemnify Licensor and its principals, agents or employees and shall hold each of them harmless from liability for any Claims by third parties arising from the use by Company of the Licensed Materials. Company will pay all expenses including attorneys' fees actually and reasonably incurred by Licensor in connection with the defense of any act, suit or proceeding and in connection with any appeal thereof, including the cost of out-of-court settlements.

5.2 Licensor shall indemnify Company and its principals, agents or employees and shall hold each of them harmless from liability for any Claims by third parties that the Licensed Materials infringes any proprietary rights owned by such third parties. LICENSOR will pay all expenses including attorneys' fees actually and reasonably incurred by COMPANY in connection with the defense of any act, suit or proceeding and in connection with any appeal thereof, including the cost of out-of-court settlements.

6. REPRESENTATIONS AND WARRANTIES OF COMPANY.

Company expressly represents and warrants to Licensor as follows:

         (a) Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware with full power and authority, corporate or otherwise, to own its properties and to carry on its business as currently conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary.

                   Execution and delivery of this Agreement has been authorized and approved by the Board of Directors of Company.

7.       REPRESENTATIONS AND WARRANTIES OF LICENSOR

Licensor expressly represents and warrants to Company as follows:

         (a) Licensor is a corporation duly organized and existing in good standing under the laws of the State of Delaware with full power and authority, corporate or otherwise, to own its properties and to carry on its business as currently conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary.

                        Execution and delivery of this Agreement has been
                   authorized and approved by the Board of Directors of Licensor.

                        Licensor warrants that it has a right to grant a license
                   to use the Licensed Materials in accordance with the terms of this Agreement.

                        Licensor warrants that to the Knowledge of Licensor, the
                   Licensed Materials do not infringe any proprietary rights owned by any third parties.

8.       LIMITATION OF LIABILITY

Except as set forth in Section 5, the liability of Licensor and Company arising out of this Agreement shall be limited to $1,000,000. In no event shall Licensor or Company be liable to the other for any special, consequential, incidental, or indirect damages, however caused, on any theory of liability, and whether or not Licensor has been advised of the possibility of such damages. These limitations shall apply notwithstanding any failure of essential purpose of any limited remedy.

9.       CERTAIN OBLIGATIONS OF LICENSOR.

During the Term, Licensor agrees to perform the following obligations:

[If the applicable Exhibit provides for specific obligations, they should be added here.]

10.      CERTAIN OBLIGATIONS OF COMPANY.

During the Term, Company agrees to perform the following obligations:

[If the applicable Exhibit provides for specific use limitations, they should be added here.]

11.      NOTICES.

All notices, requests, demands or other communications provided for by this Agreement shall be in writing and shall be addressed to the address of the respective parties stated below or to such changed address as such party may have affixed by notice:

         To:      Licensor:




         To:      Company:


12.      SUCCESSORS AND ASSIGNS.

This Agreement shall inure to the benefit of and be binding upon Licensor and Company, their successors and assigns, including, without limitation, any corporation that may acquire all or substantially all of their assets or business or with which Company or Licensor may be consolidated or merged. The obligations of Licensor OR COMPANY hereunder may not be assigned without the prior written consent of THE OTHER PARTY; provided, however, that the obligations of Licensor hereunder may be assigned without the prior written consent of Company to an affiliate of Licensor.

13       APPLICABLE LAW.

This Agreement shall be governed by the laws of the State of _________.

14.      ENTIRE AGREEMENT.

This Agreement supersedes all prior understandings and agreements between the parties concerning the LICENSED MATERIALS and may be amended only by a writing signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers duly authorized effective as of the date and year first above written.

                                  LICENSOR:


                                  By:

                                     Name:
                                     Title:


                                  COMPANY:

                                  By:

                                     Name:
                                     Title:

                                                                         Annex A

                                GLOSSARY OF TERMS


Affiliate:                          Affiliate of any Person shall mean any
                                    Person which, directly or indirectly,
                                    controls, is controlled by or is under
                                    common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any ERISA
                                    Plan).

Agreement:                          The Master Transaction Agreement by and
                                    among BHW, BHIL, INFO and INFO Corporation dated July 8, 1999, including the Annexes,
                                    Schedules and Attachments thereto.

Alternative Proposal:               Any proposal for an Alternative Transaction.

Alternative Transaction:            As defined in Section 5.8.1 of the Master
                                    Transaction Agreement.

BHIL: Bell & Howell Information and Learning Company, a Delaware corporation and wholly-owned subsidiary of BHW.

BHIL Capitalization Agreement:      The Bill of Sale, Assignment and Assumption
                                    and Indemnity Agreement to be entered into by and between BHIL and EDCO in the form attached to the Master Transaction Agreement as Exhibit C.

BHIL Content License:               License between BHIL and EDCO containing the
                                    terms set forth on Exhibit F to the Master
                                    Transaction Agreement.

BHIL Contributed Business:          Accounts receivable, customer contracts,
                                    customer data bases, sales orders, trade payables, vendor records, obligations to customers, employee records and other assets and liabilities of BHIL which relate exclusively to or arise from sales to the K-12 Segment and shall include all assets, contracts, obligations and liabilities listed on Schedules BHW1, BHW2 and BHW3.

BHIL K-12 Products:                 ProQuest Direct and ProQuest CDROM and tape
                                    product currently sold by BHIL to the K-12
                                    Segment and new products and product
                                    enhancements of the K-12 Products.

BHIL Noncompetition Agreement:      Noncompetiton Agreement attached to the
                                    Agreement as Exhibit L.

BHIL Restricted Activities:         The Distribution, whether alone or with the
                                    cooperation or support or through a third
                                    Person, of products or services which are delivered either electronically or in machine readable format to the K-12 Segment.

BHIL Services Agreement:            BHIL Services Agreement between BHIL and
                                    EDCO containing the terms set forth on
                                    Exhibit D to the Master Transaction
                                    Agreement and the BHIL Non-Technical Support
                                    Services Agreement between BHIL and EDCO containing the terms set forth on Exhibit
                                    D-2 to the Master Transaction Agreement.

BHW:                                Bell & Howell Company, a Delaware
                                    corporation.

BHW Related Agreements:             The BHIL Capitalization Agreement and any
                                    other agreement to which BHW or BHIL is a party as contemplated by the Master
                                    Transaction Agreement.

BHW Representatives:                BHW, its accountants, counsel, financial
                                    advisors and other representatives.

Business Day:                       Any day excluding Saturday, Sunday and any
                                    other day which banks in Chicago are
                                    permitted or authorized to close.

Call Option:                        BHW's right to purchase INFO's equity
                                    position in EDCO pursuant to Section 10.1 of the Master Transaction Agreement.

Capitalization Agreements:          The BHW Capitalization Agreement and the
                                    INFO Capitalization Agreement.

            Change of Control:      "Change of Control" shall mean with respect
                                    to a party the occurrence of any of the
                                    following events:

                                    (i)         an acquisition (whether directly
                                                from such party or otherwise) of
                                                any voting securities of such
                                                party by any Person immediately
                                                after which such Person has or
                                                would have Beneficial Ownership
                                                (within the meaning of Rule
                                                13d-3 promulgated under the
                                                Exchange Act) of fifty percent
                                                (50%) or more of the combined
                                                voting power of such party's
                                                then outstanding Voting
                                                Securities;

                                    (ii)        the consummation of, or
                                                agreement to consummate:

                                                (A) a merger, consolidation,
                                    share exchange or reorganization of such party in which the stockholders of such party, as a group, cease to hold a majority equity interest in the surviving entity;

                                                (B) a liquidation or dissolution
                                    of or appointment of a receiver,
                                    rehabilitator, conservator or similar person for, such party; or

                                                (C) the sale or other
                                    disposition of all or substantially all of the assets of such party to any Person (other than a transfer to a subsidiary); or

                                    (iii)       any other change in "control"
                                                (as defined in Rule 405
                                                promulgated pursuant to the
                                                Securities Act) of such Party.

            Classmate:              BHIL's proprietary software which is
                                    marketed under the name "ProQuest
                                    Classmate", including any successor or
                                    modified products thereto.

Closing: The contribution of assets to, and the assumption of liabilities by EDCO and the issuance of the stock to INFO and BHW contemplated by the Master Transaction Agreement.

Closing Date:                       The fifth Business Day following the
                                    satisfaction or waiver of all conditions to the obligations of the Parties contemplated by the Master Transaction Agreement.

Contract:                           Any contract, agreement, instrument, lease,
                                    license, guarantee or other evidence of an obligation of any Person.

Contributed Assets:                 Those assets listed on Schedules BHW1, BHW2,
                                    INFO1 and INFO2 to the Agreement.

Contributed Businesses:             The BHIL Contributed Business and the INFO
                                    Contributed Business.

Damages: Actual, out-of-pocket losses, fines and other damages (excluding incidental and consequential damages) together with related costs and expenses (including court costs, reasonable attorneys' fees and expenses, including those related to investigation and expert assistance, and amounts paid in settlement).

Distribution:                       The marketing, promotion, sale, license,
                                    distribution, lease, transfer, electronic transmission or other distribution, directly or indirectly, of a product or service and the subscription rights thereto (and when used as a verb, the act of doing any of the foregoing).

EDCO: EDCO, Inc., a Delaware corporation in the process of formation as a subsidiary of BHIL.

EDCO Business:                      The business, operations and activities
                                    incident to the
                                    development and operation of an internet portal for the EDCO Segment, including the acquisition and development of research and reference tools and services and curricular and extracurricular materials and the
                                    Distribution thereof, either electronically or in machine readable format, on a worldwide basis to the EDCO Segment as contemplated by the Master Transaction
                                    Agreement and the Related Agreements.

EDCO Noncompetition Agreements:     Noncompetition Agreement from EDCO to each
                                    of BHIL and INFO containing the terms set forth on Exhibit L to the Master Transaction
                                    Agreement.

EDCO Restricted Activities:         The Distribution, whether alone or with the
                                    cooperation or support or through a third
                                    Person, of products or services which are either:

                                    (i)         Distributed to the Post
                                                Secondary Education Segment, or

                                    (ii)        targeted primarily for
                                                Distribution to the Post
                                                Secondary Education Segment.

EDCO Segment:                       The K-12 Segment and Public Library Segment.

EDCO Services Agreement:                   Services Agreement between EDCO and
                                           INFO containing the terms set forth
                                           on Exhibit E to the Master
                                           Transaction Agreement.

Electric Library Technology:               INFO's proprietary software and
                                           content distributed under the
                                           trademark "Electric Library",
                                           including any successor or modified
                                           products thereto.

End-Users:                          Customers that are actual users of the
                                    products, both Individuals and corporations that are not schools, libraries or other institutions in the EDCO Segment or resellers.

Exchange Act:                       The Securities Exchange Act of 1934, as
                                    amended.

Excluded BHIL Products:             BHIL's Digital Vault products, Post
                                    Secondary Education Segment and corporate market databases, i.e., all versions of ABI/INFORM, Periodical Abstracts, Newspaper
                                    Abstracts, Newsstand and Business Dateline and Product Course Packs, Case Studies and
                                    Academic Edition; provided, however, that
                                    BHIL will not modify or create derivatives of such products specifically for the K-12
                                    Segment.

Excluded Segments:                  All customers for information products or
                                    services not included in the EDCO Segment, including without limitation corporate, "at home" customers for business materials and Post Secondary Education Segment.

Fully Loaded Cost:                  All elements of cost, including allocable
                                    share of interest, depreciation,
                                    amortization and corporate overhead.

GAAP:                               Generally accepted accounting principles.

Glossary:                           This Glossary of Terms incorporated by
                                    reference as Annex A to the Master
                                    Transaction Agreement and each of the
                                    Related Agreements.

Hart-Scott-Rodino Act:              Hart-Scott-Rodino Antitrust Improvements Act
                                    of 1976, as amended, and the applicable
                                    rules and regulations thereunder.

Individual:                         Persons who are natural persons in their
                                    capacity as retail customers and who are not commercial resellers or Persons who are institutions, schools, libraries or educational or cultural organizations, institutions or service providers.

INFO:                               Infonautics, Inc., a Pennsylvania
                                    corporation.

INFO Capitalization Agreement:      The Bill of Sale, Assignment and Assumption
                                    and Indemnity Agreement to be entered into by and between EDCO and INFO in the form attached to the Master Transaction Agreement as Exhibit C.

INFO Contributed Business:          All accounts receivable, customer contracts,
                                    customer data bases, domain names, trade names and trade marks (i.e., Electric
                                    Library, Researchpaper.com) and intellectual property, software, hardware, patents, processes and know-how, employee records, sales orders, supplies, inventories, fixed assets, software development processes,
                                    Electric Library Technology, training
                                    procedures, vendor records, prepaid amounts, service contracts, and any other rights or arrangements, and normal trade payables and customer obligations, including deferred revenues which relate exclusively to or arise from the Electric Library Technology
                                    (but excluding the deferred revenues,
                                    customer contracts and customer obligations directly related to the INFO End-User
                                    Business) and shall include all assets,
                                    contracts, obligations and liabilities
                                    listed on Schedules INFO1, INFO2 and INFO3.

INFO Corporation:                   Infonautics Corporation, a Pennsylvania
                                    corporation and a wholly-owned subsidiary of INFO.

INFO/EDCO Remarketing and
License Agreement:                  Remarketing and License Agreement to be
                                    entered into between INFO and EDCO
                                    containing the terms set forth on Exhibit G to the Master Transaction Agreement.

INFO End-User Business:             The Distribution of Electric Library
                                    Technology to End- Users in the Excluded
                                    Segments excluding the Post-

                                    Secondary Education Segment.

INFO Noncompetition Agreement:      Noncompetition Agreement attached to the
                                    Agreement as Exhibit K.

INFO Online Publishing Business:    Accounts receivable, customer contracts,
                                    customer data bases, sales orders, trade payables, vendor records, obligations to customers, employee records and other assets and liabilities of INFO which relate to or arise from INFO's Online Publishing Business and shall include all assets, contracts, obligations and liabilities listed on
                                    Attachments 1 and 2 to Exhibit J.

INFO Related Agreements:            The INFO Capitalization Agreement and any
                                    other agreement to which it is a party as contemplated by the Master Transaction
                                    Agreement.

INFO Representatives:               INFO, its accountants, counsel, financial
                                    advisors and other representatives.

INFO Restricted Activities:         The Distribution, whether alone or with the
                                    cooperation or support or through a third
                                    Person, of products or services which are delivered either electronically or in machine readable format and which are either:

                                    (i)         Distributed to the EDCO Segment
                                                or Post Secondary Education
                                                Segment, or

                                    (ii)        are targeted primarily for
                                                Distribution to customers in the
                                                EDCO Segment or Post Secondary
                                                Education Segment.

K-12 Products:                      Products and services targeted primarily for
                                    Distribution to the K-12 Segment.

K-12 Segment:                       Customers who are a:

                        (a) public and private preschool, kindergarten, primary, middle and secondary schools and home school K-12 programs,

                        (b) teachers and administrators of the K-12 institutions as set forth in (a) above in their capacity as such; and

                        (c) students and parents of students of such K-12 institutions who are targeted through such K-12 institutions for at home use.

Laws: Any federal, state, local or foreign law, rule, regulation, judgment, code, ruling, statute, order or ordinance or other requirement.

Material Adverse Effect:            A material adverse effect on the BHW
                                    Contributed Business or the INFO Contributed
                                    Business, as the case may be, as conducted at Closing, taken as a whole.

Net Revenue:                        Gross revenues from Distribution of products
                                    or services less credits for returns and allowances calculated in accordance with
                                    GAAP.

Noncompetition Agreement:           Noncompetition Agreement attached to the
                                    Agreement as Exhibit I.

Offer: Third-party offer to purchase the INFO End-User Business which INFO reasonably establishes is bona fide.

Online Publishing Business:         The provision of publishing or hosting
                                    services to a third Person for such third
                                    Person's publication.

Online Publishing License
Agreement:                          Online Publishing License Agreement in the
                                    form attached to the Agreement as Exhibit J.

Original Notice:                    Notice of an Offer given by INFO to EDCO.

Person: Any individual, partnership, corporation, association, firm, trust or any other entity, group or organization as used in Sections 13(d) and 14(d) of the Exchange Act.

Post Secondary Education Segment:   Public and private educational institutions
                                    and programs suited for students who have completed secondary education or its equivalent, including colleges, universities, professional schools and trade schools.

ProQuest:                           BHIL proprietary software Distributed under
                                    the tradename "ProQuest", including any
                                    successor or modified products thereto.

Proxy Statement:                    INFO's proxy statement to be prepared in
                                    accordance with Section 5.7 of the
                                    Agreement.

Public Library Segment:             Customers for K-12 Products which are
                                    publicly owned and governmentally funded libraries.

Put Option:                         INFO's right to sell its Stock to BHW
                                    pursuant to Section 10.2 of the Agreement.

Related Agreements:                 The agreements contemplated by Article II of
                                    the Master Transaction Agreement and
                                    referenced as Exhibits to the Master
                                    Transaction Agreement.

Researchpaper.com:                  INFO's proprietary website Distributed under
                                    the tradename "Researchpaper.com, including any successor or modified product thereto."

SEC:                                Securities and Exchange Commission.

Securities Act:                     The Securities Act of 1933, as amended.

Site Builder:                       BHIL's proprietary software Distributed
                                    under the
                                    tradename "Site Builder", including any
                                    successor or modified products thereto.

Sleuth technology:                  INFO's proprietary software Distributed
                                    under the tradename "Sleuth", including any successor or modified product thereto.

Stock:                              The common stock (or equivalent equity
                                    interest thereof) of EDCO.

Subsidiary:                         A corporation of which a Person and/or their
                                    respective Subsidiaries, as the case may be, own directly or indirectly, such number of shares as have more than 50% of the ordinary voting power for the election of directors.

Transfer:                           Any:

                                    (a) sale, assignment or transfer of any
                                    right, title or interest in any or all of a business and any assets related thereto,

                                    (b) pledge or hypothecation of any right, title or interest in any or all of a business or any assets related thereto (other than a pledge or hypothecation to a bank or recognized financial institution, provided the pledgee agrees in writing at the time of any foreclosure by such bank or financial institution that the business and its assets (in whole or in part) shall continue to be subject to the terms of the Master Transaction Agreement as if such bank or financial institution were the original party to the Master Transaction Agreement who made the pledge); and

                                    (c) any other direct or indirect, voluntary or involuntary, sale, assignment or transfer of the business or any of its assets (in whole or in part).

Transferee:                         The proposed purchaser of the INFO End-User
                                    Business.

Working Capital:                    The current assets less the current
                                    liabilities of EDCO.

                                                                      EXHIBIT B


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 10-K

(Mark One)

|X| Annual report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 1998 or

|_| Transition report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 for the transition period from ____________ to
      ___________

Commission File Number: 0-28284

                                INFONAUTICS, INC.
             (Exact name of registrant as specified in its charter)

                Pennsylvania                                23-2707366
      (State or other jurisdiction of                    (I.R.S. Employer
       incorporation or organization)                   Identification No.)

      900 West Valley Road, Suite 1000                         19087
            Wayne, Pennsylvania                             (Zip Code)
  (address of principal executive offices)

        Registrant's telephone number, including area code: 610-971-8840

           Securities registered pursuant to Section 12(b) of the Act:

          Title of each class:        Name of each exchange on which registered:
                  None                                   None

           Securities registered pursuant to Section 12(g) of the Act:

                       Class A Common Stock, no par value

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days: YES |X| NO |_|

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. |X|

The aggregate market value of voting stock held by non-affiliates of the registrant as of March 17, 1999 was approximately $39.0 million (based on the last reported sale price on The Nasdaq Stock Market on that date). For purposes of making this calculation only, the registrant has defined affiliates to include all directors and executive officers, all holders of more than ten percent of the Company's Class A Common Stock and all holders of more than five percent of the Company's Class A Common Stock who also have a representative on the Company's board of directors.

The number of shares of the registrant's Class A Common Stock outstanding as of March 17, 1999 was 11,563,992.

                       DOCUMENTS INCORPORATED BY REFERENCE

As stated in Part III of this Annual Report on Form 10-K, portions of the registrant's definitive proxy statement (the "Proxy Statement") for the registrant's 1999 Annual Meeting of Shareholders to be held on May 27, 1999 are incorporated by reference in Part III of this Annual Report on Form 10-K.

                                INFONAUTICS, INC.
                           ANNUAL REPORT ON FORM 10-K
                     For Fiscal Year Ended December 31, 1998

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PART I

Item 1.   Business.............................................................1
Item 2.   Properties..........................................................22
Item 3.   Legal Proceedings...................................................23
Item 4.   Submission of Matters to a Vote of Security Holders.................23

PART II

Item 5.   Market for the Registrant's Common Equity and Related
          Stockholder Matters.................................................25
Item 6.   Selected Financial Data.............................................26
Item 7.   Management's Discussion and Analysis of Financial Condition and
          Results of Operations...............................................28
Item 7a.  Quantitative and Qualitative Disclosures About Market Risk..........36
Item 8.   Financial Statements and Supplementary Data.........................36
Item 9.   Changes in and Disagreements with Accountants on Accounting and
          Financial Disclosure................................................36

PART III

Item 10.  Directors and Executive Officers of the Registrant..................36
Item 11.  Executive Compensation..............................................36
Item 12.  Security Ownership of Certain Beneficial Owners and Management......36
Item 13.  Certain Relationships and Related Transactions......................36

PART IV

Item 14.  Exhibits, Financial Statement Schedules and Reports on Form 8-K.....37

      Unless the context indicates otherwise, the terms "Infonautics," "Company," "we" and "our" refer to Infonautics, Inc. and its subsidiaries. "Infonautics" and "Electric Library" are registered trademarks and service marks, and "Encyclopedia.com," "Researchpaper.com," "Electric Library Business Edition," "Electric Library Personal Edition," "IntelliBank," "Company Sleuth," and "Job Sleuth" are trademarks and service marks of, the Company or its subsidiaries. All other brand names, service marks or trademarks appearing in this Annual Report on Form 10-K are the property of their respective owners.

                                     PART I

Item 1. BUSINESS

Forward-Looking Statements

      This Annual Report on Form 10-K contains, in addition to historical information, forward-looking statements by the Company with regard to its expectations as to financial results and other aspects of its business that involve risks and uncertainties and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "should," "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions are intended to identify forward-looking statements. These include statements regarding the sufficiency of the Company's liquidity and capital, growth in the use of the Internet, growth of consumer online services, growth in the educational and end-user market, growth and retention of subscribers, effect of the Company's agreement with America Online, Inc., changes in the number of publications available on the Company's services, licensing arrangements, contract pricing and pricing uncertainty, the Company's proprietary technology, software suppliers, system capacity, growth, development and expansion plans, sales and marketing plans, current and future expenses, content and publisher relationships, seasonality, industry development and regulation, competition, operating results, market for and volatility in the Company's stock, and Year 2000. Such statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause such a difference include, but are not limited to, those described under "Risk Factors" on page 14 of this Annual Report on Form 10-K.

Overview

      Infonautics is an Internet information company that provides content-rich research and reference services to schools, libraries, individuals and businesses. The company's subscription-based Electric Library service combines content from magazines, newspapers, books, wire services, television and radio transcripts, photo archives and maps. Electric Library is marketed to educational institutions (schools and libraries) and to individuals over the Internet and through online services.

      Company Sleuth is an advertising and sponsorship supported service that is currently provided free to the user over the Internet. Company Sleuth aggregates free content from selected World Wide Web ("Web") sites, and provides e-mail notification of new information posted to these Web sites on specific public companies. The content on the site is drawn from a variety of sources, and includes information on new patents, Internet domain name registrations, stock prices, insider trading activity, Securities and Exchange Commission ("SEC") filings and news reports.

      The Company's e-commerce online publishing services, formerly referred to as content management and custom archive services, make use of the Company's technology, systems-operation and customer-care functions to provide e-commerce archive services to publishers who wish to make their content available, for a fee, on the Internet.

      The Company was incorporated in Pennsylvania in November 1992.

Recent Developments

      Move to Nasdaq SmallCap Market. Effective January 5, 1999, trading in Infonautics shares moved from the Nasdaq National Market to the Nasdaq SmallCap Market. The Company retained its symbol INFO. See "-- Risk Factors - We May Be Unable to Sustain a Trading Market for Our Stock."

      Convertible Debenture Agreement. On February 11, 1999, the Company entered into a Securities Purchase Agreement with RGC International Investors, LDC ("RGC") under which it agreed to issue convertible debentures in the amount of $3,000,000 and warrants to purchase 522,449 shares of Class A Common Stock, no par value per share, of the Company. Additionally, on February 11, 1999, the Company repurchased 283 shares of Series A Preferred Stock from RGC, at a purchase price of $333,358, which were previously issued to RGC on July 22, 1998. The Company and RGC have agreed not to engage in additional financing under the July 1998 agreement.

      The debentures bear interest at a rate of 7% per annum commencing on February 11, 1999 and mature on August 11, 2000. The debentures are convertible after May 12, 1999 into that number of shares of Class A Common Stock of the Company equal to the principal amount of the debentures to be converted divided by $4.13, subject to the terms of the debentures.

      The warrants may be exercised at any time during the five year period following their issuance at an exercise price of $5.97 per share, which is equal to 130% of the closing bid price of the Company's Common Stock on February 10, 1999. The Company has agreed to register under the Securities Act of 1933, as amended, the resale of the Common Stock to be issued upon conversion of the debentures or exercise of the warrants.

      Amendment to America Online, Inc. Agreement. In March 1998, the Company entered into a multi-year, multi-million dollar interactive marketing agreement (the "AOL Agreement") with America Online, Inc. ("AOL"). On March 2, 1999, AOL and the Company agreed to a revised payment schedule for the placement fees required under the AOL Agreement. Through March 2, 1999, the Company has paid AOL $1,200,000 in placement fees under the AOL Agreement. The remaining placement fee payments will be paid to AOL as follows: Infonautics paid AOL $223,333 at the execution of the amendment, $223,333 is due monthly from March 1999 through July 1999, and $500,000 is due in August 1999, November 1999, and February 2000. See "-- Risk Factors -- We Are Dependent on Third Party Sites and Services."

      Hiring of Allen & Company Incorporated. In January 1999, the Company announced that it had retained Allen & Company Incorporated, a New York investment bank, to act as its financial advisor to explore strategic alternatives for the Company.

Strategy

      Overview

      Electric Library. The Company seeks to serve the information needs of targeted audiences. The strategy of the Company is to leverage its core technology, licensed content, and aggregation skills to serve multiple customer sets and generate multiple revenue streams. In 1999, the Company intends to remain focused on increasing its sales to the education market and continuing to increase its market share for online reference and research services among schools and libraries in the United States. As of March 1999, the Company's Electric Library service was licensed for use by more than 11,000 schools and libraries in all 50 states. In other markets for subscription-based online reference and research services, the Company pursues a strategy of measured growth balanced by efforts to achieve specific cost of acquisition targets for new customers.

      E-Commerce Online Publishing. The Company also provides custom e-commerce online publishing services that enable publishers and other content creators to market and sell content directly through the Internet to customers. In February 1999, the Company announced the introduction of a new technical platform that will allow the Company to market such services to more publishers at lower cost.

      Company Sleuth. The Company launched Company Sleuth, a new, free service, on October 19, 1998. By March 1999, the Company Sleuth service had attracted more than 100,000 registered users. Company Sleuth is designed to make hard-to-find current events-type information about public companies available to anyone with access to the Web. The service checks various public and subscription-based Web sites and databases on a daily basis for new information in a variety of categories, including: patents, trademarks, Internet domain name registrations, federal litigation, stock prices, insider trading activity, SEC filings and news reports. It aggregates this information and matches it to the personal profiles created by registered users of the service. Company Sleuth offers users the ability to receive daily e-mails informing them of any new items of interest relating to the companies they have entered into their profile. The Company is pursuing various marketing agreements to attract such users. The Company is also considering launching a premium, paid-subscription version of the service that will contain additional information sources and that will allow users to track more and a greater variety of types of companies.

      International Electric Library. The Company continues to believe that there is a growing market for customized versions of Electric Library outside the United States and continues to pursue international marketing agreements. The Company currently has contracts to provide such services: in Canada, through a marketing agreement with Rogers Media Inc.; in South Korea, through a marketing agreement with Hankook Compugraphy; and in Australia, New Zealand and the South Pacific, through a marketing agreement with Infosentials Ltd. In each instance, the Company has created or is creating a customized version or versions or Electric Library that will include, among other things, the addition of local content.

      Knowledge Management, Business Services, and Resellers.

      The Company is no longer actively pursuing new business in arena of extranet and intranet knowledge management services and products (previously identified as IntelliBank services and products). The Company also has reduced efforts to market the Business Edition of the Electric Library Business service. In addition, the Company has reduced marketing efforts for its domestic marketing partners (previously identified as the Reseller program) for services containing selected Electric Library content and functionality. These changes were made in order to reduce the Company's operating costs and to focus resources on areas the Company believes have the greatest near-term potential.

      Subscription-Based Services

      Electric Library. Leveraging its investment in its information system architecture, the Company continues to enhance and repackage its flagship Electric Library service, developing a product line that the Company believes satisfies the information needs of a diverse and varied customer base.

      Electric Library is a broad research and reference service providing access to a diverse collection of content. Electric Library offers user-friendly graphical interfaces and a powerful natural language search capability that allows users to search an entire content collection simply by asking a question. Results are provided in the form of a list of documents, from which the user can select from the most relevant full-text articles, pictures and other documents. The service's ability to customize searches, combined with the underlying technology and diversity of content, is designed to enable users to satisfy their general and special interest information requirements. Users can pose a question to launch a comprehensive search of the Company's content collection. Query results are returned quickly and users can select the results based on relevancy, size, date or reading level. The Company's graphical user interface offers a familiar, easy-to-use, point-and-click functionality. Clicking on a reference title allows users to download the document or image of interest automatically. The Electric Library service also provides users with the ability to see related Internet content from thousands of Web sites. For advanced users, Electric Library also has a number of search options, including: Boolean search, subject-based searching and fielded searching (by title, author or publication).

      The Company has developed several versions of Electric Library that are marketed through different channels. These versions differ primarily in the interface used and in the content available. A version of Electric Library marketed to schools and libraries has been optimized with a customized interface in order to be more student-friendly, including more educationally-specific content and no advertising. In addition, the service allows institutions to authenticate themselves via an Internet Protocol (IP) address rather than requiring every library patron to enter a user name and password. During 1998, in response to market trends a greater percentage of the Company's licenses were site licenses rather than concurrent user licenses. The Company anticipates closing more district and state contracts, which have a higher price per contract. The Company offers discounts in certain circumstances, including high-volume purchases and site licenses associated with district and state contracts. The end-user edition of Electric Library (the "Electric Library Personal Edition"), based on the original Electric Library service introduced in the first quarter of 1996, is accessible directly over the Internet (at http://www.elibrary.com) and through a variety of marketing partners, including AOL, as Electric Library@AOL Personal Edition.

      Users are able to access the Electric Library Personal Edition through any standard Web browser. The Company markets Electric Library Personal Edition to end-users through paid advertisements as well as through bounty and royalty incentive arrangements. Individual subscriptions, which include a one month free trial, are typically priced at $9.95 per month and offer virtually unlimited consumer usage of the Electric Library service. Annual subscriptions are available for $59.95. See "-- Risk Factors -- We are Dependent on Third Party Sites and Services."

      International Editions. The Company has developed customized versions of Electric Library to meet the needs of marketing partners in Canada (with Rogers Media Inc.), South Korea (with Hankook Compugraphy Ltd.) and the Australia/New Zealand/South Pacific (Australasia) market (with Infosentials, Ltd.). Each of these international editions features a custom interface for that market as well the addition or planned addition of local content. See "-- Risk Factors -- We May Not Be Able to Localize or Market Our Services for the International Market."

      Free Internet Services

      Well aware of the growth and consumer appeal of free Internet content, the Company is actively developing its suite of free Web sites that it believes are consistent with its core mission and which carry the potential to reach far more Internet users than any paid-subscription service.

      Company Sleuth. Introduced in the fourth quarter of 1998, Company Sleuth is designed to make current events-type information about public companies available to anyone with access to the Web. The service is marketed primarily at individual investors or anyone seeking "free, legal, inside" information about U.S. public companies. The service checks various public and subscription-based Web sites and databases on a daily basis for new information in a variety of categories, including: patents, trademarks, Internet domain name registrations, federal litigation, stock prices, insider trading activity, SEC filings and news reports. It aggregates this information and matches it to the personal profiles created by registered users of the service. Company Sleuth offers users the ability to receive daily e-mails informing them of any new items of interest relating to the companies they have entered into their profile. The Company is also considering launching a premium, paid-subscription version of the service that will contain additional information sources and that will allow users to track more and a greater variety of types of companies.

      Other Company Sleuth-Type Services. The Company has announced its intention to launch a new service, Job Sleuth, in the second quarter of 1999. The Job Sleuth service will be marketed primarily at individual job seekers. The service will check various Web-based job databases and match the results to the personal profiles created by registered users of the service. Job Sleuth will offer users the ability to receive daily e-mails informing them of any new jobs that match their profile.

      Acquisition Sites. The Company currently operates two advertising-supported "acquisition sites" that provide selected research-related information to users and that promote usage of the Electric Library. The first of these sites, Researchpaper.com, is an Internet site dedicated to helping students with their term papers. Launched in 1997, Researchpaper.com provides visitors with access to a directory of more than 5,000 term-paper topics in more than 300 subjects, a writing center with more than 100 lessons on writing a research paper. Researchpaper.com provides the Company with a marketing vehicle for the Electric Library service, by allowing the Company to reach the students who are using the site.

      In 1998, the Company launched Encyclopedia.com. Designed as a basic, easy-to-use research tool for anyone on the Web, Encyclopedia.com contains the complete text of The Concise Columbia Encyclopedia - Third Edition. More than 17,000 articles from the encyclopedia have been assembled to provide free, quick and useful information on almost any topic. Through extensive cross-references, users also have the option of expanding their research through direct links to other articles within the Encyclopedia.com site, to other related Web sites and books, as well as to the in-depth archives of the Electric Library service. Encyclopedia.com provides the Company with a cost-effective marketing vehicle for the Electric Library service.

      E-Commerce Based Online Publishing Services

      The Company has, since its founding in 1992, developed a core technological competence in managing large volumes of information, providing robust search capabilities across multiple stored libraries and providing detailed reports of user activity and document usage. E-commerce-based online publishing services are designed for publishers or other content creators who wish to make their own content available for sale online and who wish to outsource the entire operation (or a portion of it) to the Company. The Company converts a publisher's content to a manageable digital format, implements the chosen pricing and billing methodology, readies customer support and implements systems for ongoing service, support and reporting to the publisher.

      The business and management functions of the Company's online publishing services provide publishers and other content creators with an opportunity to effectively market their archival information and to manage that marketing effort with control processes and feedback. The royalty management function records the downloading of published documents and tracks frequency of user access by document over time. The Company believes these records, with their links to subscriber demographics, may be used by its customers in many different ways to meet their needs. The subscriber management function gathers customer information and calculates charges for input in a broad variety of accounting systems. These billing functions are designed to support a variety of pricing options as well as flexible and effective alternatives for processing invoices by credit card or direct invoicing. In February of 1999, the Company announced the launch of a new technology platform for its online publishing business. The Company believes that this new platform will enable it to market its services more effectively to a wide range of publishers and other content creators.

      Currently, the Company has more than a dozen customers for these services, including: The Associated Press, Business Week, Cox Interactive (Atlanta Journal and Constitution, Palm Beach Post, Dayton Daily News and Austin American-Statesman), Newsday, Media General, Inc., The Dallas Morning News, the Denver Rocky Mountain News, the Providence Journal, The Morning Call (Allentown,
PA), Editor & Publisher, and Men's Health.

Content and Publisher Relationships

      The Company believes that the relationships and contracts it maintains with publishers and other content providers are a strategic asset. During 1998, the Company signed more than 80 content licensing contracts covering more than 350 publications and distinct sources. While the Company expects the content available on its services to change from time to time, it believes that its direct licensing relationships will provide stability to the content collection. Nevertheless, the Company may, on a case-by-case basis, enter into relationships with content aggregators to fill specific needs of the Company. For example, as part of development for its business version of Electric Library, the Company in 1998 entered into an agreement to obtain numerous business related titles from one aggregator. The company has subsequently licensed additional business related content to reduce the dependence on this aggregator. At the same time, and in conjunction with its reduced investment in the Business Edition, the Company intends to reduce the content-associated costs of that service. This will likely bring about some changes in the overall amount of content available to those customers. See "--Risk Factors -- We Are Dependent on and May Be Required to Make Significant Payments to Content Providers."

      While the Company continues to seek high-value content to enhance the breadth and depth of the information available on its Electric Library service, it believes that the content licensing agreements it has in place today provide it with sufficient content to effectively market and sell the service into the K-12 market as well as into the end-user market.

      The Company's content licenses allow it to provide access to full-text documents and images from thousands of diverse publications and data sources, including newspapers, wire services, magazines, journals, books, photos, maps, transcripts and great works of literature. The following table shows a partial list of publications and other content sources that the Company has the rights to include in its content collection.

------------------------------------------------------------------------------------------
                                  Magazines and Journals
------------------------------------------------------------------------------------------
Business Week                  Industry Week                  Sports Illustrated

Computerworld                  InfoWorld                      The Economist

Discover Magazine              Maclean's                      The New Republic

Editor & Publisher             Men's Health                   Time

Entertainment Weekly           Money                          Time for Kids

Forbes Magazine                National Review                US News & World Report

Fortune                        National Wildlife              Washington Monthly

Harvard Business Review        Popular Science Mechanic       Wilson Quarterly
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                  Newspapers & Newswires
------------------------------------------------------------------------------------------

Associated Press               Independent (UK)               St. Louis Post-Dispatch

Atlanta Journal-Constitution   International Herald Tribune   Reuters

Business Wire                  Los Angeles Times              Toronto Star

Christian Science Monitor      Minneapolis Star-Tribune       UPI

Dallas Morning News            Newsday                        USA Today

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                              Television & Radio Transcripts
------------------------------------------------------------------------------------------

ABC World News Tonight         MSNBC Business Video           Congressional Testimony

Good Morning America           Nightly Business Reports       Regulatory Intelligence Data

Morning Edition (NPR)          Nightline (ABC)

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                          Reference Works, Photographs and Maps
------------------------------------------------------------------------------------------

Mostly Medical Encyclopaedia   Archive Photos                 Magellan Geographix

The Columbia Encyclopaedia     Index Stock Photography        King James Bible

The World Almanac and Book     Geosystems                     Hoovers Company Capsules and
of Facts                                                      Profiles

NY Library Science Desk        Complete Works of              Reuters
Reference                      Shakespeare
------------------------------------------------------------------------------------------

      The content collection is updated daily, often by satellite or other direct links. The frequency of updates varies with the particular periodical or reference source.

      The majority of content providers are compensated from a standard royalty pool that is based on a percentage of the Company's revenues attributable to its Electric Library and related services. Certain content providers are compensated on a flat-fee basis. Certain agreements with content providers provide for minimum fees or guaranteed payments. Payments to content providers from the royalty pool are based on the number of full-record retrievals by subscribers. They are calculated each calendar quarter according to the percentage of the total retrievals that are attributable to each provider. For example, a provider whose retrievals account for one percent of the royalty pool in a given quarter will receive one percent of that quarter's royalty pool. Certain of the Company's content provider agreements contain limits on the use of the content, including limits in certain distribution channels or in certain geographic locations and may be terminated by the content provider under certain circumstances, including the failure of the Company to make certain minimum payments. These agreements are typically non-exclusive and vary in length of term, with terms ranging from one to five years. With certain exceptions, the agreements automatically renew at the end of their terms unless prior written notification is given. See "-- Risk Factors -- We Are Dependent on and May Be Required to Make Significant Payments to Content Providers" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview."

      In addition to the content the Company licenses directly from content providers, the Company also accesses certain Web-based content in some of its services including, for example, Company Sleuth. The Company accesses Web-based content primarily by searching selected third party Web sites for relevant content and then providing links to that content from the Company's services. In most cases, clicking on the link to that content takes a user of the Company's services directly to the third party Web site where the content is located. Typically, the Company pays no fee or a nominal fee for these links to content on third party Web sites. See "--Risk Factors - We Are Dependent on and May Be Required to Pay for Some Web-Based Content."

Markets and Customers

      The Company's educational customers include libraries, schools and other educational institutions, its end-user customers are individuals and its e-commerce online publishing services customers include corporations, publishers and other content creators. As of March 1999, the Company had approximately 75,000 individual paying subscribers, or customers, for its online reference services. In March 1999, the Company had more than 3,600 contracts covering approximately 11,000 institutions for the use of Electric Library. As of March 1999, the Company also had approximately 100,000 registered users of its Company Sleuth service. No single customer of the Company accounted for more than 10% of the Company's consolidated revenue for the fiscal year ended December 31, 1998.

      The Electric Library product line addresses three broad markets: (i) educational, including schools, libraries and other educational organizations;
(ii) end-user; and (iii) international. E-commerce based online publishing primarily address the publishers and other content creators market for e-commerce. In 1998, approximately half of the Company's revenues were derived from the educational market, and together with revenues from the end user market, international market, and other revenue from Electric Library sales aggregated 83% of revenues.

      Educational

      The Company currently targets three segments within the educational market: kindergarten through grade twelve schools ("K-12 schools"), public libraries, and colleges and universities. The Company believes the educational market for its services is large and growing, with an increasing number of K-12 schools, public libraries and colleges and universities making investments in technology and connectivity that will enable them to access the Company's services. The educational market business is seasonal, particularly in the K-12 market. Most schools make purchasing commitments in the spring for the following school year, releasing funds in the fall, at the start of the school year. In 1998, the Company introduced a version of Electric Library to address the information and research needs of elementary schools.

      In addition to the increased expenditures by schools with respect to the "information highway," telecommunications companies have also pledged to assist schools in getting on the "information highway" by offering free or reduced cost hookups and connect time. The Company hopes that the educational market will also lead to growth in the end-user market because it familiarizes users with the Company's services in the classroom and library and therefore may encourage or reinforce usage of the Company's services in the home.

      End-User

      A primary marketing goal of the Company is to acquire customers in a cost efficient manner and is to create a strong brand identity as a leading online reference service. The Company's content collection and online reference services are designed to be easy to use by both adults and children and are targeted to fulfill a broad range of reference and research requirements. The Company believes that the growth of the Internet and online services market will continue to expand the potential market for its services among end-users. See "-- Risk Factors -- We Are a Relatively New Company" and "--Risk Factors -- We Operate in a New and Developing Market."

      International

      The Company believes that as international Internet penetration rates rise, there is a significant market for country-specific versions of the Electric Library service to serve both the educational and end-user markets. See "-- Risk Factors -- We May Not Be Able to Localize or Market Our Services for the International Market."

      E-Commerce Online Publishing

      As publishers and other content creators enter the online information markets, the Company believes there is a growing need for cost-effective e-commerce online publishing services. The Company believes that this need provides a means to strengthen relationships with current content providers as well as identify opportunities for new content provider relationships. Target customers for the Company's online publishing services are publishers and other content creators who wish to publish and manage information online, either externally for customers or internally for corporate purposes. The Company has entered into more than a dozen agreements for such services. See "-- Services -- Content Management and Custom Archive Services."

Customer Service and Support

      The Company believes customer service and support are critical to its objectives. Through submission of online feedback forms, customers can provide the Company with valuable feedback each time they use Electric Library. During 1998, the Company received and responded to an average of more than 20,000 e-mails and 5,000 phone calls each month. The Company believes that the customer feedback received to date reflects a high level of customer satisfaction. The Company has a customer service department which, as of March 1999, consisted of 19 people. The technical support coordinators provide centralized support for all users. The billing services teams provide centralized support for all billing-related inquiries.

Sales and Marketing

      The Company's primary marketing goal is to attract and retain customers for its various services, to build a strong customer following, and to create a strong brand identity as a leading Internet information company. In particular, a key marketing and sales effort in 1999 is to focus on renewing a high-percentage of its one-year education contracts sold in 1998. In the end-user market, the Company generally structures strategic alliances with marketing partners that include bounty and royalty incentives to reward partners for both attracting new subscribers and cultivating loyal and frequent users of its services. See " --Risk Factors -- We May Not Be Able to Retain Our Customers or Maintain the Price of Our Services."

      Direct Sales

      The Company currently utilizes its own sales force to sell educational and corporate site licenses for Electric Library and to market its content management services to publishers and other content creators. The educational sales force focuses its efforts on making telephonic sales calls and in-person presentations, and on exhibiting the Company's services at key educational product trade shows. In 1999 the Company initiated a program designed to more closely track and target large district and state educational contracts. In addition, the educational sales force responds to school and library inquiries generated by users of the Company's end-user reference services.

      Marketing

      The Company's most significant marketing efforts are aimed at attracting new customers, educational and end-user alike, to its online reference service, Electric Library. In 1998, the Company reached an agreement to place Electric Library Personal Edition and Electric Library Business Edition as anchor tenants on AOL's "Research and Learn" and "WorkPlace" channels, respectively. Electric Library is also the featured "Research Service" on Wired Digital Inc.'s HotBot search and directory service, generating significant Web site visits and product trials. The Company also has bounty relationships with several Web sites in which the Company pays the Web sites a bounty for every visitor that results in a trial of Electric Library. The Company believes that these bounty programs are a cost-effective means of acquiring customers and intends to pursue additional similar relationships.

      The Company is also focused on creating awareness of and generating traffic for its Company Sleuth service. The Company currently promotes Company Sleuth on several Internet sites including Raging Bull, Morningstar, Earnings Whispers, Stocks.com and Ask Jeeves, through paid advertisements as well as through bounty incentive arrangements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "-- Risk Factors -- We May Need More Money" and "-- Risk Factors -- We Are Dependent on Third Party Sites and Services."

      International Sales

      The Company has an active international sales and product development department that pursues marketing agreements with international partners. See " -- Risk Factors -- We May Not Be Able to Localize or Market Our Services for the International Market."

Technology

      The Company's base technology comprises technologies proprietary to the Company in combination with those licensed from third parties, including components of the Company's basic search, digital signature and online publishing software. The Company's Electric Library technology runs on a distributed, scaleable, and open information search and retrieval system that currently supports thousands of concurrent users, and millions of page impressions daily. The system is easy to use and enables users to access and search the Company's extensive database and receive rapid responses to their queries. The Company's online publishing e-commerce product is built on a massively parallel, highly scaleable, low cost and high efficiency architecture that is compliant with significant Internet standards. This technology is used as the basis for a service for publishers and other content creators who wish to have their own complete online information service. This technology is accessible as intranet, extranet or Internet information delivery systems. The Company also invented new technologies to support its Company Sleuth product, which encompasses deep search and retrieval of changes to Internet Web sites that provide highly relevant results to registered users of the service. During 1998, the Company's technical operations and development expenses were $7.6 million. See "-- Risk Factors -- We Are at Risk for System or Service Failures or Inadequacies" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Company's technology is characterized by the following important features:

      Capacity and Scalability. The Company's products are based on individual, multi-threaded, and distributed architectures that allow for vast scalability. (Scalability is the ability of a computer system to maintain high user performance and low cost per transaction as the system's size, volume and transactions grow, as well as take full advantage of the growth.) The Company's products rank in the top 150 most trafficked sites on the Internet, and the Company's products serve up millions of pages daily in a low-cost, high performance manner. The modular structure of the Company's products and software allows separation by flexible application programming interfaces (or APIs), which permits the system to be expanded rapidly at low cost in order to maintain rapid response times as the Company's content collection and user base grow. This modularity also allows the addition or replacement of multiple components, such as e-commerce, search and retrieval or database engines, without changing the entire system.

      Content Management. The Company's content management capability facilitates the integration and delivery of a broad variety of content types and sources. This capability includes software filters that transform managed content (from publishers) and unmanaged content (from Web sites) into a unified and standard format for loading into the company's databases. As a result, the Company can accept multiple data sources, including print or digital media, in multiple formats, such as XML, SGML, ASCII or major graphic formats, and can accommodate real-time digital and streaming data feeds.

      Time to Market. The Company's base technology provides the ability to take a new product from inception to production quickly.

      E-Commerce Specialization. The Company's e-commerce specialization allows the Company's products to leverage a common e-commerce transaction processing capability. This has allowed packaging of documents in monthly and annual subscriptions, as well as in multi-user, multiple duration packs, including support of transactions in multiple currencies.

      Technology Licensed From Third Parties. The Company licenses certain software from third parties, including components of the basic search software used by the Company. See "-- Risk Factors -- We Are Dependent on Proprietary Technology" and "-- Risk Factors -- We Are Dependent on Excalibur Technologies Corporation."

Electric Library

      The Company's Electric Library technology is characterized by the following features:

      Search Accuracy. The Company's search technology is designed to optimize search precision (finding the right answers) rather than recall (finding all possible answers). A proprietary algorithm evaluates the syntactical structure of the query and analyzes parts of speech to determine the context and meaning of the question as a basis for relevancy scoring. Documents are returned to the user ranked in order of relevancy.

      Ease of Use and Flexible Architecture. The Company's technology delivers flexibility for the product developer and for the end-user. Products targeted to a broad or specific marketplace can be quickly defined and implemented with minimal testing, thereby decreasing time to market. Electric Library's award-winning system interface can be accessed through any Web browser, or through the Company's enhanced Windows version of its client software (created for Windows 98/95/NT and Windows 3.1) as well as a custom Macintosh version of its client software. The Company has invested in a dispatch-based, distributed architecture that has allowed system capacity to more than double in the past year with a linear capacity fulfillment growth curve. The APIs support a broad spectrum of ease-of-use features such as the "Recurring Themes" feature, and the "Go to Best Part" button that transports users to the most relevant parts of a retrieved article. In addition, the APIs support advanced searches, document categorization and a server-based dictionary and thesaurus.

      Recurring Themes Technology. Infonautics' recurring themes algorithm allows the user to view the major themes that are embedded in the results returned from the searches they have performed. Based on a statistical match of results that return in real-time, combined with an auto-subjecting technology engine creates a set of ancillary results that provide more depth into the results users ask.

      Natural Language Capability. The natural language search technology allows the user to perform searches using plain English questions rather than structured query syntax. An algorithm expands each query via a semantic network to include words that are related to the words in the initial query, either as synonyms or other forms of the root words. For example, a search for "intelligent animals" would also include a search for "clever creatures."

Online Publishing Product

      The Company introduced a new e-commerce product aimed at the online publishing market, in the first quarter of 1999. This product, based extensively on open Web protocols, dramatically reduces the time to market to go online for any publisher, sometimes reducing time to market from months to weeks. The online publishing product provides a foundation architecture that is modular, structured and implemented in components, resulting in highly scaleable, rapid deployment publishing solutions.

      The online publishing product supports multiple industry-standard content formats, and stores them in an XML (extensible markup language) format. A flexible administration interface allows publishers to make changes to their Web sites without requiring significant intervention from the information technology departments of their companies.

      The online publishing product supports multiple e-commerce models and formats. The product's modular architecture provides flexibility in a combination of transaction models that are currently used in the Internet marketplace.

Competition

      The information services industry is intensely competitive with many of the Company's competitors having significantly greater resources or experience than the Company. With respect to its end-user services, the Company competes directly or indirectly with other information services and sources, including consumer online reference services (such as Encyclopedia Britannica, Microsoft's Encarta Online Library and Northern Light ); educational database providers and content aggregators (such as EBSCO, Information Access Company, UMI and Newsbank); CD-ROM encyclopedias and other reference sources (such as Encyclopedia Britannica, Microsoft Encarta, World Book and Comptons

Multimedia Encyclopedia); publishers offering online or Internet access to their own content; Internet search service companies; and individually-maintained Web sites on the Internet.

      In the area of free Internet services, the Company currently believes that Company Sleuth is a unique service. However, it does compete in the broad market for Internet-based business information with a variety of free and paid information sources on the Internet.

      With respect to its e-commerce online publishing services, the Company competes primarily with one other provider of online archive services, MediaStream, Inc., a subsidiary of Knight Ridder. See "-- Risk Factors -- We Have Competition."

Licenses and Intellectual Property

      The Company relies on a combination of the intellectual property laws of patents, trademarks, copyrights and trade secrets to establish and protect its proprietary rights in its services. The Company has received thirteen United States patents and has one additional United States patent that is pending. The Company may consider filing international patent applications in the future under the appropriate circumstances. The Company has secured federal trademark registrations in the United States for the trademarks Electric Library (one registration) and Infonautics (three registrations) and seven trademark applications are either pending or published. The Company has secured twenty trademark registrations in certain foreign countries and the European Community for the trademarks Electric Library and Infonautics and has filed applications to register the trademarks Electric Library and Infonautics in ten countries and the European Community. Thirteen of these trademark applications are either pending or published. The Company will continue to evaluate the registration of additional trademarks, as appropriate. The Company has not to date registered any of its copyrights in the United States or elsewhere. The Company also relies on applicable federal law and state law for the protection of its trade secrets within the United States. See "-- Risk Factors -- We Are Dependent on Proprietary Technology."

      In addition to intellectual property laws, the Company relies on confidentiality and non-disclosure agreements and other contractual agreements and provisions to establish and protect its proprietary rights. The Company enters into confidentiality and non-disclosure agreements with employees, consultants and prospective and actual business partners where appropriate. The Company also enters into license agreements and other agreements with, among others, its publishers and content providers, its end-user and institutional customers and its vendors of technology and services.

Regulatory Environment and Public Policy

      The Company is not currently subject to direct regulation by any government agency in the United States, other than the laws and regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to, commerce on the Internet. The Company believes it is currently in compliance with such laws and regulations and that they do not have a material impact on its operations. Due to the increasing popularity and use of commercial online services and the Internet, it is possible that a number of such laws and regulations may be adopted with respect to commercial online services and the Internet, which may cover issues such as user privacy, pricing, taxation and the characteristics and quality of products and services. For example, the Company may be subject to the provisions of the Communications Decency Act of 1996 (the "CDA"). Although portions of the CDA were struck down as unconstitutional by the United States Supreme Court, in a ruling dated June 26, 1997, other portions of the CDA remain in effect, and the manner in which the CDA will be interpreted and enforced and its effect on the Company's operations cannot be determined; however, it is possible that the CDA (or a successor to it) could expose the Company to substantial liability. The CDA or other laws and regulations could decrease the growth of commercial online services and the Internet, which could in turn decrease the demand for the Company's services and increase the Company's cost of doing business or otherwise have a material adverse effect on the Company. See "-- Risk Factors -- We May Be Subject to Government Regulation and Legal Uncertainties."

Employees

      As of February 28, 1999, the Company had 164 full-time employees and 11 part-time and hourly employees. From time to time, the Company also employs independent consultants to support its research and development, marketing and support departments. None of the Company's employees are currently covered by collective bargaining agreements. Management considers employee relations to be good.

      The Company's consulting relationships include Howard L. Morgan and Israel
J. Melman, who are directors of the Company. Effective January 31, 1999, the Company and Israel J. Melman terminated his consulting agreement with the Company.

Risk Factors

      You should consider carefully the following factors in addition to the other information contained or incorporated by reference in this Annual Report on Form 10-K.

We Have a History of Losses and Expect Future Losses

      Since our company was founded, we have a history of losses and have had a negative cash flow. As of December 31, 1998, we experienced cumulative net losses of about $60.1 million, with net losses of about $13.8 million, $17.4 million and $17.4 million, respectively, for each of the years ended December 31, 1996, December 31, 1997 and December 31, 1998. We can offer no assurance that our company will ever be profitable.

We Are a Relatively New Company

      We began operating in November 1992 and introduced our first online service early in 1995. Our online services generated total net revenue of about $1.1 million in 1996, $5.9 million in 1997 and $11.6 million in 1998. This represents 81%, 86% and 78% of our revenues, respectively, in 1996, 1997 and 1998. Our content management and custom archive services and any licensing of our core technology generated revenues of $272,000 in 1996, $937,000 in 1997 and $2.6 million in 1998. This represents 19%, 13% and 17% of our revenues, respectively, in 1996, 1997 and 1998. We must expand distribution and achieve market penetration for our services in order to achieve revenue growth. Further, we must continue to upgrade and add technologies to our existing and new services to achieve revenue growth.

We Operate in a New and Developing Market

      We operate in a new and rapidly evolving market that has an increasing number of other companies that compete with us either directly or indirectly. Because the market for our services is new and evolving and because we are a relatively new company, we do not know the growth rate of these markets, if any. Therefore, we cannot predict whether we will be able to develop markets for our services. If we do not develop markets or develop markets slower than expected, our results may suffer.

We May Need More Money

      At December 31, 1998, we had $3.3 million in cash and $5.6 million in working capital deficit. We anticipate that we will have enough money to continue operating for at least the next 12 months. If we do need more money, we may be able to obtain it through additional equity financing, debt financing or other sources, but this may result in significant dilution to existing shareholders.

      Also, we may make strategic decisions that could negatively affect us. In March 1998, we entered into a multi-year, multi-million dollar marketing agreement with America Online, Inc. Pursuant to this agreement, we must pay $4 million to AOL for placement fees and the Company has paid $1.2 million of this amount in 1998. We may not make enough money under this agreement to cover the associated expenses. In this event, we would have a shortfall which would negatively affect us.

We May Be Unable to Sustain a Trading Market for Our Stock

      Effective January 5, 1999, our stock is traded on the Nasdaq SmallCap Market. We must maintain certain standards in the Nasdaq Stock Market listing requirements to stay listed on the Nasdaq SmallCap Market. We may not be able to continue to meet these standards. If we do not continue to meet these standards, our stock may be traded on the over-the-counter market. If our stock is traded on the over-the-counter market, our shareholders would have less liquidity. In addition, we would be less visible in the public markets.

We Have Competition

      There are many entities, both public and private, including companies with greater resources and name recognition that are or may become competitors of ours. Many of these companies have substantially greater experience and larger existing customer bases than we do. Accordingly, our competitors may succeed in:

      o     responding more quickly to new or emerging technologies;

      o     responding more rapidly to changes in customer requirements;

      o devoting greater resources to the development, promotion and sale of their products or services than us; and

      o establishing relationships with content providers that have not entered into agreements with us.

      Competitors may succeed in developing services and products which are superior to ours and also may prove more successful in marketing their products or services to the same customers we intend to market our products or services to. Also, our competitors may be more successful in obtaining agreements with our content providers. Moreover, if our strategic partners' products fail, it could affect us negatively as our success is partially dependent on the success of our relationship with our strategic partners.

We Are Dependent on Third Party Sites and Services

      We have entered into agreements with third parties in order to acquire new subscribers for our Electric Library service. Typically, these agreements provide our Electric Library service with promotion and placement on the third parties' web sites. These agreements usually require us to pay the third parties a fixed fee plus a variable fee based on the number of qualified users who enroll for our service.

In some cases, we pay only a variable fee. Examples of these agreements include our Interactive Marketing Agreement with America Online, Inc., our Distinguished Provider Services Agreement with Netscape Communications Corporation, and our Wired Digital, Inc. agreement (for the HotBot search engine). Some of our third party agreements have one and two year terms and may only be terminated early in certain cases. Others may be terminated on short notice by either us or the third party. One or more of these agreements may not generate enough revenue to cover the associated costs, and a significant shortfall could negatively affect us. Additionally, one or more of these agreements may not be renewed. If they are not renewed, this could reduce our acquisition rate for new subscribers, which could also negatively affect us.

We Are Dependent on and May Be Required to Make Significant Payments to Content Providers

      We have relationships with content providers that are fundamental to our goal of becoming a leading online reference service. To date, we have entered into supply agreements with various content providers, including publishers, to provide information for use in our reference services. Certain of these agreements contain limits on the use of the content, including limits in certain distribution channels or in certain geographic locations and generally may be terminated by either party upon:

      o breach of any material obligation, if the breach remains uncured within a specified number of days after written notice; or

      o a bankruptcy, insolvency or similar filing, if the filing is not withdrawn within a specified number of days.

      The content providers may unilaterally terminate some of the agreements under certain circumstances, including our failure to make certain minimum payments. In addition, the agreements are typically non-exclusive and vary in length of term, ranging from one to five years. Finally, we also obtain representations from our publishers and content providers in these agreements as to the ownership of licensed content and obtain indemnification to cover any breach of any of these representations.

      Our future success also partially depends on our ability to license additional content on a cost-effective basis and to maintain our existing relationships with our content providers, which we may not be able to do. We are reducing our reliance on content aggregators and concurrently are contracting directly with publishers. As a result, from time to time, there may be changes in the number of publications available on our services. Nevertheless, we may on a case-by-case basis, enter into relationships with third-party content aggregators to fill our specific needs. In addition, the combination of contracting directly with publishers and our overall effort to increase the content available under our Electric Library service will result in an increase in data preparation costs. We believe that the possible reduction of content or the increase in data preparation costs will not negatively affect us but we are not certain.

      In addition, while fees payable to our content providers constitute a significant portion of our cost of revenues, we are not sure that the content providers will be satisfied with the revenue received through our arrangements. Nor are we sure that content providers will enter into prospective agreements with us. If we must increase the fees payable to our content providers, we may be negatively affected.

We Are Dependent on and May Be Required to Pay for Some Web-Based Content

      We license content from publishers and other sources for our Electric Library services. We also access and provide links to Web-based content in our Company Sleuth service (and other Company Sleuth-type services). We access this content mainly by searching selected Web sites and then providing links to relevant content from Company Sleuth. Usually, we pay no fee, or a small fee, for accessing

Web-based content in this manner. Our ability to continue to use Web-based content in this manner for free, or for small fees, is fundamental to our goal of providing free, or low cost, Internet-based products and services. If we are not able to continue to access and provide Web-based content like we have been, we may be negatively affected. For example, if we have to pay fees or develop technology in order to access and provide Web-based content, our costs will rise. If we are not able to access and provide Web-based content on favorable terms, we may be negatively affected in our ability to deliver Company Sleuth service (and other Company Sleuth-type services).

We May Not Be Able to Retain Our Customers or Maintain the Price of Our Services

      Our Electric Library marketing strategy and objectives depend in part on our ability to retain and renew customers, especially in the educational market, after their subscription period has ended. In the educational market, renewals depend on many factors. These include the funding available for educational customers to license services like Electric Library and the availability of competitive services. In the end-user market, industry experience indicates that a significant number of subscribers to our services will likely end their subscriptions over time, but tend to be replaced by new subscribers. Also, we may reduce the selling price of our online reference services due to factors such as increased competition or loss of customers. If our retention and renewal rates or pricing decreases significantly, our results may suffer.

We Are at Risk for System or Service Failures or Inadequacies

      We have occasionally suffered failures of the computer hardware and software and telecommunications systems that we use to deliver our services to customers. These failures have caused interruptions in the services our customers receive from us. Also, the growth of our customer base, content base or both may strain the systems we use to deliver our service to customers to the point where the system may perform poorly or fail. Any such delay or failure to the systems we use to deliver our services to customers would negatively affect us. We are also dependent on the ability to maintain our systems in effective working order and to protect it against damage from:

      o     fire;
      o     natural disaster;
      o     power loss;
      o     telecommunications failure; or
      o     similar events.

      All of the systems we use to deliver our services to customers (except for external telecommunications systems) are located at our headquarters facilities in Wayne, Pennsylvania. Although we maintain property insurance, claims could exceed the coverage obtained.

      We, along with our customers, test and perform quality assurance efforts in connection with our services. We may, however, find errors in our services or our service upgrades that could result in:

      o     loss of or delay in market acceptance and sales;
      o     diversion of development resources;
      o     injury to our reputation; or
      o     increased service and support costs.

Our Quarterly Results May Fluctuate

      We expect to experience significant fluctuations in future quarterly operating results that may be caused by:

      o     demand for our services;
      o introduction or enhancement of services and products by us and our competitors;
      o     market acceptance of new services;
      o     the mix of distribution channels through which services are sold;
      o     the mix of services sold;
      o     seasonality of the online services and educational markets; and
      o     general economic conditions.

      Therefore, we believe that comparing our quarterly results will not necessarily be informative and is not an indication of future performance.

We Are Dependent on Proprietary Technology

      Our success depends on proprietary software technology and software developed by us and licensed from third parties. We have decreased our dependence on and have some alternatives to certain third party technology and software. We may not, however, be able to license similar technology at a comparable cost.

      In order to establish and protect our proprietary rights in our services, we rely on patents, trademarks, copyrights and trade secrets. We also routinely enter into confidentiality and non-disclosure agreements with our employees, consultants, advisors and partners. However, these parties may not honor these agreements. Further, we may not successfully protect our rights to unpatented trade secrets, know-how and confidential information. Others may also independently develop substantially equivalent or even superior proprietary information and techniques, or otherwise gain access to our trade secrets, know-how and confidential information. While we believe that our services and the proprietary rights developed or licensed to us do not infringe on the rights or others, we cannot be sure that others will not bring an infringement claim against us or those licensing information to us. Any patents we now hold, or any patents that may issue from patent applications we file, may not be broad enough to protect what we believe are our proprietary rights. Also, any current or future patents may not give us any competitive advantages. The U.S. Patent and Trademark Office or a private party could institute an interference proceeding relating to our patents or patent applications. We may incur substantial costs in asserting any patent rights and in defending suits against us related to intellectual property rights. We may also incur substantial costs in asserting our intellectual property rights against others.

      Laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States. As the nature of online services and the Internet is global, we cannot control the ultimate destination or our services. Policing the unauthorized use of our technology and proprietary rights is often difficult and expensive anywhere in the world.

We Are in an Industry that Is Subject to Rapid Technological Change

      The information services, software and communications industries are characterized by:

      o     rapid technological change;
      o     changes in customer requirements;
      o     frequent new product and service introductions; and
      o     enhancements and emerging industry standards.

      The introduction of new technologies and the emergence of new industry standards and practices can render our existing products and services obsolete and unmarketable. Additionally, it could require us to make significant unanticipated investments in research and development. We are dependent, in part, on our ability to keep pace with:

      o     the latest technologies and technological development;
      o     changing customer requirements; and
      o     frequent new product introductions.

We Are Dependent on Our Personnel and Must Effectively Manage Our Growth

      We are highly dependent on the performance of our executive officers and key employees. Some of our officers and all of our other employees have not entered into employment agreements with us. There is intense competition for qualified personnel. Therefore, we may not be able to attract and retain the qualified personnel necessary for the development of our business. The loss of the services of existing personnel, as well as the failure to recruit additional key technical, managerial and sales personnel in a timely manner, would be detrimental to our business. Furthermore, we may incur substantial expenses in connection with hiring and retaining employees.

      We must manage our operations effectively while responding to constant changes in both technology and the markets where we compete if we are to grow in the future. Our results will suffer if we cannot manage growth effectively.

We Are Dependent on Excalibur Technologies Corporation

      Excalibur Technologies Corporation licenses to us components of the basic search software we use. Excalibur may not continue to support or maintain the software adequately and may terminate the arrangement with us. Our agreement with Excalibur terminates January 31, 2010. It may be terminated early by either party upon breach of any material obligation, after a notice period. We believe, however, that we could find replacement suppliers to provide us with comparable software within a reasonable timeframe if Excalibur became unable to adequately supply the software to us. If we are unable to find replacement suppliers that could offer us comparable software on similar terms, our business will be negatively affected.

We Are Dependent on the Internet

      Our success depends, in part, on the continued expansion of the Internet and its network infrastructure. The Internet may not continue to expand as quickly as needed to continue to be a viable commercial marketplace because of factors that may inhibit its ability to handle increased levels of activity, such as:

      o inadequate development of the necessary infrastructure (i.e., a reliable network backbone);
      o delayed development of complementary products and technologies (i.e., high speed modems and security procedures for financial transactions); and
      o delays in the development or adoption of new standards and protocols (i.e., the next-generation Internet protocol).

      Our business will suffer if the Internet does not expand as quickly as needed to continue be a viable commercial marketplace. Moreover, our business may be negatively affected by critical issues concerning online services and the Internet, including:

      o     security;

      o     cost;
      o     ease of use and access;
      o     property ownership; and
      o     other legal liability issues.

We May Be Subject to Government Regulation and Legal Uncertainties

      We are not subject to direct regulation by any U.S. government agency other than the laws and regulations applicable to businesses generally. Also, there are few laws or regulations directly applicable to access to or commerce on the Internet. We believe such laws and regulation do not seriously affect our operations and that we are in compliance currently with such laws. Governments may adopt laws or regulation in the future with respect to commercial online services and the Internet, which may cover issues such as:

      o     user privacy;
      o     pricing;
      o     taxation; and
      o     the characteristics and quality of products and services.

      For example, provisions of the Communications Decency Act of 1996 may apply to us. Although portions of the Communications Decency Act were struck down as unconstitutional by the U.S. Supreme Court, other portions of it remain in effect. We do not know the manner in which the remaining portions of the Communications Decency Act will be enforced or its effect on our operation. It is possible that the Communications Decency Act (or a successor to it) will expose us to substantial liability. This Act or other laws and regulations enacted within the United States or outside could decrease the growth of commercial online services and Internet content and activity. This could decrease the demand for our services while increasing our cost of doing business.

      Although transmission of our services primarily originates in Pennsylvania, the Web is global in nature. Therefore, governments of other states and foreign countries might try to regulate our transmissions or prosecute us for violations of their laws. We may incur substantial costs in responding to charges of violations of local laws by state or foreign governments. Moreover, existing United States and foreign laws and regulations could expose us to substantial liability in areas such as:

      o     intellectual property ownership;
      o     defamation;
      o     personal privacy;
      o     obscenity; and
      o     export restrictions.

      In such case, our content providers, other licensors or insurance may not indemnify us. For example, governmental entities or private parties may sue us for:

       o    copyright or trademark infringement;
       o    defamation;
       o    negligence; or
       o theories based on the nature and content of the materials we made available.

      Although we maintain general liability insurance, claims could exceed the coverage obtained or could not be covered by our insurance. In addition, we obtain representations from our publishers and content providers as to the ownership of licensed informational content and obtain indemnification to cover any breach of these representations. We still may not receive accurate representations or adequate compensation for any breach of such representations. We will be negatively affected by claims which are not covered by indemnification.

We May Incur Costs Related to the Year 2000 Issue

      The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. In other words, date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar normal business activities. To date, we experienced very few problems related to Year 2000 testing and those requiring immediate modification have been fixed in our day-to-day operating environment. We do not believe that we have material exposure to the Year 2000 issue with respect to our information systems since our existing systems correctly define the Year 2000.

      We are currently conducting an analysis to determine the extent to which others have Year 2000 issues. These include our major suppliers' systems (insofar as they relate to our business), including the systems of credit card processors, telecommunications providers, and we are currently unable to predict the extent to which the Year 2000 issue will affect our suppliers, or the extent to which we would be vulnerable to our suppliers' failure to remediate any Year 2000 issues on a timely basis. We would be negatively affected by the failure of a major supplier subject to the Year 2000 issue to convert its systems on a timely basis or a conversion that is incompatible with our systems. In addition, most of our customers pay with credit cards, and our operations may be materially adversely affected to the extent our customers are unable to use their credit cards due to Year 2000 issues that are not rectified by their credit card providers.

We May Not Be Able to Localize or Market Our Services for the International
Market

      We are seeking to license our services internationally in order to increase our growth and markets. Our success in the international market may depend, in part, on our ability to create localized versions of our services and market them internationally. We may not be able to localize or market our services internationally in all cases and the costs for doing so may be significant. Our revenues from international activities may not be enough to cover our costs for doing business internationally and we may face new and existing competitors internationally.

      We do not have significant experience in localizing and marketing our services internationally. We are also subject to many difficulties inherent in doing business internationally, such as:

      o     compliance with regulatory requirements;
      o     export restrictions;
      o export controls relating to technology, tariffs and other trade barriers;
      o     protection of intellectual property rights;
      o     difficulties in staffing and managing international operations;
      o     longer payment cycles;
      o     problems in collecting accounts receivable;
      o     political instability;
      o     fluctuations in currency exchange rates; or
      o     potentially adverse tax consequences.

      Any or all of these factors could cause our results to suffer.

Our Stock Price May Vary Significantly

      The price of our stock has varied significantly at times and may continue to do so. There may be several factors contributing to this behavior, including:

      o     quarterly results of operations;
      o announcements of new technologies or new services by us or our competitors;
      o changes in financial estimates and recommendations by securities analysts;
      o the operating and stock price performance of other companies that investors may view as comparable to us; and
      o     news relating to trends in our markets.

      The stock market in general, and the market for Internet-related companies in particular, have experienced extreme volatility. This volatility often has been unrelated to the operating performance of these companies. These broad market and industry fluctuations may cause the price of our stock to drop, regardless of our performance.

ITEM 2. PROPERTIES

      The Company's headquarters are currently located in approximately 40,000 square feet of office space in Wayne, Pennsylvania. The leases expire in 2000 and 2001, with some of the space having three-year renewal options. The Company leases approximately 2,400 square feet in New York, New York used as a content and publisher relations office. In the fourth quarter of 1998, the Company canceled a sublease which had been used as a sales office in California.

ITEM 3. LEGAL PROCEEDINGS

      From time to time the Company may be subject to legal proceedings and claims in the ordinary course of business, including, for example, claims of alleged infringement of intellectual property rights. The Company is not currently aware of any legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

      No matters were submitted to a vote of security holders during the last quarter of the fiscal year ended December 31, 1998.

EXECUTIVE OFFICERS OF THE REGISTRANT

      Information required by Item 10 of Form 10-K with respect to executive officers of the Company is set forth below. Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or directors of the Company.

      The following table sets forth certain information concerning the executive officers of the Company* :

Name                                 Age  Position
----                                 ---  --------

David Van Riper ("Van") Morris......  44  President and Chief Executive Officer

Joshua M. Kopelman..................  27  Executive Vice President, Secretary
                                          and co-founder

Federica F. O'Brien.................  41  Acting Chief Financial Officer

William R. Burger...................  41  Vice President, Content and Media
                                          Services

Gerard J. Lewis, Jr.................  38  Vice President, General Counsel and
                                          Assistant Secretary

Alan S. Preston.....................  37  Vice President, Human Resources

Cedarampattu ("Ram") Mohan..........  30  Vice President, Technology

      Van Morris has been President and Chief Executive Officer of the Company since March 31, 1998. Mr. Morris originally joined the Company as President and Chief Operating Officer in September 1995. From 1992 until he joined the Company, Mr. Morris held various vice president and general management positions at Legent Corporation, a systems management software company.

      Joshua M. Kopelman, a co-founder of the Company in 1991, is Executive Vice President and

----------
* Effective December 1, 1998, James T. Beattie, a former executive officer and Vice President of the Company, ended his employment with the Company.

Secretary of the Company. In addition, Mr. Kopelman is responsible for the Company's sales and marketing functions of the Company's newest product, Company Sleuth.

      Federica F. O'Brien joined the Company as Director of Finance in June 1996. Ms. O'Brien was appointed Acting Chief Financial Officer upon the resignation of the previous CFO in June 1998. Prior to joining Infonautics, Ms. O'Brien was a Business Assurance Manager with Coopers & Lybrand L.L.P. and is a certified public accountant.

      William R. Burger joined the Company as Vice President, Content and Media Services in January 1997. From July 1995 to January 1997, Mr. Burger was director of new media development and educational initiatives at AT&T's Messaging, Wireless and Multimedia group, where he was responsible for introducing voice-messaging services into primary and secondary schools as part of the AT&T Learning Network. From 1981 to May 1995, Mr. Burger was employed by Newsweek Magazine where he held a number of positions, including senior editor, senior writer and foreign correspondent.

      Gerard J. Lewis, Jr. was named Vice President & General Counsel of the Company in February 1997. From May 1996 to February 1997, Mr. Lewis served the Company as Corporate Counsel & Director of Business Development. Prior to joining the Company in May 1996, Mr. Lewis was in private law practice with Reed Smith Shaw & McClay in Philadelphia, Pennsylvania, where he practiced in the intellectual property and technology law and related corporate areas since 1992.

      Alan S. Preston was named Vice President of Human Resources in January 1999. From November 1996 to December 1998, Mr. Preston served the Company as Director of Human Resources. Prior to joining the Company in November 1996, Mr. Preston was an HR Consultant with The Rosen Group, Inc., a full-service human resource solutions company. From 1992 to 1996, Preston was Executive Vice President of the Phi Kappa Sigma Foundation, Inc., an international collegiate organization that provides leadership development and educational scholarships and services to its membership.

      Ram Mohan was named Vice President of Technology in January 1999. From May 1997 to December 1998, Mr. Mohan served the Company as Director of Software Product Development. Mr. Mohan was hired in 1995 as a senior Engineer. Prior to joining the Company, Mr. Mohan worked with First Data Corporation, Unisys Corporation and KPMG Peat Marwick in a variety of engineering, technical and leadership positions. He was involved with computer networking technologies, massively parallel real-time systems, as well as early work on Microsoft's Object Linking and Embedding technology.

                                     PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      The Class A Common Stock of the Company has traded on The Nasdaq Stock Market under the symbol INFO since the Company's initial public offering on April 30, 1996. As of January 5, 1999, the Company's Common Stock has traded on the Nasdaq SmallCap Market.

      Prior to that time, there was no public market for the Company's Class A Common Stock. The following table sets forth the high and low last reported sale prices for the Company's Class A Common Stock for the period indicated as reported by The Nasdaq Stock Market.

         Year  Fiscal Quarter Ended                             High      Low
         ----  --------------------                             ----      ---

         1997  March 31, 1997        .......................   4.625     1.875

               June 30, 1997         .......................    3.75     1.625

               September 30, 1997    .......................   3.625     1.844

               December 31, 1997                                3.00      1.75

         1998  March 31, 1998        .......................   5.625     1.875

               June 30, 1998         .......................   7.938     2.625

               September 30, 1998    .......................   4.438     1.938

               December 31, 1998                               7.094     1.250

      As of March 17, 1999, the Company had approximately 197 shareholders of record and 6,823 beneficial owners.

      The Company has not declared or paid dividends on its Common Stock and does not intend to do so in the foreseeable future.

ITEM 6. SELECTED FINANCIAL DATA

      The selected data presented below under the caption Consolidated Statements of Operations Data with respect to each of the three years in the period ended December 31, 1998 and under the caption Consolidated Balance Sheet Data at December 31, 1998 and 1997, are derived from the consolidated financial statements of the Company and its subsidiaries, which financial statements have been audited by PricewaterhouseCoopers LLP, independent accountants. The following selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto included elsewhere in this Annual Report on Form 10-K.

                                                                                Year Ended December 31,
                                         --------------------------------------------------------------
                                             1994         1995         1996         1997        1998
                                             ----         ----         ----         ----        ----

Consolidated Statements of                        (in thousands, except share and per share data)
Operations Data:
Revenue ................................ $       --   $      448   $    1,441   $    6,832   $   14,925
                                         ----------   ----------   ----------   ----------   ----------
Costs and expenses:
  Cost of revenues .....................         --          282          822        2,641        4,384
  Customer support expenses ............         --          146          324          578        1,093
  Technical operations and
    development expenses ...............      2,009        3,554        5,210        6,272        7,606
  Sales and marketing expenses .........         --        1,979        6,142       10,674       14,835
  General and administrative expenses ..      1,581        1,982        3,927        5,029        4,609
                                         ----------   ----------   ----------   ----------   ----------
    Total costs and expenses ...........      3,590        7,943       16,425       25,194       32,527
                                         ----------   ----------   ----------   ----------   ----------

Loss from operations ...................     (3,590)      (7,495)     (14,984)     (18,362)     (17,602)

Interest income (expense), net .........       (109)          14        1,198        1,003          154
                                         ----------   ----------   ----------   ----------   ----------

Net loss ............................... $   (3,699)  $   (7,481)  $  (13,786)  $  (17,359)  $  (17,448)
                                         ==========   ==========   ==========   ==========   ==========
Loss per common share-basic
and diluted ............................ $    (1.21)  $    (1.51)  $    (1.61)  $    (1.83)  $    (1.77)
                                         ==========   ==========   ==========   ==========   ==========

Weighted average number of common and
equivalent shares outstanding ..........  3,069,800    4,940,400    8,549,800    9,491,600    9,830,900
                                         ==========   ==========   ==========   ==========   ==========

                                                                                December 31,
                                                  ------------------------------------------
                                                  1994      1995      1996     1997     1998
                                                  ----      ----      ----     ----     ----
                                                                (in thousands)
Consolidated Balance Sheet Data:
 Cash, cash equivalents and investments ......  $   718   $   962   $27,379  $12,997  $  3,268
 Working capital (deficit) ...................     (224)   (1,514)   25,841    7,163    (5,561)
 Total assets ................................    1,254     2,532    30,227   18,794    10,192
 Long-term obligations, net of current portion      204       138        --      404       577
 Shareholders' equity (deficit) ..............       51      (549)   27,688   10,460    (3,298)

----------

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      This Item 7 contains, in addition to historical information, forward-looking statements by the Company with regard to its expectations as to financial results and other aspects of its business that involve risks and uncertainties and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "should," "anticipate," "believe," "plan," "estimate," "expect" and "intend," and other similar expressions are intended to identify forward-looking statements. These include statements regarding the sufficiency of the Company's liquidity, including cash resources and capital, the number of subscribers, gross margins, current and future expenses, future revenues and shortfall in revenues, contract pricing and pricing uncertainty, use of system resources and marketing effects, growth and expansion plans, sales and marketing plans, changes in number of sales personnel, capital expenditures, the effects of the AOL Agreement on the Company, Year 2000 expenses, seasonality, Electric Schoolhouse, and operating results . Such statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause such a difference include, but are not limited to, those described under "Risk Factors" in Part I, Item 1 of this Annual Report on Form 10-K.

Overview

      Infonautics is an Internet information company that serves the needs of selected markets. The Company provides premium, subscription-based online information services to the educational and end-user markets as well as a free, advertising supported Web-based service to registered users. It also supplies e-commerce-based online publishing services to publishers and other content creators who wish to offer their content for sale over the Web directly to customers. The Company's educational customers include libraries, schools and other educational institutions, its end-user customers are individuals and its e-commerce based online publishing customers include publishers and other content creators.

      The Company's largest revenue-generating service, Electric Library, was introduced to the end-user market in the first quarter of 1996, followed thereafter by a version designed for the educational market where it is sold to schools, libraries and other educational institutions. Leveraging its investment in its information system architecture, the Company continues to enhance and extend its flagship Electric Library service, with particular emphasis on the needs of the educational market.

      In October of 1998, the Company entered the market for free, advertising supported Internet-based content services with the launch of Company Sleuth. Company Sleuth aggregates hard to find current events-type information on publicly traded companies for the use of registered users to the service, and provides those users with daily e-mail updates to new content as it becomes available. This service produced no revenues during 1998, but has begun to generate advertising and other associated revenues beginning in 1999.

      In late 1998, the company determined that it will no longer actively pursue new business in the arena of extranet and intranet knowledge management services and products (previously identified as IntelliBank services and products). The Company also has reduced efforts to market the Business Edition of the Electric Library Business service. In addition, the Company has reduced marketing efforts for its domestic marketing partners (previously identified as the Reseller program) for services containing selected Electric Library content and functionality. These changes were made in order to reduce the Company's operating costs and to focus resources on areas the Company believes have the greatest near-term potential. While 1999 sales comparisons to the prior years will be somewhat impacted by the Company curtailing its direct sales efforts to the IntelliBank market, the Company also eliminated the related marketing and development costs. The Company also reduced its headcount and certain other operating costs, primarily as part of this focus.

      During 1998, sales growth was achieved in both the educational and end-user markets for Electric Library, with increases in the number of schools and libraries served and the number of individual subscribers. Revenues increased as well in the Company's online publishing division, with an increase in the number of publishers who contracted with the Company to host and maintain their online archives. New sales bookings and revenues also increased for the Company's other lines of business, including some of which the Company has chosen to withdraw for 1999.

      Revenue from educational institutions is recognized ratably over the term of the contract. During 1998, in response to market trends a greater percentage of the Company's licenses were site licenses rather than concurrent user licenses. The Company anticipates closing more district and state contracts, which have a higher price per contract. The Company offers discounts in certain circumstances, including high-volume purchases and site licenses associated with district and state contracts. Revenues from online monthly end-user subscriptions are recognized in the month the subscription service is provided, and for annual end-user subscriptions, revenues are recognized ratably over the term of the subscription. Potential individual subscribers are given the first month free as a trial period, after which the Company typically charges a fee of $9.95 per month for monthly subscriptions and $59.95 per year for annual subscriptions, both for virtually unlimited consumer usage. Revenue from contracts for online publishing hosting services are recognized ratably over the term of the contract. Revenue from implementation or integration services associated with online publishing agreements are recognized upon customer acceptance.

      Content providers are compensated from a royalty pool which is funded in accordance with applicable contract provisions. "See Business -- Content and Publisher Relationships."

      The Company's current and future expense levels are based largely on the Company's estimates of future revenues and are to a certain extent fixed. The Company has recently decreased certain expenses, but may not be able to further significantly decrease expenses. Additionally, the Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. In addition, the agreement reached with AOL, which provides for the Company's online service to be marketed within AOL, may not generate adequate revenues to cover the remaining fixed payments required as part of the agreement. Accordingly, any significant shortfall in revenues in relation to the Company's planned expenditures would have a material adverse effect on the Company. See "Business -- Recent Developments," "Business -- Risk Factors -- We Are a Relatively New Company," "Business -- Risk Factors -- We May Need More Money" and "Business -- Risk Factors -- We are Dependent on Third Party Sites and Services."

Results of Operations

      Revenues. Revenue was $14.9 million in 1998, $6.8 million in 1997 and $1.4 million in 1996, representing an increase of 118% in 1998 and more than 370% increase in 1997. An amount of $500,000 was included in revenues for 1997, which was received in 1995 as consideration for limited exclusivity contained in a marketing agreement. During 1997 this amount was recognized as the period of exclusivity ended, and the Company had no further obligation under the marketing agreement. This amount is excluded for period to period comparisons, and comparison of expenses as a percentage of revenues.

      Educational revenue accounted for $7.0 million or 47% of revenue in 1998, $2.1 million or 31% of revenue in 1997 and $144,000 or 10% of revenue in 1996. The Company had over 3,200 educational contracts at December 31, 1998, compared with 1,400 educational contracts at December 31, 1997 and

160 at December 31, 1996. The 3,200 contracts cover approximately 10,500 institutions.

      End-user revenue accounted for $4.7 million or 31% of revenue in 1998, $3.8 million or 55% of revenue in 1997, $1.0 million or 71% of revenue in 1996. Electric Library had approximately 60,000 subscribers at December 31, 1998 as compared to 47,000 subscribers at December 31, 1997 and 10,500 subscribers at December 31, 1996.

      Content management and custom archive services (referred to as e-commerce online publishing in 1999) revenue was $857,000 or 5% of revenue in 1998, compared to $580,000, or 9% in 1997, and $272,000, or 19% in 1996.
Content management and custom archive services revenue was generated from primarily archive services while in 1996, the revenue was generated from a technology license. The Company had 9 archive customers at December 31, 1998 compared to 5 in 1997 and 2 in 1996.

      Extranet and intranet knowledge management services (Intellibank) revenue was $1.7 million, or 12% of revenue in 1998, compared to $357,000, or 5% of revenue in 1997. There was no Intellibank revenue in 1996. While 1999 sales comparisons to the prior years will be somewhat impacted by the Company curtailing its direct sales efforts to the IntelliBank market, the Company has also eliminated the related marketing and development costs.

      Other revenue was $700,000, or 5% of revenue in 1998. The comparable revenue amounts in 1997 were less than $100,000. Other revenue consists of sales of the Electric Library through international partners and through partners in the US. During 1998, the Company signed agreements with companies to sell Electric Library to end users in Canada, Australia and Korea. The services in Canada and Australia began during 1998. These agreements provide for the Company to earn minimum guaranteed revenues over the term of the agreement. These minimum revenues are being earned ratably over the term of each agreement.

      As of December 31, 1998, deferred revenue amounted to $8.3 million. This is an increase of $4.3 million over a balance of $4.0 million at December 31, 1997. This increase is attributable to increased customer commitments. The deferred revenue balance of $8.3 million includes revenue to be recognized from institutional contracts, annual end-user subscriptions and contracted archive services. Deferred revenue at December 31, 1998 consists of $7.0 million related to educational subscriptions, $826,000 from end-user subscriptions and $512,000 from international agreements.

      Cost of revenues. The principal elements of the Company's cost of revenues are royalty and license fees paid to providers of content, hardware and software, communication costs associated with the delivery of the online services, as well as performance based bounties paid to Web sites to obtain trials. Cost of revenues was $4.4 million, $2.6 million and $823,000, and gross margins were 71%, 61% and 43%, in 1998, 1997 and 1996, respectively. The absolute dollar increase in cost of revenue for each period primarily reflects costs incurred to provide services to an increased number of users. The improvement in gross margin as a percentage of revenues in 1998 was primarily due to a change in the revenue mix, with 78% of revenues derived from Internet services in 1998, compared to 87% in 1997. Revenue from Internet services have royalty costs as well as bounties, compared to a higher gross margin on content management, custom archive, and knowledge management contracts. The improvement in the gross margin was also from the effect of the prior years restructuring of certain agreements with hardware, software and content providers, as well as the Company spreading its fixed costs over more contracts.

      Customer Support. Customer support expenses consist primarily of costs associated with the staffing of professionals responsible for assisting users with technical and product issues and monitoring customer feedback, and centralized support for all billing-related inquiries. Customer support expenses were $1,093,000 in 1998, $578,000 in 1997 and $324,000 in 1996, representing an increase of 89% in 1998 and 78% in 1997. As a percentage of revenue, customer support expenses were 7% in 1998, 9% in 1997 and 22% in 1996. The absolute dollar increases resulted primarily from higher staffing levels and the continuing need for the Company to provide additional support to its growing customer base. As a percentage of revenues, customer support costs declined in 1998 as the staffing levels were able to support a greater number of users. The Company anticipates continuing to make increasing customer support expenditures as the Company provides service to an increased number of subscribers.

      Technical Operations and Development. Technical operations and development expenses consist primarily of costs associated with maintaining the Company's service, data center operations, hardware expense, data conversion costs, as well as the design, programming, testing, documentation and support of the Company's new and existing software, services and databases. Technical operations and development expenses were $7.6 million in 1998, $6.3 million in 1997 and $5.2 million in 1996, representing an increase of 21% in 1998 and 20% in 1997. The absolute dollar increases each year were largely due to the Company's enlargement of the technical operations and development staff in order to support increased activities as well as improvements and upgrades in the Company's services which included Electric Library `98 that was launched in October 1997. The Company did not incur any material costs to launch of its new product, Company Sleuth.

      The level of technical operations and development expenses may continue to increase as the Company continues to make significant expenditures as it develops new and enhanced services and upgrades to the current services, but should decline as a percentage of sales, as revenues are expected to grow faster than technical operations and development expenditures. The Company's overall effort to increase the content available under its Electric Library service may result in an increase in data preparation costs, which to date have not been material. Data preparation costs are deferred and expensed over the minimum useful life of the content. The Company believes that a possible reduction of content or the increase in data preparation costs will not have a material adverse effect on the Company. However, there can be no assurance that there will be no material adverse effect on the Company.

      Sales and Marketing. Sales and marketing costs consist primarily of costs related to compensation, attendance at conferences and trade shows, advertising, promotion and other marketing programs. Sales and marketing expenses were $14.8 million in 1998, $10.7 million in 1997 and $6.1 million in 1996, representing an increase of 39% in 1998 and 74% in 1997. The principal reasons for the increase in absolute dollars was growth in the Company's sales and marketing personnel, the continued efforts to increase sales and expand distribution channels and expansion of general and targeted promotional activities, such as the agreement with AOL in 1998. As a percentage of sales, sales and marketing costs were 99%, 156% and 426% of revenues for the years ended December 31, 1998, 1997 and 1996, respectively. The decrease of costs as a percentage of sales is a result of the Company's cost reduction efforts, lower costs associated with renewals, and the effect of earlier period efforts to build up the sales force achieving results in 1998. The Company opened and closed a sales office in California during 1998. While the number of sales people increased during the year, the headcount was lowered by the end of 1998. The Company does not anticipate significantly increasing its sales force during 1999.

      General and Administrative. General and administrative expenses consist primarily of expenses for content, administration, office operations, finance and general management activities, including legal, accounting and other professional fees. General and administrative expenses were $4.6 million in 1998, $5.0 million in 1997 and $3.9 million in 1996, representing a decrease of 8% in 1998 and an increase of 28% in 1997. The increase in 1997 and the subsequent decrease in 1998 were the result of costs associated with the staffing and costs incurred with the Electric Schoolhouse project in 1997, which were in excess of the severance costs recognized in 1998 when the project was spun off to the former chairman of the board who resigned in February 1998. (See Note 8 of Notes to Consolidated Financial Statements for agreement with Marvin Weinberger.) The Company does not anticipate that general and administrative expenses will increase significantly.

      Interest Income, net. Interest income, net was approximately $154,000 in 1998, $1.0 million in 1997 and $1.2 million in 1996, a decrease of 85% in 1998 and 16% in 1997, resulting from the decrease in cash and investments. During 1996, the Company received net proceeds upon the closing of the Company's initial public offering and private placement of Class C Common Stock. Interest income was approximately $15,000 in 1995, from interest earned on proceeds from the sale of the Company's Class A Common Stock in that year. The Company had interest expense of approximately $139,000 and $40,000 in 1998 and 1997, respectively, from its obligation under capital leases.

      Income taxes. The Company has not recorded an income tax benefit because it has incurred net operating losses since inception. As of December 31, 1998, the Company had approximately $49.6 million in Federal net operating loss carryforwards. The federal net operating losses will expire beginning in 2008 through 2018 if not utilized. The state net operating losses of $4 million will expire beginning in 2005 if not utilized. See Note 5 of Notes to Consolidated Financial Statements. A portion or all of net operating loss carryforwards which can be utilized in any year may be limited by changes in ownership of the Company, pursuant to Section 382 of the Internal Revenue Code and similar statutes.

Liquidity and Capital Resources

      To date the Company has funded its operations and capital requirements through proceeds from the private sale of equity securities, its initial public offering, proceeds from the issuance of preferred stock and, to a lesser extent, operating leases. In February 1999, the Company also raised funds through issuance of convertible debt. For the remainder of 1999, the Company believes it will be able to fund its operations through existing cash and cash generated through operations. There can be no assurance, however, that the Company will meet its planned budget will not have a shortfall in cash collections, or will meet projected expenditures, any of which could require the Company to sell additional debt or equity securities, or seek other financing.

      The Company had cash, cash equivalents and investment balances of approximately $3.3 million at December 31, 1998 and $13.0 million at December 31, 1997. The Company had a working capital deficiency of approximately $5,561,000 at December 31, 1998. This working capital deficiency includes a deferred revenue amount of approximately $7.8 million. The Company raised an additional $3.0 million in July 1998 through a convertible preferred stock offering and another $3.0 million in February 1999 through convertible debt, to supplement its working capital. Previously it has been disclosed that the Company has an option to secure an additional $2.0 million in equity capital from the same investor but this option was canceled in February 1999. See Note 10 to the Consolidated Financial Statements.

      Working capital requirements are financed through a combination of internally generated cash flow from operating activities, which fluctuate significantly during the year due to the seasonal nature of the Company's business, managing terms with vendors and to date equity financing. The Company's liquidity and capital resources may be affected by a number of factors and risks (many of which are beyond the control of the Company), including, but not limited to, the availability of cash flows from operations, managing terms with vendors, and the availability of equity or working capital, each of which may fluctuate from time to time and are subject to change on short notice. If any such sources of liquidity were unavailable or substantially reduced, the Company would explore other sources of liquidity. There can be no assurance that other sources of liquidity would be available or available on terms acceptable to the

Company. The rate of use by the Company of its cash resources will depend, however, on numerous factors, including but not limited to the rate of increases in end-user and educational subscribers and online publishing contracts. The Company's current and future expense levels are based largely on the Company's estimates of future revenues and are to a certain extent fixed. The Company has recently decreased certain expenses, and may not be able to significantly decrease expenses further. Additionally, the Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. However, any projection of future cash needs and cash flows is subject to substantial uncertainty. If the cash and cash equivalents balance and cash generated by operations is insufficient to satisfy the Company's liquidity requirements, the Company may be required to sell additional debt or equity securities, or seek other financing. The sale of additional equity or debt securities, if available, could result in dilution to the Company's shareholders. There can be no assurance, however, that the Company will be successful in such efforts or that additional funds will be available on acceptable terms, if at all. In the event the Company does not meet its expected cash flows and the efforts to raise financing are unsuccessful, this could have a material adverse effect on the Company.

      The Company used cash in operations of approximately $11.7 million, $12.7 million and $14.0 million for 1998, 1997 and 1996, respectively. The decrease in 1998 is due to increased cash collections from customers. In 1997, the increase in use of cash in operations was due primarily to the Company's operating losses.

      Net cash provided by investing activities was $9.8 million in 1998 compared to cash used in investing activities of $1.7 million in 1997 and $12.7 million in 1996. The increase in cash provided in 1998 is directly a result of investments maturing during the year which were used in operations. The Company used $853,000 for capital expenditures in 1998. In 1997, net cash was provided by the net redemption of $620,000 of investments and $2.3 million was used for capital expenditures. In 1996, the net use of cash was primarily made for the purchase of $11.3 short-term investments and $1.4 million for capital expenditures.

      The Company's principal commitments at December 31, 1998 consisted of commitments under royalty license and other agreements (including AOL), as well as obligations under operating and capital leases. See Note 9 of Notes to Consolidated Financial Statements. In connection with the AOL Agreement entered into during March 1998, the Company is committed to pay AOL $4 million in placement fees. The Company paid $1.2 million to AOL in 1998. In March 1999, AOL and the Company amended the AOL Agreement to revise the payment schedule for placement fees. The Company paid $223,000 at execution of the amendment. The Company's revised payment terms require monthly payments of $223,000 March 1999 through July 1999, and $500,000 due in August 1999, $500,000 in September 1999, and $500,000 due in February 2000. In addition, to the placement fees, AOL will receive additional fees based on a sliding scale of end-user revenues. There can be no assurance that this agreement will generate adequate revenues to cover the associated expenditures and any significant shortfall would have a material adverse effect on the Company. See "Business -- Recent Developments" and "Business -- Risk Factors -- We are Dependent on Third Party Sites and Services."

      Capital expenditures have been, and future expenditures are anticipated to be, primarily for facilities and equipment to support the expansion of the Company's operations and systems. The Company expects that its capital expenditures will increase as the number of Electric Library subscribers and archive hosting contracts increase. As of December 31, 1998, the Company did not have any material commitments for capital expenditures, although the Company anticipates that its planned purchases of capital equipment and leasehold improvements will require additional expenditures of less than $500,000 for 1999, a portion of which the Company will try to finance through equipment leases, although there can be no guarantee the Company will obtain lease financing. The Company does not anticipate that any Year 2000 issues will require any significant expenditures.

      Net cash provided by financing activities was $2.8 million in 1998, $653,000 in 1997, and $41.7 million in 1996. The Company raised $3.0 million on July 22, 1998 in a private placement of 3,000 shares of Preferred Stock. See
Note 6 to the Consolidated Financial Statements. In February 1999, the Company raised an additional $3 million through the issuance of convertible debt. The Company utilized a sale-leaseback arrangement to finance the purchase of certain equipment in 1997. On April 29, 1996, the Company completed an initial public offering of its Class A Common Stock in which 2,250,000 shares of Class A Common Stock were sold at a price of $14.00 per share, with net proceeds of approximately $28.7 million. On February 26, 1996, the Company completed a private placement in which it issued 1,201,086 shares of Class C Common Stock (which converted into shares of Class A Common Stock upon the closing of the initial public offering), with net proceeds of approximately $12.9 million.

Year 2000 Compliance

The Year 2000 problem arises because many currently installed computer systems and software programs accept only two-digit (rather than four-digit) entries to define the applicable year and as a result are not able to distinguish 21st century dates from 20th century dates. Commencing in the year 2000, this could result in a systems failure or miscalculations causing disruptions of operations, including, among other things, an inability to provide services, process transactions, send invoices or engage in similar normal business activities. The Company's review of its Year 2000 compliance covers the information technology systems used in the Company's operations ("IT Systems"), the Company's non-IT Systems, such as building security, voice mail and other systems and the computer hardware and software systems used by the Company's customers who use the Company's products and services ("Products"). The Company currently anticipates that its Year 2000 review will cover the following phases:
(i) identification of all Products, IT Systems, and non-IT Systems; (ii) identification of and communication with the Company's significant suppliers, customers, vendors and business partners whose failure to remedy their own Year 2000 problems will affect the Company; (iii) assessment of repair or replacement requirements; (iv) repair or replacement; (v) testing; (vi) implementation; and
(vii) creation of contingency plans in the event of Year 2000 failures. The project is being managed internally and the Company currently plans to complete its Year 2000 review by the second quarter of 1999.

The Company has completed a preliminary assessment of all current versions of its Products and believes they are Year 2000 compliant. Even so, the assessment of whether a system or device in which a Product is embedded will operate correctly for an end-user depends in large part on the Year 2000 compliance of the system or device's other components, many of which are supplied by parties other than the Company. The supplier of the Company's current financial and accounting software has informed the Company that a fully Year 2000 compliant version of such software is available. The Company is in the process of completing the implementation of such financial and accounting software on its IT Systems and Products. The supplier of the Company's credit card processing services and related software has made certain contractual representations to the Company that the supplier will comply with all applicable Visa and MasterCard rules and regulations as they relate to credit card processing and Year 2000 compliance.

Further, the Company relies, both domestically and internationally, upon various vendors, governmental agencies, utility companies, telecommunications service companies, delivery service companies and other service providers who are outside of the Company's control. There is no assurance that such parties will not suffer a Year 2000 business disruption, which could have a material adverse effect on the Company's financial condition and results of operations.

To date, the Company has not incurred any material expenditures in connection with identifying or evaluating Year 2000 compliance issues. The estimated total cost of the Year 2000 review is less than

$250,000. Most of its expenses have related to the opportunity cost of time spent by employees of the Company evaluating prior and current versions of the Products, and Year 2000 compliance matters generally. At this time, the Company does not possess the information necessary to estimate the potential impact of Year 2000 compliance issues relating to its other IT-Systems, non-IT Systems, prior or current versions of its Products, its suppliers, its vendors, its business partners, its customers, and other parties. Such impact, including the effect of a Year 2000 business disruption, could have a material adverse effect on the Company's financial condition and results of operations.

The magnitude of the Company's Year 2000 problem (if any), the costs to complete its Year 2000 program and the dates on which the Company believes it will be Year 2000 compliant are based on management's best estimates and current knowledge. These estimates were derived using numerous assumptions, including, but not limited to, continued availability of resources and third party compliance plans. However, there can be no assurance that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the ability to identify and correct all Year 2000 impacted areas, the availability and cost of personnel, and the availability and cost of third party Year 2000 solutions.

The audit, analysis and assessment phase of the Company's Year 2000 review is based on numerous assumptions, one of the most significant of which has to do with the percentage of non-compliant systems and program code of all systems and program code. The Year 2000 review assumes that the percentage of non-compliant code will be consistent with general software industry practices, and as such, the timing to address this percentage of code is the basis for the Company's estimated completion of its Year 2000 review by the second quarter of 1999. Any significant differences between the assumptions and actual percentage of non-compliant code will have an impact on the estimated completion date and the costs of the Year 2000 review.

The Company anticipates having all critical systems Year 2000 compliant no later than the second quarter of 1999 and has not yet developed a contingency plan. If Year 2000 compliance issues are discovered, the Company then will evaluate the need for contingency plans relating to such issues.

Recent Accounting Pronouncements

In March 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position No. 98-I (SOP 98-1), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 provides, among other things, guidance for determining whether computer software is for internal use and when the cost related to such software should be expensed as incurred or capitalized and amortized. SOP 98-1 is required to be applied prospectively and adopted no later than January 1, 1999. The Company does not expect the adoption of SOP 98-1 to have a material effect on its results of operations, financial position or cash flows.

As of January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), "Reporting Comprehensive Income." SFAS No. 130 establishes new rules for the reporting and display of comprehensive income and its components. SFAS No. 130 requires unrealized gains or losses on the Company's foreign currency translation adjustments to be included in other comprehensive income. The Company has not had foreign currency translation adjustments to date.

Seasonality

The Company experiences certain elements of seasonality related to the annual school terms. A significant number of schools align their payments and subscription start dates for the September and October timeframe. As a result, the Company expects seasonally strong cash collections in the third and fourth quarters. Additionally, new sales commitments, or bookings, tend to be slower when schools are not in session, primarily during the summer months.

Electric Schoolhouse

In February 1998, the Company entered into an agreement with Marvin I. Weinberger, the former Chairman of the Board, Chief Executive Officer and founder of the Company, pursuant to which he resigned as Chairman and Chief Executive Officer of the Company to become the Chief Executive Officer of a newly formed company called Electric Schoolhouse, LLC that will pursue the Company's Electric Schoolhouse project. Performance of certain obligations under the February 1998 agreement remains to be completed, and the Company continues to attempt to finalize with Electric Schoolhouse, LLC performance of these obligations. These obligations include, for example, the Company's 10% equity interest in Electric Schoolhouse, LLC, which as a result of capital restructuring by Electric Schoolhouse, LLC may result in the Company owning less than a 10% equity interest, and the issuance by the Company of 125,000 shares of Class A Common Stock to Mr. Weinberger and the filing of a Form S-3 for such shares. In addition, under the February 1998 agreement, Electric Schoolhouse, LLC shall repay the Company for certain expenses and costs. The Company is attempting to finalize a revised repayment schedule with Electric Schoolhouse, LLC for the collection of these amounts, repayment for which was originally due on September 30, 1998 under the February 1998 agreement and remains outstanding. The Company has agreed in substance to net the amounts due to and due from Electric Schoolhouse, LLC, leaving approximately $171,000 to be repaid to the Company. See Note 8 of Notes to Consolidated Financial Statements.

ITEM 7a. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

      Not applicable.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

      The consolidated financial statements of the Company and its subsidiaries and supplementary data required by this item are attached to this Annual Report on Form 10-K beginning on page F-1.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

      None.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

      The information required by this item concerning directors is incorporated herein by reference to the Company's Proxy Statement to be filed within 120 days after the end of the fiscal year covered by this Annual Report on Form 10-K. The information concerning compliance with Section 16(a) of the Securities Exchange Act of 1934 required by this item will be set forth under the caption "Section 16(a) Beneficial Ownership Reporting Compliance" in the Company's Proxy Statement, to be filed within 120 days after the end of the fiscal year covered by this Annual Report on Form 10-K.

      The information required by this item concerning executive officers is set forth in Part I, Item 4 of this Annual Report on Form 10-K.

ITEM 11. EXECUTIVE COMPENSATION

      The information required by this item is incorporated herein by reference to the Company's Proxy Statement to be filed within 120 days after the end of the fiscal year covered by this Annual Report on Form 10-K.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The information required by this item is incorporated herein by reference to the Company's Proxy Statement to be filed within 120 days after the end of the fiscal year covered by this Annual Report on Form 10-K.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The information required by this item is incorporated herein by reference to the Company's Proxy Statement to be filed within 120 days after the end of the fiscal year covered by this Annual Report on Form 10-K.

                                     PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

      List of documents filed as part of this report:

      (a) 1. Financial Statements. Consolidated Financial Statements listed in the accompanying Index to Consolidated Financial Statements and Financial Statement Schedule appearing on page F-1 are filed as part of this Annual Report on Form 10-K.

          2. Financial Statement Schedules. The Financial Statement Schedule listed in the accompanying Index to Consolidated Financial Statements and Financial Statement Schedule appearing on page F-1 is filed as part of this Annual Report on Form 10-K.

          3. Exhibits. See (c) below.

      (b) Reports on Form 8-K
       The Company filed a report on Form 8-K on October 19, 1998 attaching its press release of that date announcing its third quarter financial results and its appeal to Nasdaq regarding the possible delisting of its shares of Class A Common Stock from the Nasdaq National Market System. The Company filed no other reports on Form 8-K during the quarter ended December 31, 1998.

      (c) Exhibits. The following is a list of exhibits filed as part of this Annual Report on Form 10-K. Where so indicated, exhibits which were previously filed are incorporated by reference. For exhibits incorporated by reference, the location of the exhibit in the previous filing is indicated in parentheses.

Exhibit No.  Description
-----------  -----------

3.1 Form of Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-2428) ("Form S-1 Registration Statement"))

3.2 Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Report on Form 10-Q for the quarterly period ended March 31, 1997)

10.1** Amended and Restated 1994 Omnibus Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Form S-1 Registration Statement)

10.2** 1996 Equity Compensation Plan as amended and restated as of April 1, 1997 and as of September 23, 1997 (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (File No. 333-37545))

10.3** Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to the Form S-1 Registration Statement)

10.5** Employment Agreement dated as of January 1, 1993 between Infonautics, Inc. and Joshua

             Kopelman (incorporated by reference to Exhibit 10.5 to the Form S-1 Registration Statement)

10.6(a)**    Employment Agreement dated September 5, 1996 between Infonautics,
             Inc. and Van Morris (incorporated by reference to Exhibit 10.6 to the Form S-1 Registration Statement)

10.6(b)**    Amendment No. 1 to Employment Agreement dated as of November 4,
             1996 between Infonautics, Inc. and Van Morris (incorporated by reference to Exhibit 10.6(b) to the Company's Annual Report on Form
             10-K for the fiscal year ended December 31, 1996 ("1996 Form
             10-K"))

10.9** Employment Agreement dated as of January 2, 1997 between Infonautics, Inc. and William Burger (incorporated by reference to
             Exhibit 10.9 to the 1996 Form 10-K)

10.10* **    Employment Agreement dated as of November 24, 1997 between
             Infonautics, Inc. and Gerard J. Lewis, Jr.

10.11**      Form of Indemnification Agreement (incorporated by reference to
             Exhibit 10.9 to the Form S-1 Registration Statement)

10.13** Royalty Agreement dated as of January 1, 1993 between Infonautics, Inc. and Joshua Kopelman (incorporated by reference to Exhibit
             10.11 to the Form S-1 Registration Statement)

10.15** Consulting agreement effective as of March 1, 1993, as amended February 1, 1994 and February 1, 1996 between Infonautics, Inc. and Howard Morgan (incorporated by reference to Exhibit 10.14 to the Form S-1 Registration Statement)

10.16 Agreement of Termination and Assignment dated October 30, 1992 between Telebase Systems, Inc. and Marvin Weinberger and Lawrence Husick and Bill of Sale dated April 19, 1993 between Infonautics, Inc. and Marvin Weinberger (incorporated by reference to Exhibit
             10.15 to the Form S-1 Registration Statement)

10.17 Agreement dated March 24, 1993 between Infonautics, Inc. and Lawrence Husick (incorporated by reference to Exhibit 10.16 to the Form S-1 Registration Statement)

10.18 Amended and Restated Registration Rights Agreement dated as of February 7, 1996 by and among Infonautics, Inc. and Zero Stage Capital II-Central Pennsylvania, L.P., Keystone Venture IV, L.P., 21st Century Communications Partners, L.P., 21st Century Communication Foreign Partners, L.P. and 21st Century Communications T-E Partners, L.P. and other individuals and entities listed on Exhibit A thereto (incorporated by reference to Exhibit 10.17 to the Form S-1 Registration Statement)

10.19 Amended and Restated Piggyback Registration Rights Agreement dated as of February 7, 1996 by and among Infonautics, Inc. and 21st Century Communications Partners, L.P., 21st Century Communication Foreign Partners, L.P. and 21st Century Communications T-E Partners, L.P., VIMAC & Co. Nominee Trust and Meridian Venture Partners and the other individuals and entities listed on Exhibit A thereto (incorporated by reference to Exhibit 10.18 to the Form S-1 Registration Statement)

10.20 Registration Rights Agreement dated as of February 8, 1996 by and among Infonautics,

             Inc. and the persons whose signatures appear on the counterpart signature pages thereto (incorporated by reference to Exhibit 10.19 to the Form S-1 Registration Statement)

10.21*** Software License Agreement dated June 27, 1994 between Infonautics, Inc. and Conquest Software Corp. (succeeded by Excalibur Technologies Corporation) (incorporated by reference to Exhibit
             10.21 to the Form S-1 Registration Statement)

10.22* Agreement of Lease dated June 14, 1994, as amended January 27, 1995, June 30, 1995 and November 13, 1995 (each incorporated by reference to Exhibit 10.24 to the Form S-1 Registration Statement), April 18, 1996 and May 22, 1996 (each incorporated by reference to
             Exhibit 10.25 to the 1996 Form 10-K), April 14, 1997 (incorporated by reference to Exhibit 10.1 to the Company's Report on Form 10-Q for the quarterly period ended June 30, 1997), September 19, 1997 (incorporated by reference to Exhibit 10.1 to the Company's Report on Form 10-Q for the quarterly period ended September 30, 1997) and November 17, 1997* between Infonautics, Inc. and West Valley Business Trust

10.23*** Interactive Marketing Agreement dated as of March 10, 1998 between Infonautics Corporation and America Online, Inc. (incorporated by reference to Exhibit 10.1 to the Company's Report on Form 10-Q for the quarterly period ended March 31, 1998)

10.24 Electric Schoolhouse Agreement dated as of February 12, 1998 between Infonautics, Inc. and Marvin I. Weinberger (incorporated by reference to Exhibit 10.2 to the Company's Report on Form 10-Q for the quarterly period ended March 31, 1998)

10.25 Amendment to Software License Agreement dated as of January 31, 1998 between Infonautics Corporation and Excalibur Technologies Corporation (incorporated by reference to Exhibit 10.3 to the Company's Report on Form 10-Q for the quarterly period ended March 31, 1998)

21*          Subsidiaries

23*          Consent of PricewaterhouseCoopers LLP

24           Powers of Attorney (included as part of the signature page hereof)

27.1*        Financial Data Schedule

----------
*     Filed herewith.
**    Compensation plans and arrangements for executive officers and others.
*** Portions of these exhibits were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to a request for confidential treatment.

Copies of the exhibits are available to shareholders (upon payment of a fee to cover the Company's expenses in furnishing exhibits) from Gerard J Lewis, Jr. Vice President, General Counsel and Assistant Secretary, Infonautics, Inc., 900 West Valley Road, Suite 1000, Wayne, Pennsylvania 19087.

                             INFONAUTICS, INC.

                            REPORT ON AUDITS OF
                     CONSOLIDATED FINANCIAL STATEMENTS
                   as of December 31, 1996, 1997 and 1998

                 THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.

                                INFONAUTICS, INC.

                   Index To Consolidated Financial Statements
                        and Financial Statement Schedule

                                                                       Pages
                                                                       -----

Report of Independent Accountants                                       F-2

Consolidated Balance Sheets as of December 31, 1997 and 1998            F-3

Consolidated Statements of Operations for the years ended
        December 31, 1996, 1997 and 1998                                F-4

Consolidated Statements of Shareholders' Equity (Deficit) for
        the years ended December 31, 1996, 1997 and 1998                F-5

Consolidated Statements of Cash Flows for the years ended
        December 31, 1996, 1997 and 1998                                F-6

Notes to Consolidated Financial Statements                           F-7-F-22

Schedule II - Valuation and Qualifying Accounts, for the years
       ended December 31, 1996, 1997 and 1998                          F-23

Financial statement schedules other than that listed above have been omitted because such schedules are not required or applicable.

                        Report of Independent Accountants

To the Board of Directors and Shareholders of Infonautics, Inc. and Subsidiaries:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Infonautics, Inc. and its subsidiaries at December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP

February 12, 1999

                                INFONAUTICS, INC.

                           Consolidated Balance Sheets
                           December 31, 1997 and 1998

                                                                                1997            1998
                                                                                ----            ----
                                     ASSETS
Current assets:
     Cash and cash equivalents                                              $  2,301,933    $  3,267,811
     Short-term investments                                                   10,095,504              --
     Receivables:
        Trade, less allowance for doubtful accounts of $32,566 in 1997
              and $65,740 in 1998                                              1,742,070       2,934,597
        Other                                                                    154,397         305,121
     Prepaid royalties                                                           290,214         397,849
     Prepaid expenses and other assets                                           508,913         446,492
                                                                            ------------    ------------

                 Total current assets                                         15,093,031       7,351,870

Property and equipment, net                                                    3,019,908       2,572,617
Long-term investments                                                            600,000              --
Other assets                                                                      80,729         267,885
                                                                            ------------    ------------

                 Total assets                                               $ 18,793,668    $ 10,192,372
                                                                            ============    ============

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
     Current portion of obligations under capital lease                     $    297,538    $    356,898
     Accounts payable                                                          1,275,500       1,929,598
     Accrued expenses                                                          1,642,421       1,484,934
     Accrued royalties                                                           674,723       1,334,669
     Deferred revenue                                                          4,039,752       7,807,016
                                                                            ------------    ------------

                 Total current liabilities                                     7,929,934      12,913,115

Noncurrent portion of obligations under capital lease                            404,107          47,209
Noncurrent portion of deferred revenue                                                --         530,256
                                                                            ------------    ------------

                 Total liabilities                                             8,334,041      13,490,580
                                                                            ------------    ------------

Commitments and contingencies

Shareholders' equity (deficit):
     Series A Convertible Preferred Stock, no par value, 5,000 shares authorized, 283 shares issued and outstanding at
           December 31, 1998                                                          --         258,483
     Class A common stock, no par value; 25,000,000 shares authorized;
           one vote per share; 9,391,627 and 11,522,692 shares issued and
           outstanding at December 31, 1997 and 1998, respectively                    --              --
     Class B common stock, no par value; 100,000 shares authorized,
           issued and outstanding                                                     --              --
     Additional paid-in capital                                               53,360,221      56,666,439
     Deferred compensation                                                      (250,000)       (125,000)
     Accumulated deficit                                                     (42,650,594)    (60,098,130)
                                                                            ------------    ------------

                 Total shareholders' equity (deficit)                         10,459,627      (3,298,208)
                                                                            ------------    ------------

                 Total liabilities and shareholders' equity (deficit)       $ 18,793,668    $ 10,192,372
                                                                            ============    ============

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                                INFONAUTICS, INC.

                      Consolidated Statements of Operations
              for the years ended December 31, 1996, 1997 and 1998

                                                         1996            1997            1998
                                                         ----            ----            ----
Revenues                                             $  1,441,651    $  6,831,731    $ 14,924,567
                                                     ------------    ------------    ------------

Cost and expenses:
     Cost of revenues                                     822,745       2,641,198       4,384,362
     Customer support expenses                            323,898         578,212       1,093,212
     Technical operations and development expenses      5,209,975       6,271,514       7,605,669
     Sales and marketing expenses                       6,141,962      10,674,468      14,834,567
     General and administrative expenses                3,926,853       5,029,100       4,608,715
                                                     ------------    ------------    ------------

              Total costs and expenses                 16,425,433      25,194,492      32,526,525
                                                     ------------    ------------    ------------

Loss from operations                                  (14,983,782)    (18,362,761)    (17,601,958)

Interest and other income                               1,197,562       1,044,204         293,919
Interest expense                                               --         (40,481)       (139,497)
                                                     ------------    ------------    ------------

              Net loss                               $(13,786,220)   $(17,359,038)   $(17,447,536)
                                                     ============    ============    ============

Loss per common share - basic and diluted            $      (1.61)   $      (1.83)   $      (1.77)
                                                     ============    ============    ============

Weighted average shares outstanding - basic and
        diluted                                         8,549,800       9,491,600       9,830,900
                                                     ============    ============    ============

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                                INFONAUTICS, INC.

            Consolidated Statements of Shareholders' Equity (Deficit)
              for the years ended December 31, 1996, 1997 and 1998

                                                                      Common Stock                     Preferred Stock
                                                     --------------------------------------------   -----------------------
                                                             Class A                Class B
                                                     ----------------------   -------------------
                                                       Shares     Par Value    Shares   Par Value    Shares        Amount
                                                     ----------   ---------   -------   ---------   --------    -----------
Balance at December 31, 1995                          5,935,748          --   100,000          --         --             --
Sale of stock                                         3,451,086          --        --          --         --             --
Deferred compensation                                        --          --        --          --         --             --
Amortization of deferred compensation                        --          --        --          --         --             --
Notes collected                                              --          --        --          --         --             --
Other                                                     2,523          --        --          --         --             --
Net loss for the year                                        --          --        --          --         --             --
                                                     ----------   ---------   -------   ---------   --------    -----------

Balance at December 31, 1996                          9,389,357          --   100,000          --         --             --
Amortization of deferred compensation                        --          --        --          --         --             --
Other                                                     2,270          --        --          --         --             --
Net loss for the year                                        --          --        --          --         --             --
                                                     ----------   ---------   -------   ---------   --------    -----------

Balance at December 31, 1997                          9,391,627          --   100,000          --         --             --
Amortization of deferred compensation                        --          --        --          --         --             --
Exercise of employee stock options                      103,287          --        --          --         --             --
Issuance of stock to former CEO                         125,000          --        --          --         --             --
Sale of preferred stock                                      --          --        --          --      3,000    $ 2,950,139
Warrants issued in connection with preferred stock           --          --        --          --         --       (261,000)
Accretion of preferred stock                                 --          --        --          --         --         48,493
Conversion of preferred stock                         1,902,778          --        --          --     (2,717)    (2,479,149)
Net loss for the year                                        --          --        --          --         --             --
                                                     ----------   ---------   -------   ---------   --------    -----------

Balance at December 31, 1998                         11,522,692          --   100,000          --        283    $   258,483
                                                     ==========   =========   =======   =========   ========    ===========

                                                                                       Notes and                          Total
                                                      Additional                         Stock                        Shareholders'
                                                        Paid-In       Accumulated    Subscriptions      Deferred          Equity
                                                        Capital        Deficit         Receivable     Compensation      (Deficit)
                                                     ------------    ------------    -------------    ------------    ------------
Balance at December 31, 1995                         $ 11,313,997    $(11,505,336)   $    (357,478)             --    $   (548,817)
Sale of stock                                          41,526,095              --               --              --      41,526,095
Deferred compensation                                     500,000              --               --    $   (500,000)             --
Amortization of deferred compensation                          --              --               --         125,000         125,000
Notes collected                                                --              --          357,478              --         357,478
Other                                                      14,253              --               --              --          14,253
Net loss for the year                                          --     (13,786,220)              --              --     (13,786,220)
                                                     ------------    ------------    -------------    ------------    ------------

Balance at December 31, 1996                           53,354,345     (25,291,556)              --        (375,000)     27,687,789
Amortization of deferred compensation                          --              --               --         125,000         125,000
Other                                                       5,876              --               --              --           5,876
Net loss for the year                                          --     (17,359,038)              --              --     (17,359,038)
                                                     ------------    ------------    -------------    ------------    ------------

Balance at December 31, 1997                           53,360,221     (42,650,594)              --        (250,000)     10,459,627
Amortization of deferred compensation                          --              --               --         125,000         125,000
Exercise of employee stock options                        216,037              --               --              --         216,037
Issuance of stock to former CEO                           398,525              --               --              --         398,525
Sale of preferred stock                                        --              --               --              --       2,950,139
Warrants issued in connection with preferred stock        261,000              --               --              --              --
Accretion of preferred stock                              (48,493)             --               --              --              --
Conversion of preferred stock                           2,479,149              --               --              --              --
Net loss for the year                                          --     (17,447,536)              --              --     (17,447,536)
                                                     ------------    ------------    -------------    ------------    ------------

Balance at December 31, 1998                         $ 56,666,439    $(60,098,130)              --    $   (125,000)   $ (3,298,208)
                                                     ============    ============    =============    ============    ============

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                                INFONAUTICS, INC.

                      Consolidated Statements of Cash Flows
              for the years ended December 31, 1996, 1997 and 1998

                                                                      1996            1997            1998
                                                                      ----            ----            ----
Cash flows from operating activities:
      Net loss                                                    $(13,786,220)   $(17,359,038)   $(17,447,536)
      Adjustments to reconcile net loss to cash provided by
              (used in) operating activities:
          Depreciation and amortization                                487,780       1,096,353       1,499,837
          Provision for losses on accounts receivable                   48,799          86,181          33,174
          Amortization of deferred compensation                        125,000         125,000         125,000
          Severance and related costs                                       --              --         398,525
          Changes in operating assets and liabilities:
              Receivables:
                  Trade                                               (296,963)       (385,024)       (542,656)
                  Other                                                187,594         (35,356)       (125,724)
              Prepaid and other assets                                (462,278)       (168,733)       (232,370)
              Accounts payable                                         443,452         (19,384)        454,098
              Accrued expenses                                      (1,091,064)      1,322,940        (157,487)
              Accrued royalties                                         90,812         450,284         659,946
              Deferred revenue                                         296,129       2,173,905       3,614,374
                                                                  ------------    ------------    ------------
                      Net cash used in operating activities        (13,956,959)    (12,712,872)    (11,720,819)
                                                                  ------------    ------------    ------------
Cash flows from investing activities:
      Purchases of property and equipment                           (1,372,825)     (2,321,326)       (852,445)
      Purchases of short-term investments                          (11,546,956)    (22,086,548)     (7,789,936)
      Purchases of long-term investments                                    --        (600,000)             --
      Proceeds from maturity of short-term and long-term
              investments                                              232,000      23,306,000      18,485,440
                                                                  ------------    ------------    ------------
                      Net cash used in investing activities        (12,687,781)     (1,701,874)      9,843,059
                                                                  ------------    ------------    ------------
Cash flows from financing activities:
      Net proceeds from issuance of common stock and
              warrant                                               42,027,826           5,876              --
      Proceeds from exercise of stock options                               --              --         216,037
      Net proceeds from issuance of preferred stock and
              warrants, net                                                 --              --       2,950,139
      Proceeds from sale - leaseback of equipment                           --         766,504              --
      Payments on capital lease obligations                                 --         (64,860)       (297,538)
      Payments under note payable - funding agreement                 (232,437)             --              --
      Loans to officer and employees                                   (48,500)        (55,000)        (25,000)
                                                                  ------------    ------------    ------------
                      Net cash provided by financing activities     41,746,889         652,520       2,843,638
                                                                  ------------    ------------    ------------
Net increase (decrease) in cash and cash equivalents                15,102,149     (13,762,226)        965,878
Cash and cash equivalents, beginning of period                         962,010      16,064,159       2,301,933
                                                                  ------------    ------------    ------------
Cash and cash equivalents, end of period                          $ 16,064,159    $  2,301,933    $  3,267,811
                                                                  ============    ============    ============
Supplemental disclosure of cash flow information and
          noncash investing and financing activities:
      Cash paid for interest expense                              $     58,916    $     27,378    $    120,865
      Noncash items:
          Equipment capital leases                                          --    $    766,504              --

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                                INFONAUTICS, INC.

                   Notes to Consolidated Financial Statements

1.    The Company:

      Infonautics, Inc. (the "Company" or "Infonautics") is an Internet information company that serves the needs of selected markets. The Company provides premium, subscription-based online information services to the educational and end-user markets, through the Company's online service, Electric Library, as well as a free, advertising supported Web-based service to registered users, through the Company's online service, Company Sleuth. Electric Library is marketed to educational institutions (schools and libraries and other educational institutions) and to its end-user customers (individuals). The Company's e-commerce online publishing services, formerly referred to as content management and custom archive services, make use of the Company's technology, systems-operations and customer-care functions to provide e-commerce archive services to publishers who wish to make their content available on the Internet. The Company operates as a single segment throughout North America.

2.    Summary of Significant Accounting Policies:

            Principles of Consolidation:

      The consolidated financial statements include the accounts of Infonautics, Inc. and its wholly-owned subsidiaries (collectively, the Company). All intercompany balances and transactions have been eliminated.

      The Company prepares its financial statements on the accrual basis of accounting. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the year ended December 31, 1998, the Company incurred a loss of $17,447,536 and has an accumulated deficit of $60,098,130 and cash balance of $3,267,811. The Company has raised approximately $3.0 million from the issuance of convertible debt with detachable warrants since December 31, 1998 (See Note 11), and has retained the services of an investment bank to act as its financial advisor to explore strategic alternatives.

            Use of Estimates in the Preparation of Financial Statements:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets, and liabilities and disclosure of contingencies. Actual results could differ from those estimates.

            Cash and Cash Equivalents:

      The Company considers all highly liquid investments with original maturities of three months or less as cash equivalents. Cash equivalents are stated at cost, which approximates market value. At December 31, 1998, the Company has restricted cash of approximately $250,000. This amount consists of restricted U.S. Treasury notes held as collateral by a financial institution against letters of credit for leasing arrangements (see Note 9).

            Investments:

      All the Company's investments are classified as available-for-sale as defined by Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Such investments are stated at market value, and unrealized gains and losses on such securities are reflected in shareholders' equity (deficit). The Company uses the specific identification method to determine the cost of securities sold.

            Property and Equipment:

      Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the related assets. The Company defines useful lives as three years for computer equipment, office equipment, leasehold improvements and purchased software and seven years for furniture and fixtures on a straight-line basis. Leasehold improvements are capitalized and amortized on the straight-line basis over the shorter of their useful life or the term of the lease. Capital leases are amortized over the shorter of the life of the asset or the term of the respective lease, which range from two years to two and one-half years. Maintenance and repairs are expensed as incurred. When the property or equipment is retired or otherwise disposed of, related costs and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

      The Company reviews assets for impairment whenever events or changes in circumstances indicate the carrying value of the asset may not be recoverable. A determination of impairment (if any) is made based on estimates of undiscounted future cash flows. For the years ended December 31, 1997 and 1998 there have been no asset impairments.

            Product Development Costs:

      Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant, and all product development costs have been expensed.

            Advertising Costs:

      Advertising costs, included in sales and marketing expenses, are expensed over the period the advertising takes place. Advertising expense was $2,374,997, $2,450,904, and $1,172,637, respectively, for the years ended
      December 31, 1996, 1997 and 1998.

            Subscriber Acquisition Costs:

      New subscriber acquisitions costs, primarily in sales and marketing expenses, are expensed as incurred. These costs relate directly to new customer solicitations and include the Company's direct costs of acquiring new customers, including the cost of providing trial subscriptions free of charge. Costs associated with renewal of current customers are also expensed as incurred.

            Stock Based Compensation:

      Stock based compensation is recognized using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock and amortized over the vesting period. See Note 6.

            Revenue Recognition:

      Revenue from educational institutions is recognized ratably over the term of the contract. Revenues from online monthly end-user subscriptions are recognized in the month the subscription service is provided, and for annual end-user subscriptions, revenues are recognized ratably over the term of the subscription. Those subscriptions sold through remarketers are recognized net of the related fees. Revenues from subscription agreements are deferred and recognized over the term of the respective agreement as service is provided. Revenues from licensing contracts are recognized when delivery and services related to the license agreement are complete. Revenue from contracts for online publishing hosting services are recognized ratably over the term of the contract. Revenue from the implementation or integration services associated with online publishing agreements is recognized upon customer acceptance. Costs incurred with the procurement of subscriptions and the delivery of the service are expensed as incurred.

      Payments received in advance of providing services or for a long-term license are deferred until the period such services are provided.

      At December 31, 1998, included in accounts receivable and deferred revenue was approximately $1.8 million representing that portion of subscription revenue from agreements which have been billed, but not yet received or recognized.

            Cost of Revenue:

      Cost of revenues include royalties payable to content, hardware, software, and telecommunications providers, as well as certain content preparation and network costs.

            Income Taxes:

      The Company has incurred losses since inception; therefore, there is no provision for taxes in the Company's statements of operations. Provision for income taxes is determined based on the asset and liability method. The asset and liability method provides that deferred tax balances are recorded based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

      Deferred tax liabilities or assets at the end of each period are determined using the tax rate enacted under the current tax law. The measurement of net deferred tax assets is reduced by the amount of any tax benefits that, based on available evidence, are not expected to be realized, and a corresponding valuation allowance is established.

            Concentration of Credit Risk:

      Financial instruments which potentially subject the Company to a concentration of credit risk principally consist of cash, investments and trade accounts receivable. The Company maintains cash and cash equivalents and investments with various financial institutions. Company policy is designed to limit exposure with any one institution. As part of its cash management process, the Company performs periodic evaluations of the relative credit standing of these financial institutions.

      Trade receivables consist of receivables from remarketers, corporations, and a diversified base of consumers and institutions. The Company performs ongoing credit evaluations of its remarketers. Concentrations of credit risk with respect to the remaining trade receivables are limited due to the diversified customer base. The Company generally requires no collateral from its customers.

            Vulnerability Due to Certain Concentrations:

      The Company markets Electric Library through the Internet to consumers and through direct sales and remarketer arrangements to educational markets.

      The major components of the basic search software used by the Company are licensed from a single supplier.

      The Company is dependent upon various content providers, including publishers, to provide content for use in the Company's reference services.

            Basic and Diluted EPS:

      The Company calculates EPS in accordance with Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which requires public companies to present basic earnings per share (EPS) and, if applicable, diluted earnings per share, instead of primary and fully diluted EPS. Basic EPS is a per share measure of an entity's performance computed by dividing income (loss) available to common stockholders (the numerator) by the weighted-average number of common shares outstanding during the period (the denominator). Diluted earnings per share measures the entity's performance taking into consideration common shares outstanding (as computed under basic EPS) and dilutive potential common shares, such as stock options. However, entities with a net loss do not include common stock equivalents in the computation of diluted EPS, as the effect would be anti-dilutive.

      Basic and diluted EPS are equal, as common stock equivalents are not included as inclusion of such shares would have an anti-dilutive effect.

            Recent Accounting Pronouncements:

      In March 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position No. 98-1 (SOP 98-1), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 provides, among other things, guidance for determining whether computer software is for internal use and when the cost related to such software should be expensed as incurred or capitalized and amortized. SOP 98-1 is required to be applied prospectively and adopted no later than January 1, 1999. The Company does not expect the adoption of SOP 98-1 to have a material effect on its results of operations, financial position or cash flows.

      As of January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), "Reporting Comprehensive Income." SFAS No. 130 establishes new rules for the reporting and display of comprehensive income and its components. SFAS No. 130 requires unrealized gains or losses on the Company's foreign currency translation adjustments to be included in other comprehensive income. The Company has not had foreign currency translation adjustments to date.

3.    Investments:

      The estimated fair value of investments, which approximate cost, are as follows at December 31, 1997:

      Available for sale:
         Commercial paper                        $ 3,981,661
         Corporate bonds                           6,713,843
                                                 -----------

             Total available for sale            $10,695,504
                                                 ===========

      The Company had no investments at December 31, 1998.

4.    Property and Equipment:

      Property and equipment consists of the following at December 31, 1997 and 1998:

                                                          1997          1998
                                                          ----          ----
      Property and equipment:
         Computer equipment                           $ 1,883,237   $ 2,160,453
         Office equipment                                 790,724     1,302,867
         Furniture and fixtures                           760,905       896,523
         Leasehold improvements                           336,806       459,625
         Purchased software                               229,049       233,799
      Capital leases:
         Equipment                                        766,504       766,504
                                                      -----------   -----------

                                                        4,767,225     5,819,771
      Less accumulated depreciation and amortization:
         Property and equipment                        (1,656,691)   (2,794,026)
         Capital leases                                   (90,626)     (453,128)
                                                      -----------   -----------

      Property and equipment, net                     $ 3,019,908   $ 2,572,617
                                                      ===========   ===========

      Depreciation expense was approximately $529,000 in 1996, $1,005,700 in 1997, and $1,137,300 in 1998. Amortization expense was approximately $91,000 in 1997 and $362,500 in 1998.

5.    Income Taxes:

      The significant components of deferred tax assets at December 31, 1997 and 1998 are as follows:

                                                1997            1998
                                                ----            ----

      Federal tax loss carryforward         $ 12,450,000    $ 16,878,000
      State tax loss carryforward                132,000         264,000
      Accrual to cash basis difference         1,929,000       3,657,000
      Research and experimentation credit        710,000       1,120,000
                                            ------------    ------------

                                              15,221,000      21,919,000
      Less: valuation allowance              (15,221,000)    (21,919,000)
                                            ------------    ------------

                                                      --              --
                                            ============    ============

      A valuation allowance was established against the Company's net deferred tax asset due to the Company's lack of earnings history and, accordingly, the uncertainty as to the realizability of the asset.

5.    Income Taxes:

      At December 31, 1998, the Company had a net operating loss carryforward of approximately $49,641,000 for federal tax purposes, with $225,000 expiring in 2008, $2,819,000 expiring in 2009, $6,089,000 expiring in 2010,
      $14,749,000 expiring in 2011, $13,005,000 expiring in 2012 and $12,754,000 expiring in 2018, if not utilized. The net operating loss carryforward for state tax purposes is $4,000,000, of which $1,000,000 expires in 2005, $1,000,000 expires in 2006, $1,000,000 expires in 2007 and $1,000,000 expires in 2008. These carryforwards may be applied as a reduction to future taxable income of the Company, if any. The Company also has research and experimentation credit carryforwards of approximately $1,120,000, with $96,000 expiring in 2009, $72,000 expiring in 2010,
      $168,000 expiring in 2011, $374,000 expiring in 2012 and $410,000 expiring in 2018. The Company's ability to utilize its net operating loss carryforwards and credit carryforwards may be subject to annual limitations as a result of prior or future changes in ownership.

6.    Shareholders' Equity (Deficit):

      A director of the Company is the holder of all 100,000 outstanding shares of Class B Common Stock. The shares of Class B Common Stock may be converted at any time by the holder of such shares into shares of Class A Common Stock on a one-for-one basis. Each Class B Common Stock has 50 votes per share.

      In February 1996, the Company completed a private placement in which it issued 1,201,086 shares of Class C Common Stock, which converted to Class A Common Stock at the initial public offering in April 1996, with proceeds to the Company of approximately $12.9 million, which is net of approximately $0.8 million of offering expenses.

      In April 1996, the Company issued 2,250,000 shares of Class A Common Stock at a price of $14.00 per share in the initial public offering. Proceeds to the Company were $28.7 million, net of approximately $2.8 million of offering expenses.

            Preferred Stock:

      The Company has authorized 1,250,000 shares of no par value preferred stock of which 5,000 shares have been designated as Series A Convertible Preferred Stock. At December 31, 1998, 283 shares of Series A Convertible Preferred Stock were outstanding.

      On July 22, 1998, the Company issued 3,000 shares of Series A Convertible Preferred Stock and warrants to purchase 200,000 shares of Common Stock, for $1,000 per share, resulting in net proceeds of $2,950,139, net of expenses of $49,861. The warrants issued in connection with the Series A Convertible Preferred Stock were valued at $261,000.

            Preferred Stock, continued:

      The Series A Convertible Preferred Stock has no voting rights and is convertible into the number of shares of the Company's Common Stock equal to the stated value of $1,000 per share plus a premium of 5% per annum calculated commencing on the date of issuance of the Series A Convertible Preferred Stock divided by the conversion price calculated in accordance with the terms of the agreement.

      The exercise price of the warrants issued at the initial closing is equal to $5.15 per share for half of the warrants, and for the other half, 130% of the average closing bid price of the Company's Common Stock during specified periods. All of the warrants have a five year term.

      In November 1998, the holder of the Series A Convertible Preferred Stock exercised its conversion rights for 2,717 shares of the preferred stock outstanding, and received 1,902,778 shares of Class A Common Stock. This conversion increased additional paid in capital by $2,479,149. On February 11, 1999, the Company repurchased 283 shares of Series A Convertible Preferred Stock which were previously issued on July 22, 1998 for $333,358. The Company and the holder have agreed not to engage in additional financing under the July 1998 agreement.

            Stock Options:

      In February 1996, the Company adopted the 1996 Equity Compensation Plan ("1996 Plan"). Concurrently, the 1994 Omnibus Stock Plan ("1994 Plan") was amended and restated. Both plans provide for the granting of stock options to officers, directors, employees and consultants. Grants under both plans may consist of options intended to qualify as incentive stock options ("ISOs"), or nonqualified stock options that are not intended to so qualify ("NQSOs"). In addition, under the 1996 Plan, grants may also consist of grants of restricted stock, stock appreciation rights ("SARs"), or performance units. The option price of any ISO will not be less than the fair market value on the date the option is granted (110% of fair value in certain instances). The option price of a NQSO may be greater than, equal to, or less than the fair market value on the date the option is granted. The 1994 Plan authorizes up to 1,100,000 shares of Class A Common Stock. In April 1997, the board of directors approved an increase in the number of authorized shares for issuance under the 1996 Plan from 500,000 to 1,000,000 shares of Class A Common Stock. In 1998, the board of directors approved an increase in the number of authorized shares for issuance under the 1996 Plan from 1,000,000 to 1,500,000 shares of Class A Common Stock.

      Compensation expense of approximately $500,000 is being recognized, over the four-year vesting period for certain options which were granted in 1995, to acquire 80,600 shares of Class A Common Stock. Compensation expense of $125,000 was recognized in 1996, 1997 and 1998.

            Stock Options, continued:

      The Plans are administered by a committee of the board of directors. The Committee determines the term of each option, provided, however, that the exercise period may not exceed ten years from the date of grant, and for ISOs, in certain instances, may not exceed five years. The options granted under both plans in general vest ratably over a four-year period from the date of grant, except for options granted to any directors which vest when granted.

      If compensation cost had been determined based on the fair value of the options at the grant dates for those options for which no compensation cost has been recognized, consistent with the method of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), the Company's net loss and loss per share would have been:

                                          1996           1997           1998
                                          ----           ----           ----

      Net loss         As reported   $(13,786,000)  $(17,359,000)  $(17,448,000)
                       Pro forma      (14,954,000)   (18,564,000)   (18,649,000)
      Loss per share   As reported          (1.61)         (1.83)         (1.77)
                       Pro forma            (1.75)         (1.96)         (1.89)

      Such pro forma disclosures may not be representative of future compensation expense because options vest over several years and additional grants are made each year.

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted-average assumptions used for grants in 1996, 1997 and 1998, respectively: expected volatility of 75% percent; risk-free interest rates of 6.71 percent, 6.48 percent, and 5.23 percent; and expected lives of 5 years.

            Stock Options, continued:

      A summary of the Company's stock options plans are presented below:

                              1996                       1997                       1998
                    ------------------------   ------------------------   ------------------------
                                   Weighted                   Weighted                   Weighted
                                    Average                    Average                    Average
                                   Exercise                   Exercise                   Exercise
                      Shares         Price       Shares         Price       Shares         Price
                    ----------    ----------   ----------    ----------   ----------    ----------
Outstanding at
    beginning of
    year               739,850    $     3.08    1,331,730    $     7.20    1,730,330    $     5.77

Granted                721,030         11.05      536,600          2.00      485,600          2.76
Exercised               (1,413)         2.22       (5,150)         2.62     (103,287)         2.36
Expired/canceled      (127,737)         8.25     (132,850)         3.59     (446,630)         4.59
                    ----------                 ----------                 ----------

Outstanding at
    end of year      1,331,730          7.20    1,730,330          5.77    1,666,013          4.34
                     ==========                 ==========                 =========

Weighted-average
    fair value of
    options
    granted
    during year                   $     7.42                 $     1.31                 $     1.77

      The following table summarizes information about the stock options outstanding as of December 31, 1998:

                           Stock Options Outstanding        Stock Options Exercisable
                   ---------------------------------------  -------------------------
                      Number        Weighted-                 Number
                   Outstanding       Average     Weighted-  Exercisable     Weighted-
                        at          Remaining     Average        at          Average
Range of             December      Contractual   Exercise     December      Exercise
Exercise Prices      31, 1998          Life        Price      31, 1998        Price
                   -----------     -----------  ----------  -----------    ----------
$1.375 - $2.625        725,588         2.82           1.63      320,003          1.23
$3.000 - $4.938        621,925         3.33           3.48      274,700          3.66
$6.000 - $7.094         47,300         2.49           6.54       10,450          6.46
$11.500 - $14.000      271,200         2.21          13.16       67,800         13.16
                   -----------                              -----------

                     1,666,013                                  672,953
                   ===========                              ===========

7.    Employee Benefit Plan:

      In 1995, the Company established a defined contribution 401(k) retirement plan covering substantially all its employees. Under this plan, eligible employees may contribute a portion of their salary until retirement and the Company, at its discretion, may match a portion of the employee's contribution up to 15% of an employee's annual compensation; however, no contributions were made by the Company through December 31, 1998.

8.    Related Party Transactions:

      The Company entered into, and subsequently amended, consulting agreements with two of its directors and shareholders during 1994 through 1998. Consulting expense of $74,000, $72,000 and $64,000 was recognized under these agreements, in each of the years ended December 31, 1996, 1997, and 1998, respectively.

      In 1997, the Company loaned $25,000 and $30,000 to two officers bearing interest rates of 5.78% and 6.23%, due in March 1999 and August 1999, respectively. As of December 31, 1998, no payments had been received on these balances. As part of a December 1998 termination agreement with a former vice president of the Company, the $30,000 balance due was netted against the severance payment due such officer, and accrued interest of $2,959 on the loan was forgiven. The severance, net of the loan, was subsequently paid to the former vice president of the Company on January 5, 1999. The remaining outstanding loan of $25,000 is included in other receivables.

      In February 1998, the Company entered into an agreement with the former Chairman of the Board, Chief Executive Officer and founder of the Company, pursuant to which he resigned as Chairman and Chief Executive Officer of the Company to become the Chief Executive Officer of a newly formed company that is pursuing the Company's Electric Schoolhouse project. Pursuant to the terms of the agreement, the Company transferred to the new entity all of the Company's rights in certain trademarks, trademark applications, domain names and tangible Electric Schoolhouse materials, along with certain other rights to non-Electric Schoolhouse materials and concepts and, in return, the Company has received an equity interest in the new company. The cost basis of this investment is zero at December 31, 1998. The Company also has entered into a remarketing agreement with the new entity for a version of the Electric Library service, containing a portion of the Company's content collection. In addition, pursuant to the terms of the agreement, his employment and royalty agreements with the Company terminated upon the issuance by the Company to him of 125,000 shares of Class A Common Stock, one option was cancelled and he was granted a new option at the same exercise price with an extended termination, and another option was amended to accelerate the vesting of such option. The Company recognized severance and related expenses of approximately $500,000 in 1998.

      The Company has agreed to net the amounts due to and due from this newly formed company. An amount of $339,000 is due from the former Chairman's company, arising from the agreement discussed above and $193,000 is owed to the newly formed company as a result of severance costs agreed to upon resignation of the former Chairman and Chief Executive Officer. At December 31, 1998, $146,000 is included in other receivables for the net amount.

9.    Commitments and Contingencies:

            Letters of Credit:

      The Company had outstanding irrevocable letters of credit in the amount of $291,000 at December 31, 1998. These letters of credit, which expire on January 1, 1999, October 16, 1999 and March 31, 2000, collateralize the Company's obligations to third parties under certain agreements and leasing arrangements. The fair value of the letters of credit approximates contract values based on the nature of the estimated costs to settle these obligations.

            Liquidity:

      The rate of use by the Company of its cash resources will depend on numerous factors, including the rate of increase in subscribers, and educational and content management contracts. The Company may change its planned expenditures, or take other cost cutting measures, if its expected rate of revenue and subscriber growth is not achieved.

            Royalty/License Agreements:

      The majority of content providers are compensated from a standard royalty pool that is based on a percentage of the Company's revenues attributable to its Electric Library and related services, aggregating up to 29% of the applicable revenue. Certain content providers are compensated on a flat-fee basis. Certain agreements with content providers provide for minimum fees or guaranteed payments.

      During 1998, an agreement to license certain software was amended to provide for a twelve year license for $250,000, payable in installments during 1998 and 1999, replacing a 12.5% royalty payment for Intellibank customer revenue and 1.5% royalty on subscription revenues.

            Other Agreements:

      In 1994, the Company entered into an exclusive agreement, with a right of first refusal, with a computer company whereby certain computer hardware systems will be supplied by the equipment manufacturer through February 1999. In return for providing all computer systems required to operate and support Homework Helper and Electric Library, the supplier receives a certain percentage of the Company's revenue from subscriptions. During 1997, this agreement was converted into an eighteen month operating lease agreement.

            Other Agreements, continued:

      In 1992, certain shareholders entered into an agreement with the corporation that had been developing Homework Helper. This agreement provided for the assignment to the Company of all rights in and to Homework Helper in exchange for quarterly payments equal to 3% of the Company's revenue for a term of up to eight years, expiring in October 2000, with a maximum cumulative amount of $1,200,000. At the end of the eight-year term the difference between the aggregate amount paid, which amounted to $437,579 through December 31, 1998 and $1,200,000, may (unless paid by the Company at such time) be converted to equity at a discount of 20% of the then market rate.

      Separate agreements with two key officers provide for payment equal to 3.15% of the Company's net income, as defined in the agreements, commencing in 1998, and continuing until 2091. In 1998, an agreement with one of the officers was terminated. The remaining agreement provides for payment equal to 0.15% of the Company's net income.

            Marketing Agreement:

      The Company entered into a marketing agreement in March 1998, in which the Company has agreed to pay $4.0 million in placement fees, with $1,200,000 paid in 1998. In 1999, the payment schedule was revised as follows:
      $223,333 paid in March 1999 upon the execution of the amendment, monthly payments of $223,333 due March 1999 through July 1999, and $500,000 due in August 1999, November 1999, and February 2000. Included in accrued expenses is $133,333 as of December 31, 1998. The fees are being amortized on a straight-line basis since the launch of the service in May 1998, over the term of the two year agreement, with $1,333,333 expensed during 1998.

      The Company received $500,000 as consideration for limited exclusivity contained in a marketing agreement with a software company. A director of the Company was also a director of the licensee. During 1997, the period of exclusivity ended and the Company had no further obligation. Accordingly, the $500,000 was recognized as revenue in 1997.

            Leases:

      During 1997, the Company sold $766,504 of equipment purchased in the first half of 1997, at its net book value which approximated fair market value, to a lessor, and leased back the equipment. No gain or loss was recognized.

      The leases are classified as capital leases. The equipment has original lease terms ranging from 24 to 30 months, with a fair value purchase option at the end of each lease term and the leases are collateralized by substantially all the Company's property and equipment and receivables. Leased equipment is included in property and equipment (see Note 4).

            Leases, continued:

      The Company leases its facilities and certain other equipment under agreements classified as operating leases expiring through 2003. Future minimum payments as of December 31, 1998, by year and in the aggregate, under these noncancelable capital leases and operating leases for each fiscal year ended December 31 are as follows:

                                                     Capital     Operating
                                                      Leases       Leases
                                                     --------   ----------

             1999                                    $407,846   $1,853,983
             2000                                      49,644      871,158
             2001                                          --      313,016
             2002                                          --      149,791
             2003                                          --        8,917
             Thereafter                                    --           --
                                                     --------   ----------

             Total minimum lease payments             457,490   $3,196,865
                                                                ==========

             Amount representing interest              53,383
                                                       ------
             Present value of net minimum payments    404,107
             Current portion                          356,898
                                                     --------

            Long-term portion                        $ 47,209
                                                     ========

      Total rent expenses for all operating leases amounted to $669,000 in 1996, $1,549,000 in 1997, and $2,802,000 in 1998, respectively.

10.   Statements of Cash Flows:

      At December 31, 1998, included in accounts receivable and deferred revenue was approximately $1.8 million representing that portion of subscription revenue from agreements which have been billed, but not yet received or recognized as income.

      Additional paid in capital of $398,525 was recorded as of December 31, 1998 for the issuance of 125,000 shares of Class A Common Stock and the acceleration of vesting of 50,000 options to purchase Common Stock, respectively, pursuant to the agreement with the Company's former Chairman and CEO described in Note 8.

      Additional paid in capital of $261,000 was recorded as of December 31, 1998 related to the valuation of warrants issued in connection with a private placement of Series A Convertible Preferred Stock with a stated value of $1,000 per share (see Note 6). The Company recorded accretion of $48,000 on the Series A Convertible Preferred Stock.

11.   Subsequent Events:

      On February 11, 1999, the Company entered into a Securities Purchase Agreement with an investor under which it agreed to issue convertible debentures in the amount of $3,000,000 and warrants to purchase 522,449 shares of Class A Common Stock, no par value per share.

      The debentures bear interest at a rate of 7% and mature in August 2000. The debentures are convertible 90 days from February 11, 1999 into that number of shares of Common Stock of the Company equal to the principal amount of the debentures to be converted divided by $4.13, subject to adjustment pursuant to the terms of the debentures.

      The warrants may be exercised at any time during the five year period following their issuance at an exercise price of $5.97 per share, which is equal to 130% of the closing bid price of the Company's Common Stock on February 10, 1999. The warrants will be valued and accounted for as an additional discount to the debt.

                                INFONAUTICS, INC.
                 SCHEDULE II: VALUATION AND QUALIFYING ACCOUNTS

                 Column A                       Column B          Column C           Column D       Column E
-------------------------------------------    ----------   ----------------------  -----------  -------------
                                                                         Charged to
                                               Balance at    Charged to    Other
                                               beginning     costs and    accounts-  Deductions-   Balance at
               Description                     of period      expenses    describe    describe    end of period
-------------------------------------------   ------------   ----------  ----------  -----------  -------------
Valuation allowances for deferred tax asset

                 1998                          $15,221,000   $6,698,000      -            -        $21,919,000
                 1997                            8,905,000    6,316,000      -            -         15,221,000
                 1996                            4,292,000    4,613,000      -            -          8,905,000

Allowance for doubtful accounts

                 1998                          $    32,566   $   33,174      -            -        $    65,740
                 1997                               31,590       86,181      -        $ 85,205          32,566
                 1996                                -           48,799      -          17,209          31,590

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       INFONAUTICS, INC.


Date: March 30, 1999                   By: /s/ David Van Riper Morris
                                           ---------------------------
                                           David Van Riper Morris
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below in so signing also makes, constitutes and appoints David Van Riper Morris his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments to this report and in each case to file the same, with all exhibits thereto and other documents in connection therewith and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Name                               Capacity                       Date
----                               --------                       ----


/s/ David Van Riper Morris         Principal Executive Officer    March 30, 1999
------------------------------
David Van Riper Morris


/s/ Federica F. O'Brien            Principal Financial and        March 30, 1999
------------------------------     Accounting Officer
Federica F. O'Brien


/s/ Israel J. Melman               Director                       March 30, 1999
------------------------------
Israel J. Melman


/s/Howard L. Morgan                Director                       March 30, 1999
------------------------------
Howard L. Morgan


/s/Lloyd N. Morrisett              Director                       March 30, 1999
------------------------------
Lloyd N. Morrisett

/s/Barry Rubenstein                Director                       March 30, 1999
------------------------------
Barry Rubenstein


/s/Marvin I. Weinberger            Director                       March 30, 1999
------------------------------
Marvin I. Weinberger


/s/Lester Wunderman             Director                       March 30, 1999
------------------------------
Lester Wunderman


/s/Brian Segal                     Director                       March 30, 1999
------------------------------
Brian Segal

                                                                      EXHIBIT C


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                 Washington, DC

                                    FORM 10-Q


  X      QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND
-----    EXCHANGE ACT OF 1934

                  For the quarterly period ended June 30, 1999
                                                 --------------

                                          or

         TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
-----    EXCHANGE ACT OF 1934

        For the transition period from _____________ to ________________

                         Commission file number 0-28284


                                INFONAUTICS, INC.
             (exact name of registrant as specified in its charter)

             Pennsylvania                              23-2707366
             ------------                              ----------
     (State or other jurisdiction                  (I.R.S. Employer
     of incorporation or organization)             Identification No.)


                900 West Valley Road, Suite 1000, Wayne, Pa 19087
               --------------------------------------------------
                    (Address of principal executive offices)

                                 (610) 971-8840
                                 --------------
              (Registrant's telephone number, including area code)

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.       Yes X       No
                                                   -----      -----

    Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

                  Class                      Outstanding at June 30, 1999
                  -----                      -----------------------------
  Class A Common Stock, no par value                  11,594,616
  Class B Common Stock, no par value                     100,000

                                INFONAUTICS, INC.


                                      INDEX



                                                                                    Page Number
                                                                                    -----------

PART I:   FINANCIAL INFORMATION
  Item 1.    Financial Statements

    Consolidated Balance Sheets as of June 30,
      1999 (unaudited) and December 31, 1998 .....................................       3

    Consolidated Statements of Operations (unaudited) for the
      three months and six months ended June 30, 1999 and
      June 30, 1998...............................................................       4

    Consolidated Statements of Cash Flows (unaudited) for the
      six months ended June 30, 1999 and June 30, 1998............................       5

    Notes to Consolidated Financial Statements....................................       6-8


  Item 2.  Management's Discussion and Analysis of Financial
         Condition and Results of Operations......................................       9-16


  Item 3.  Quantitative and Qualitative Disclosures about Market Risk.............       17



PART II:  OTHER INFORMATION

  Item 2.  Changes in Securities..................................................       17

  Item 5.  Other Information......................................................       17

  Item 6.  Exhibits and Reports on Form 8-K.......................................       18


PART 1. FINANCIAL INFORMATION
Item 1. Financial Statements

                                                 INFONAUTICS, INC.

                                             CONSOLIDATED BALANCE SHEETS


                                                                                JUNE 30,         DECEMBER 31,
                                                                                  1999               1998
                                                                                  ----               ----
                                                                              (UNAUDITED)
ASSETS
Current assets:
    Cash and cash equivalents.........................................      $   1,576,583        $  3,267,811
    Receivables:
      Trade, less allowance for doubtful accounts
      of $90,340 in 1999 and $65,740 in 1998..........................          5,173,170           2,934,597
      Trade, assigned.................................................          1,916,376                  --
      Other...........................................................            176,346             305,121
    Prepaid royalties.................................................            208,529             397,849
    Prepaid expenses and other assets.................................            371,712             446,492
                                                                            --------------       -------------
           Total current assets.......................................          9,422,716           7,351,870
Property and equipment, net...........................................          2,318,680           2,572,617
Other assets..........................................................            224,922             267,885
                                                                            --------------       -------------
         Total assets.................................................      $  11,966,318        $ 10,192,372
                                                                            --------------       -------------
                                                                            --------------       -------------
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Notes payable, bank...............................................      $   1,533,101        $         --
    Current portion of obligations under capital lease................            319,538             356,898
    Accounts payable..................................................          1,330,981           1,929,598
    Accrued expenses..................................................          1,179,335           1,484,934
    Accrued royalties.................................................          1,759,110           1,334,669
    Deferred revenue..................................................          9,683,655           7,807,016
                                                                            --------------       -------------
         Total current liabilities....................................         15,805,720          12,913,115
Noncurrent portion of obligations under capital lease.................            121,759              47,209
Noncurrent portion of deferred revenue................................            953,802             530,256
Convertible debt......................................................          2,485,873                  --
                                                                            --------------       -------------

         Total liabilities............................................         19,367,154          13,490,580
                                                                            --------------       -------------
Commitments and contingencies

Shareholders' equity (deficit):
Series A Convertible Preferred Stock, no par value, 5,000 shares authorized, 0 and 283 shares issued and outstanding
    at June 30, 1999 and December 31, 1998............................                 --             258,483
Class A common stock, no par value; 25,000,000
     shares authorized; one vote per share; 11,594,616
     and 11,522,692 shares issued and outstanding at
     June 30, 1999 and December 31, 1998..............................                 --                  --
Class B common stock, no par value; 100,000 shares
     authorized, issued and outstanding...............................                 --                  --
Additional paid-in capital ...........................................         57,929,927          56,666,439
Deferred compensation ................................................            (62,500)           (125,000)
Accumulated deficit ..................................................        (65,268,263)        (60,098,130)
                                                                            --------------       ------------
         Total shareholders' equity (deficit) ........................         (7,400,836)         (3,298,208)
                                                                            --------------       ------------
         Total liabilities and shareholders' equity (deficit) ........      $  11,966,318        $ 10,192,372
                                                                            --------------       -------------
                                                                            --------------       -------------

 The accompanying notes are an integral part of these consolidated financial statements.


                                                  INFONAUTICS, INC.

                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                                    (UNAUDITED)


                                                              THREE MONTHS ENDED JUNE 30,         SIX MONTHS ENDED JUNE 30,
                                                              ---------------------------         -------------------------
                                                                  1999             1998             1999             1998
                                                                  ----             ----             ----             ----

Revenues     ...............................................   $  5,977,004     $  3,581,865     $ 11,208,032      $ 6,165,492
                                                               -------------    -------------    -------------     ------------
Costs and expenses:
     Cost of revenues.......................................      1,818,825        1,050,807        3,527,944        1,927,070
     Customer support expenses..............................        297,750          256,797          569,782          482,051
     Technical operations and development expenses..........      1,970,296        2,051,671        4,186,859        3,836,151
     Sales and marketing expenses...........................      3,020,682        3,932,495        5,825,234        6,893,041
     General and administrative expenses....................        817,572        1,100,542        1,569,146        2,618,451
                                                               -------------    -------------    -------------     ------------
          Total costs and expenses..........................      7,925,125        8,392,312       15,678,965       15,756,764
                                                               -------------    -------------    -------------     -----------
Loss from operations........................................     (1,948,121)      (4,810,447)      (4,470,933)      (9,591,272)
Interest income (expense), net..............................       (411,872)          35,791         (699,201)         144,601
                                                               -------------    -------------    -------------     ------------
          Net loss..........................................     (2,359,993)      (4,774,656)      (5,170,134)      (9,446,671)
Redemption of preferred stock in excess of carrying amount               --               --          (74,875)              --
                                                               -------------    -------------    -------------     ------------
Net loss attributable to common shareholders................    $(2,359,993)    $ (4,774,656)    $ (5,245,009)     $(9,446,671)
                                                               -------------    -------------    -------------     ------------
                                                               -------------    -------------    -------------     ------------
Loss per common share- basic and diluted....................   $       (.20)    $      (0.50)    $       (.45)     $     (0.99)
                                                               -------------    -------------    -------------     ------------
                                                               -------------    -------------    -------------     ------------
Weighted average shares
     outstanding- basic and diluted.........................     11,666,700        9,634,000       11,664,700        9,564,000
                                                               -------------    -------------    -------------     ------------
                                                               -------------    -------------    -------------     ------------



 The accompanying notes are an integral part of these consolidated financial statements.

                                                 INFONAUTICS, INC.

                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                    (UNAUDITED)


                                                                   SIX MONTHS ENDED JUNE 30,
                                                                     1999             1998
                                                                     ----             ----

Cash flows from operating activities:
  Net loss......................................................  $ (5,170,134)   $ (9,446,671)
  Adjustments to reconcile net loss to cash provided by (used in)
          operating activities:
       Depreciation and amortization............................       727,968         775,080
       Amortization of discount on debt.........................       573,820              --
       Accretion on convertible debt............................        80,625              --
       Provision for losses on accounts receivable..............       206,213          25,000
       Amortization of deferred compensation....................        62,500          62,501
       Severance and related costs..............................            --         398,525
       Changes in operating assets and liabilities:
          Receivables:
        Trade...................................................      (195,960)       (457,598)
        Other...................................................       (43,138)       (163,933)
      Prepaid and other assets..................................       307,063      (1,287,374)
      Accounts payable..........................................      (598,617)        192,429
      Accrued expenses..........................................      (305,599)        511,963
      Accrued royalties.........................................       424,441         249,370
      Deferred revenue..........................................    (1,693,104)        299,617
                                                                  -------------   -------------
            Net cash used in operating activities...............    (5,623,922)     (8,841,091)
                                                                  -------------   -------------
Cash flows from investing activities:
    Purchases of property and equipment.........................      (236,017)       (766,174)
    Purchases of short-term investments.........................            --      (7,284,487)
    Proceeds from maturity of short-term investments............            --      16,186,750
                                                                  -------------   -------------

            Net cash provided by (used in) investing activities.      (236,017)      8,136,089
                                                                  -------------   -------------
Cash flows from financing activities:
    Proceeds from borrowings under accounts receivable
         purchase agreement.....................................     1,790,596              --
    Repayments of borrowings under accounts receivable
         purchase agreement.....................................      (257,496)             --
    Net proceeds from issuance of common stock .................       169,792          45,499
    Repurchase of preferred stock...............................      (333,358)             --
    Proceeds from long term borrowings..........................     3,000,000              --
    Payments on capital lease obligations.......................      (200,823)       (165,702)
                                                                  -------------   -------------
            Net cash provided by (used in) financing activities.     4,168,711        (120,203)
                                                                  -------------   -------------
Net decrease in cash and cash  equivalents......................    (1,691,228)       (825,205)
Cash and cash equivalents, beginning of period..................     3,267,811       2,301,933
                                                                  -------------   -------------
Cash and cash equivalents, end of period........................  $  1,576,583    $  1,476,728
                                                                  -------------   -------------
                                                                  -------------   -------------



The accompanying notes are an integral part of these consolidated financial statements.

                                INFONAUTICS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. Basis of Presentation:

    The unaudited consolidated financial statements of Infonautics, Inc. (together with its subsidiaries, the "Company") presented herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission for quarterly reports on Form 10-Q. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. It is suggested that these financial statements be read in conjunction with the financial statements for the year ended December 31, 1998 and the notes thereto included in the Company's 1998 Annual Report on Form 10-K.

    The financial information in this report reflects, in the opinion of management, all adjustments of a normal recurring nature necessary to present fairly the results for the interim period. Quarterly operating results may not be indicative of results which would be expected for the full year.

2. Basic and Diluted EPS:

    The Company calculates earnings per share (EPS) in accordance with Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which requires public companies to present basic earnings per share and, if applicable, diluted earnings per share, instead of primary and fully diluted EPS. Basic EPS is a per share measure of an entity's performance computed by dividing income (loss) available to common stockholders (the numerator) by the weighted average number of common shares outstanding during the period (the denominator). Diluted earnings per share measures the entity's performance taking into consideration common shares outstanding (as computed under basic EPS) and dilutive potential common shares, such as stock options. However, entities with a net loss do not include common stock equivalents in the computation of diluted EPS, as the effect would be anti-dilutive.
         Basic and diluted EPS are equal, as common stock equivalents are not included as inclusion of such shares would have an anti-dilutive effect.

3. Related Party Transaction:

         The company expensed $172,000 which is due from a related party as bad debt in the three months ended June 30, 1999. The receivable had been included in other receivables at December 31, 1998. The net amount due to the Company arose pursuant to a 1998 agreement with the former Chairman of the Board, Chief Executive Officer and founder of the Company.
         The Company previously recognized severance and related expenses of approximately $500,000 in the first quarter of 1998 related to this agreement.

4. Supplemental Disclosure of Cash Flow Information:

         At June 30, 1999, included in accounts receivable and deferred revenue was approximately $5.8 million representing that portion of subscription revenue from long-term agreements which have been billed, but not yet received or recognized as income.
         Approximately $370,000 was recorded during the first six months ended June 30, 1999 as a discount for the issuance of convertible debt below market pursuant to the agreement described in Note 5. During the quarter ended June 30, 1999, the remaining $173,000 of this discount was amortized into interest expense. Interest expense of $53,000 was accrued on the convertible debt in the quarter ended June 30, 1999. The interest expense for the six months ended June 30, 1999 amounted to $81,000.
          Also, approximately $800,000 was recorded as of June 30, 1999 as an additional discount on debt related to the valuation of warrants issued in connection with the convertible debt. In the quarter ended June 30, 1999, $133,000 of this discount was amortized and recorded as interest expense. For the six months ended June 30, 1999, $204,000 of this additional discount was amortized as interest expense.
         In connection with the repurchase of 283 shares of Series A Convertible Preferred Stock described in Note 6, the Company charged additional paid in capital for approximately $75,000, which represents the excess of the redemption price over the Series A Preferred Stock accreted carrying value. The Company acquired $238,000 of equipment under capital lease during the six months ended June 30, 1999. Gross barter amounts of $179,000 are included in revenues and marketing expenses for the six months ended June 30, 1999.

5. Convertible Debentures:

          On February 11, 1999, the Company entered into a Securities Purchase Agreement with an investor under which it agreed to issue convertible debentures in the amount of $3,000,000 and warrants to purchase 522,449 shares of Class A Common Stock, no par value per share, of the Company.
         The debentures bear interest at a rate of 7% and mature on August 11, 2000. The Debentures became convertible after 90 days from February 11, 1999 into that number of shares of Common Stock of the Company equal to the principal amount of the debentures to be converted divided by $4.13, subject to adjustment pursuant to the terms of the debentures. In connection with this, a discount on convertible debt of approximately $370,000 was recorded upon the issuance. During the six months ended June 30, 1999, the entire $370,000 of this discount was amortized into interest expense.
         The warrants may be exercised at any time during the five year period following their issuance at an exercise price of $5.97 per share, which is equal to 130% of the closing bid price of the Company's Common Stock on February 10, 1999. In connection with the issuance of the warrants, the company recorded approximately $800,000 to additional paid in capital as an additional discount to the debt. This discount is being amortized ratably over the term of the debt which is eighteen months. Through June 30, 1999, $205,000 of this discount has been amortized.


6. Shareholders' Equity (Deficit):

         On February 11, 1999, the Company repurchased 283 shares of Series A Preferred Stock which were issued on July 22, 1998 for $333,358. The Company and the holder have agreed not to engage in additional financing under the July 1998 agreement. However, the two warrants, each for 100,000 shares of the Company's Class A Common Stock, under the July 1998 agreement remain in effect. The exercise price of the first warrant for 100,000 shares is $5.15 per share; the exercise price for the second warrant for 100,000 shares is $6.25. Both warrants have a five year term.


7. Commitments and Contingencies:

         Marketing Agreement:

         The Company entered into a marketing agreement in March 1998, in which the Company agreed to pay $4.0 million in placement fees, with $1,200,000 paid in 1998. In March 1999, the payment schedule was revised as follows: $223,333 paid in March 1999 upon the execution of the amendment, monthly payments of $223,333 due through July, 1999, and $500,000 due in August, 1999, November, 1999, and February, 2000. The fees are being amortized on a straight-line basis as of the launch in May 1998, over the term of the two year agreement, with $1,000,000 amortized during the six months ended June 30, 1999.

Included in accrued expenses as of June 30, 1999 is $249,000 resulting from this agreement.

         Equity Investment:

         In conjunction with the planned departure of the Company's Executive Vice President and Co-founder, the Company amended his employment agreement on June 17, 1999. The agreement provides for the Company to invest in the former Executive Vice President's new company as follows: $30,000 in July 1999, $50,000 in August 1999, $80,000 in September 1999, and $120,000 in October 1999
in return for an equity interest in the former employee's new company. The Executive Vice President terminated his employment on July 6, 1999.


8. Accounts receivable purchase line:

         The Company entered into an accounts receivable purchase agreement in May 1999, to sell its receivables to a bank, with recourse. Pursuant to the terms of the agreement the bank may purchase up to $3,000,000 of the Company's receivables. The bank will retain a reserve of at least 20% of any purchased receivable, refunding this amount when the receivable is collected. There is a 1.5% per month finance charge of the average daily account balance and the Company will pay a fee of .75% of each purchased receivable. This agreement is collateralized by substantially all the Company's assets and either party may cancel the agreement at any time. Advances made to the Company are repayable in full upon demand in the event of a default under the agreement. As of June 30, 1999, the Bank had made advances aggregating $1,533,000 against trade receivables with a face amount of $1,916,000.
         The Company has accounted for this transaction as a secured borrowing in accordance with FAS 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities."


9. Subsequent event:

         Agreement to form a new company:

         On July 8, 1999, Infonautics signed an agreement with Bell & Howell Company, and its wholly owned subsidiary, Bell and Howell Information and Learning Company(BHIL) to create a new, as-yet-to-be-named company that will combine both companies' complementary K-12 reference businesses.
         Infonautics will contribute its school and library Electric Library business and will receive 27 percent of the new company. BHIL will own the balance of the new entity and also will purchase Infonautics' e-commerce online archive business. In connection with the transaction, Infonautics will receive $22 million in cash. Infonautics will continue to develop and market its suite of Sleuth services. Infonautics will also retain rights to market Electric Library Personal Edition to end-users (subject to an option granted to BHIL to purchase the end-user business).
         The agreement is subject to shareholder approval.

Item 2.             Management's Discussion and Analysis
              of Financial Condition and Results of Operations

         This Report contains, in addition to historical information, forward-looking statements by the Company with regard to its expectations as to financial results and other aspects of its business that involve risks and uncertainties and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "should," "anticipate," "believe," "plan," "estimate," "expect" and "intend," and other similar expressions are intended to identify forward-looking statements. These include statements regarding the sufficiency of the Company's liquidity, including cash resources, capital and utilization of the accounts receivable purchase agreement, the number of subscribers, gross margins, current and future expenses, future revenues and shortfalls in revenues, contract pricing and pricing uncertainty, use of system resources and marketing effects, growth and expansion plans, sales and marketing plans, changes in number of sales personnel, capital expenditures, the effects of the AOL Agreement on the Company, Year 2000 readiness and expenses, seasonality, Electric Schoolhouse, and operating results, and the proposed joint venture. Such statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause such a difference include, but are not limited to, the risks set forth in the Company's filings with the Securities and Exchange Commission. The Company does not intend to update these cautionary statements or any forward-looking statements.

RECENT DEVELOPMENTS

         On July 8, 1999, the Company, Bell & Howell Company ("Bell & Howell") and its wholly owned subsidiary, Bell & Howell Information and Learning Company ("BHIL"), entered into a Master Transaction Agreement that provides for the formation and capitalization of a new company, the sale of the Company's online publishing business to BHIL and the granting by the Company of certain rights to the new company with respect to the Company's end-user business.

         The Company will contribute to the new company its assets and liabilities that relate exclusively to its Electric Library products and technology which are used in the educational market and the international market. However, the Company will not contribute certain assets that relate directly to the distribution of the Electric Library products and technology in the end-user market. In exchange for its contribution, the Company will receive a cash payment of $20 million and a 27% equity interest in the new company.

         BHIL will contribute to the new company $20 million in cash and the assets and liabilities of BHIL that relate exclusively to or arise from sales to public and private preschool, K-12 programs, teachers and administrators of such K-12 institutions and students and parents of students of such K-12 institutions who are targeted through such K-12 institutions for at home use ("K-12 Segment"). In exchange for its contribution, BHIL will receive a 73% equity interest in the new company. The new company will also perform certain services under customer contracts transferred to the new company by BHIL.

         Additionally, the Company will sell to BHIL, and BHIL will purchase from the Company, the assets and liabilities of the Company that relate exclusively to the Company's e-commerce online publishing markets and customers. In exchange for the Company's e-commerce online publishing business, BHIL will pay to the Company $2 million in cash.

         Infonautics will continue to develop and market its suite of Sleuth services. Infonautics will also retain rights to market Electric Library Personal Edition to end-users (subject to an option granted to BHIL to purchase the end-user business). There will be no change in the stock owned by Infonautics shareholders.

         The completion of the transaction is subject to certain conditions including shareholder approval and no assurance can be given that the new company will be formed.

         Even though there can be no assurance that the agreement will be finalized, the Company will incur costs and fees while working to complete the transaction and such costs will be expensed as incurred.


RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 1999 AS COMPARED TO THE THREE MONTHS ENDED JUNE 30, 1998, AND FOR THE SIX MONTHS ENDED JUNE 30, 1999 AS COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1998


REVENUES. Total revenues were $5,977,000 for the three months ended June 30, 1999, and $3,582,000 for the three months ended June 30, 1998. Total revenues were $11,208,000 for the six months ended June 30, 1999 compared to $6,165,000 for the six months ended June 30, 1998.

Educational revenues accounted for $3,042,000 or 51% of revenue for the three months ended June 30, 1999 and $1,462,000 or 41% of revenue for the three months ended June 30, 1998. Total educational revenues were $5,747,000 for the six months ended June 30, 1999 compared to $2,611,000 for the six months ended June 30, 1998. The Company had over 4,000 educational contracts at June 30, 1999, approximately 3,200 at December 31, 1998 and 2,400 at June 30, 1998. The 4,000 contracts cover approximately 17,000 institutions.

End-user revenue accounted for $2,154,000 or 36% of revenue for the three months ended June 30, 1999 and $1,138,000 or 32% of revenue for the three months ended June 30, 1998. Total end-user revenues were $3,921,000 for the six months ended June 30, 1999 compared to $2,178,000 for the six months ended June 30, 1998. The Company had more than 85,000 subscribers at June 30, 1999 compared to approximately 54,000 at June 30, 1998.

E-commerce online publishing (formerly content management and custom archive services) revenue was $192,000 or 3% of revenue in the three months ended June 30, 1999, compared to $216,000, or 6% of revenue in the three months ended June 30, 1998. Content management and custom archive services revenue was generated from primarily archive services. Revenue for the six months ended June 30, 1999 amounted to $415,000 as compared to $372,000 for the six months ended June 30, 1998. Revenue has increased as a result of the increase in the number of hosting and archive customers. The Company had 15 content management and custom archive customers at June 30, 1999 compared to 7 at June 30, 1998.

Extranet and intranet knowledge management services (IntelliBank) revenue was $22,000, or less than 1% of revenue in the three months ended June 30, 1999, compared to $648,000, or 18% of revenue for the three months ended June 30, 1998. Revenue was $137,000 and $831,000 for the six months ended June 30, 1999 and 1998 respectively. In the beginning of 1999, the Company announced that Intellibank services would no longer be sold by the Company, and all existing customer commitments would be serviced until the agreements expired. The Company expects no material revenues from Intellibank services after the three months ended June 30, 1999.

Company Sleuth revenues were $230,000, or 4% of revenues for the three months ended June 30, 1999, and $370,000, or 3% of revenues for the six months ended June 30, 1999. There were no Company Sleuth revenues for the three months or six months ended June 30, 1998. All Company Sleuth revenues consist of advertising revenues, approximately half of which comes from barter transactions from other internet content providers.

Other revenue was $337,000, or 6% of revenues for the three months ended June 30, 1999, and $118,000, or 3% of revenues for the three months ended June 30, 1998. For the six months ended June 30, 1999, other revenue amounted to $618,000 as compared to $174,000 in the six months ended June 30, 1998. Other revenue consists of international and reseller revenue. The increases in other revenue are a result of international sales arrangements with Korea and Australia.

COST OF REVENUES. The principal elements of the Company's cost of revenues are royalty and license fees paid to providers of content, hardware and software, as well as communication costs associated with the delivery of the online services. Cost of revenues was $1,819,000 for the three months ended June 30, 1999, as compared to $1,051,000 for the three months ended June 30, 1998. Cost of revenues as a percentage of revenue for the three months ended June 30, 1999 and 1998 was 30% and 29%, respectively. Cost of revenues were $3,528,000 and $1,927,000 for the six months ended June 30, 1999 and 1998, respectively. As a percentage of revenues, this amounted to 31% and 31%, respectively. The increase in cost of revenues for each period primarily reflects costs incurred to provide services to an increased number of users.

CUSTOMER SUPPORT. Customer support expenses consist primarily of costs associated with the staffing of professionals responsible for assisting users with technical and product issues and monitoring customer feedback. Customer support expenses were $298,000 for the three months ended June 30, 1999, compared to $257,000 for the three months ended June 30, 1998. As a percentage of revenue, customer support expenses for the second quarter were 5% in 1999 and 7% in 1998. Customer support expenses were $570,000 for the six months ended June 30, 1999, compared to $482,000 for the six months ended June 30, 1998. The absolute dollar increase in 1999 resulted primarily from the continuing need for the Company to provide additional support to its growing customer base. The customer support expenses, as a percentage of revenues, declined in 1999, as the staffing levels were able to support a greater number of users. The Company anticipates continuing to make increasing customer support expenditures as the Company provides service to an increased number of subscribers.

TECHNICAL OPERATIONS AND DEVELOPMENT. Technical operations and development expenses consist primarily of costs associated with maintaining the Company's service, data center operations, hardware expenses and data conversion costs as well as the design, programming, testing, documentation and support of the Company's new and existing software, services and databases. To date, all of the Company's costs for technical operations and development have been expensed as incurred. Technical development and operation expenses were $1,970,000 or 33% of total revenues for the three months ended June 30, 1999, compared to $2,052,000 or 57% of total revenues for the three months ended June 30, 1998. For the six months ended June 30, 1999 and 1998, the technical development and operations costs were $4,187,000 and $3,836,000, or 37% and 62% of total revenues, respectively. The absolute dollar change in technical operations and development expenses was largely due to the Company's shifting of resources, with a greater focus on product development and enhancements for the six month comparison, while for the second quarter of 1999 alone, this increase was offset by a decrease in costs to support Intellibank revenues and by general cost containment efforts. The level of technical operations and development expenses may continue to increase as the Company continues to make significant expenditures as it develops new and enhanced services and upgrades to the current services, but should decline as a percentage of sales, as revenues are expected to grow faster than technical operations and development expenditures. The Company's overall effort to increase the content available under its Electric Library service may result in an increase in data preparation costs, which to date have not been material. Data preparation costs are deferred and expensed over the minimum useful life of the content. The Company believes that a possible reduction of content or the increase in data preparation costs will not have a material adverse effect on the Company. However, there can be no assurance that there will be no material adverse effect on the Company.

SALES AND MARKETING. Sales and marketing costs consist primarily of costs related to compensation, attendance at conferences and trade shows, advertising, promotion and other marketing programs. Sales and marketing costs are expensed when incurred and revenue from sales is deferred over the term of the subscription or contract. Sales and marketing expenses were $3,021,000 for the three months ended June 30, 1999, compared to $3,932,000 for the three months ended June 30, 1998, representing a 23% decrease. As a percentage of revenue, sales and marketing costs were 51% and 110% for the three months ended June 30, 1999 and 1998, respectively. Sales and marketing costs were $5,825,000 and $6,893,000, or 52% and 112% of revenue, for the six months ended June 30, 1999 and 1998 respectively. The principal reasons for the decrease in absolute dollars was the Company's decision to decrease marketing efforts for certain products and services. The Company does not anticipate significantly increasing its sales force during 1999.

GENERAL AND ADMINISTRATIVE. General and administrative expenses consist primarily of expenses for administration, office operations, finance and general management activities, including legal, accounting and other professional fees. General and administrative expenses were $818,000 for the three months ended June 30, 1999, compared to $1,101,000 for the three months ended June 30, 1998. For the six months ended June 30, 1999, general and administrative expenses were $1,569,000, as compared to $2,618,000 for the six months ended June 30, 1998. Included in the six months ended June 30, 1998, was a one time charge of approximately $500,000 for separation and related costs in connection with the resignation of the former Chairman of the Board, Chief Executive Officer and founder of the Company. Additionally, the Company has reduced expenses related to headcount, investor relations, and other professional fees during 1999. The Company expects to incur significant professional fees in association with the work being performed on the Bell & Howell agreement. Such costs will be expensed as incurred.

INTEREST INCOME (EXPENSE), NET. The Company incurred net interest expense of $412,000 in the three months ended June 30, 1999, as compared to net interest income of $36,000 in the three months ended June 30, 1998. Approximately $172,000 of interest expense was incurred in the current quarter for the remaining amount of the discount for the issuance of convertible debt below market. Approximately $186,000 of interest expense was incurred for the amortization of the warrant valuation and 7% interest on the convertible debt. The remaining interest of $54,000 was for leases and the accounts receivable financing. The Company incurred net interest expense of $699,000 in the six months ended June 30, 1999, compared to net interest income of $145,000 for the six months ended June 30, 1998. This is due to the decrease in the amount of investments and the additional debt and related charges which were incurred in 1999. Interest expense in the third quarter of 1999 is expected to decrease as the discount for the issuance of convertible debt below market is fully amortized. The Company will continue to incur interest expense for the interest incurred on the convertible debt, the amortization of the warrant valuation, the utilization of the accounts receivable purchase line and leases.

INCOME TAXES. The Company has incurred net operating losses since inception and accordingly, has not recorded an income tax benefit for these losses.


LIQUIDITY AND CAPITAL RESOURCES

To date the Company has funded its operations and capital requirements through proceeds from the private sale of equity securities, its initial public offering, proceeds from the issuance of preferred stock and, to a lesser extent, operating leases. In February 1999, the Company also raised funds through issuance of convertible debt. During the second quarter, the Company has utilized the accounts receivable purchase agreement which it entered into in May 1999 to fund cash needs. The Company intends to continue to utilize this arrangement to minimize the effects of seasonality on the Company's cash collections during July and August 1999. For the next twelve months, the Company believes it will be able to fund its operations through existing cash and cash generated through operations, including utilizing proceeds from the accounts receivable purchase agreement.

The Company had cash, cash equivalents and investments of approximately $1,577,000 at June 30, 1999, as compared to $3,268,000 at December 31, 1998, a decrease of $1,691,000. The cash balance was fully funded by the related notes payable. The Company raised $3.0 million in February 1999 through convertible debt, to supplement its working capital. The Company monitors its cash and investment balances regularly and invests excess funds in short-term money market funds.

Working capital requirements are financed through a combination of internally generated cash flow from operating activities, which fluctuate significantly during the year due to the seasonal nature of the Company's business, managing terms with vendors and equity or accounts receivable financing.

The Company's liquidity and capital resources may be affected by a number of factors and risks (many of which are beyond the control of the Company), including, but not limited to, the availability of cash flows from operations, managing terms with vendors, and the availability of equity or working capital, each of which may fluctuate from time to time and are subject to change on short notice. If any such sources of liquidity were unavailable or substantially reduced, the Company would explore other sources of liquidity. There can be no assurance other sources of liquidity would be available or available on terms acceptable to the Company. The rate of use by the Company of its cash resources will depend, however, on numerous factors, including but not limited to the rate of increases in end-user and educational subscribers and online publishing contracts. The Company's current and future expense levels are based largely on the Company's estimates of future revenues and are to a certain extent fixed. The Company has recently decreased certain expenses, and may not be able to significantly decrease expenses further. Additionally, the Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. However, any projection of future cash needs and cash flows is subject to substantial uncertainty. If the cash and cash equivalents balance and cash generated by operations is insufficient to satisfy the Company's liquidity requirements, the Company may be required to sell additional debt or equity securities, or seek other financing. The sale of additional equity or debt securities, if available, could result in dilution to the Company's shareholders and an increase in interest expense. There can be no assurance, however, that the Company will be successful in such efforts or that additional funds will be available on acceptable terms, if at all. There can be no assurance that the bank will purchase any receivables offered under the accounts receivable purchase agreement. In the event the Company does not meet its expected cash flows and the efforts to raise financing are unsuccessful, this would have a material adverse effect on the Company.

The Company used cash in operations of approximately $5,624,000 for the six months ended June 30, 1999 compared with $8,841,000 for the comparable period in 1998. This decrease in cash used is primarily a result of a decrease in net loss of approximately $4.3 million.

Net cash used in investing activities was $236,000 for the six months ended June 30, 1999. This compares to cash provided by investing activities of $8,136,000 for the six months ended June 30, 1998. The cash provided in the six months ended June 30, 1998 is a result of investments maturing during the year which were not reinvested. Net cash used for capital expenditures was $236,000 and $766,000, respectively, for the six months ended June 30, 1999 and 1998. There was no cash provided by or used in investment purchases and proceeds for the six months ended June 30, 1999. Net cash provided by investment purchases and proceeds was $8,902,000, net, for the six months ended June 30, 1998.

The Company's principal commitments at June 30, 1999 consisted of commitments under royalty licenses and other agreements, as well as obligations under operating and capital leases. In connection with the America Online, Inc. (AOL) Agreement entered into during March 1998, the Company has agreed to pay AOL $4.0 million in placement fees. The Company paid $1.2 million to AOL in 1998. In March 1999, AOL and the Company amended the AOL Agreement to revise the payment schedule for placement fees. The Company paid $223,333 at execution of the amendment. The Company's revised payment terms require monthly payments of $223,333 through July 1999, and $500,000 due in August 1999, $500,000 in
November 1999, and $500,000 due in February 2000. Included in accrued liabilities is $249,000 as of June 30, 1999. In addition to the placement fees, AOL will receive additional fees based on a sliding scale of end-user revenues. There can be no assurance that this agreement will generate adequate revenues to cover the associated expenditures and any significant shortfall would have a material adverse effect on the Company. Additionally, the Company committed to invest $280,000 in a former employees new company as follows: $30,000 in July 1999, $50,000 in August 1999, $80,000 in September 1999, and $120,000 in October
1999 in return for an equity interest in the former employees new company.

Capital expenditures have been, and future expenditures are anticipated to be, primarily for facilities and equipment to support the expansion of the Company's operations and systems. The Company expects that its capital expenditures will increase as the number of Electric Library subscribers and archive hosting contracts increase. Although the Company anticipates that its planned purchases of capital equipment and leasehold improvements will require additional expenditures of less than $250,000 for 1999, there can be no guarantee the Company will obtain future lease financing. The Company does not anticipate that any Year 2000 issues will require any significant expenditures.

Net cash provided by financing activities was $4,169,000 in the six months ended June 30, 1999, compared to cash used in financing activities of $120,000 in the six months ended June 30, 1998. In February 1999, the Company raised an additional $3 million through the issuance of convertible debt. In May 1999, the company entered a receivable purchase agreement with a bank which provided a net amount of $1.5 million to the Company.

At June 30, 1999, the Company had available cash, cash equivalents and investments of approximately $1,577,000. The Company has a working capital deficiency of approximately $6,383,000. This working capital deficiency includes deferred revenue of $9,684,000. The Company will change its planned expenditures or take additional cost cutting measures, if its expected rate of revenue and subscriber growth is not achieved. If the cash and cash equivalents balance and cash generated by operations and utilization of the accounts receivable purchase line is insufficient to satisfy the Company's liquidity requirements, the Company may be required to sell additional debt or equity securities. The sale of additional equity or debt securities, if available, could result in dilution to the Company's shareholders and an increase in interest expense. There can be no assurance, however, that the Company will be successful in such efforts or that additional funds will be available on acceptable terms, if at all. In the event the Company does not meet its expected cash flows and the efforts to raise financing are unsuccessful this would have a material adverse effect on the Company.

YEAR 2000 COMPLIANCE

The Year 2000 problem arises because many currently installed computer systems and software programs accept only two-digit (rather than four-digit) entries to define the applicable year and as a result are not able to distinguish 21st century dates from 20th century dates. Commencing in the year 2000, this could result in a systems failure or miscalculations causing disruptions of operations, including, among other things, an inability to provide services, process transactions, send invoices or engage in similar normal business activities. The Company's review of its Year 2000 compliance covers the information technology systems used in the Company's operations ("IT Systems"), the Company's non-IT Systems, such as building security, voice mail and other systems and the computer hardware and software systems used by the Company's customers who use the Company's products and services ("Products"). The Company's Year 2000 compliance effort has already covered or will cover the following phases: (i) identification of all Products, IT Systems, and non-IT Systems; (ii) identification of and communication with the Company's significant suppliers, customers, vendors and business partners whose failure to remedy their own Year 2000 problems will affect the Company; (iii) assessment of repair or replacement requirements; (iv) repair or replacement; (v) testing; (vi) implementation; and (vii) creation of contingency plans in the event of Year 2000 failures. The project is being managed internally and the Company currently plans to complete its Year 2000 compliance, and have contingency plans developed, by the end of the third quarter of 1999, subject to the discussion below.

The Company has completed testing of all current versions of its core products and believes they are Year 2000 compliant, with the exceptions described below. The Company will continue testing to ensure that upgrades and updates to the products maintain compliance. The Company has obtained verification from substantially all third party vendors that their products are compliant, and is currently testing such compliance. Even so, the assessment of whether a system or device in which a Product is embedded will operate correctly for an end-user depends in large part on the Year 2000 compliance of the system or device's other components, many of which are supplied by parties other than the Company. The supplier of the Company's current financial and accounting software has informed the Company that a fully Year 2000 compliant version of such software is available. The Company is in the process of completing the implementation and testing of such financial and accounting software on its IT Systems and Products, and expects this testing and evaluation to be completed by September 1, 1999. The supplier of the Company's credit card processing services and related software has made certain contractual representations to the Company that the supplier will comply with all applicable Visa and MasterCard rules and regulations as they relate to credit card processing and Year 2000 compliance.

Further, the Company relies, both domestically and internationally, upon various vendors, governmental agencies, utility companies, telecommunications service companies, delivery service companies and other service providers who are outside of the Company's control. There is no assurance that such parties will not suffer a Year 2000 business disruption, which could have a material adverse effect on the Company's financial condition and results of operations.

To date, the Company has not incurred any material expenditures in connection with identifying or evaluating Year 2000 compliance issues. The cost to date of the Year 2000 compliance effort is approximately $250,000. The Company expects to incur up to an additional $350,000 in Year 2000 compliance related costs through the end of the year, which will include the cost of consultants. Most of its current expenses to date have related to the opportunity cost of time spent by employees of the Company evaluating prior and current versions of the Products, purchases of equipment and Year 2000 compliance matters generally. At this time, the Company has obtained verification from substantially all of its third party vendors that their products are compliant. The Company does not possess the information necessary to estimate the potential impact of Year 2000 compliance issues relating to its other IT-Systems, non-IT Systems, prior or current versions of its Products, its suppliers, its vendors, its business partners, its customers, and other parties. Such impact, including the effect of a Year 2000 business disruption, could have a material adverse effect on the Company's financial condition and results of operations.

The magnitude of the Company's Year 2000 problem (if any), the costs to complete its Year 2000 program and the dates on which the Company believes it will be Year 2000 compliant are based on management's best estimates and current knowledge. These estimates were derived using numerous assumptions, including, but not limited to, continued availability of resources and third party compliance plans. However, there can be no assurance that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the ability to identify and correct all Year 2000 impacted areas, the availability and cost of personnel, and the availability and cost of third party Year 2000 solutions.

The audit, analysis and assessment phase of the Company's Year 2000 compliance effort is based on numerous assumptions, one of the most significant of which has to do with the percentage of non-compliant systems and program code of all systems and program code. The Year 2000 compliance effort assumes that the percentage of non-compliant code will be consistent with general software industry practices, and as such, the Company plans to have all core lines of business systems compliant and contingency plans in place for all systems (compliant as well as non-compliant) by the end of the third quarter of 1999. The Company has revised its estimated compliance and contingency completion date based in part on meeting with and discussing Year 2000 issues with its key third party vendors later than originally expected. In addition, the Company spent additional time establishing a suitable test environment for its Year 2000 compliance efforts. Finally, any significant differences between the assumptions and actual percentage of non-compliant code will have an impact on the estimated completion date and the costs of the Year 2000 compliance effort.

The Company believes that the most current versions of its Products are Year 2000 compliant, with the exception of its e-commerce online publishing sites. The Company has successfully migrated an e-commerce online publishing site to a Year 2000 compliant platform, but the migration of the remaining sites is still to be completed. Currently, the Company expects to complete the migration of the remaining e-commerce online publishing sites by the beginning of the fourth quarter of 1999, and is dedicating resources to this project in order to meet this date. However, the Company has also developed a contingency plan for the remaining e-commerce online publishing sites in the event that they are not migrated to a Year 2000 compliant platform by October 31, 1999. The Company believes the cost to make the remaining e-commerce online publishing sites Year 2000 compliant, as well as to implement the contingency plan, if required, will not require any material expenditures or dedication of resources.

ELECTRIC SCHOOLHOUSE

In February 1998, the Company entered into an agreement with Marvin I. Weinberger, the former Chairman of the Board, Chief Executive Officer and founder of the Company, pursuant to which he resigned as Chairman and Chief Executive Officer of the Company to become the Chief Executive Officer of a newly formed company called Electric Schoolhouse, LLC that will pursue the Company's Electric Schoolhouse project. Performance of certain obligations under the February 1998 agreement remains to be completed, and the Company continues to attempt to finalize with Electric Schoolhouse, LLC performance of these obligations. These obligations include, for example, the Company's 10% equity interest in Electric Schoolhouse, LLC, which as a result of capital restructuring by Electric Schoolhouse, LLC may result in the Company owning less than a 10% equity interest, and the issuance by the Company of 125,000 shares of Class A Common Stock to Mr. Weinberger. In addition, under the February 1998 agreement, Electric Schoolhouse, LLC is obligated to repay the Company for certain expenses and costs. The Company is continuing to pursue collection of these amounts, repayment of which was originally due on September 30, 1998 under the February 1998 agreement and remains outstanding. The Company has expensed as bad debt the balance due from Electric Schoolhouse, LLC, approximately $172,000 which was owed to the Company.

SEASONALITY

The Company experiences certain elements of seasonality related to the annual school terms. A significant number of schools align their payments for the start of school timeframe. As a result, the Company expects seasonally strong cash collections in the third and fourth quarters. Additionally, new sales commitments, or bookings, tend to be slower when schools are not in session, primarily during the summer months.

Item 3.  Quantitative and Qualitative Disclosures About Market Risk

Not applicable.


PART II.      OTHER INFORMATION

Item 2.    Changes in Securities

         On February 11, 1999, the Company entered into a Securities Purchase Agreement with RGC International Investors, LDC ("RGC") under which it agreed to issue convertible debentures in the amount of $3,000,000 and warrants to purchase 522,449 shares of Class A Common Stock, no par value per share, of the Company. Additionally, on February 11, 1999, the Company repurchased 283 shares of Series A Preferred Stock from RGC, at a purchase price of $333,358, which were previously issued to RGC on July 22, 1998. The Company and RGC have agreed not to engage in additional financing under the July 1998 agreement.
         The debentures bear interest at a rate of 7% per annum commencing on February 11, 1999 and mature on August 11, 2000. The debentures became convertible after 90 days from the closing date into that number of shares of Class A Common Stock of the Company equal to the principal amount of the debentures to be converted divided by $4.13, subject to adjustment pursuant to the terms of the debentures.
         The warrants may be exercised at any time during the five year period following their issuance at an exercise price of $5.97 per share, which is equal to 130% of the closing bid price of the Company's Common Stock on February 10, 1999. The Company has registered under the Securities Act of 1933, as amended, the resale of the Common Stock to be issued upon conversion of the debentures or exercise of the warrants.


Item 5.    Other Information

         Effective January 31, 1999, the Company and Israel J. Melman, a director of the Company, mutually agreed to terminate his consulting agreement with the Company. The consulting agreement with Mr. Melman called for him to provide consulting services to the Company for a monthly consulting fee of $3,000. The consulting agreement was subsequently amended to provide for payment of the consulting fee in Company stock in lieu of cash. Upon the termination of Mr. Melman's consulting agreement, the Company paid Mr. Melman 3,918 shares of Class A Common Stock for the final six months of the consulting agreement.


Item 6.    Exhibits & Reports on Form 8-K

(a)  Exhibits:


        10.1 - Amendment to Employment Agreement between Joshua Kopelman and Infonautics, Inc. dated June 17, 1999.

        10.2 - Amendment to Agreement of Termination and Assignment dated October 30, 1992 between Telebase Systems, Inc. and Marvin Weinberger and Lawrence Husick and Bill of Sale dated April 19, 1993 between Infonautics, Inc. and Marvin Weinberger (incorporated by reference to Exhibit 10.15 to the Form S-1 Registration Statement).

        27.0 - Financial Data Schedule

(b) Reports on Form 8-K:

On June 1, 1999, the Registrant filed with the Securities and Exchange Commission a current report on Form 8-K reporting that at the Company's annual meeting of shareholders held on May 27, 1999, all the nominees for election as directors as set forth in the Proxy Statement dated April 12, 1999 were elected with the exception of Marvin I. Weinberger. On May 26, 1999, Mr. Weinberger resigned from the board of directors of the Company and, prior to the annual meeting, the board of directors of the Company reduced the size of the board by one member to a total of seven members.


SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       INFONAUTICS, INC.


Date: August 13, 1999                  /s/ David Van Riper Morris
                                       ----------------------------
                                       David Van Riper Morris
                                       Chief Executive Officer




Date: August 13, 1999                  /s/ Federica F. O'Brien
                                       ----------------------------
                                       Federica F. O'Brien
                                       Chief Financial Officer
                                       (Principal Financial
                                       and Accounting Officer)

[LETTERHEAD]                                                     EXHIBIT D



                                          July 8, 1999




Board of Directors
Infonautics, Inc.
900 West Valley Road, Suite 1000
Wayne, PA  19087-1830

Gentlemen:

         We understand that Infonautics, Inc., Infonautics Corporation (collectively, "Infonautics"), Bell & Howell Company, Bell & Howell Information & Learning Company (collectively, "Bell & Howell") and EDCO, Inc. ("EDCO") are considering entering into a Master Transaction Agreement with terms substantially as set forth in the draft dated July 8, 1999 (the "Transaction Agreement") proposing to effect a transaction as described in the Transaction Agreement and related documentation (the "Transaction").

         Pursuant to an engagement letter dated December 30, 1998, you have asked us to render our opinion as to the fairness of the Transaction from a financial point of view to the shareholders of Infonautics. In connection with such engagement, Allen & Company Incorporated ("Allen") will receive a fee upon consummation of the Transaction.

         Allen, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, formations of joint ventures, private placements and related financings, bankruptcy reorganizations and similar recapitalizations, negotiated underwritings, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes. From time to time in the ordinary course of its business as a broker-dealer, Allen may also hold positions and trade in securities of Infonautics, Inc.

         Our opinion as expressed herein reflects and gives effect to information concerning Infonautics which we acquired during the course of this assignment, including information provided by senior management in the course of a number of discussions. We have not, however, conducted an independent appraisal of Infonautics' assets, or independently verified the information concerning Infonautics' operations or other data which we have considered in our review, and for the purpose of expressing our opinion set forth herein, we have assumed that all such information is accurate, complete and current. To the extent we have been provided with budgetary or forecast information that may be forward looking, we have assumed that all such information has been prepared by management of Infonautics based upon good faith judgements as to future performance and best available information.

Board of Directors
Infonautics, Inc.
Page 2


         In arriving at our conclusion, we have considered, among other factors we deemed relevant, (i) the terms of the draft Transaction Agreement and related documentation (which prior to the delivery of this opinion has not been executed by the parties); (ii) the nature of the operations and financial history of Infonautics, including discussions with senior management of Infonautics of the business and prospects of Infonautics relating to, among other things, Infonautics' operating budget and financial outlook; (iii) the nature of the operations and financial history of the online information services business of Bell & Howell Information & Learning Company serving the K-12 and small public library marketplace, ("BHIL K-12", referred to in the Transaction Agreement as the "BHIL Contributed Business"), including discussions with senior management of Bell & Howell of the business and prospects of BHIL K-12 relating to, among other things, BHIL K-12's operating budget and financial outlook; (iv) Infonautics' filings with the Securities and Exchange Commission, including audited and unaudited financial statements for Infonautics; (v) the Board's familiarity with the regulatory implications of the Transaction; (vi) the historical trading information for the common stock of Infonautics; (vii) certain financial and stock market information for certain other companies in businesses related to those of Infonautics; and (viii) certain financial information relating to certain merger and acquisition transactions involving companies in businesses related to those of Infonautics. In addition to our review and analyses of the specific information set forth above, our opinion herein reflects and gives effect to our assessment of general economic, monetary, market and industry conditions existing as of the date hereof as they may affect the business and prospects of Infonautics.

         It is understood that this letter is for the information of the Board of Directors of Infonautics and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Infonautics with the Securities and Exchange Commission with respect to the Transaction.

         The opinion rendered herein does not constitute a recommendation to the Board or to shareholders of Infonautics as to whether to vote in favor of the Transaction.

         Based upon and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be received by Infonautics in connection with the Transaction is fair from a financial point of view.

                                                   Very truly yours,

                                                   ALLEN & COMPANY INCORPORATED




                                                   By:/s/Kim Wieland
                                                      -------------------------
                                                            Managing Director


                                                         [LOGO]

INFONAUTICS, INC.
900 West Valley Road, Suite 1000
Wayne, Pennsylvania  19087

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS




This Proxy is Solicited by the Board of Directors of Infonautics for the Special Meeting of Shareholders to be held on November 29, 1999, at 10:00 a.m. Local Time, at the Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, PA 19428.

The undersigned hereby appoints David Van Riper Morris and Gerard J. Lewis, Jr., and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares held of record by the undersigned in Infonautics, Inc., upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE IN ACCORD WITH THE DIRECTORS' RECOMMENDATIONS ON THE SUBJECTS LISTED ON THE REVERSE SIDE OF THIS CARD AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

IF YOU DO NOT SIGN AND RETURN A PROXY, OR ATTEND THE MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED, NOR YOUR INSTRUCTIONS FOLLOWED.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


--------------------------------------------------------------------------------
                             DETACH PROXY CARD HERE

Directors recommend a vote "FOR":

1. Approval of the proposal described in the accompanying Proxy Statement providing for:

         (i) the contribution to BHW/INFO/EDCO.COM LLC, a new company formed by Infonautics and Bell & Howell Information and Learning Company ("BHIL"), of the assets and liabilities of Infonautics that relate exclusively to the sales, marketing and distribution of its Electric Library service to schools and public libraries (but not including certain assets and liabilities that relate to the sales, marketing and distribution of the Electric Library service directly to end-users);

         (ii) the sale to BHIL of the assets and liabilities of Infonautics that relate exclusively to Infonautics' online publishing business; and

         (iii) the grant by Infonautics to BHIL of an option to purchase the assets and liabilities of Infonautics that relate to the sales, marketing and distribution of Infonautics' Electric Library service directly to end-users and the sale of those assets if BHIL exercises the option; and

         FOR  / /                     AGAINST  / /                 ABSTAIN  / /

2. Adoption and approval of an amendment to Infonautics' Amended and Restated 1996 Equity Compensation Plan increasing the authorized shares thereunder to 2,500,000; and

         FOR  / /                     AGAINST  / /                 ABSTAIN  / /

3. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.
--------------------------------------------------------------------------------

                                 Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

                                 DATE       ______________________________, 1999

                                 SIGNATURE
                                            ------------------------------------

                                 SIGNATURE
                                            ------------------------------------

                                 Votes must be indicated (x) in Black

-------------------------------------------------------------------------------
                             DETACH PROXY CARD HERE